                                                    FILED PURSUANT TO RULE 424B5
                                          REGISTRATION STATEMENT NO.: 333-121559

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 27, 2006)

                             [BANK OF AMERICA LOGO]

 BANC OF AMERICA FUNDING CORPORATION        BANC OF AMERICA FUNDING 2006-1 TRUST
               DEPOSITOR                               ISSUING ENTITY
BANK OF AMERICA, NATIONAL ASSOCIATION              WELLS FARGO BANK, N.A.
                  SPONSOR                            MASTER SERVICER

                                  $479,549,013
                                 (APPROXIMATE)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1
     PRINCIPAL AND/OR INTEREST PAYABLE MONTHLY, BEGINNING IN FEBRUARY 2006

--------------------------------------------------------------------------------

 YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-22 OF
 THIS PROSPECTUS SUPPLEMENT.

 Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

 The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

 This prospectus supplement may be used to offer and sell the Offered
 Certificates only if accompanied by the prospectus. Please read both documents carefully to understand the risks associated with these investments.

--------------------------------------------------------------------------------

THE ISSUING ENTITY WILL ISSUE--

o    Three groups consisting of thirty-five classes of Senior Certificates.

o    Two groups consisting of twelve classes of Subordinate Certificates, all of which are subordinated to, and provide credit enhancement for, the related classes of Senior Certificates. Each class of Subordinate Certificates is also subordinated to each class of Subordinate Certificates, if any, with a lower numerical class designation.

The classes of Offered Certificates are listed in the table on page S-5.

THE YIELD TO MATURITY OF THE INTEREST ONLY CERTIFICATES AND THE PRINCIPAL ONLY
CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON
CERTAIN MORTGAGE LOANS. IF YOU ARE PURCHASING PRINCIPAL ONLY CERTIFICATES YOU
SHOULD CONSIDER THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL
PAYMENTS ON SUCH MORTGAGE LOANS MAY RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN
YOUR EXPECTED YIELD. IF YOU ARE PURCHASING INTEREST ONLY CERTIFICATES YOU SHOULD
CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON
SUCH MORTGAGE LOANS MAY RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN YOUR
EXPECTED YIELD AND COULD RESULT IN A LOSS OF ALL OR PART OF YOUR INITIAL
INVESTMENT.

THE ASSETS OF THE TRUST WILL CONSIST PRIMARILY OF MORTGAGE LOANS--

o    Three loan groups acquired by the Sponsor, which is an affiliate of the
     Depositor and the Underwriter.

o    All of which are fixed-rate, fully-amortizing mortgage loans secured by first liens on one- to four-family properties.

o    All of which have original terms to maturity of approximately 20 to 30 years.

CREDIT ENHANCEMENT WILL CONSIST OF--

o    Subordination of the Subordinate Certificates to the related Senior
     Certificates for the distributions of principal and interest and the allocation of losses.

o    Subordination of Super Senior Support Certificates to the related Super
     Senior Certificates for the allocation of losses.

o    Cross-collateralization of certain loan groups and the related
     Certificates.

o    Amounts received pursuant to a yield maintenance agreement and deposited in a reserve fund will be used to make certain payments to the Class 1-A-20
     Certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offered certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the offered certificates is
January 31, 2006. Total proceeds to Banc of America Funding Corporation for the offered certificates will be approximately 98.747% of the initial principal balance of the offered certificates plus accrued interest, if applicable, before deducting expenses payable by the depositor.

                         BANC OF AMERICA SECURITIES LLC

                                January 30, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Mortgage Loans Paying Interest Only During the First Ten or Fifteen
      Years May Have a Higher Risk of Default or Rates of Prepayment....    S-22
   Inclusion of Mortgage Loans that Have Been Delinquent in the Past May
      Increase Risk of Loss.............................................    S-22
   The Rate of Principal Payments on the Mortgage Loans Will Affect the
      Yield on the Offered Certificates.................................    S-23
   Delinquencies and Losses on the Mortgage Loans Will Adversely Affect
      Your Yield........................................................    S-24
   Credit Scores May Not Accurately Predict the Likelihood of Default...    S-24
   Decrement and Sensitivity Tables Are Based Upon Assumptions and
      Models............................................................    S-25
   There Is a Risk that Interest Payments on the Mortgage Loans May Be
      Insufficient to Pay Interest on Your Certificates.................    S-25
   Certificates May Not Be Appropriate for Individual Investors.........    S-25
   Subordination of Super Senior Support and Subordinate Certificates
      Increases Risk of Loss............................................    S-26
   Class X-B Certificates Provide Subordination For Group 1 and
      Group 3...........................................................    S-27
   Limited Source of Payments - No Recourse to Depositor, Sponsor,
      Master Servicer, Servicers, Securities Administrator or Trustee...    S-27
   Limited Liquidity....................................................    S-28
   Geographic Concentration May Increase Risk of Loss Due to Adverse
      Economic Conditions or Natural Disaster...........................    S-28
   Recent Storms May Adversely Affect Holders of the Offered
      Certificates......................................................    S-28
   Residential Real Estate Values May Fluctuate and Adversely Affect
      Your Investment...................................................    S-29
   Rights of Beneficial Owners May Be Limited by Book-Entry System......    S-29
   The Recording of the Mortgages in the Name of MERS May Affect the
      Yield on the Certificates.........................................    S-30
   An Originator May Not Be Able to Repurchase Defective Mortgage
      Loans.............................................................    S-30
   Tax Consequences of Residual Certificate.............................    S-30
   United States Military Operations May Increase Risk of Relief Act
      Shortfalls........................................................    S-31
   Yield Maintenance Agreement is Subject to Counterparty Risk..........    S-31
   The Class 1-A-20 Certificates May Not Receive Amounts Expected from

                                       S-2

   Yield Considerations on the Class X-B-2, Class X-B-3, Class B-2 and

                                       S-3

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates and may differ from information in the prospectus.

     Information regarding certain entities that are not affiliates of the
Depositor has been provided in this prospectus supplement. See in particular
"Mortgage Loan Underwriting Standards--Wells Fargo Bank's Underwriting
Standards," "--RFC's Underwriting Standards," "--WAMU's Underwriting Standards,"
"The Originators--Wells Fargo Bank, N.A.," "--Residential Funding Corporation,"
"--Washington Mutual Bank," "Servicing of the Mortgage Loans--The Master
Servicer and Securities Administrator," "--The Servicers--Wells Fargo Bank's
Servicing Experience and Procedures," "--RFC's Servicing Experience and
Procedures" and "--WAMU's Servicing Experience and Procedures" in this prospectus supplement. The information contained in those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the Depositor.

     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the Underwriter.

     Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this prospectus supplement and the
"Table of Contents" in the prospectus provide the locations of these captions.

     The "Index to Defined Terms" beginning on page S-156 of this prospectus supplement and the "Index of Defined Terms" beginning on page 121 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

     Banc of America Funding Corporation's principal offices are located at 214
North Tryon Street, Charlotte, North Carolina 28255, and its phone number is
(704) 386-2400.

                                   ----------

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends,"
"anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                       S-4

                         THE SERIES 2006-1 CERTIFICATES

                                                                                                           INITIAL RATING OF
                          INITIAL       PASS-                                                                CERTIFICATE(3)
                           CLASS       THROUGH                                                             -----------------
        CLASS            BALANCE(1)      RATE            PRINCIPAL TYPE(2)            INTEREST TYPE(2)      MOODY'S    FITCH
--------------------   -------------   -------   --------------------------------   --------------------   --------   ------

OFFERED CERTIFICATES

Class 1-A-1.........    $ 12,759,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-2.........    $  3,320,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-3.........    $    579,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-4.........    $  4,342,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-5.........    $  2,000,000    5.500%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-6.........    $  2,000,000    6.000%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-7.........    $    118,000    5.750%    Senior, Planned Amortization II        Fixed Rate           Aaa       AAA
Class 1-A-8.........    $  1,057,000    5.750%    Senior, Planned Amortization II        Fixed Rate           Aaa       AAA
Class 1-A-9.........    $  1,000,000    5.750%    Senior, Planned Amortization II        Fixed Rate           Aaa       AAA
Class 1-A-10........    $ 18,759,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-11........    $  1,524,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-12........    $  3,701,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-13........    $  1,008,000    5.250%    Senior, Planned Amortization II        Fixed Rate           Aaa       AAA
Class 1-A-14........    $  1,008,000    6.250%    Senior, Planned Amortization II        Fixed Rate           Aaa       AAA
Class 1-A-15........    $    775,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-16........    $    775,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-17........    $    775,000    5.750%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-18........    $  3,000,000    5.500%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-19........    $  3,000,000    6.000%           Senior, Companion               Fixed Rate           Aaa       AAA
Class 1-A-20........    $ 28,000,000     (4)        Senior, Companion, Targeted         Floating Rate         Aaa       AAA
                                                 Amortization, Accretion Directed
Class 1-A-21........        (5)          (6)          Senior, Notional Amount         Inverse Floating
                                                                                     Rate, Interest Only      Aaa       AAA
Class 1-A-22........    $  2,621,000    5.750%           Senior, Companion           Accrual, Fixed Rate      Aaa       AAA
Class 1-A-23........    $ 50,178,000    5.750%    Senior, Planned Amortization I         Fixed Rate           Aaa       AAA
Class 1-A-24........    $  6,023,000    5.750%    Senior, Planned Amortization I         Fixed Rate           Aaa       AAA
Class 1-A-25........    $ 41,542,000    5.750%    Senior, Planned Amortization I         Fixed Rate           Aaa       AAA
Class 1-A-26........        (7)         5.750%     Senior, Planned Amortization     Fixed Rate, Interest      Aaa       AAA
                                                        I, Notional Amount                  Only
Class 1-A-27........    $ 27,041,000    5.500%    Senior, Planned Amortization I         Fixed Rate           Aaa       AAA
Class 1-A-28........    $ 35,000,000    5.300%    Senior, Planned Amortization I         Fixed Rate           Aaa       AAA
Class 2-A-1.........    $105,137,000    5.500%      Super Senior, Pass-Through           Fixed Rate           Aaa       AAA
Class 2-A-2.........    $  4,324,000    5.500%        Super Senior Support,              Fixed Rate           Aa1       AAA
                                                          Pass-Through
Class 3-A-1.........    $ 92,989,000    5.500%      Super Senior, Pass-Through           Fixed Rate           Aaa       AAA
Class 3-A-2.........    $  3,373,000    5.500%         Super Senior Support,             Fixed Rate           Aa1       AAA
                                                           Pass-Through
Class 3-A-R.........    $        100    5.500%          Senior, Sequential               Fixed Rate          None       AAA
Class X-IO..........        (8)          (8)             Senior, Component          Fixed Rate, Interest      Aaa       AAA
                                                                                            Only
Class X-PO..........        (9)          (9)             Senior, Component             Principal Only         Aaa       AAA
Class B-1...........    $  2,923,000    5.500%              Subordinated                 Fixed Rate          None       AA
Class B-2...........    $    687,000    5.500%              Subordinated                 Fixed Rate          None        A
Class B-3...........    $    344,000    5.500%              Subordinated                 Fixed Rate          None       BBB
Class X-B-1.........    $  7,535,000     (10)               Subordinated                Variable Rate        None       AA
Class X-B-2.........    $  2,021,000     (10)               Subordinated                Variable Rate        None        A
Class X-B-3.........    $  1,287,000     (10)               Subordinated                Variable Rate        None       BBB

COMPONENTS

Class X-IO:
Class 1-X-IO........       (11)         5.500%            Notional Amount           Fixed Rate, Interest      N/A       N/A
                                                                                            Only
Class 2-X-IO........       (11)         5.500%            Notional Amount           Fixed Rate, Interest      N/A       N/A
                                                                                            Only
Class 3-X-IO........       (11)         5.500%            Notional Amount           Fixed Rate, Interest      N/A       N/A
                                                                                            Only
Class X-PO:
Class 1-X-PO........    $  6,067,117     (12)               Ratio Strip                Principal Only         N/A       N/A
Class 2-X-PO........    $    614,964     (12)               Ratio Strip                Principal Only         N/A       N/A
Class 3-X-PO........    $    341,832     (12)               Ratio Strip                Principal Only         N/A       N/A

                                       S-5

                                                                                                           INITIAL RATING OF
                          INITIAL       PASS-                                                                CERTIFICATE(3)
                           CLASS       THROUGH                                                             -----------------
        CLASS            BALANCE(1)      RATE            PRINCIPAL TYPE(2)            INTEREST TYPE(2)      MOODY'S    FITCH
--------------------   -------------   -------   --------------------------------   --------------------   --------   ------

NON-OFFERED
CERTIFICATES

Class B-4...........      $229,000      5.500%             Subordinated                   Fixed Rate         None       BB
Class B-5...........      $172,000      5.500%             Subordinated                   Fixed Rate         None        B
Class B-6...........      $172,580      5.500%             Subordinated                   Fixed Rate         None      None
Class X-B-4.........      $735,000       (10)              Subordinated                 Variable Rate        None       BB
Class X-B-5.........      $551,000       (10)              Subordinated                 Variable Rate        None        B
Class X-B-6.........      $735,601       (10)              Subordinated                 Variable Rate        None      None

----------
(1)  Approximate. The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.

(2)  See "Description of the Certificates--Categories of Classes of
     Certificates" in the prospectus for a description of these principal and interest types and see "Description of the Certificates--Priority of
     Distributions" and "--Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3)  See "Certificate Ratings" in this prospectus supplement.

(4)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-20 Certificates at the rate of 5.390% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class
     1-A-20 Certificates at a per annum rate equal to (i) 0.900% plus (ii) the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits ("LIBOR") determined monthly as set forth in this prospectus supplement, subject to a minimum rate of 0.900% and a maximum rate of 5.750%. In addition, the Class 1-A-20 Certificates will be entitled to amounts received under a yield maintenance agreement. See
     "Description of the Certificates--Interest," "--LIBOR", "--The Yield
     Maintenance Agreement" and "--The Reserve Fund" in this prospectus supplement.

(5)  The Class 1-A-21 Certificates are Interest Only Certificates, have no class balance and will bear interest on their notional amount (initially approximately $28,000,000) as described in this prospectus supplement under
     "Description of the Certificates--Interest."

(6)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-21 Certificates at the rate of 0.360% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class
     1-A-21 Certificates at a per annum rate equal to (i) 4.850% minus (ii)
     LIBOR determined monthly as set forth in this prospectus supplement, subject to a minimum rate of 0.000% and a maximum rate of 4.850%. See
     "Description of the Certificates--LIBOR" and "--Interest" in this prospectus supplement.

(7)  The Class 1-A-26 Certificates are Interest Only Certificates, have no class balance and will bear interest on their notional amount (initially approximately $3,914,825) as described in this prospectus supplement under
     "Description of the Certificates--Interest."

(8)  The Class X-IO Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of three
     Components: the Class 1-X-IO, Class 2-X-IO and Class 3-X-IO Components. The
     Components of a class are not severable. The initial notional amount of the
     Class X-IO Certificates will be approximately $9,635,484.

(9)  The Class X-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of three
     Components: the Class 1-X-PO, Class 2-X-PO and Class 3-X-PO Components. The
     Components of a class are not severable. The initial class balance of the
     Class X-PO Certificates will be approximately $7,023,913.

(10) Interest will accrue on the Class X-B Certificates for each Distribution
     Date at a per annum rate equal to the weighted average (based on the Group
     Subordinate Amount for Loan Group 1 and Loan Group 3) of (i) with respect to Loan Group 1, 5.750% and (ii) with respect to Loan Group 3, 5.500%. For the initial Distribution Date in February 2006, this rate is expected to be approximately 5.68183% per annum.

(11) The Class 1-X-IO, Class 2-X-IO and Class 3-X-IO Components are Interest
     Only Components, have no component balance and will bear interest on their notional amounts (initially approximately $3,484,085, $3,237,156 and
     $2,914,243, respectively), as described in this prospectus supplement under
     "Description of Certificates--Interest."

(12) The Class 1-X-PO, Class 2-X-PO and Class 3-X-PO Components are Principal
     Only Components and will not be entitled to distributions in respect of interest.

                                       S-6

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

TITLE OF SERIES:            Banc of America Funding Corporation, Mortgage Pass-
                            through Certificates, Series 2006-1

DEPOSITOR:                  Banc of America Funding Corporation

ISSUING ENTITY:             Banc of America Funding 2006-1 Trust

SPONSOR:                    Bank of America, National Association

ORIGINATORS:                Bank of America, National Association, GMAC Mortgage
                            Corporation, National City Mortgage Co., PHH
                            Mortgage Corporation, Residential Funding
                            Corporation, SunTrust Mortgage, Inc., Washington
                            Mutual Bank and Wells Fargo Bank, N.A.

SERVICERS:                  Bank of America, National Association, GMAC Mortgage
                            Corporation, National City Mortgage Co., PHH
                            Mortgage Corporation, Residential Funding
                            Corporation (subserviced by its affiliate,
                            Homecomings Financial Network, Inc.), SunTrust
                            Mortgage, Inc., Washington Mutual Bank and Wells
                            Fargo Bank, N.A.

MASTER SERVICER:            Wells Fargo Bank, N.A.

SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

TRUSTEE:                    U.S. Bank National Association

DETERMINATION DATE:         The 16th day of each month in which a distribution
                            date occurs (or if not a business day, the
                            immediately preceding business day).

DISTRIBUTION DATE:          The 25th day of each month (or, if not a business
                            day, the next business day) beginning February 27,
                            2006.

CLOSING DATE:               On or about January 31, 2006.

CUT-OFF DATE:               January 1, 2006.

RECORD DATE:                The last business day of the month preceding a
                            distribution date.

                                   ----------

THE TRANSACTION PARTIES

     On the closing date the Sponsor will sell the Mortgage Loans to the
Depositor, which will in turn deposit them into a New York common law trust, which is the Issuing Entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, among the Depositor, the Master
Servicer, the Securities Administrator and the Trustee. The Master Servicer will monitor the servicing of the Mortgage Loans by each Servicer in accordance with the pooling and servicing agreement. The Securities Administrator will calculate distributions and other information regarding the Certificates.

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

     The transfers of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

                                  [FLOW CHART]

OFFERED CERTIFICATES

     A summary table of the initial class balances, principal types, pass-through rates, interest types and ratings of the Offered Certificates offered by this prospectus supplement is set forth on page S-5.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

     The certificates represent all of the beneficial ownership interest in the trust.

                   CLASSIFICATIONS OF CLASSES OF CERTIFICATES

Offered Certificates:            1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6,
                                 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12,
                                 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18,
                                 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23, 1-A-24,
                                 1-A-25, 1-A-26, 1-A-27, 1-A-28, 2-A-1, 2-A-2,
                                 3-A-1, 3-A-2, 3-A-R, X-IO, X-PO, B-1, B-2, B-3,
                                 X-B-1, X-B-2 and X-B-3

Non-Offered Certificates:        B-4, B-5, B-6, X-B-4, X-B-5 and X-B-6

Senior Certificates:             1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6,
                                 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12,
                                 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18,
                                 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23, 1-A-24,
                                 1-A-25, 1-A-26, 1-A-27, 1-A-28, 2-A-1, 2-A-2,
                                 3-A-1, 3-A-2, 3-A-R, X-IO and X-PO

Subordinate Certificates:        B-1, B-2, B-3, B-4, B-5, B-6, X-B-1, X-B-2,
                                 X-B-3, X-B-4, X-B-5 and X-B-6

Class B Certificates:            B-1, B-2, B-3, B-4, B-5 and B-6

Class X-B Certificates:          X-B-1, X-B-2, X-B-3, X-B-4, X-B-5 and X-B-6

Group 1 Senior Certificates      Classes: 1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5,
   and Components:               1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11,
                                 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17,
                                 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23,
                                 1-A-24, 1-A-25, 1-A-26, 1-A-27 and 1-A-28
                                 Components: 1-X-IO and 1-X-PO

Group 2 Senior Certificates      Classes: 2-A-1 and 2-A-2
   and Components:               Components: 2-X-IO and 2-X-PO

Group 3 Senior Certificates      Classes: 3-A-1, 3-A-2 and 3-A-R
   and Components:               Components: 3-X-IO and 3-X-PO

Component Certificates:          X-IO and X-PO

Components:                      1-X-IO, 2-X-IO, 3-X-IO, 1-X-PO, 2-X-PO and
                                 3-X-PO

PO Components:                   1-X-PO, 2-X-PO and 3-X-PO

IO Components:                   1-X-IO, 2-X-IO and 3-X-IO

Interest Only Certificates:      1-A-21, 1-A-26 and X-IO

PAC I Companion Certificates     1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6,
   or Companion Certificates:    1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12,
                                 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18,
                                 1-A-19, 1-A-20 and 1-A-22

PAC II Companion Certificates:   1-A-10, 1-A-11, 1-A-12, 1-A-15, 1-A-16, 1-A-17,
                                 1-A-18, 1-A-19

TAC Companion Certificates:      1-A-22

Floating Rate Certificates:      1-A-20

Inverse Floating Rate            1-A-21
   Certificates:

PAC Certificates:                PAC Group I and PAC Group II

PAC Group I:                     1-A-23, 1-A-24, 1-A-25, 1-A-27 and 1-A-28

PAC Group II:                    1-A-7, 1-A-8, 1-A-9, 1-A-13 and 1-A-14

TAC Certificates:                1-A-20

Accretion Directed               1-A-20
   Certificates:

Accrual Certificates:            1-A-22

Principal Only Certificates:     X-PO

Super Senior Certificates:       2-A-1 and 3-A-1

Super Senior Support             2-A-2 and 3-A-2
   Certificates:

Residual Certificate:            3-A-R

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

     The senior certificates and components specified in the table above are divided into three groups (each, a "GROUP"). The Group 1 Senior Certificates and
Components form "GROUP 1," the Group 2 Senior Certificates and Components form
"GROUP 2" and the Group 3 Senior Certificates and Components form "GROUP 3."
Because of provisions relating to cross-collateralization, Group 1 and Group 3 may be referred to collectively as the "CROSSED GROUP." The Class B Certificates
are subordinate to, and provide credit enhancement for Group 2. The Class X-B
Certificates are subordinate to, and provide credit enhancement for, Group 1 and
Group 3.

     Except to the extent of cross-collateralization payments and payments of
Class PO Deferred Amounts described herein, the Group 1 Senior Certificates and
Components will represent interests solely in the Group 1 Mortgage Loans, the
Group 2 Senior Certificates and Components will represent interests solely in the Group 2 Mortgage Loans and the Group 3 Senior Certificates and Components
will represent interests solely in the Group 3 Mortgage Loans. The Class B
Certificates will represent interests solely in the Group 2 Mortgage Loans. The
Class X-B Certificates will represent interests in the Group 1 Mortgage Loans and the Group 3 Mortgage Loans.

     Only the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class
X-B-1, Class X-B-2 and Class X-B-3 certificates are offered by this prospectus supplement.

     The Class B-4, Class B-5, Class B-6, Class X-B-4, Class X-B-5 and Class
X-B-6 certificates are not offered by this prospectus supplement.

     The Class B Certificates are subordinated to the Senior Certificates of
Group 2 for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 2, and the Class B Certificates with higher numerical class designations are subordinated to the Class B Certificates with lower numerical class designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 2.
The Class X-B Certificates are subordinated to the Senior Certificates of Group
1 and Group 3 for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 1 and Loan Group 3, and the Class X-B
Certificates with higher numerical class designations are subordinated to the
Class X-B Certificates with lower numerical class designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in
Loan Group 1 and Loan Group 3.

     Information provided about non-offered certificates is included in this prospectus supplement to aid your understanding of the offered certificates.

MORTGAGE POOL

     The "MORTGAGE POOL" will consist of three loan groups ("LOAN GROUP 1,"
"LOAN GROUP 2," LOAN GROUP 3" and each a "LOAN GROUP") of fixed-rate, conventional, fully-amortizing mortgage loans (the "GROUP 1 MORTGAGE LOANS," the
"GROUP 2 MORTGAGE LOANS," and the "GROUP 3 MORTGAGE LOANS" and collectively, the
"MORTGAGE LOANS") secured by first liens on one- to four-family properties. The
Group 1 Mortgage Loans and Group 3 Mortgage Loans are referred to in the aggregate as the "CROSSED GROUP MORTGAGE LOANS."

     The Mortgage Loans were originated or acquired by Bank of America, National
Association ("BANK OF AMERICA"), GMAC Mortgage Corporation ("GMACM"), National
City Mortgage Co. ("NATIONAL CITY MORTGAGE"), PHH Mortgage Corporation ("PHH
MORTGAGE"), Residential Funding Corporation ("RFC"), SunTrust Mortgage, Inc.
("SUNTRUST MORTGAGE"), Washington Mutual Bank ("WAMU") and Wells Fargo Bank,
N.A. ("WELLS FARGO BANK" and collectively with Bank of America, GMACM, National
City Mortgage, PHH Mortgage, RFC, SunTrust Mortgage and WAMU, the
"ORIGINATORS"). The percentage of the Mortgage Loans in each Loan Group and in the Mortgage Pool that were originated by each of the Originators is set forth in the table under "The Mortgage Pool" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

     The depositor expects the Mortgage Loans to have the following approximate characteristics:

            SELECTED GROUP 1 MORTGAGE LOAN DATA AS OF JANUARY 1, 2006

                                                  RANGE OR TOTAL         WEIGHTED AVERAGE
                                           ---------------------------   ----------------

Number of Mortgage Loans                               438                      --
Aggregate Unpaid Principal Balance               $267,328,659.15                --
Unpaid Principal Balance                   $80,170.81 to $3,490,684.80    $610,339.40(1)
Interest Rates                                   5.000% to 7.000%             5.945%
Servicing Fee Rate                              0.2500% to 0.3300%            0.2542%
Remaining Terms to Stated Maturity              227 to 359 months           356 months
Original Terms                                  240 to 360 months           359 months
Loan Age                                          1 to 13 months             3 months
Original Loan-to-Value Ratio                     20.53% to 90.00%             66.68%
Debt-to-Income Ratio                             2.67% to 78.20%              36.41%
Credit Scores                                       620 to 808                  742
Latest Maturity Date                             December 1, 2035
Geographic Concentration of Mortgaged
   Properties in Excess of 5% of the
   Aggregate Unpaid Principal Balance:
      California                                      44.72%                    --
      New York                                        11.67%
      Washington                                      5.23%                     --
Maximum Single Zip Code Concentration(2)              1.94%                     --

(1)  The balance shown is the average unpaid principal balance of the Group 1
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 1 Mortgage
     Loans.

            SELECTED GROUP 2 MORTGAGE LOAN DATA AS OF JANUARY 1, 2006

                                                 RANGE OR TOTAL          WEIGHTED AVERAGE
                                           ---------------------------   ----------------

Number of Mortgage Loans                               232                     --
Aggregate Unpaid Principal Balance               $114,603,543.86               --
Unpaid Principal Balance                   $84,900.00 to $1,449,489.80    $493,980.79(1)
Interest Rates                                  5.250% to 6.500%              5.910%
Servicing Fee Rate                             0.2500% to 0.3300%            0.2838%
Remaining Terms to Stated Maturity              352 to 359 months           357 months
Original Terms                                     360 months                  --
Loan Age                                          1 to 8 months              3 months
Original Loan-to-Value Ratio                    23.86% to 95.00%              70.98%
Debt-to-Income Ratio                            10.37% to 66.90%              38.15%
Credit Scores                                      662 to 816                  744
Latest Maturity Date                            December 1, 2035
Geographic Concentration of Mortgaged
   Properties in Excess of 5% of the
   Aggregate Unpaid Principal Balance:
      Virginia                                       25.82%                      --
      California                                     25.75%                      --
      Maryland                                       10.99%                      --
      Washington                                      5.28%                      --
Maximum Single Zip Code Concentration(2)              4.16%                      --

(1)  The balance shown is the average unpaid principal balance of the Group 2
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 2 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

            SELECTED GROUP 3 MORTGAGE LOAN DATA AS OF JANUARY 1, 2006

                                                 RANGE OR TOTAL          WEIGHTED AVERAGE
                                           ---------------------------   ----------------

Number of Mortgage Loans                               229                     --
Aggregate Unpaid Principal Balance               $100,211,992.04               --
Unpaid Principal Balance                   $97,000.00 to $1,100,000.00    $437,606.95(1)
Interest Rates                                  5.375% to 6.250%              5.891%
Servicing Fee Rate                                   0.2500%                   --
Remaining Terms to Stated Maturity              351 to 359 months           357 months
Original Terms                                     360 months                  --
Loan Age                                          1 to 9 months              3 months
Original Loan-to-Value Ratio                    24.17% to 95.00%              68.94%
Debt-to-Income Ratio                             9.56% to 63.79%              37.34%
Credit Scores                                      652 to 816                  744
Latest Maturity Date                            December 1, 2035
Geographic Concentration of Mortgaged
   Properties in Excess of 5% of the
   Aggregate Unpaid Principal Balance:
      California                                     45.48%                    --
      Virginia                                        9.55%                    --
Maximum Single Zip Code Concentration(2)              1.58%                    --

(1)  The balance shown is the average unpaid principal balance of the Group 3
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 3 Mortgage
     Loans.

         SELECTED CROSSED GROUP MORTGAGE LOAN DATA AS OF JANUARY 1, 2006

                                                 RANGE OR TOTAL          WEIGHTED AVERAGE
                                           ---------------------------   ----------------

Number of Mortgage Loans                               667                     --
Aggregate Unpaid Principal Balance               $367,540,651.19               --
Unpaid Principal Balance                   $80,170.81 to $3,490,684.80    $551,035.46(1)
Interest Rates                                  5.000% to 7.000%              5.931%
Servicing Fee Rate                             0.2500% to 0.3300%            0.2531%
Remaining Terms to Stated Maturity              227 to 359 months           356 months
Original Terms                                  240 to 360 months           359 months
Loan Age                                         1 to 13 months              3 months
Original Loan-to-Value Ratio                    20.53% to 95.00%              67.30%
Debt-to-Income Ratio                             2.67% to 78.20%              36.66%
Credit Scores                                      620 to 816                  742
Latest Maturity Date                            December 1, 2035
Geographic Concentration of Mortgaged
   Properties in Excess of 5% of the
   Aggregate Unpaid Principal Balance:
      California                                     44.92%                    --
      New York                                        9.05%                    --
      Virginia                                        5.83%
Maximum Single Zip Code Concentration(2)              1.41%                    --

(1)  The balance shown is the average unpaid principal balance of the Crossed
     Group Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Crossed Group
     Mortgage Loans.

     The characteristics of the Loan Groups and the Crossed Group may change because:

          o    Prior to the issuance of the certificates, the depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group
               prior to the Closing Date.

          o    After the issuance of the Certificates, Mortgage Loans in a Loan
               Group may be removed from the trust because of repurchases by the
               Depositor, the Sponsor or an Originator, as applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the Closing Date, the Depositor, the Sponsor or an Originator may make substitutions for these
               Mortgage Loans.

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

     See "The Pooling and Servicing Agreement and the Servicing
Agreements--Repurchases of Mortgage Loans" in this prospectus supplement for a discussion of the circumstances under which the Depositor, the Sponsor or an
Originator may be required to repurchase or substitute for Mortgage Loans. These removals and/or substitutions may result in changes in the Loan Group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

     Additional information on the Mortgage Pool appears under "The Mortgage
Pool" in this prospectus supplement, and information regarding repurchases and substitutions of the Mortgage Loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "Reports to
Certificateholders" in this prospectus supplement.

SERVICING FEES

     The servicing fees for the Mortgage Loans shown in the table below are payable out of the interest payments on the Mortgage Loans, prior to any payments to the Securities Administrator or distributions to certificateholders.
In addition to the servicing fees, each Servicer (or subservicer) will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges, (ii) net income from investment of funds in the related Servicer custodial account and (iii) any profits from the liquidation of
Mortgage Loans. The Master Servicer will be entitled to receive net income from the investment of funds in the master servicer custodial account. See "The
Pooling and Servicing Agreement and the Servicing Agreements--Compensation and
Payment of Expenses of the Transaction Parties" in this prospectus supplement for more information about fees and expenses of each Servicer.

                               SERVICING FEE RATES

                                                                    RATE
FEE                                                              (PER ANNUM)
---                                                           ------------------
Servicing Fee Rate for each Servicer (other than RFC)......         0.2500%
Servicing Fee Rate for RFC*................................   0.3000% or 0.3300%

----------
* 0.08% of this fee is allocable to RFC, with the balance allocable to its affiliated subservicer, Homecomings Financial Network, Inc. ("HOMECOMINGS").

OPTIONAL TERMINATION

     At its option, the Master Servicer may purchase all remaining Mortgage
Loans in the trust on any Distribution Date on which the stated principal balance of the Mortgage Pool is less than 1% of the stated principal balance of the Mortgage Pool as of the Cut-off Date.

     See "The Pooling and Servicing Agreement and the Servicing
Agreements--Termination; Repurchase of Mortgage Loans and Mortgage Certificates"
in the prospectus.

     IF THE MASTER SERVICER EXERCISES ITS RIGHT TO REPURCHASE ALL OF THE
MORTGAGE LOANS, THE CERTIFICATES OUTSTANDING AT THAT TIME WILL BE RETIRED
EARLIER THAN WOULD OTHERWISE BE THE CASE.

     See "Payment and Yield Considerations" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date for the Offered Certificates will be the distribution date in January 2036. The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the final scheduled distribution date.

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

DENOMINATIONS AND FORM

     The Offered Certificates (other than the Class 3-A-R Certificate) will be issuable in book-entry form only. The Class 3-A-R Certificate will be issued in definitive, fully-registered form. The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                                ORIGINAL          MINIMUM     INCREMENTAL
CLASS                                                       CERTIFICATE FORM   DENOMINATION   DENOMINATION
-----                                                       ----------------   ------------   ------------

Senior Certificates (other than Class 3-A-R).............      Book-Entry        $    1,000         $1
Class 3-A-R..............................................      Definitive        $      100        N/A
Class 1-A-21.............................................      Book-Entry        $1,000,000        N/A
Class 1-A-26.............................................      Book-Entry        $1,000,000        N/A
Class X-IO...............................................      Book-Entry        $1,000,000         $1
Classes X-PO, B-1, B-2, B-3, X-B-1, X-B-2 and X-B-3......      Book-Entry        $   25,000         $1

PRIORITY OF DISTRIBUTIONS

     Distributions on (i) the Senior Certificates of each Group will be made on each Distribution Date from the Pool Distribution Amount for the related Loan
Group, (ii) to the Class B Certificates will be made on each Distribution Date from the Pool Distribution Amount for Loan Group 2 and (iii) to the Class X-B
Certificates will be made on each Distribution Date from the Pool Distribution
Amounts for Loan Group 1 and Loan Group 3, in the following order of priority:

              --------------------------------------------------
                     first, to the Senior Certificates and
                  Component of the Group entitled to receive
                distributions of interest, as set forth in this
                prospectus supplement under "Description of the
                   Certificates--Interest," to pay interest;
              --------------------------------------------------

                            [DOWNWARD ARROW OMITTED]

              --------------------------------------------------
                    second, to the Senior Certificates and
                  Component of the Group entitled to receive
               distributions of principal, as set forth in this
                prospectus supplement under "Description of the
                  Certificates--Principal," to pay principal;
              --------------------------------------------------

                            [DOWNWARD ARROW OMITTED]

              --------------------------------------------------
                 third, in the case of Group 2, to each class
              of Class B Certificates, first to pay interest and
                then to pay principal in the order of numerical
               class designations, beginning with the Class B-1
              Certificates and in the case of the Crossed Group,
              to each class of Class X-B Certificates, first to
                 pay interest and then to pay principal in the
               order of numerical class designations, beginning
                    with the Class X-B-1 Certificates; and
              --------------------------------------------------

                            [DOWNWARD ARROW OMITTED]

              --------------------------------------------------
                  fourth, to the Class 3-A-R Certificate, any
                              remaining amounts.
              --------------------------------------------------

     All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of
Certificates--Interest" and "--Principal."

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

     Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the Class X-B Certificates may be made on the Senior Certificates of Group 1 or Group 3 and the IO Components of
such Groups. See "Description of the Certificates--Cross-Collateralization" and
"--Allocation of Losses" in this prospectus supplement.

     The source of the distributions to certificateholders is more fully described under "Description of the Certificates--Pool Distribution Amount" in
this prospectus supplement. The amount of interest and principal distributions on each class of Certificates is more fully described under "Description of the
Certificates--Interest" and "--Principal" in this prospectus supplement.

INTEREST DISTRIBUTIONS

     The amount of interest that will accrue on each interest-bearing class of
Offered Certificates or, in the case of the Class X-IO Certificates, each applicable Component, during each interest accrual period is equal to:

          o    one-twelfth of the pass-through rate for such class or Component
               (as set forth or described beginning on page S-5) multiplied by the class balance or notional amount of such class or Component immediately prior to the related Distribution Date, minus

          o    the amount allocated to such class or Component of certain interest shortfalls arising from the timing of prepayments on the
               Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to such class or Component, as described under "Description of the
               Certificates--Interest" and "The Pooling and Servicing Agreement
               and the Servicing Agreements--Compensating Interest" in this prospectus supplement.

     The Class X-PO Certificates are principal only certificates and will not be entitled to distributions of interest.

     See "Description of the Certificates--Distributions" and "-- Interest" in
this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

     On each Distribution Date, principal distributions to the Certificates will be made in the order and priority described under "Description of the
Certificates--Principal" in this prospectus supplement.

     The Class 1-A-21, Class 1-A-26 and Class X-IO Certificates are interest only certificates and are not entitled to distributions of principal.

     See "Description of Certificates--Principal" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

CREDIT SUPPORT

     Subordination

     Credit support for the Offered Certificates and Components of each Group is provided by subordination as follows:

    SUBORDINATION OF                                       SUBORDINATION OF
        CLASS B                                               CLASS X-B
    CERTIFICATES(1)                                        CERTIFICATES(1)

------------------------                              -------------------------
 Senior Certificates of                                Senior Certificates of
         Group 2                Priority of             Group 1 and Group 3
 (Credit Support 3.95%)           Payment              (Credit Support 3.50%)
------------------------ [DOWNWARD ARROW OMITTED]     -------------------------
        Class B-1                                           Class X-B-1
 (Credit Support 1.40%)                                (Credit Support 1.45%)
------------------------                              -------------------------
        Class B-2                                           Class X-B-2
 (Credit Support 0.80%)                                (Credit Support 0.90%)
------------------------                              -------------------------
        Class B-3                                           Class X-B-3
 (Credit Support 0.50%)                                (Credit Support 0.55%)
------------------------                              -------------------------
        Class B-4                                           Class X-B-4
 (Credit Support 0.30%)                                (Credit Support 0.35%)
------------------------                              -------------------------
        Class B-5                                           Class X-B-5
 (Credit Support 0.15%)                                (Credit Support 0.20%)
------------------------       [UPWARD ARROW OMITTED] -------------------------
        Class B-6                     Order of              Class X-B-6
 (Credit Support 0.00%)                 Loss           (Credit Support 0.00%)
                                     Allocation
------------------------                              -------------------------

----------
(1)  The credit support percentages set forth in this chart show the initial aggregate class balance of the classes of certificates subordinate to each related class as a percentage of the aggregate principal balance of, in the case of the Class B Certificates, the Group 2 Mortgage Loans and, in the
     case of the Class X-B Certificates, the Crossed Group Mortgage Loans as of
     the cut-off date.

     See "Description of the Certificates--Priority of Distributions" and
"--Allocation of Losses" in this prospectus supplement.

     Under certain circumstances, certain principal payments on the Group 1
Mortgage Loans or the Group 3 Mortgage Loans otherwise distributable to the
Class X-B Certificates may be allocated to the Senior Certificates and IO
Components Group, as discussed in "Description of the
Certificates--Cross-Collateralization" in this prospectus supplement.

     Super Senior Support Certificates

     After the Subordinate Certificates related to a Group or Crossed Group, as applicable, are no longer outstanding, any principal losses allocated to a related class of the Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, for so long as such Super Senior
Support Certificates are outstanding.

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

     Shifting Interest in Prepayments

     Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentage of all principal prepayments and certain liquidation proceeds on the Mortgage Loans in a Loan Group to the Senior
Certificates of the related Group for the first five years after the closing date and a disproportionately greater allocation of prepayments to those Senior
Certificates over the following four years following the closing date. This disproportionate allocation of such prepayments and related liquidation proceeds will accelerate the amortization of those Senior Certificates relative to the amortization of the related subordinate certificates. As a result, it is more likely that the credit support for the Senior Certificates of a Group should be maintained and may be increased during the first nine years.

     See "Description of the Certificates--Principal" in this prospectus supplement.

YIELD MAINTENANCE AGREEMENT

     The Securities Administrator on behalf of the Trust will enter into a yield maintenance agreement with Bank of America, as counterparty. With respect to any
Distribution Date (other than the Distribution Date in February 2006) prior to and including the Distribution Date in May 2011, if LIBOR, as calculated for the interest accrual period related to such Distribution Date, exceeds 4.85%, Bank of America will be obligated to pay to the Securities Administrator, for deposit into a reserve fund maintained by the Securities Administrator, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and 8.60%
exceeds (ii) 4.85%, (b) the related notional amount as set forth for such
Distribution Date in the table in Appendix B and (c) one-twelfth. The amount in that reserve fund will be used to make certain payments to the Class 1-A-20
Certificates on such Distribution Date as described in this prospectus supplement under "Description of the Certificates--The Reserve Fund."

     See "Description of the Certificates--The Yield Maintenance Agreements" in
this prospectus supplement.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the applicable Mortgage Loans in the related Loan
Group or Loan Groups. As a result, your yield may fluctuate significantly.

          o    In general, if you purchased your Offered Certificate at a premium or if you purchased a Class 1-A-21, Class 1-A-26 or Class
               X-IO Certificate (each of which has no principal balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

          o    Conversely, if you purchased your Offered Certificate at a discount, especially a Class X-PO Certificate (which is a
               principal only certificate), and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     Because each Component of the Class X-PO Certificates represents only the right to receive a portion of the principal received with respect to the
Mortgage Loans in the related Loan Group with Net Mortgage Interest Rates as of the Cut-off Date lower than 5.75% for Loan Group 1, 5.50% for Loan Group 2 and
5.50% for Loan Group 3 (the "DISCOUNT MORTGAGE LOANS"), the yield to maturity on the Class X-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Discount Mortgage Loans in each Loan Group.

     Because the notional amount of each Component of the Class X-IO
Certificates as of any Distribution Date will be based on the aggregate of
Stated Principal Balance of the Mortgage Loans in the related Loan Group which are not Discount Mortgage Loans (the "PREMIUM MORTGAGE LOANS") multiplied by a fraction, the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Premium Mortgage Loans in the related Loan Group minus 5.75% for Loan Group 1, 5.50% for Loan Group 2 and 5.50% for Loan Group 3
and the denominator of which is equal to 5.50% for each Loan Group, the yield to maturity on the Class X-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Premium Mortgage Loans, particularly the
Premium Mortgage Loans with higher mortgage interest rates.

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

     Because each class of the Super Senior Support Certificates will bear principal losses allocated to the related class of Super Senior Certificates, as well as their own share of such losses once the related Subordinate Certificates are no longer outstanding, the yield to maturity of a class of Super Senior
Support Certificates will be more sensitive to the amount and timing of losses on the related Mortgage Loans than the related class of Super Senior
Certificates, respectively. See "Description of the Certificates--Allocation of
Losses" in this prospectus supplement.

     The yield to maturity on the Floating Rate Certificates will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Inverse Floating
Rate Certificates will be extremely sensitive to changes in the rate of LIBOR and increases in LIBOR may result in a lower yield than you expected or a negative yield.

     The yield to maturity of the Class B-1, Class B-2 and Class B-3
Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans in Loan Group 2 due to the fact that, once the aggregate balance of the more junior classes of Class B Certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1
Certificates, sequentially in that order, until the class balance of each such class has been reduced to zero.

     The yield to maturity of the Class X-B-1, Class X-B-2 and Class X-B-3
Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans in Loan Group 1 and Loan Group 3 due to the fact that, once the aggregate balance of the more junior classes of Class X-B Certificates has been reduced to zero, all losses will be allocated to the Class X-B-3, Class
X-B-2 and Class X-B-1 Certificates, sequentially in that order, until the class balance of each such class has been reduced to zero.

     Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the
Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

     See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

                      WEIGHTED AVERAGE LIVES (IN YEARS)(1)

                        PSA(2)
         ------------------------------------
CLASS      0%     100%    300%    500%   800%
------   -----   -----   -----   -----   ----
1-A-1    25.62   14.51    1.68    1.10   0.78
1-A-2    27.52   20.22    3.08    1.93   1.36
1-A-3    28.36   23.28    3.97    2.25   1.59
1-A-4    29.29   27.38    5.69    2.66   1.84
1-A-5    28.36   23.28    3.97    2.25   1.59
1-A-6    28.36   23.28    3.97    2.25   1.59
1-A-7    24.18    9.79    3.01    2.24   1.68
1-A-8    24.48   11.09    6.25    2.77   1.90
1-A-9    24.66   11.74    7.06    2.85   1.93
1-A-10   26.97   18.76    2.30    1.41   0.99
1-A-11   29.09   26.45    4.49    2.36   1.65
1-A-12   29.48   28.30    5.27    2.53   1.75
1-A-13   24.18    9.79    3.01    2.24   1.68
1-A-14   24.18    9.79    3.01    2.24   1.68
1-A-15   25.54   14.37    1.11    0.72   0.50
1-A-16   27.01   18.62    2.30    1.48   1.04
1-A-17   28.35   23.27    3.50    2.05   1.43
1-A-18   26.97   18.76    2.30    1.41   0.99
1-A-19   26.97   18.76    2.30    1.41   0.99
1-A-20   22.75   15.49    2.58    1.80   1.27
1-A-21   22.75   15.49    2.58    1.80   1.27
1-A-22   28.66   25.80    6.09    0.58   0.31
1-A-23   21.57   10.99   10.99    6.58   4.07
1-A-24   24.14   20.80   20.80   12.86   6.07
1-A-25    8.37    2.50    2.50    2.30   1.86
1-A-26   13.99    4.77    4.77    3.45   2.47
1-A-27   17.01    5.99    5.99    4.07   2.80
1-A-28   12.69    4.25    4.25    3.19   2.33
2-A-1    21.70   12.23    5.66    3.56   2.32
2-A-2    21.70   12.23    5.66    3.56   2.32
3-A-1    21.69   12.24    5.68    3.58   2.34
3-A-2    21.69   12.24    5.68    3.58   2.34
3-A-R     9.74    0.07    0.07    0.07   0.07
X-IO     21.14   12.11    5.80    3.77   2.53
X-PO     19.84   11.49    5.60    3.66   2.47
B-1      21.70   16.13   11.26    9.31   7.45
B-2      21.70   16.13   11.26    9.31   7.45
B-3      21.70   16.13   11.26    9.31   7.45
X-B-1    20.25   15.16   10.71    8.92   7.32
X-B-2    20.28   15.16   10.71    8.92   7.32
X-B-3    20.28   15.16   10.71    8.92   7.32

----------
(1)  Determined as described under "Prepayment and Yield
     Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2)  "PSA" is the Prepayment Standard Assumption which is described under
     "Prepayment and Yield Considerations--Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

     The weighted average lives of the Companion Certificates will be particularly sensitive to the rate of prepayments on the Group 1 Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, elections will be made to treat the Trust as one or more separate "real estate mortgage investment conduits" (consisting of an "UPPER-TIER REMIC," and one or more "LOWER-TIER REMICS" and each, a
"REMIC").

--------------------------------------------------------------------------------

                                      S-19

--------------------------------------------------------------------------------

          o    The Offered Certificates (other than the Class X-IO, Class X-PO and Class 3-A-R Certificates) and each Component will constitute
               "regular interests" in the Upper-Tier REMIC and will be treated as debt instruments for federal income tax purposes.

          o    The Class 3-A-R Certificate constitutes the sole class of
               "residual interest" in each REMIC.

     Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     The Interest Only and Principal Only Certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

     The holder of the Class 3-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 3-A-R
Certificate other than the distribution of its class balance and interest on that balance.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

          o    The Senior Certificates, the Class B-1 and the Class X-B-1
               Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
               1984, as amended, or "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

          o    The Class B-2, Class B-3, Class X-B-2 and Class X-B-3
               Certificates will not constitute "mortgage related securities"
               under SMMEA.

          o    See "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA,"
the Internal Revenue Code of 1986, as amended (the "CODE"), or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

     Subject to the considerations and conditions described under "Benefit Plan
Considerations" in this prospectus supplement, it is expected that the offered certificates (other than the Class 3-A-R Certificate) may be purchased by benefit plans. THE CLASS 3-A-R CERTIFICATE MAY NOT BE ACQUIRED BY BENEFIT PLANS.

     See "ERISA Considerations" in this prospectus supplement and "Benefit Plan
Considerations" in the prospectus.

--------------------------------------------------------------------------------

                                      S-20

--------------------------------------------------------------------------------

AFFILIATIONS

     Bank of America, National Association, which is the Sponsor and the counterparty on the yield maintenance agreement for the Class 1-A-20
Certificates, is an Originator and Servicer, is the direct parent of the
Depositor and is an affiliate of Banc of America Securities LLC. In addition, two of the Originators and Servicers, GMAC Mortgage Corporation and Residential
Funding Corporation, are affiliates. Further, the Securities Administrator and
Master Servicer is an Originator and Servicer. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered
Certificates.

     Wells Fargo Bank, N.A. serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor and its affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Wells Fargo Bank, N.A., and U.S. Bank National Association may maintain relationships with the Sponsor and its affiliates in the ordinary course of business.

--------------------------------------------------------------------------------

                                      S-21

                                  RISK FACTORS

          o    The risk factors discussed below and under the heading "Risk
               Factors" in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

          o    The Offered Certificates are not suitable investments for all investors.

          o    The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in
               mortgage-backed securities.

          o    You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit,
               liquidity and market risks associated with those Offered
               Certificates.

MORTGAGE LOANS PAYING INTEREST ONLY DURING THE FIRST TEN OR FIFTEEN YEARS MAY
HAVE A HIGHER RISK OF DEFAULT OR RATES OF PREPAYMENT

     Certain of the Mortgage Loans in each Loan Group have an initial interest only period of up to fifteen years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments)
because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related
Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on those Mortgage Loans will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment under the related Mortgage Loan. In underwriting Mortgage Loans with interest only periods, the originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the initial period. Losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates and
Components.

     Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

INCLUSION OF MORTGAGE LOANS THAT HAVE BEEN DELINQUENT IN THE PAST MAY INCREASE
RISK OF LOSS

     Although all of the Mortgage Loans were current as of the Cut-off Date, approximately 0.66% of the Group 1 Mortgage Loans, (by aggregate Stated
Principal Balance of the Group 1 Mortgage Loans), approximately 0.74% of the
Group 2 Mortgage Loans (by aggregate Stated Principal Balance of the Group 2
Mortgage Loan), none of the Group 3 Mortgage Loans and approximately 0.48% of the Crossed Group Mortgage Loans (by aggregate Stated Principal Balance of the
Crossed Group Mortgage Loans) have been 30 days delinquent more than once during the previous twelve months. No Mortgage Loan has been delinquent more than three times during the previous twelve months. A Mortgage Loan that has been delinquent more than once in the recent past may be more likely than other
Mortgage Loans to become delinquent in the future.

                                      S-22

THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD ON
THE OFFERED CERTIFICATES

     Because principal payments on the Mortgage Loans will be distributed currently on the related Senior Certificates and Subordinate Certificates, the
rate of distributions of principal and the yield to maturity on your
Certificates will be directly related to (i) the rate of payments of principal on the related Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the related Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time without penalty. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

     The rate of principal payments on the Mortgage Loans will be affected by the following:

          o    the amortization schedules of the Mortgage Loans;

          o    the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

          o    liquidations of the properties that secure defaulted Mortgage
               Loans;

          o    repurchases of Mortgage Loans by the Depositor, the Sponsor or an
               Originator, as applicable, as a result of defective documentation or breaches of representations or warranties;

          o    the exercise of due-on-sale clauses by each Servicer in
               connection with transfers of mortgaged properties;

          o    the optional repurchase of all the Mortgage Loans by the Master
               Servicer to effect a termination of the trust when the aggregate stated principal balance of the Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date; and

          o    general and targeted solicitations for refinancing by mortgage originators.

     The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

          o    If prevailing interest rates for similar Mortgage Loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

          o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the trust, the rate of prepayment is likely to decrease.

     Mortgage originators (including the Originators) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

     If you are purchasing Offered Certificates at a discount, and specifically if you are purchasing the Class X-PO Certificates, you should consider the risk that if principal payments on the related Mortgage Loans or, in the case of the
Class X-PO Certificates, the Discount Mortgage Loans, occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations--Yield on the Class X-PO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class X-PO Certificates, including tables demonstrating the particular sensitivity of the Class X-PO Certificates to the rate of prepayments on the applicable Mortgage Loans in the related Loan Groups.

                                      S-23

     If you are purchasing Offered Certificates at a premium, or are purchasing a Class 1-A-21, Class 1-A-26 or Class X-IO Certificate (each of which has no class balance), you should consider the risk that if principal payments on the related Mortgage Loans or, in the case of the Class X-IO Certificates, the
Premium Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class 1-A-21, Class 1-A-26 or
Class X-IO Certificates, you should consider the risk that a rapid rate of principal payments on the applicable Mortgage Loans could result in your failure to recover your initial investment. See "Prepayment and Yield
Considerations--Yield on the Inverse Floating Rate Certificates," --Yield on the
Class 1-A-26 Certificates" and "--Yield on the Class X-IO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 1-A-21, Class 1-A-26 or Class X-IO Certificates,
including tables demonstrating the particular sensitivities of the Class 1-A-21,
Class 1-A-26 and Class X-IO Certificates to the rate of prepayments on the applicable Mortgage Loans in the related Loan Group or Loans Groups.

     If you are purchasing the Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of LIBOR or high constant prepayment rates on the Group 1 Mortgage Loans may result in the failure to recover your initial investment. See "Prepayment and Yield Considerations--Yield on the Inverse
Floating Rate Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of the Inverse Floating
Rate Certificates, including a table demonstrating the particular sensitivity of the Inverse Floating Rate Certificates to the rate of prepayments on the Group 1
Mortgage Loans and LIBOR.

     See "Summary of Terms--Prepayment and Yield Considerations" and "Prepayment
and Yield Considerations" in this prospectus supplement.

DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS WILL ADVERSELY AFFECT YOUR YIELD

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of each Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the
Senior Certificates and the Subordinate Certificates. Each Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the Subordinate Certificates (in reverse numerical order) of the related Group or Groups and then by the Senior
Certificates of the related Group or Groups.

     Net interest shortfalls will adversely affect the yields on the Offered
Certificates. In addition, losses generally will be borne by the Subordinate
Certificates of the related Group or Groups, as described in this prospectus supplement under "Description of Certificates--Allocation of Losses." As a
result, the yields on the Offered Certificates will depend on the rate and timing of realized losses on the Mortgage Loans in the related Loan Group or
Loan Groups.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE LIKELIHOOD OF DEFAULT

     Each Originator generally uses credit scores as part of its underwriting process. The tables under "The Mortgage Pool" show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Originators, the Depositor or the Sponsor makes any representations or warranties as to any borrower's current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

                                      S-24

DECREMENT AND SENSITIVITY TABLES ARE BASED UPON ASSUMPTIONS AND MODELS

     The decrement tables set forth under "Prepayment and Yield Considerations"
and the sensitivity tables set forth under "Prepayment and Yield Considerations"
have been prepared on the basis of the modeling assumptions described under
"Prepayment and Yield Considerations--Assumptions Relating to Tables." There
will likely be discrepancies between the characteristics of the actual Mortgage
Loans included in each Loan Group and the characteristics of the assumed
Mortgage Loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables.

     The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of Mortgage Loans, including the mortgage loans contained in the trust.
It is highly unlikely that the Mortgage Loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the loss severity percentages are for illustrative purposes only. For a description of SDA and
PSA, see "Prepayment and Yield Considerations" in this prospectus supplement.
The actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the
Offered Certificates may differ from the weighted average lives shown in the tables under "Prepayment and Yield Considerations". Further, because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class B-2, Class B-3, Class X-B-2 and Class X-B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables under
"Prepayment and Yield Considerations."

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
TO PAY INTEREST ON YOUR CERTIFICATES

     When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month.
When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicers are required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage
Loans, but in each case only up to the amount of Compensating Interest for such
Distribution Date as described herein under "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest." To the extent these shortfalls from the Mortgage Loans are not covered by the amount of Compensating
Interest, they will be allocated PRO RATA to the classes of interest-bearing
Certificates and Components as described herein under "Description of the
Certificates--Interest."

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of
Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

                                      S-25

          o    if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups;

          o    the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the
               applicable Mortgage Loans in the related Loan Group or Loan
               Groups and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates, may be inappropriate investments for you if you require a
               distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          o    you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

          o    a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

          o    you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a
               different year.

     If you are an individual investor considering the purchase of an Offered
Certificate, you should also carefully consider the other risk factors discussed in this prospectus supplement and the special considerations discussed under the headings "Summary of Terms--Prepayment and Yield Considerations" and "Prepayment
and Yield Considerations" in this prospectus supplement and "Prepayment and
Yield Considerations" in the prospectus.

SUBORDINATION OF SUPER SENIOR SUPPORT AND SUBORDINATE CERTIFICATES INCREASES
RISK OF LOSS

     If you purchase a Subordinate Certificate, you are more likely to suffer losses as a result of losses or delinquencies on the applicable Mortgage Loans in the related Loan Group or Loan Groups than are holders of the related Senior
Certificates.

     The rights of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior
Certificates of Group 2, the related IO Component and each class of Class B
Certificates with a lower numerical class designation. For example, the Class
B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates of Group 2, the related IO Component and the Class
B-1 Certificates have received the amounts to which they are entitled on that
Distribution Date.

     The rights of each class of Class X-B Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior
Certificates of Group 1 and Group 3, the related IO Components and each class of
Class X-B Certificates with a lower numerical class designation. For example, the Class X-B-2 Certificates will not receive principal or interest on a
Distribution Date until the Senior Certificates of Group 1 and Group 3, the related IO Components and the Class X-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

     Losses that are realized on the Group 2 Mortgage Loans will be allocated first to the Class B-6 Certificates, then to the Class B-5 Certificates, and so on, in reverse numerical order of the Class B Certificates, until the outstanding balances of those classes have been reduced to zero.

     Losses that are realized on the Crossed Group Mortgage Loans will be allocated first to the Class X-B-6 Certificates, then to the Class X-B-5
Certificates, and so on, in reverse numerical order of the Class X-B
Certificates, until the outstanding balances of those classes have been reduced to zero.

     The Non-PO Percentage of losses that are realized on the Group 2 Mortgage
Loans will be allocated first to the Class B-6 Certificates, then to the Class
B-5 Certificates and so on, in reverse of the numerical order of the

                                      S-26

Class B Certificates until the outstanding balances of those classes have been reduced to zero. The Non-PO Percentage of losses that were realized on the Group
1 Mortgage Loans and Group 3 Mortgage Loans will be allocated first to the Class
X-B-6 Certificates, then to the Class X-B-5 Certificates and so on in reverse of the numerical order of the Class X-B Certificates until the outstanding balances of those classes have been reduced to zero.

     Each PO Component will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the
Subordinate Certificates providing credit support for such PO Component in reverse order of their numerical class designations.

     If you purchase a Super Senior Support Certificate, you should consider the risk that after the related Subordinate Certificates are no longer outstanding, the principal portion of losses realized on the related Mortgage Loans that are allocated to the related class of the Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, rather than such class of Super Senior Certificates, for so long as the related class of Super Senior
Support Certificates is outstanding. See "Description of the
Certificates--Allocation of Losses" in this prospectus supplement.

     For a more detailed description of the subordination features of the
Subordinate Certificates, see "Description of the Certificates--Allocation of
Losses" and "--Cross-Collateralization" in this prospectus supplement.

CLASS X-B CERTIFICATES PROVIDE SUBORDINATION FOR GROUP 1 AND GROUP 3

     Because the Class X-B Certificates provide credit support for the Senior
Certificates of the Crossed Groups, the outstanding class balances of the Class
X-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in either Loan Group 1 or Loan
Group 3. Therefore, Realized Losses on the Mortgage Loans in either Loan Group 1 or Loan Group 3 will reduce the subordination provided by the Class X-B
Certificates to all of the Senior Certificates of the Crossed Groups and
increase the likelihood that Realized Losses may be allocated to those Senior
Certificates. See "Description of the Certificates--Allocation of Losses"
herein.

     Under certain circumstances, principal otherwise payable to the Class X-B
Certificates will be paid to the Senior Certificates of the Crossed Group and related Components as described under "Description of the
Certificates--Interest" and --Cross-Collateralization" in this prospectus supplement. In addition, the PO Components related to the Crossed Group will be entitled to be reimbursed for certain losses allocated to them from amounts otherwise distributable as principal on the Class X-B Certificates regardless of whether such payments are received from Loan Group 1 or Loan Group 3.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SPONSOR, MASTER SERVICER,
SERVICERS, SECURITIES ADMINISTRATOR OR TRUSTEE

     Proceeds of the Mortgage Loans (and the Yield Maintenance Agreement, with respect to the Class 1-A-20 Certificates), will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Master Servicer, the Servicers,
the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations and the
Master Servicer with respect to its master servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the
Sponsor, the Master Servicer, the Servicers, the Securities Administrator, the
Trustee or any of their affiliates. Consequently, if payments on the Mortgage
Loans (and the Yield Maintenance Agreement, with respect to the Class 1-A-20
Certificates) are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the
Sponsor, the Master Servicer, the Servicers, the Securities Administrator, the
Trustee or any of their affiliates.

                                      S-27

LIMITED LIQUIDITY

     The Underwriter intends to make a market for purchase and sale of the
Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Companion, Interest Only, Inverse Floating Rate,
Super Senior Support, Principal Only or Subordinated Certificates) will experience illiquidity.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK OF LOSS DUE TO ADVERSE ECONOMIC
CONDITIONS OR NATURAL DISASTER

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition,
California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations.

     The following chart lists the states with concentrations of mortgaged properties in excess of 10% in the mortgage pool:

LOAN GROUP 1   LOAN GROUP 2   LOAN GROUP 3   CROSSED GROUP
------------   ------------   -----------    -------------
California       Virginia      California      California
New York        California
                 Maryland

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the
Mortgage Loans. Any losses may adversely effect the yield to maturity of the
Offered Certificates.

RECENT STORMS MAY ADVERSELY AFFECT HOLDERS OF THE OFFERED CERTIFICATES

     Mortgaged properties located in Louisiana, Alabama, Mississippi, Florida,
Texas and certain other states may have sustained damage as a result of
Hurricanes Katrina, Rita, Wilma and other recent hurricanes and tropical storms or may sustain damage in the future from hurricanes or tropical storms. The concentration of mortgaged properties by state and geographic areas are identified under the tables entitled "Geographic Distribution of mortgaged properties" under the heading "The Mortgage Pool" in this prospectus supplement.
In addition, even if a Mortgaged Property is undamaged, a borrower's ability to make payments on the related Mortgage Loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their
Mortgage Loans while prevented from occupying their mortgaged properties. None of the Depositor, the Master Servicer, the Servicers or the Originator has
determined whether any of the mortgaged properties has been damaged by any storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected regions has not occurred or that losses or delinquencies resulting from such storms will not occur.

                                      S-28

     Each Originator will have represented that, as of the date of transfer of the Mortgage Loans to the Sponsor, and the Sponsor will represent, as of the
Closing Date, that each Mortgaged Property is free from material damage. In the event of a breach of such representation with respect to a Mortgaged Property, the Originators or Sponsor will be obligated to repurchase such Mortgage Loan or substitute a Mortgage Loan meeting the requirements of the Pooling and Servicing
Agreement. See "The Pooling and Servicing Agreement and the Servicing
Agreements--Repurchases of the Mortgage Loans" in this prospectus supplement.
Any such repurchases will have the same effect as prepayments of the affected
Mortgage Loans.

     Any repurchases of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and therefore may adversely affect the yields on any
Offered Certificates which are purchased at a premium.

     Losses resulting from delinquencies and defaults on Mortgage Loans as a consequence of Hurricanes Katrina, Rita or Wilma or other storms, other than as a consequence of damage to the mortgaged properties incurred before the Closing
Date, will be borne by the Certificates.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
INVESTMENT

     There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown under "The Mortgage Pool" might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the Depositor.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

     All of the Offered Certificates, other than the Class 3-A-R Certificate, are Book-Entry Certificates and will be held through the book-entry system of
The Depository Trust Company.

     Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

          o    your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

          o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the
               Securities Administrator to DTC, and not directly to you.

     For a more detailed discussion of the Book-Entry Certificates, see
"Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

                                      S-29

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES

     The mortgages or assignments of mortgage for some of the Mortgage Loans may have been recorded in the name of Mortgage Electronic Registration Systems,
Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Trust. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the Trust and will reduce the amount available to make distributions on the related Certificates.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

AN ORIGINATOR MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

     Each of the Originators have made or will make various representations and warranties related to the Mortgage Loans.

     If an Originator fails to cure a material breach of its representations and warranties with respect to any Mortgage Loan sold by it in a timely manner, then that Originator would be required to repurchase, or substitute for, the defective Mortgage Loan. It is possible that an Originator may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of an Originator to repurchase or substitute for defective Mortgage Loans would likely cause the Mortgage Loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the Certificates could occur.

TAX CONSEQUENCES OF RESIDUAL CERTIFICATE

          o    The Class 3-A-R Certificate will be the sole "residual interest"
               in each REMIC for federal income tax purposes.

          o    The holder of the Class 3-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 3-A-R Certificate other than the distribution of its class balance and interest on that balance.

          o    Treasury regulations require a seller of the Class 3-A-R
               Certificate to either pay the buyer an amount designed to
               compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

          o    Due to its tax consequences, the Class 3-A-R Certificate will be subject to restrictions on transfer that may affect its
               liquidity. In addition, the Class 3-A-R Certificate may not be acquired by Plans.

     See "Description of the Certificate--Restrictions on Transfer of the Class
3-A-R Certificate," "Prepayment and Yield Considerations--Yield on the Class
3-A-R Certificate," "ERISA Considerations" and "Federal Income Tax Consequences"
in this prospectus supplement.

                                      S-30

UNITED STATES MILITARY OPERATIONS MAY INCREASE RISK OF RELIEF ACT SHORTFALLS

     As a result of military operations in Afghanistan and Iraq, the United
States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the
Mortgage Loans in the trust, which will be borne by all classes of interest-bearing Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations. See "Description of Certificates--Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

YIELD MAINTENANCE AGREEMENT IS SUBJECT TO COUNTERPARTY RISK

     The Securities Administrator on behalf of the Trust will enter into a yield maintenance agreement with Bank of America, as counterparty, for the benefit of the Class 1-A-20 Certificates. The yield maintenance agreement will require Bank of America to make certain payments in the circumstances set forth herein under
"Description of the Certificates--The Yield Maintenance Agreement." To the
extent that payments on the Class 1-A-20 Certificates depend in part on payments to be received by the Securities Administrator under the yield maintenance agreement, the ability of the Securities Administrator to make such payments on such Certificates will be subject to the credit risk of Bank of America, the counterparty to the yield maintenance agreement.

THE CLASS 1-A-20 CERTIFICATES MAY NOT RECEIVE AMOUNTS EXPECTED FROM THE YIELD
MAINTENANCE AGREEMENT

     The yield maintenance agreement payments are based on the schedule of related notional amounts (as set forth in Appendix B). The notional amount of the yield maintenance agreement decreases for each Distribution Date during the life of the yield maintenance agreement. The notional amounts specified in
Appendix B for their respective Distribution Dates were derived by using an assumed prepayment rate of approximately 300% PSA. The actual rates of prepayment on the Mortgage Loans are likely to differ from the rate assumed. If prepayments on the applicable Mortgage Loans occur at a rate slower than the rate used in determining the notional amounts specified in Appendix B, the class balance of the Class 1-A-20 Certificates may be greater than the related notional amount for a Distribution Date. For any Distribution Date on which the notional amount is lower than the actual class balance of the Class 1-A-20
Certificates, the yield maintenance amount distributable to the Class 1-A-20
Certificates from the related reserve fund will be greater than the payment that the Counterparty is required to make under the yield maintenance agreement for such Distribution Date, and therefore, a holder of a Class 1-A-20 Certificate may not receive its full yield maintenance amount for such Distribution Date.
However, to the extent that a holder of a Class 1-A-20 Certificate does not receive the full yield maintenance amount for a Distribution Date, the related shortfall may be paid to the Class 1-A-20 Certificates on future Distribution
Dates from amounts in such reserve fund to the extent funds are available therefor. See "Description of the Certificates--The Reserve Fund" herein.

                                      S-31

                               THE MORTGAGE POOL

     The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.
Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the
Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group and references below to percentages of the Mortgage Loans in the Mortgage Pool are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or in the Mortgage Pool as of the Cut-off Date.

     The Trust will consist primarily of a pool (the "MORTGAGE POOL") of fixed-rate, conventional, fully-amortizing mortgage loans (the "MORTGAGE LOANS")
secured by first liens on one- to four-family residential properties. The
Mortgage Loans have been divided into three Loan Groups. The Group 1 Mortgage
Loans will consist of Mortgage Loans substantially all of which have original terms to stated maturity of approximately 20 to 30 years. The Group 2 Mortgage
Loans and the Group 3 Mortgage Loans will consist of Mortgage Loans substantially all of which have original terms to stated maturity of approximately 30 years. Borrowers may, however, prepay their Mortgage Loans at any time. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month.

     The Mortgage Pool consists of Mortgage Loans either originated by the
Sponsor or purchased by the Sponsor from the other Originators and either (i)
originated by those Originators or (ii) purchased by those Originators from various entities that either originated the Mortgage Loans or acquired the
Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

     The table below sets forth the percentage of Mortgage Loans in each Loan
Group and in the Crossed Group that were originated or acquired by each of the entities listed below:

ORIGINATOR                  LOAN GROUP 1   LOAN GROUP 2   LOAN GROUP 3   CROSSED GROUP
-------------------------   ------------   ------------   ------------   -------------

Bank of America..........        4.34%         0.00%          0.00%           3.16%
GMACM....................        0.35%         0.00%         14.01%           4.08%
National City Mortgage...       12.82%         0.00%         14.40%          13.25%
PHH Mortgage.............        0.15%         0.00%          0.00%           0.11%
RFC......................        5.28%        42.44%          0.00%           3.84%
SunTrust Mortgage........        0.00%         0.00%          9.11%           2.48%
WAMU.....................       23.17%         0.00%          0.00%          16.86%
Wells Fargo Bank.........       53.88%        57.56%         62.48%          56.22%

     The Mortgage Loans will be sold by the Sponsor to the Depositor on the
Closing Date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the "MORTGAGE LOAN PURCHASE AGREEMENT"). See "The Pooling and
Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans"
in this prospectus supplement.

     For a description of the underwriting standards of the Originators who originated over 20% of the Mortgage Loans in any Loan Group, see "Mortgage Loan
Underwriting Standards--RFC's Underwriting Standards," "--WAMU's Underwriting
Standards" and "--Wells Fargo Bank's Underwriting Standards" in this prospectus supplement below.

     As of the Cut-off Date, the Mortgage Pool is expected to include 899
Mortgage Loans with an aggregate Stated Principal Balance of approximately
$482,144,195. The Mortgage Loans will have original terms to stated maturity ranging from 240 to 360 months. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each
Mortgage Loan bears interest at a fixed rate.

                                      S-32

     The Mortgage Loans were selected by the Sponsor, with advice from Banc of
America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's originated and acquired portfolio of first lien, closed-end, fixed-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Terms--Credit
Support--Subordination."

     As of the Cut-off Date, each Mortgage Loan is expected to have a Stated
Principal Balance of at least approximately $80,171 and of not more than approximately $3,490,685 and the average Stated Principal Balance of the
Mortgage Loans is expected to be approximately $536,312. The latest stated
maturity date of any of the Mortgage Loans is expected to be December 1, 2035;
however, borrowers may prepay their Mortgage Loans at any time without penalty.
Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, no Mortgage Loan was delinquent, however approximately 0.66% of the Group 1 Mortgage Loans, (by aggregate Stated
Principal Balance of the Group 1 Mortgage Loans), approximately 0.74% of the
Group 2 Mortgage Loans (by aggregate Stated Principal Balance of the Group 2
Mortgage Loan), none of the Group 3 Mortgage Loans and approximately 0.48% of the Crossed Group Mortgage Loans (by aggregate Stated Principal Balance of the
Crossed Group Mortgage Loans) have been 30 days delinquent more than once during the previous twelve months. No Mortgage Loan has been delinquent more than three times during the previous twelve months.

     As of the Cut-off Date, 20.02% of the Group 1 Mortgage Loans, approximately
100% of the Group 2 Mortgage Loans, 100% of the Group 3 Mortgage Loans and
approximately 41.83% of the Crossed Group Mortgage Loans are Interest Only
Mortgage Loans. "INTEREST ONLY MORTGAGE LOANS" are Mortgage Loans that require only payments of interest for the first ten or fifteen years following origination.

     As of the Cut-off Date, 0.17% of the Group 1 Mortgage Loans, none of the
Group 2 Mortgage Loans or Group 3 Mortgage Loans and approximately 0.12% of the
Crossed Group Mortgage Loans will be subject to buydown agreements. See "The
Trust Funds--The Mortgage Loans--Payment Provisions of the Mortgage Loans" in
the prospectus.

     As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than 100.00%. The "LOAN-TO-VALUE RATIO" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the
Mortgage Loan at origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at the time of origination of the Mortgage Loan or (b) the purchase price; provided, however, that in the case of a refinanced Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the
Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value
Ratios" tables below. Subject to minor exceptions permitted in the discretion of the Originator of the Mortgage Loan, each Mortgage Loan with a Loan-to-Value
Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or
Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related
Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage
Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

     The Originators may have used Credit Scores as part of their origination processes. "CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are

                                      S-33

believed to be indicative of the borrower's probability of default. A Credit
Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the following tables were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

GROUP 1 MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Group 1
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                       All Group 1       Group 1 Premium     Group 1 Discount
                                                      Mortgage Loans      Mortgage Loans      Mortgage Loans
                                                    -----------------   -----------------   -----------------

Number of Mortgage Loans.........................          438                 181                 257
Aggregate Stated Principal Balance(1)............     $267,328,659         $115,875,860        $151,452,799
Range of Original Terms to Stated Maturity.......   240 to 360 months   240 to 360 months   240 to 360 months
                                                        $80,171 to          $80,171 to         $169,000 to
Range of Stated Principal Balances(1)............       $3,490,685          $3,490,685          $1,493,387
Average Stated Principal Balance(1)..............       $610,339             $640,198            $589,311
Latest Stated Maturity Date......................   December 1, 2035     December 1, 2035    December 1, 2035
Range of Mortgage Interest Rates.................   5.000% to 7.000%     6.000% to 7.000%    5.000% to 6.000%
Weighted Average Mortgage Interest Rate(1).......        5.945%               6.168%              5.775%
Range of Remaining Terms to Stated Maturity......   227 to 359 months   227 to 359 months   236 to 359 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................      356 months           357 months          355 months
Range of Original Loan-to-Value Ratios...........   20.53% to 90.00%     20.53% to 90.00%    22.73% to 87.62%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................         66.68%              64.98%              67.98%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
      California.................................         44.72%              36.90%              50.69%
      New York...................................         11.67%              15.29%              8.90%
      Washington.................................          5.23%                *                 6.21%
      District of Columbia                                  *                  6.05%                 *
      New Jersey                                            *                  5.71%                 *

----------
(1)  Approximate.

*    Less than 5% of the aggregate Stated Principal Balance.

                                      S-34

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1         AVERAGE        WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
           OCCUPANCY               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Primary Residence                   417        $254,909,909         95.35%         $611,295          740          66.85%
Second Home                          21          12,418,750          4.65           591,369          774          63.34
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%         $610,339          742          66.68%
=============================================================================================================================

(1)  Based solely on representations of the mortgagor at the time of origination of the Group 1 Mortgage Loan.

                                 PROPERTY TYPES

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1         AVERAGE        WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
         PROPERTY TYPE             LOANS       CUT-OFF DATE        BALANCE        CUT-OFF DATE      SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Single Family Residence             379        $232,432,896         86.95%         $613,279          741          66.75%
Condominium                          32          18,875,117          7.06           589,847          746          65.43
PUD-Detached                         12           6,461,995          2.42           538,500          766          69.51
PUD-Attached                          9           5,386,458          2.01           598,495          717          73.62
Cooperative                           5           3,812,593          1.43           762,519          781          58.18
2-Family                              1             359,600          0.13           359,600          801          27.14
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%         $610,339          742          66.68%
=============================================================================================================================

                              MORTGAGE LOAN PURPOSE

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1         AVERAGE        WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
     MORTGAGE LOAN PURPOSE         LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Purchase                            184        $116,245,046          43.48%        $631,767          752          71.88%
Refinance-Cashout                   157          84,387,723          31.57          537,501          737          63.26
Refinance-Rate/Term                  97          66,695,890          24.95          687,586          731          61.96
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659         100.00%        $610,339          742          66.68%
=============================================================================================================================

                                      S-35

             GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1         AVERAGE        WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
        GEOGRAPHIC AREA            LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Alabama                               1        $    198,000          0.07%        $  198,000         629          88.39%
Arizona                              13           7,032,220          2.63            540,940         723          66.61
California                          199         119,536,560         44.72            600,686         743          65.07
Colorado                              5           2,668,061          1.00            533,612         742          68.92
Connecticut                           9           6,847,305          2.56            760,812         757          66.51
District of Columbia                  4           7,015,353          2.62          1,753,838         721          45.96
Florida                              10           5,349,850          2.00            534,985         715          74.21
Georgia                               5           3,105,147          1.16            621,029         755          77.47
Hawaii                                3           3,259,924          1.22          1,086,641         784          47.67
Illinois                             11           5,071,341          1.90            461,031         741          70.06
Maryland                             17           9,737,858          3.64            572,815         723          71.43
Massachusetts                        17          10,683,398          4.00            628,435         755          70.28
Michigan                              3           1,671,181          0.63            557,060         724          54.23
Minnesota                             2             839,427          0.31            419,714         747          80.00
Nevada                                2           1,438,137          0.54            719,069         787          60.72
New Hampshire                         1             439,101          0.16            439,101         769          80.00
New Jersey                           19          10,313,719          3.86            542,827         747          70.20
New Mexico                            2             950,527          0.36            475,263         718          72.20
New York                             48          31,201,391         11.67            650,029         744          65.87
North Carolina                        2           1,000,328          0.37            500,164         664          80.00
Ohio                                  3           2,241,713          0.84            747,238         754          71.60
Oregon                                7           3,686,128          1.38            526,590         730          71.70
Pennsylvania                          2           1,546,718          0.58            773,359         736          73.31
South Carolina                        4           1,996,969          0.75            499,242         784          77.35
Tennessee                             3           1,439,187          0.54            479,729         713          69.09
Texas                                 3           1,249,441          0.47            416,480         700          77.97
Utah                                  1             427,402          0.16            427,402         727          80.00
Virginia                             18          11,864,610          4.44            659,145         742          73.00
Washington                           23          13,993,711          5.23            608,422         748          69.18
Wisconsin                             1             523,952          0.20            523,952         704          75.00
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%        $  610,339         742          66.68%
=============================================================================================================================

(1)  As of the Cut-off Date, no more than approximately 1.94% of the Group 1
     Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                      S-36

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1         AVERAGE        WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
     CURRENT MORTGAGE LOAN        MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
    PRINCIPAL BALANCES ($)         LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

   50,001 -   100,000                 1        $     80,171          0.03%        $   80,171         668          20.53%
  150,001 -   200,000                 8           1,433,700          0.54            179,212         698          68.60
  200,001 -   250,000                 2             413,206          0.15            206,603         672          66.93
  250,001 -   300,000                12           3,259,622          1.22            271,635         701          62.90
  300,001 -   350,000                11           3,678,063          1.38            334,369         714          62.25
  350,001 -   400,000                14           5,423,812          2.03            387,415         741          68.42
  400,001 -   450,000                93          39,801,545         14.89            427,974         745          68.80
  450,001 -   500,000                98          46,720,820         17.48            476,743         747          68.59
  500,001 -   550,000                57          29,841,385         11.16            523,533         746          72.67
  550,001 -   600,000                20          11,640,631          4.35            582,032         728          73.96
  600,001 -   650,000                16          10,006,069          3.74            625,379         753          67.97
  650,001 -   700,000                 5           3,393,170          1.27            678,634         725          61.97
  700,001 -   750,000                 6           4,417,238          1.65            736,206         688          63.94
  750,001 -   800,000                 6           4,657,971          1.74            776,329         731          66.24
  800,001 -   850,000                10           8,270,619          3.09            827,062         732          67.70
  850,001 -   900,000                 4           3,526,301          1.32            881,575         751          65.60
  950,001 - 1,000,000                26          25,898,843          9.69            996,109         728          65.63
1,000,001 - 1,500,000                46          57,582,136         21.54          1,251,786         753          62.62
1,500,001 - 2,000,000                 1           1,696,766          0.63          1,696,766         698          54.49
2,000,001 - 2,500,000                 1           2,095,907          0.78          2,095,907         728          68.85
3,000,001 or greater                  1           3,490,685          1.31          3,490,685         763          30.43
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%        $  610,339         742          66.68%
=============================================================================================================================

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 1 Mortgage Loans is expected to be approximately $610,339.

                                      S-37

                 ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
    ORIGINAL DEBT-TO-INCOME       MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
          RATIOS (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

  0.01 - 5.00                         3        $  1,870,185          0.70%        $  623,395         771         51.56%
 5.01 - 10.00                         5           6,697,578          2.51          1,339,516         755         45.83
10.01 - 15.00                         8           5,160,406          1.93            645,051         744         65.77
15.01 - 20.00                        18          12,811,852          4.79            711,770         760         66.59
20.01 - 25.00                        23          13,987,450          5.23            608,150         746         66.85
25.01 - 30.00                        47          26,826,751         10.04            570,782         753         65.05
30.01 - 35.00                        78          48,668,069         18.21            623,950         737         64.75
35.01 - 40.00                        96          56,139,953         21.00            584,791         737         68.13
40.01 - 45.00                        70          38,773,777         14.50            553,911         738         69.28
45.01 - 50.00                        48          30,524,508         11.42            635,927         742         68.55
50.01 - 55.00                         7           6,274,198          2.35            896,314         725         66.15
55.01 - 60.00                        14           8,270,586          3.09            590,756         762         70.84
60.01 - 65.00                        19          10,165,931          3.80            535,049         723         71.36
65.01 - 70.00                         1             748,503          0.28            748,503         773         59.29
75.01 - 80.00                         1             408,911          0.15            408,911         777         60.59
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%        $  610,339         742         66.68%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately
     36.41%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
    ORIGINAL LOAN-TO-VALUE        MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
          RATIOS (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

20.01 - 25.00                         4        $  1,369,296          0.51%         $342,324          786         21.77%
25.01 - 30.00                         3           2,175,543          0.81           725,181          775         29.05
30.01 - 35.00                         7           6,203,831          2.32           886,262          763         31.63
35.01 - 40.00                        12           7,752,337          2.90           646,028          745         38.28
40.01 - 45.00                         5           2,548,914          0.95           509,783          739         43.01
45.01 - 50.00                        11           8,403,660          3.14           763,969          749         48.32
50.01 - 55.00                        25          20,228,022          7.57           809,121          742         52.92
55.01 - 60.00                        36          19,923,646          7.45           553,435          747         57.98
60.01 - 65.00                        56          34,201,521         12.79           610,741          743         63.22
65.01 - 70.00                        61          46,087,643         17.24           755,535          735         68.00
70.01 - 75.00                        57          37,597,805         14.06           659,611          735         73.79
75.01 - 80.00                       157          79,333,367         29.68           505,308          744         79.38
80.01 - 85.00                         1             380,477          0.14           380,477          660         82.08
85.01 - 90.00                         3           1,122,598          0.42           374,199          739         88.74
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%         $610,339          742         66.68%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately
     66.68%.

                                      S-38

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
   CURRENT MORTGAGE INTEREST      MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           RATES (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

4.751 - 5.000                         1        $    997,592          0.37%        $  997,592         688         74.07%
5.001 - 5.250                         3           3,482,410          1.30          1,160,803         739         58.21
5.251 - 5.500                         9           8,660,095          3.24            962,233         768         63.61
5.501 - 5.750                        97          55,543,589         20.78            572,614         749         67.80
5.751 - 6.000                       220         129,663,453         48.50            589,379         744         68.07
6.001 - 6.250                        80          49,580,419         18.55            619,755         732         65.84
6.251 - 6.500                        18          11,776,779          4.41            654,265         723         62.17
6.501 - 6.750                         5           4,896,689          1.83            979,338         746         42.76
6.751 - 7.000                         5           2,727,634          1.02            545,527         696         73.80
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%        $  610,339         742         66.68%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 1 Mortgage Loans is expected to be approximately 5.945% per annum.

                      NUMBER OF MONTHS SINCE ORIGINATION(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
   MONTHS SINCE ORIGINATION       MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           (MONTHS)                LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

  1 - 6                             427        $261,534,139         97.83%         $612,492          742         66.67%
 7 - 12                              10           5,714,349          2.14           571,435          748         68.07
13 - 18                               1              80,171          0.03            80,171          668         20.53
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%         $610,339          742         66.68%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average number of Months Since
     Origination of the Group 1 Mortgage Loans is expected to be approximately 4 months.

                               REMAINING TERMS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 1          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 1    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
    REMAINING TERM (MONTHS)        LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

221 - 240                             5        $  2,895,203          1.08%         $579,041          713         48.92%
301 - 320                             1             625,977          0.23           625,977          764         78.66
321 - 340                             1             424,961          0.16           424,961          785         69.31
341 - 360                           431         263,382,518         98.52           611,096          742         66.85
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              438        $267,328,659        100.00%         $610,339          742         66.68%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 1 Mortgage Loans is expected to be approximately 356 months.

                                      S-39

                           CREDIT SCORES OF MORTGAGORS

                                  NUMBER                           % OF          AVERAGE
                                    OF          AGGREGATE         GROUP 1         STATED      WEIGHTED      WEIGHTED
                                  GROUP 1   STATED PRINCIPAL   CUT-OFF DATE     PRINCIPAL      AVERAGE      AVERAGE
     CREDIT SCORES               MORTGAGE     BALANCE AS OF      PRINCIPAL    BALANCE AS OF    CREDIT       ORIGINAL
     OF MORTGAGORS                 LOANS      CUT-OFF DATE         BALANCE     CUT-OFF DATE     SCORE    LOAN-TO-VALUE
----------------------------------------------------------------------------------------------------------------------

801 - 850                            22       $ 12,524,764          4.69%        $569,307        804         67.53%
751 - 800                           197        123,108,243         46.05          624,915        777         65.48
701 - 750                           113         73,830,688         27.62          653,369        726         68.17
651 - 700                            93         51,112,652         19.12          549,598        677         66.85
601 - 650                            12          6,003,881          2.25          500,323        638         71.82
Not Scored                            1            748,430          0.28          748,430         0          51.19
----------------------------------------------------------------------------------------------------------------------
TOTAL:                              438       $267,328,659        100.00%        $610,339        742         66.68%
======================================================================================================================

                                      S-40

GROUP 2 MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Group 2
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                            All Group 2        Group 2 Premium     Group 2 Discount
                                                          Mortgage Loans        Mortgage Loans      Mortgage Loans
                                                      ---------------------   -----------------   -----------------

Number of Mortgage Loans...........................            232                   201                  31
Aggregate Stated Principal Balance(1)..............       $114,603,544           $94,893,457         $19,710,087
Range of Original Terms to Stated Maturity.........        360 months             360 months          360 months
                                                      $84,900 to $1,449,490       $84,900 to         $159,960 to
Range of Stated Principal Balances(1)..............                               $1,449,490          $1,136,250
Average Stated Principal Balance(1)................         $493,981               $472,107            $635,809
Latest Stated Maturity Date........................     December 1, 2035       December 1, 2035    November 1, 2035
Range of Mortgage Interest Rates...................     5.250% to 6.500%       5.750% to 6.500%    5.250% to 5.750%
Weighted Average Mortgage Interest Rate(1).........          5.910%                 5.966%              5.637%
Range of Remaining Terms to Stated Maturity........     352 to 359 months     352 to 359 months   353 to 358 months
Weighted Average Remaining Term to Stated
   Maturity(1).....................................        357 months             357 months          356 months
Range of Original Loan-to-Value Ratios.............     23.86% to 95.00%       23.86% to 95.00%    37.04% to 80.00%
Weighted Average Original Loan-to-Value Ratio(1)...          70.98%                 72.28%              64.74%
Geographic Concentration of Mortgaged Properties
   Securing Mortgage Loans in Excess of 5% of the
   Aggregate Stated Principal Balance(1)
      Virginia.....................................          25.82%                 20.87%              49.64%
      California...................................          25.75%                 28.27%              13.62%
      Maryland.....................................          10.99%                 10.74%              12.21%
      Washington...................................           5.28%                 5.85%                 *
      Florida......................................             *                     *                 6.28%

----------
(1)  Approximate.

*    Less than 5% of the aggregate Stated Principal Balance.

                                      S-41

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2         AVERAGE        WEIGHTED
                                  GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
         OCCUPANCY                 LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Primary Residence                   229        $112,720,758         98.36%         $492,230          744          71.09%
Second Home                           3           1,882,786          1.64           627,595          747          64.42
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744          70.98%
=============================================================================================================================

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 PROPERTY TYPES

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2         AVERAGE        WEIGHTED
                                  GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                 MORTGAGE      BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
       PROPERTY TYPE               LOANS       CUT-OFF DATE         BALANCE      CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Single Family Residence             176        $ 89,980,115         78.51%         $511,251          745          69.91%
PUD-Detached                         26          12,966,210         11.31           498,700          741          73.90
Condominium                          19           7,312,093          6.38           384,847          738          75.92
Townhouse                             5           2,055,326          1.79           411,065          742          78.61
PUD-Attached                          5           1,856,600          1.62           371,320          765          72.51
2-Family                              1             433,199          0.38           433,199          746          80.00
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744          70.98%
=============================================================================================================================

                              MORTGAGE LOAN PURPOSE

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2         AVERAGE        WEIGHTED
                                  GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE       WEIGHTED
                                 MORTGAGE      BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT    AVERAGE ORIGINAL
     MORTGAGE LOAN PURPOSE         LOANS       CUT-OFF DATE         BALANCE      CUT-OFF DATE       SCORE      LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------------

Purchase                            132        $ 64,800,626         56.54%         $490,914          749          74.04%
Refinance-Cashout                    62          30,395,281         26.52           490,246          738          66.77
Refinance-Rate/Term                  38          19,407,637         16.93           510,727          739          67.36
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744          70.98%
=============================================================================================================================

                                      S-42

             GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED     WEIGHTED
                                  GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
        GEOGRAPHIC AREA            LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

Arizona                               3        $  1,467,045          1.28%        $  489,015         769         71.30%
California                           51          29,511,176         25.75            578,651         729         70.98
Colorado                             11           3,458,242          3.02            314,386         754         68.82
Delaware                              1           1,000,000          0.87          1,000,000         700         55.04
District of Columbia                  6           2,632,800          2.30            438,800         744         80.77
Florida                               7           3,836,626          3.35            548,089         756         67.01
Georgia                               6           2,463,883          2.15            410,647         727         79.54
Idaho                                 2             601,096          0.52            300,548         771         80.00
Illinois                              5           1,860,200          1.62            372,040         760         70.52
Indiana                               1             478,885          0.42            478,885         764         80.00
Maryland                             25          12,595,459         10.99            503,818         749         71.54
Massachusetts                         2           1,113,322          0.97            556,661         734         80.00
Minnesota                             3           1,504,932          1.31            501,644         747         78.09
New Hampshire                         1             650,000          0.57            650,000         669         66.87
New Jersey                            5           3,184,200          2.78            636,840         752         64.63
New York                              3           1,450,132          1.27            483,377         726         76.79
North Carolina                        5           1,896,800          1.66            379,360         747         71.35
Ohio                                  1             819,000          0.71            819,000         769         80.00
Oregon                                7           2,258,274          1.97            322,611         726         72.14
Pennsylvania                          3           1,096,700          0.96            365,567         734         76.39
Tennessee                             3           1,243,500          1.09            414,500         764         57.35
Texas                                 7           3,267,460          2.85            466,780         739         74.12
Utah                                  1             456,000          0.40            456,000         730         80.00
Virginia                             56          29,589,440         25.82            528,383         759         69.81
Washington                           16           6,047,372          5.28            377,961         744         69.74
Wisconsin                             1             121,000          0.11            121,000         671         48.02
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%        $  493,981         744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, no more than approximately 4.16% of the Group 2
     Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                      S-43

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED     WEIGHTED
            CURRENT               GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         MORTGAGE LOAN            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
    PRINCIPAL BALANCES ($)         LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

   50,001 -   100,000                 2        $    181,752          0.16%        $   90,876         753         58.39%
  100,001 -   150,000                11           1,386,603          1.21            126,055         742         74.68
  150,001 -   200,000                13           2,310,243          2.02            177,711         752         72.74
  200,001 -   250,000                14           3,026,346          2.64            216,168         748         74.37
  250,001 -   300,000                12           3,380,980          2.95            281,748         763         75.59
  300,001 -   350,000                15           4,951,598          4.32            330,107         744         74.13
  350,001 -   400,000                14           5,245,048          4.58            374,646         760         74.50
  400,001 -   450,000                22           9,405,919          8.21            427,542         739         74.27
  450,001 -   500,000                28          13,430,338         11.72            479,655         736         69.72
  500,001 -   550,000                23          12,028,892         10.50            522,995         734         71.58
  550,001 -   600,000                16           9,324,749          8.14            582,797         751         75.42
  600,001 -   650,000                21          13,253,259         11.56            631,108         732         71.02
  650,001 -   700,000                 3           2,014,599          1.76            671,533         730         75.27
  700,001 -   750,000                 3           2,219,822          1.94            739,941         731         79.35
  750,001 -   800,000                 7           5,483,882          4.79            783,412         738         67.42
  800,001 -   850,000                 5           4,151,200          3.62            830,240         730         80.00
  850,001 -   900,000                 7           6,153,703          5.37            879,100         766         70.26
  900,001 -   950,000                 1             937,500          0.82            937,500         717         56.82
  950,001 - 1,000,000                12          11,881,372         10.37            990,114         756         58.99
1,000,001 - 1,500,000                 3           3,835,740          3.35          1,278,580         780         67.08
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%        $  493,981         744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 2 Mortgage Loans is expected to be approximately $493,981.

                                      S-44

                 ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED      WEIGHTED
           ORIGINAL               GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
        DEBT-TO-INCOME            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
          RATIOS (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

10.01 - 15.00                         1        $     84,900          0.07%         $ 84,900          763         33.73%
15.01 - 20.00                         4           3,048,466          2.66           762,117          773         72.34
20.01 - 25.00                        12           7,399,735          6.46           616,645          776         62.97
25.01 - 30.00                        26          11,255,494          9.82           432,904          753         67.94
30.01 - 35.00                        39          19,375,557         16.91           496,809          737         73.14
35.01 - 40.00                        45          24,830,706         21.67           551,793          751         70.18
40.01 - 45.00                        48          22,099,130         19.28           460,399          740         74.06
45.01 - 50.00                        47          21,925,335         19.13           466,496          734         70.33
50.01 - 55.00                         4           1,481,109          1.29           370,277          709         67.68
55.01 - 60.00                         4           1,835,999          1.60           459,000          728         80.00
60.01 - 65.00                         1             419,912          0.37           419,912          737         64.62
65.01 - 70.00                         1             847,200          0.74           847,200          703         80.00
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately
     38.15%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2         AVERAGE        WEIGHTED      WEIGHTED
           ORIGINAL               GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         LOAN-TO-VALUE            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
          RATIOS (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

20.01 - 25.00                         2        $  1,024,871          0.89%         $512,436          736         24.42%
30.01 - 35.00                         2             515,843          0.45           257,922          742         33.96
35.01 - 40.00                         4           2,613,594          2.28           653,398          779         37.97
40.01 - 45.00                         4           1,339,696          1.17           334,924          758         42.77
45.01 - 50.00                         5           2,673,931          2.33           534,786          777         49.04
50.01 - 55.00                        12           7,426,688          6.48           618,891          753         53.40
55.01 - 60.00                         9           6,069,833          5.30           674,426          743         56.20
60.01 - 65.00                        11           6,301,773          5.50           572,888          758         62.99
65.01 - 70.00                        24          14,533,353         12.68           605,556          752         67.73
70.01 - 75.00                        19           9,673,360          8.44           509,124          743         73.71
75.01 - 80.00                       136          61,323,255         53.51           450,906          738         79.53
80.01 - 85.00                         2             761,000          0.66           380,500          700         84.10
85.01 - 90.00                         1             210,000          0.18           210,000          725         89.36
90.01 - 95.00                         1             136,347          0.12           136,347          761         95.00
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately
     70.98%.

                                      S-45

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED      WEIGHTED
            CURRENT               GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
       MORTGAGE INTEREST          MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           RATES (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

5.001 - 5.250                         1        $    998,088          0.87%         $998,088          745         54.95%
5.251 - 5.500                         7           3,963,460          3.46           566,209          763         73.59
5.501 - 5.750                        46          25,679,219         22.41           558,244          752         68.64
5.751 - 6.000                       129          61,318,386         53.50           475,336          746         71.44
6.001 - 6.250                        43          20,587,802         17.96           478,786          731         72.38
6.251 - 6.500                         6           2,056,589          1.79           342,765          711         75.39
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 2 Mortgage Loans is expected to be approximately 5.910% per annum.

                      NUMBER OF MONTHS SINCE ORIGINATION(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED      WEIGHTED
         MONTHS SINCE             GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
          ORIGINATION             MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           (MONTHS)                LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

1 - 6                               223        $110,011,275         95.99%         $493,324          743         70.92%
7 - 12                                9           4,592,269          4.01           510,252          770         72.56
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average number of Months Since
     Origination of the Group 2 Mortgage Loans is expected to be approximately 4 months.

                               REMAINING TERMS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         REMAINING TERM           MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
            (MONTHS)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

341 - 360                           232        $114,603,544        100.00%         $493,981          744         70.98%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744         70.98%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 2 Mortgage Loans is expected to be approximately 357 months.

                                      S-46

                           CREDIT SCORES OF MORTGAGORS

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 2          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 2    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         CREDIT SCORES            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
         OF MORTGAGORS             LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

801 - 850                            18        $  6,517,853          5.69%         $362,103          808         66.01%
751 - 800                            96          50,811,727         44.34           529,289          776         68.74
701 - 750                            77          38,044,161         33.20           494,080          722         73.92
651 - 700                            41          19,229,803         16.78           469,020          684         72.76
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              232        $114,603,544        100.00%         $493,981          744         70.98%
==========================================================================================================================

                                      S-47

GROUP 3 MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Group 3
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                         All Group 3       Group 3 Premium     Group 3 Discount
                                                       Mortgage Loans       Mortgage Loans      Mortgage Loans
                                                      -----------------   -----------------   -----------------

Number of Mortgage Loans...........................          229                 209                  20
Aggregate Stated Principal Balance(1)..............     $100,211,992         $90,772,326          $9,439,667
Range of Original Terms to Stated Maturity.........      360 months           360 months          360 months
                                                          $97,000 to          $97,000 to           $146,990 to
Range of Stated Principal Balances(1)..............       $1,100,000          $1,100,000           $999,999
Average Stated Principal Balance(1)................       $437,607             $434,317            $471,983
Latest Stated Maturity Date........................   December 1, 2035     December 1, 2035    November 1, 2035
Range of Mortgage Interest Rates...................   5.375% to 6.250%     5.750% to 6.250%    5.375% to 5.625%
Weighted Average Mortgage Interest Rate(1).........        5.891%               5.927%              5.551%
Range of Remaining Terms to Stated Maturity........   351 to 359 months   353 to 359 months   351 to 358 months
Weighted Average Remaining Term to Stated
   Maturity(1).....................................      357 months           357 months          357 months
Range of Original Loan-to-Value Ratios.............   24.17% to 95.00%     24.17% to 95.00%    34.46% to 90.00%
Weighted Average Original Loan-to-Value
   Ratio(1)........................................        68.94%               69.25%              65.87%
Geographic Concentration of Mortgaged Properties
   Securing Mortgage Loans in Excess of 5% of the
   Aggregate Stated Principal Balance(1)
      California...................................        45.48%               44.16%              58.17%
      Virginia.....................................         9.55%               10.54%                *
      Connecticut..................................           *                   *                 9.53%
      New York.....................................           *                   *                 7.38%
      Maryland.....................................           *                   *                 5.36%

----------
(1)  Approximate.

*    Less than 5% of the aggregate Stated Principal Balance.

                                      S-48

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3         AVERAGE        WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           OCCUPANCY               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE      SCORE     LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

Primary Residence                   224        $ 98,352,253         98.14%         $439,073          743         68.75%
Second Home                           5           1,859,739          1.86           371,948          763         78.75
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 PROPERTY TYPES

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
         PROPERTY TYPE             LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

Single Family Residence             194        $ 84,824,423         84.64%         $437,239          744         68.51%
PUD-Attached                         14           6,251,762          6.24           446,554          722         70.49
Condominium                          14           5,560,725          5.55           397,195          754         75.01
PUD-Detached                          4           2,249,583          2.24           562,396          757         69.75
2-Family                              3           1,325,500          1.32           441,833          756         62.11
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

                              MORTGAGE LOAN PURPOSE

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         MORTGAGE LOAN            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
            PURPOSE                LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

Refinance-Cashout                    83        $ 36,796,598         36.72%         $443,333          742         64.45%
Purchase                             74          35,958,825         35.88           485,930          755         74.23
Refinance-Rate/Term                  72          27,456,569         27.40           381,341          730         68.01
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

                                      S-49

             GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
        GEOGRAPHIC AREA            LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

Alabama                               1        $    197,775          0.20%         $197,775          705         79.11%
Arizona                               3           1,703,805          1.70           567,935          744         61.66
Arkansas                              1             222,787          0.22           222,787          657         89.99
California                           83          45,576,747         45.48           549,117          748         65.37
Colorado                              3           1,127,697          1.13           375,899          706         80.00
Connecticut                           5           3,160,094          3.15           632,019          782         57.33
District of Columbia                  2           1,070,000          1.07           535,000          729         68.85
Florida                               9           2,620,728          2.62           291,192          748         74.44
Georgia                              15           3,868,068          3.86           257,871          738         76.18
Hawaii                                3           1,315,928          1.31           438,643          725         71.94
Idaho                                 1             459,393          0.46           459,393          705         80.00
Illinois                              4           1,271,140          1.27           317,785          753         79.38
Indiana                               2             408,700          0.41           204,350          702         83.15
Kentucky                              1             122,500          0.12           122,500          673         79.55
Maine                                 3             629,597          0.63           209,866          708         73.82
Maryland                             11           4,509,316          4.50           409,938          726         71.40
Massachusetts                         5           1,965,592          1.96           393,118          773         68.62
Michigan                             15           3,787,111          3.78           252,474          733         76.35
Minnesota                             1             580,000          0.58           580,000          759         73.32
Nevada                                2             932,348          0.93           466,174          757         85.91
New Jersey                            8           3,052,530          3.05           381,566          723         70.54
New Mexico                            1             154,269          0.15           154,269          704         34.46
New York                              5           2,043,537          2.04           408,707          755         72.40
North Carolina                        3           1,132,047          1.13           377,349          753         71.26
Oregon                                4             997,500          1.00           249,375          722         72.97
Pennsylvania                          4           1,639,448          1.64           409,862          715         82.19
Rhode Island                          1             276,000          0.28           276,000          708         80.00
Tennessee                             1             291,900          0.29           291,900          723         79.99
Texas                                 2           1,387,500          1.38           693,750          763         75.85
Utah                                  1             440,000          0.44           440,000          722         80.00
Virginia                             21           9,565,544          9.55           455,502          743         66.71
Washington                            8           3,702,393          3.69           462,799          738         75.94
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, no more than approximately 1.58% of the Group 3
     Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                      S-50

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
     CURRENT MORTGAGE LOAN        MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
    PRINCIPAL BALANCES ($)         LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

   50,001 -   100,000                 2        $    197,000          0.20%        $   98,500         721         68.15%
  100,001 -   150,000                12           1,535,859          1.53            127,988         729         71.58
  150,001 -   200,000                22           3,875,421          3.87            176,156         723         71.87
  200,001 -   250,000                18           3,995,696          3.99            221,983         719         74.53
  250,001 -   300,000                13           3,606,719          3.60            277,440         716         75.49
  300,001 -   350,000                14           4,607,313          4.60            329,094         743         75.11
  350,001 -   400,000                14           5,202,608          5.19            371,615         743         70.98
  400,001 -   450,000                27          11,621,216         11.60            430,415         748         68.46
  450,001 -   500,000                36          16,948,607         16.91            470,795         747         67.16
  500,001 -   550,000                15           7,925,403          7.91            528,360         744         69.69
  550,001 -   600,000                15           8,793,408          8.77            586,227         723         72.01
  600,001 -   650,000                11           6,977,507          6.96            634,319         751         70.30
  650,001 -   700,000                 8           5,396,334          5.38            674,542         760         74.08
  700,001 -   750,000                 4           2,931,247          2.93            732,812         741         59.02
  750,001 -   800,000                 4           3,112,275          3.11            778,069         764         63.81
  800,001 -   850,000                 2           1,675,000          1.67            837,500         723         73.84
  850,001 -   900,000                 2           1,797,184          1.79            898,592         800         51.20
  950,001 - 1,000,000                 9           8,913,197          8.89            990,355         762         63.53
1,000,001 - 1,500,000                 1           1,100,000          1.10          1,100,000         715         52.38
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%        $  437,607         744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 3 Mortgage Loans is expected to be approximately $437,607.

                                      S-51

                 ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
           ORIGINAL               GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
        DEBT-TO-INCOME            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
          RATIOS (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

 5.01 - 10.00                         1        $    975,000          0.97%         $975,000          796         65.00%
10.01 - 15.00                         4           2,169,520          2.16           542,380          791         60.76
15.01 - 20.00                         5           1,650,343          1.65           330,069          761         52.70
20.01 - 25.00                         7           3,298,109          3.29           471,158          731         62.56
25.01 - 30.00                        21           8,354,011          8.34           397,810          753         67.26
30.01 - 35.00                        43          19,622,962         19.58           456,348          742         67.52
35.01 - 40.00                        44          20,533,752         20.49           466,676          742         67.91
40.01 - 45.00                        66          25,991,704         25.94           393,814          733         73.65
45.01 - 50.00                        37          17,428,492         17.39           471,040          751         69.21
60.01 - 65.00                         1             188,100          0.19           188,100          710         95.00
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately
     37.34%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
           ORIGINAL               GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         LOAN-TO-VALUE            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
          RATIOS (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

20.01 - 25.00                         1        $    145,995          0.15%         $145,995          722         24.17%
25.01 - 30.00                         1             999,900          1.00           999,900          748         28.57
30.01 - 35.00                         1             154,269          0.15           154,269          704         34.46
35.01 - 40.00                         4           1,514,511          1.51           378,628          755         37.75
40.01 - 45.00                         5           2,717,074          2.71           543,415          785         43.11
45.01 - 50.00                         7           3,379,143          3.37           482,735          741         48.88
50.01 - 55.00                         8           3,646,440          3.64           455,805          728         51.79
55.01 - 60.00                        20           9,468,405          9.45           473,420          749         57.47
60.01 - 65.00                        24          12,764,779         12.74           531,866          748         62.96
65.01 - 70.00                        28          14,611,780         14.58           521,849          757         68.70
70.01 - 75.00                        21          11,079,440         11.06           527,592          745         73.70
75.01 - 80.00                       102          37,852,425         37.77           371,102          735         79.38
85.01 - 90.00                         6           1,689,731          1.69           281,622          715         89.67
90.01 - 95.00                         1             188,100          0.19           188,100          710         95.00
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately
     68.94%.

                                      S-52

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
            CURRENT               GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
       MORTGAGE INTEREST          MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           RATES (%)               LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

5.251 - 5.500                        11        $  5,150,957          5.14%         $468,269          754         69.28%
5.501 - 5.750                        49          24,508,814         24.46           500,180          741         66.98
5.751 - 6.000                       133          59,366,771         59.24           446,367          747         68.92
6.001 - 6.250                        36          11,185,450         11.16           310,707          728         73.13
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 3 Mortgage Loans is expected to be approximately 5.891% per annum.

                      NUMBER OF MONTHS SINCE ORIGINATION(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
         MONTHS SINCE             GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
          ORIGINATION             MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           (MONTHS)                LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

1 - 6                               193        $ 91,553,196         91.36%         $474,369          747         68.37%
7 - 12                               36           8,658,796          8.64           240,522          704         74.92
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average number of Months Since
     Origination of the Group 3 Mortgage Loans is expected to be approximately 4 months.

                               REMAINING TERMS(1)

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
        REMAINING TERM            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           (MONTHS)                LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

341 - 360                           229        $100,211,992        100.00%         $437,607          744         68.94%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 3 Mortgage Loans is expected to be approximately 357 months.

                                      S-53

                           CREDIT SCORES OF MORTGAGORS

                                                                    % OF
                                 NUMBER OF       AGGREGATE         GROUP 3          AVERAGE       WEIGHTED      WEIGHTED
                                  GROUP 3    STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
         CREDIT SCORES            MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
         OF MORTGAGORS             LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

801 - 850                             7         $ 4,031,052          4.02%         $575,865          805         62.51%
751 - 800                            86          40,810,475         40.72           474,540          776         67.90
701 - 750                            91          39,089,121         39.01           429,551          729         69.47
651 - 700                            45          16,281,343         16.25           361,808          684         71.84
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              229        $100,211,992        100.00%         $437,607          744         68.94%
==========================================================================================================================

                                      S-54

CROSSED GROUP MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Cross Group
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                                          Crossed Group       Crossed Group
                                                      Crossed Group          Premium             Discount
                                                      Mortgage Loans      Mortgage Loans      Mortgage Loans
                                                    -----------------   -----------------   -----------------

Number of Mortgage Loans.........................          667                 390                 277
Aggregate Stated Principal Balance(1)............     $367,540,651         $206,648,186        $160,892,465
Range of Original Terms to Stated Maturity.......   240 to 360 months   240 to 360 months   240 to 360 months
                                                        $80,171 to          $80,171 to         $146,990 to
Range of Stated Principal Balances(1)............       $3,490,685          $3,490,685          $1,493,387
Average Stated Principal Balance(1)..............       $551,035             $529,867            $580,839
Latest Stated Maturity Date......................   December 1, 2035     December 1, 2035    December 1, 2035
Range of Mortgage Interest Rates.................   5.000% to 7.000%     5.750% to 7.000%    5.000% to 6.000%
Weighted Average Mortgage Interest Rate(1).......        5.931%               6.062%              5.762%
Range of Remaining Terms to Stated Maturity......   227 to 359 months   227 to 359 months   236 to 359 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................      356 months           357 months          355 months
Range of Original Loan-to-Value Ratios...........   20.53% to 95.00%     20.53% to 95.00%    22.73% to 90.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................        67.30%               66.86%              67.86%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
      California.................................        44.92%               40.09%              51.13%
      New York...................................         9.05                 9.23                8.81
      Virginia...................................         5.83                 6.93                 *
      Washington.................................           *                   *                  5.95

----------
(1)  Approximate.

*    Less than 5% of the aggregate Stated Principal Balance.

                                      S-55

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                 NUMBER OF                          % OF
                                  CROSSED       AGGREGATE       CROSSED GROUP       AVERAGE        WEIGHTED     WEIGHTED
                                   GROUP     STATED PRINCIPAL    CUT-OFF DATE   STATED PRINCIPAL   AVERAGE       AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL       BALANCE AS OF     CREDIT       ORIGINAL
          OCCUPANCY                LOANS       CUT-OFF DATE        BALANCE        CUT-OFF DATE       SCORE    LOAN-TO-VALUE
---------------------------------------------------------------------------------------------------------------------------

Primary Residence                   641        $353,262,162         96.12%          $551,111          741         67.38%
Second Home                          26          14,278,489          3.88            549,173          773         65.35
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%          $551,035          742         67.30%
===========================================================================================================================

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 PROPERTY TYPES

                                 NUMBER OF                          % OF
                                  CROSSED        AGGREGATE      CROSSED GROUP        AVERAGE       WEIGHTED     WEIGHTED
                                   GROUP     STATED PRINCIPAL    CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL       BALANCE AS OF     CREDIT       ORIGINAL
      PROPERTY TYPE                LOANS       CUT-OFF DATE        BALANCE        CUT-OFF DATE       SCORE    LOAN-TO-VALUE
---------------------------------------------------------------------------------------------------------------------------

Single Family Residence             573        $317,257,319         86.32%          $553,678          742         67.22%
Condominium                          46          24,435,841          6.65            531,214          748         67.61
PUD-Attached                         23          11,638,220          3.17            506,010          719         71.94
PUD-Detached                         16           8,711,578          2.37            544,474          764         69.57
Cooperative                           5           3,812,593          1.04            762,519          781         58.18
2-Family                              4           1,685,100          0.46            421,275          766         54.65
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%          $551,035          742         67.30%
===========================================================================================================================

                              MORTGAGE LOAN PURPOSE

                                 NUMBER OF                          % OF
                                  CROSSED        AGGREGATE      CROSSED GROUP       AVERAGE        WEIGHTED     WEIGHTED
                                   GROUP     STATED PRINCIPAL    CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
       MORTGAGE LOAN              MORTGAGE     BALANCE AS OF      PRINCIPAL       BALANCE AS OF     CREDIT       ORIGINAL
          PURPOSE                  LOANS       CUT-OFF DATE        BALANCE        CUT-OFF DATE       SCORE    LOAN-TO-VALUE
---------------------------------------------------------------------------------------------------------------------------

Purchase                            258        $152,203,872         41.41%          $589,937          753         72.43%
Refinance-Cashout                   240         121,184,320         32.97            504,935          738         63.62
Refinance-Rate/Term                 169          94,152,459         25.62            557,115          731         63.73
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%          $551,035          742         67.30%
===========================================================================================================================

                                      S-56

             GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES(1)

                                 NUMBER OF                          % OF
                                  CROSSED       AGGREGATE       CROSSED GROUP       AVERAGE        WEIGHTED     WEIGHTED
                                   GROUP     STATED PRINCIPAL    CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL       BALANCE AS OF     CREDIT       ORIGINAL
       GEOGRAPHIC AREA             LOANS       CUT-OFF DATE        BALANCE        CUT-OFF DATE       SCORE    LOAN-TO-VALUE
---------------------------------------------------------------------------------------------------------------------------

Alabama                               2        $    395,775          0.11%         $  197,888         667         83.75%
Arizona                              16           8,736,025          2.38             546,002         727         65.64
Arkansas                              1             222,787          0.06             222,787         657         89.99
California                          282         165,113,307         44.92             585,508         744         65.16
Colorado                              8           3,795,758          1.03             474,470         732         72.21
Connecticut                          14          10,007,399          2.72             714,814         765         63.61
District of Columbia                  6           8,085,353          2.20           1,347,559         722         48.99
Florida                              19           7,970,578          2.17             419,504         726         74.29
Georgia                              20           6,973,215          1.90             348,661         746         76.76
Hawaii                                6           4,575,852          1.24             762,642         767         54.65
Idaho                                 1             459,393          0.12             459,393         705         80.00
Illinois                             15           6,342,481          1.73             422,832         744         71.93
Indiana                               2             408,700          0.11             204,350         702         83.15
Kentucky                              1             122,500          0.03             122,500         673         79.55
Maine                                 3             629,597          0.17             209,866         708         73.82
Maryland                             28          14,247,174          3.88             508,828         724         71.42
Massachusetts                        22          12,648,990          3.44             574,954         758         70.02
Michigan                             18           5,458,292          1.49             303,238         730         69.58
Minnesota                             3           1,419,427          0.39             473,142         752         77.27
Nevada                                4           2,370,485          0.64             592,621         775         70.63
New Hampshire                         1             439,101          0.12             439,101         769         80.00
New Jersey                           27          13,366,249          3.64             495,046         742         70.28
New Mexico                            3           1,104,796          0.30             368,265         716         66.93
New York                             53          33,244,928          9.05             627,263         744         66.27
North Carolina                        5           2,132,375          0.58             426,475         711         75.36
Ohio                                  3           2,241,713          0.61             747,238         754         71.60
Oregon                               11           4,683,628          1.27             425,784         728         71.97
Pennsylvania                          6           3,186,166          0.87             531,028         725         77.88
Rhode Island                          1             276,000          0.08             276,000         708         80.00
South Carolina                        4           1,996,969          0.54             499,242         784         77.35
Tennessee                             4           1,731,087          0.47             432,772         715         70.93
Texas                                 5           2,636,941          0.72             527,388         733         76.86
Utah                                  2             867,402          0.24             433,701         724         80.00
Virginia                             39          21,430,154          5.83             549,491         742         70.19
Washington                           31          17,696,105          4.81             570,842         746         70.59
Wisconsin                             1             523,952          0.14             523,952         704         75.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%         $  551,035         742         67.30%
===========================================================================================================================

(1)  As of the Cut-off Date, no more than approximately 1.41% of the Crossed
     Group Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                      S-57

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                    % OF
                                 NUMBER OF                         CROSSED        AVERAGE
                                  CROSSED        AGGREGATE          GROUP         STATED       WEIGHTED     WEIGHTED
           CURRENT                 GROUP     STATED PRINCIPAL   CUT-OFF DATE     PRINCIPAL      AVERAGE      AVERAGE
         MORTGAGE LOAN            MORTGAGE     BALANCE AS OF      PRINCIPAL    BALANCE AS OF    CREDIT      ORIGINAL
    PRINCIPAL BALANCES (%)         LOANS       CUT-OFF DATE        BALANCE      CUT-OFF DATE     SCORE    LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------

   50,001 -   100,000                 3        $    277,171          0.08%       $   92,390       706         54.38%
  100,001 -   150,000                12           1,535,859          0.42           127,988       729         71.58
  150,001 -   200,000                30           5,309,121          1.44           176,971       716         70.99
  200,001 -   250,000                20           4,408,902          1.20           220,445       715         73.82
  250,001 -   300,000                25           6,866,341          1.87           274,654       709         69.52
  300,001 -   350,000                25           8,285,376          2.25           331,415       730         69.40
  350,001 -   400,000                28          10,626,420          2.89           379,515       742         69.68
  400,001 -   450,000               120          51,422,761         13.99           428,523       746         68.73
  450,001 -   500,000               134          63,669,427         17.32           475,145       747         68.20
  500,001 -   550,000                72          37,766,788         10.28           524,539       746         72.05
  550,001 -   600,000                35          20,434,038          5.56           583,830       726         73.12
  600,001 -   650,000                27          16,983,576          4.62           629,021       752         68.93
  650,001 -   700,000                13           8,789,503          2.39           676,116       747         69.41
  700,001 -   750,000                10           7,348,484          2.00           734,848       712         61.98
  750,001 -   800,000                10           7,770,246          2.11           777,025       744         65.27
  800,001 -   850,000                12           9,945,619          2.71           828,802       731         68.74
  850,001 -   900,000                 6           5,323,485          1.45           887,248       767         60.74
  950,001 - 1,000,000                35          34,812,040          9.47           994,630       737         65.10
1,000,001 - 1,500,000                47          58,682,136         15.97         1,248,556       752         62.43
1,500,001 - 2,000,000                 1           1,696,766          0.46         1,696,766       698         54.49
2,000,001 - 2,500,000                 1           2,095,907          0.57         2,095,907       728         68.85
3,000,001 or greater                  1           3,490,685          0.95         3,490,685       763         30.43
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%       $  551,035       742         67.30%
=======================================================================================================================

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Crossed Group Mortgage Loans is expected to be approximately $551,035.

                                      S-58

                 ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS(1)

                                                                    % OF
                                 NUMBER OF                         CROSSED        AVERAGE
                                  CROSSED        AGGREGATE          GROUP         STATED       WEIGHTED     WEIGHTED
           ORIGINAL                GROUP     STATED PRINCIPAL   CUT-OFF DATE     PRINCIPAL      AVERAGE      AVERAGE
         DEBT-TO-INCOME           MORTGAGE     BALANCE AS OF      PRINCIPAL    BALANCE AS OF    CREDIT      ORIGINAL
           RATIOS (%)              LOANS       CUT-OFF DATE        BALANCE      CUT-OFF DATE     SCORE    LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------

 0.01 -  5.00                         3        $  1,870,185          0.51%       $  623,395       771         51.56%
 5.01 - 10.00                         6           7,672,578          2.09         1,278,763       761         48.26
10.01 - 15.00                        12           7,329,926          1.99           610,827       758         64.29
15.01 - 20.00                        23          14,462,195          3.93           628,791       760         65.01
20.01 - 25.00                        30          17,285,559          4.70           576,185       743         66.03
25.01 - 30.00                        68          35,180,762          9.57           517,364       753         65.58
30.01 - 35.00                       121          68,291,031         18.58           564,389       738         65.54
35.01 - 40.00                       140          76,673,705         20.86           547,669       738         68.07
40.01 - 45.00                       136          64,765,481         17.62           476,217       736         71.03
45.01 - 50.00                        85          47,953,000         13.05           564,153       745         68.79
50.01 - 55.00                         7           6,274,198          1.71           896,314       725         66.15
55.01 - 60.00                        14           8,270,586          2.25           590,756       762         70.84
60.01 - 65.00                        20          10,354,031          2.82           517,702       722         71.79
65.01 - 70.00                         1             748,503          0.20           748,503       773         59.29
75.01 - 80.00                         1             408,911          0.11           408,911       777         60.59
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%       $  551,035       742         67.30%
=======================================================================================================================

(1)  As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Crossed Group Mortgage Loans is expected to be approximately 36.66%.

                                      S-59

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                    % OF
                                 NUMBER OF                         CROSSED        AVERAGE
                                  CROSSED        AGGREGATE          GROUP          STATED      WEIGHTED     WEIGHTED
           ORIGINAL                GROUP     STATED PRINCIPAL   CUT-OFF DATE     PRINCIPAL      AVERAGE      AVERAGE
         LOAN-TO-VALUE            MORTGAGE     BALANCE AS OF      PRINCIPAL    BALANCE AS OF    CREDIT      ORIGINAL
           RATIOS (%)              LOANS       CUT-OFF DATE        BALANCE      CUT-OFF DATE     SCORE    LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------

20.01 - 25.00                         5        $  1,515,291          0.41%        $303,058        779         22.00%
25.01 - 30.00                         4           3,175,443          0.86          793,861        766         28.90
30.01 - 35.00                         8           6,358,100          1.73          794,762        762         31.70
35.01 - 40.00                        16           9,266,847          2.52          579,178        746         38.19
40.01 - 45.00                        10           5,265,988          1.43          526,599        763         43.06
45.01 - 50.00                        18          11,782,803          3.21          654,600        746         48.48
50.01 - 55.00                        33          23,874,462          6.50          723,469        740         52.75
55.01 - 60.00                        56          29,392,051          8.00          524,858        748         57.81
60.01 - 65.00                        80          46,966,300         12.78          587,079        744         63.15
65.01 - 70.00                        89          60,699,423         16.52          682,016        740         68.17
70.01 - 75.00                        78          48,677,245         13.24          624,067        737         73.77
75.01 - 80.00                       259         117,185,793         31.88          452,455        741         79.38
80.01 - 85.00                         1             380,477          0.10          380,477        660         82.08
85.01 - 90.00                         9           2,812,329          0.77          312,481        724         89.30
90.01 - 95.00                         1             188,100          0.05          188,100        710         95.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%        $551,035        742         67.30%
=======================================================================================================================

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Crossed Group Mortgage Loans is expected to be approximately 67.30%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                    % OF
                                 NUMBER OF                         CROSSED        AVERAGE
                                  CROSSED       AGGREGATE           GROUP          STATED      WEIGHTED     WEIGHTED
            CURRENT                GROUP     STATED PRINCIPAL   CUT-OFF DATE     PRINCIPAL      AVERAGE      AVERAGE
       MORTGAGE INTEREST          MORTGAGE     BALANCE AS OF      PRINCIPAL    BALANCE AS OF    CREDIT      ORIGINAL
            RATES (%)              LOANS       CUT-OFF DATE        BALANCE      CUT-OFF DATE     SCORE    LOAN-TO-VALUE
-----------------------------------------------------------------------------------------------------------------------

4.751 - 5.000                         1        $    997,592          0.27%       $  997,592       688         74.07%
5.001 - 5.250                         3           3,482,410          0.95         1,160,803       739         58.21
5.251 - 5.500                        20          13,811,052          3.76           690,553       762         65.72
5.501 - 5.750                       146          80,052,403         21.78           548,304       746         67.55
5.751 - 6.000                       353         189,030,223         51.43           535,496       745         68.34
6.001 - 6.250                       116          60,765,869         16.53           523,844       731         67.18
6.251 - 6.500                        18          11,776,779          3.20           654,265       723         62.17
6.501 - 6.750                         5           4,896,689          1.33           979,338       746         42.76
6.751 - 7.000                         5           2,727,634          0.74           545,527       696         73.80
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%       $  551,035       742         67.30%
=======================================================================================================================

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Crossed Group Mortgage Loans is expected to be approximately 5.931%
     per annum.

                                      S-60

                      NUMBER OF MONTHS SINCE ORIGINATION(1)

                                                                    % OF
                                 NUMBER OF                         CROSSED
                                  CROSSED        AGGREGATE          GROUP           AVERAGE       WEIGHTED      WEIGHTED
                                   GROUP     STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
   MONTHS SINCE ORIGINATION       MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
           (MONTHS)                LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

 1 -  6                             620        $353,087,336         96.07%         $569,496          743         67.11%
 7 - 12                              46          14,373,145          3.91           312,460          722         72.20
13 - 18                               1              80,171          0.02            80,171          668         20.53
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%         $551,035          742         67.30%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average number of Months Since
     Origination of the Crossed Group Mortgage Loans is expected to be approximately 4 months.

                               REMAINING TERMS(1)

                                                                    % OF
                                 NUMBER OF                         CROSSED
                                  CROSSED        AGGREGATE          GROUP           AVERAGE       WEIGHTED      WEIGHTED
                                   GROUP     STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
    REMAINING TERM (MONTHS)        LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

221 - 240                             5        $  2,895,203          0.79%         $579,041          713         48.92%
301 - 320                             1             625,977          0.17           625,977          764         78.66
321 - 340                             1             424,961          0.12           424,961          785         69.31
341 - 360                           660         363,594,510         98.93           550,901          742         67.42
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%         $551,035          742         67.30%
==========================================================================================================================

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Crossed Group Mortgage Loans is expected to be approximately 356 months.

                           CREDIT SCORES OF MORTGAGORS

                                                                    % OF
                                 NUMBER OF                         CROSSED
                                  CROSSED        AGGREGATE          GROUP           AVERAGE       WEIGHTED      WEIGHTED
                                   GROUP     STATED PRINCIPAL   CUT-OFF DATE   STATED PRINCIPAL    AVERAGE      AVERAGE
                                  MORTGAGE     BALANCE AS OF      PRINCIPAL      BALANCE AS OF     CREDIT       ORIGINAL
  CREDIT SCORES OF MORTGAGORS      LOANS       CUT-OFF DATE        BALANCE       CUT-OFF DATE       SCORE    LOAN-TO-VALUE
--------------------------------------------------------------------------------------------------------------------------

801 - 850                            29        $ 16,555,816          4.50%         $570,890          805         66.31%
751 - 800                           283         163,918,719         44.60           579,218          777         66.08
701 - 750                           204         112,919,810         30.72           553,528          727         68.62
651 - 700                           138          67,393,995         18.34           488,362          679         68.06
601 - 650                            12           6,003,881          1.63           500,323          638         71.82
Not Scored                            1             748,430          0.20           748,430            0         51.19
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              667        $367,540,651        100.00%         $551,035          742         67.30%
==========================================================================================================================

                                      S-61

                      MORTGAGE LOAN UNDERWRITING STANDARDS

     The Depositor will purchase the Mortgage Loans from Bank of America, as the
Sponsor. The Mortgage Loans will have been either (i) originated by Bank of
America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Wells Fargo Bank's underwriting standards set forth below under
"--Wells Fargo Bank's Underwriting Standards," (ii) RFC's underwriting standards set forth below under "--RFC's Underwriting Standards" or (iii) WAMU's underwriting standards set forth below under "--WAMU's Underwriting Standards").

     The underwriting standards used by the Originators are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

WELLS FARGO BANK'S UNDERWRITING STANDARDS

     All of the Mortgage Loans originated or acquired by Wells Fargo Bank were underwritten in accordance with the following guidelines. The following is a summary of Wells Fargo Bank's "general" underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo
Bank's "retention program."

     General Standards. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans originated by Wells Fargo
Bank, unaffiliated third parties may have performed the underwriting process.
Except as described below, the Mortgage Loans originated or acquired by Wells
Fargo Bank will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

     Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter
or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "MORTGAGE SCORE."

     The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO SCORE" which indicates a level of default probability over a two-year period.

     The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

                                      S-62

     With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells
Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("CONTRACT UNDERWRITERS") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo
Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo
Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a
Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "The Originators--Wells Fargo Bank, N.A.--Acquisition
of Mortgage Loans from Correspondents" in this prospectus supplement.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health
(assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders.
Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage
Score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by
Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained.
In some cases, employment histories may be obtained through third party vendors, that obtain employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells
Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain guidelines. Such maximum level guidelines vary depending on a number of factors including loan-to-value ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's
Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the

                                      S-63

proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin.
In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's
Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo
Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo
Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "HOME ASSET
MANAGEMENT(SM) ACCOUNT LOAN"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" used by Wells Fargo Bank is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan originated by Wells Fargo Bank that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through
Value Information Technology, Inc., an entity jointly owned by Wells Fargo Bank and an unaffiliated third party.

     The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion

                                      S-64

of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

     Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes
(excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

     Except as described below, mortgage loans originated by Wells Fargo Bank will generally be covered by an appropriate standard form ALTA title insurance policy, or a substantially similar policy or form of insurance acceptable to
Fannie Mae or Freddie Mac.

     Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan;
and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

     Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed
150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

     Underwriter Discretion. During the second calendar quarter of 2005, Wells
Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and

                                      S-65

foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

RFC'S UNDERWRITING STANDARDS

     General. The underwriting standards applicable to RFC include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

     Mortgage Loan Program. The Mortgage Loans acquired from RFC will have been purchased either directly or indirectly through RFC from sellers. These Mortgage
Loans will have been originated generally in accordance with RFC's underwriting standards or alternative underwriting criteria as described below under "General
Standards."

     General Standards. RFC's Jumbo A Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to principal balances that do not conform to the guidelines of Federal Home Loan
Mortgage Corporation, or Freddie Mac or the Federal National Mortgage
Association or Fannie Mae. The underwriting standards with respect to the mortgage loans will generally conform to those published in RFC's client guide, as application to the "Jumbo A" program.

     The underwriting standards contained in RFC's client guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for mortgage passthrough certificates. The mortgage loans may be underwritten by RFC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. RFC may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. The mortgage loans in any mortgage pool may be underwritten by RFC, a seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to RFC of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by RFC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "Automated Underwriting" below.

     With respect to the underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     In addition, RFC purchases mortgage loans which do not conform to the underwriting standards contained in the RFC's client guide. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by RFC. The sellers who sell to RFC will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by RFC. RFC will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to RFC. RFC

                                      S-66

may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan's insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by RFC.

     The level of review by RFC, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

          o    factors relating to the experience and status of the seller;

          o    characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program; and

          o    the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as
               determined based on a credit scoring model acceptable to RFC.

     RFC typically will review a sample of the mortgage loans purchased by RFC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.

     Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in RFC's client guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, this description generally does not distinguish among the various underwriting standards applicable to the mortgage loans nor describes any review for compliance with applicable underwriting standards performed by RFC. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances.

     RFC will also purchase mortgage loans from its affiliates, including GMAC
Mortgage Corporation and HomeComings Financial Network, Inc., with underwriting standards in accordance with RFC's client guide or as otherwise agreed to by
RFC. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by RFC, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with an loan-to-value ratio over 80%.

     RFC's Client Guide Standards. The following is a brief description of the underwriting standards set forth in RFC's client guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and

                                      S-67

an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust. In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed.
The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, including automated valuation models.

     Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by RFC after the origination of a mortgage loan if the seller does not provide to RFC a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans amortize over a 15- to 40-year period. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of this prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically.
If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

                                      S-68

     If so specified in this prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in RFC's client guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan.
Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in this prospectus supplement. The underwriting standards set forth in RFC's client guide will be varied in appropriate cases, including "limited"
or "reduced loan documentation" mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

     In its evaluation of mortgage loans that have more than twelve months of payment experience, RFC tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans.
Some mortgage loans seasoned for over twelve months may be underwritten for purchase by RFC based on the borrower's credit score and payment history, with no current income verification, and under alternative property valuation methods.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. RFC's underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support in the future the outstanding loan balance.

     Automated Underwriting. In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. RFC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in RFC's client guide as the underwriting criteria necessary to satisfy each underwriting program. The system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in RFC's client guide for that underwriting program are not satisfied.

     In some cases, RFC enters information into the automated underwriting system using documentation delivered to RFC by the seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before RFC will accept or reject the mortgage loan. For most sellers, RFC will conduct a limited review of the mortgage loan documentation.
If that limited review does not detect any material deviations from the applicable underwriting criteria, RFC will approve that mortgage loan for purchase. In other cases, the seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to RFC for purchase may be reviewed to verify that the information entered by the seller accurately reflects information contained in the underwriting documentation. For most sellers, RFC will verify the accuracy of the information with respect to a sample of that seller's mortgage loans. Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in RFC's client guide, which could in turn be applied to

                                      S-69

numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies RFC's underwriting criteria.

WAMU'S UNDERWRITING STANDARDS

     Underwriting Guidelines. The Mortgage Loans have been originated generally in accordance with the following underwriting guidelines established by WAMU.
The following is a summary of the underwriting guidelines generally applied by
WAMU and does not purport to be a complete description of the underwriting standards of WAMU. WAMU's underwriting guidelines generally are intended to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Some mortgage loans are manually underwritten, in which case an underwriter reviews a loan application and supporting documentation, if required, and a credit report of the borrower, and based on that review determines whether to originate a loan in the amount and with the terms stated in the loan application. Some mortgage loans are underwritten through WAMU's automated underwriting system, described below.

     Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding such factors as their assets, liabilities and related monthly payments, income, employment history and credit history. Each borrower also provides an authorization to access a credit report that summarizes the borrower's credit history. In the case of some mortgage loans originated under WAMU's streamline documentation programs
(described below), the prospective borrower is not required to provide certain financial information, including information about income and assets.

     Evaluation of the Borrower's Credit Standing. To evaluate a prospective borrower's credit history, the loan underwriter obtains a credit report relating to the borrower from one or more credit reporting companies, usually in the form of a merged credit report. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most cases the credit report provides a credit score for the borrower, which represents a numerical weighing of the borrower's credit characteristics. Credit scores are designed to assess a borrower's creditworthiness and likelihood to default on an obligation over a defined period (usually two to three years) based on a borrower's credit history. Credit scores do not necessarily correspond to the probability of default over the life of a mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, credit scores only indicate general creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Credit scores range from approximately 250 to approximately 900, with higher scores indicating more favorable credit history. If the loan underwriter obtains credit scores from three credit reporting companies, the middle score generally is used, and if two credit scores are obtained, the lowest score generally is used. In the case of co-borrowers, the credit score for the borrower with the lowest credit score generally is used (determined for each borrower as described in the immediately preceding sentence). Minimum credit scores are required for some loan products and loan programs. Credit scores may not be available for some borrowers.

     Evaluation of the Borrower's Repayment Ability. In evaluating a prospective borrower's ability to repay a mortgage loan, the loan underwriter considers the ratio of the borrower's mortgage payments, real property taxes and other monthly housing expenses to the borrower's gross income (referred to as the
"housing-to-income ratio" or "front end ratio"), and the ratio of the borrower's total monthly debt (including non-housing expenses) to the borrower's gross income (referred to as the "debt-to-income ratio" or "back end ratio"). The maximum acceptable ratios may vary depending on other loan factors, such as loan amount and loan purpose, loan-to-value ratio, credit score and the availability of other liquid assets. Exceptions to the ratio guidelines may be made when compensating factors are present.

     For purposes of calculating the "front end" and "back end" ratios for an
Option ARM Loan, the borrower's monthly mortgage debt is determined based on a minimum mortgage loan interest rate, which rate may be greater than the rate in effect for the mortgage loan during the initial fixed-rate period. This minimum rate is set by WAMU's credit department from time to time, and varies according to occupancy status and other factors. In addition, for purposes of calculating these ratios for an Option ARM Loan with a 40-year term, the borrower's monthly mortgage debt is determined based on 30-year term.

                                      S-70

     Evaluation of the Adequacy of the Collateral. The adequacy of the mortgaged property as collateral generally is determined by an appraisal made in accordance with pre-established appraisal guidelines. At origination, all appraisals are required to conform to the Uniform Standards of Professional
Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation, and are made on forms acceptable to Fannie Mae and/or Freddie Mac.
Appraisers may be staff appraisers employed by WAMU or independent appraisers selected in accordance with the pre-established appraisal guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in adequate condition and, if the property is new construction, whether it is substantially completed. However, in the case of mortgage loans underwritten through WAMU's automated underwriting system, an automated valuation method may be used, under which the appraiser does not personally inspect the property but instead relies on public records regarding the mortgaged property and/or neighboring properties. In either case, the appraisal normally is based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. For mortgage loans underwritten under WAMU's streamline documentation programs, the appraisal guidelines in some cases permit the appraisal obtained for an existing mortgage loan to be used. Title insurance is required for all mortgage loans, except that for mortgage loans secured by shares of cooperative apartments, title insurance is not required for the cooperative apartment building (but a lien search is provided by the title company). Specific additional title insurance coverage is required for some types of mortgage loans.

     Documentation Programs. Each mortgage loan has been underwritten under one of three documentation guidelines for verification of the borrower's stated
income and assets. Under WAMU's full/alternative documentation program, the prospective borrower's stated income is verified through receipt of the borrower's most recent pay stub and most recent W-2 form or, in the case of self-employed borrowers or borrowers with more than 25% of their income from commissions, two years of personal (and, if applicable, business) tax returns.
For self-employed borrowers, profit and loss statements may also be required.
Under the full/alternative documentation program, the borrower's stated assets are verified through receipt of the borrower's two most recent bank or brokerage statements. In addition, the borrower's employment is verified with the employer by telephone.

     WAMU's low documentation program places increased reliance on the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and (in some cases) the borrower's assets. It is available to borrowers with certain loan-to-value ratios, loan amounts and credit scores. Under this program, the income as stated in the borrower's loan application is not verified, although the borrower's employment may be verified by telephone. The borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion). Assets are required to be verified when used as a compensating factor to support the borrower's claimed income or when specific loan-to-value ratio or loan amount maximums are exceeded.

     WAMU has several "streamline" documentation programs under which the prospective borrower's income and assets either are not required to be obtained or are obtained but not verified. Eligibility criteria vary but may include minimum credit scores, maximum loan amounts, maximum debt-to-income ratios and specified payment histories on an existing mortgage loan (generally, a history of timely mortgage payments for the past twelve months, or for the duration of the mortgage loan if less than twelve months old) or on other debt. Purchase loans as well as refinance loans may be eligible under the streamline documentation programs. For some mortgage loans that qualify under these programs, the borrower's income and assets are not required to be obtained. For some other mortgage loans that qualify under these programs, the borrower's income and assets are obtained but not verified, the borrower's employment is verified with the employer by telephone, and the borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion).

     A credit report for the borrower generally is required for all mortgage loans underwritten under WAMU's full/alternative and low documentation programs, and for all but a small percentage of mortgage loans underwritten under WAMU's streamline documentation program.

     Exceptions to Program Parameters. Exceptions to WAMU's loan program parameters may be made on a case-by-case basis if compensating factors are present. In those cases, the basis for the exception is documented, and in some cases the approval of a senior underwriter is required. Compensating factors may include, but are not

                                      S-71

limited to, low loan-to-value ratio, low debt-to-income ratio, good credit standing, the availability of other liquid assets, stable employment and time in residence at the prospective borrower's current address.

     Automated Underwriting System. Some mortgage loans originated through
WAMU's retail and wholesale lending divisions have been underwritten in whole or in part through WAMU's proprietary automated underwriting system, known as
Enterprise Decision Engine or "EDE". Based on the borrower's credit report and the information in the borrower's loan application, the system either (a)
approves the loan subject to the satisfaction of specified conditions, which may include the receipt of additional documentation, or (b) refers the loan application to an underwriter for manual underwriting. In making the underwriting decision, EDE distinguishes between ten different levels of credit standing, based on both the credit score and other items in the borrower's credit report. WAMU has developed these ten levels of credit standing based on a statistical analysis of the past performance of approximately 193,000 mortgage loans originated by WAMU for its own portfolio between 1998 and 2001. WAMU has been using EDE for underwriting of mortgage loans since January 2005. WAMU has also used in the past, and currently uses, other automated underwriting systems.

     Quality Control Review. WAMU's credit risk oversight department conducts quality control reviews of statistical samplings of previously originated mortgage loans on a regular basis.

                                 THE ORIGINATORS

WELLS FARGO BANK, N.A.

     Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo &
Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

     Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

          (1) Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers ("PRIME 30-YEAR FIXED-RATE RELOCATION LOANS");

          (2) Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("PRIME 30-YEAR FIXED-RATE
     NON-RELOCATION LOANS");

          (3) Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("PRIME 15-YEAR FIXED-RATE LOANS");
     and

          (4) Adjustable-rate mortgage loans having original terms to maturity of approximately ten to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for
     "prime" mortgage loans ("PRIME ADJUSTABLE-RATE LOANS").

     From and including 1996 and through 2004, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $1.671 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells
Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and
Federal Home Loan Banks or mortgage loans insured or

                                      S-72

guaranteed by the Government National Mortgage Association, Federal Housing
Administration or Department of Veterans Affairs) for each of the different
"asset types" set forth in the table on the following page:

                                            2002                        2003                         2004
                                 -------------------------   --------------------------   --------------------------
                                              AGGREGATE                    AGGREGATE                    AGGREGATE
                                              ORIGINAL                     ORIGINAL                     ORIGINAL
                                 NO. OF       PRINCIPAL       NO. OF       PRINCIPAL       NO. OF       PRINCIPAL
          ASSET TYPE              LOANS   BALANCE OF LOANS    LOANS    BALANCE OF LOANS    LOANS    BALANCE OF LOANS
------------------------------   ------   ----------------   -------   ----------------   -------   ----------------

PRIME 30-YEAR FIXED-RATE
RELOCATION LOANS                  4,145    $ 1,815,610,315     1,793    $   841,966,676       824    $   398,637,205
PRIME 30-YEAR FIXED-RATE
NON-RELOCATION LOANS             98,842     35,972,426,476   105,382     38,683,850,900    23,069      9,241,754,761
PRIME 15-YEAR FIXED-RATE LOANS   12,918      5,659,976,450    28,959      9,993,194,106     5,373      2,549,777,150
PRIME ADJUSTABLE-RATE LOANS      81,320     40,677,473,242   129,581     54,481,080,940   114,303     52,435,484,897

     Mortgage Loan Production Sources

     Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the "Loan Stores") located throughout all 50 states, the District of Columbia and the territories of the
United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in
Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells
Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

     The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii)
referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv)
originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells
Fargo Ventures, LLC, has entered with realtors and banking institutions (the
"Joint Ventures") and (vi) referrals from mortgage brokers and similar entities.
In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators
("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents"
below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

     Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint
Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers.
Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or the Wells
Fargo Affiliates.

     Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by

                                      S-73

telephone. Wells Fargo Bank's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

     A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which
Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

     Acquisition of Mortgage Loans from Correspondents

     In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells
Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

     The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the
Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("DELEGATED
UNDERWRITING"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent's representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the
Correspondent's compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

RESIDENTIAL FUNDING CORPORATION

     General. RFC, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.
RFC's principal executive offices are located at 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000.
RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC
finances its operations primarily through its securitization program.

     RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one-
to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. RFC began to acquire and service "Alt-A" mortgages and closed-end and revolving loans secured by second liens in 1995. RFC also expanded its business to include "subprime" first lien mortgage loans in 1995.

     Legal Proceedings. There are no material pending legal or other proceedings involving the Mortgage Loans or RFC, as originator and servicer, or Homecomings
Financial Network, Inc. ("Homecomings"), as

                                      S-74

subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

     RFC is currently party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions. Based on information currently available, it is the opinion of RFC that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on RFC. Any such unfavorable outcome could adversely affect the ability of RFC to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of RFC with a successor servicer.

     Origination Experience - Size, Composition and Growth of Portfolio. The
following tables set forth the aggregate principal amount of first lien mortgage loans originated or acquired by RFC under its origination and acquisition programs for the past five years. RFC originated and acquired approximately
$24.9 billion and $2.6 billion in initial aggregate principal amount of mortgage assets in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC originated and acquired approximately
$55.2 billion and $4.4 billion in initial aggregate principal amount of mortgage assets in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The dollar amounts shown below are based on the applicable cut-off date principal balances when the mortgage loans were securitized or sold. The percentages shown under "Percentage Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

             RFC VOLUME BY APPLICABLE CUT-OFF DATE PRINCIPAL BALANCE

   FIRST LIEN
  ORIGINATIONS         2001              2002              2003              2004              2005
---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Prime (1)         $16,980,743,973   $24,504,734,384   $25,308,508,695   $14,204,846,086   $28,154,131,610
Non-Prime (2)     $ 7,904,966,515   $15,359,498,812   $27,431,842,369   $25,583,696,970   $27,090,618,909
Total             $24,885,710,488   $39,864,233,196   $52,740,351,064   $39,788,543,056   $55,244,750,519

Prime (1)                   68.23%            61.47%            47.99%            35.70%            50.96%
Non-Prime(2)                31.77%            38.53%            52.01%            64.30%            49.04%
Total                      100.00%           100.00%           100.00%           100.00%           100.00%

  PERCENTAGE
CHANGE FROM THE
  PRIOR YEAR
---------------
Prime (1)                   98.16%            44.31%             3.28%           -43.87%            98.20%
Non-Prime (2)                4.96%            94.30%            78.60%            -6.74%             5.89%
Total                       54.56%            60.19%            32.30%           -24.56%            38.85%

             RFC VOLUME BY APPLICABLE CUT-OFF DATE PRINCIPAL BALANCE

  SECOND LIEN
  ORIGINATIONS        2001              2002             2003            2004              2005
---------------   --------------   --------------   --------------   --------------   --------------

Prime (1)         $2,585,252,757   $3,447,658,131   $3,523,304,501   $3,249,021,118   $4,408,640,987
Non-Prime (2)                 --               --               --               --               --
Total             $2,585,252,757   $3,447,658,131   $3,523,304,501   $3,249,021,118   $4,408,640,987

Prime (1)                 100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime(2)                  --               --               --               --               --
Total                     100.00%          100.00%          100.00%          100.00%          100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime (1)                 -26.24%           33.36%            2.19%           -7.78%           35.69%
Non-Prime (2)                 --               --               --               --               --
Total                     -26.24%           33.36%            2.19%           -7.78%           35.69%

                                      S-75

                         RFC NUMBER OF LOAN ORIGINATIONS

   FIRST LIEN
  ORIGINATIONS      2001      2002      2003      2004      2005
---------------   -------   -------   -------   -------   -------
Prime (1)          59,267    88,032   101,347    61,760   101,891
Non-Prime (2)      72,639   135,990   198,955   179,734   168,241
Total             131,906   224,022   300,302   241,494   270,132

Prime (1)           44.93%    39.30%    33.75%    25.57%    37.72%
Non-Prime(2)        55.07%    60.70%    66.25%    74.43%    62.28%
Total              100.00%   100.00%   100.00%   100.00%   100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime (1)           56.44%    48.53%    15.13%   -39.06%    64.98%
Non-Prime (2)       -4.35%    87.21%    46.30%    -9.66%    -6.39%
Total               15.89%    69.83%    34.05%   -19.58%    11.86%

                         RFC NUMBER OF LOAN ORIGINATIONS

  SECOND LIEN
  ORIGINATIONS      2001     2002     2003      2004     2005
---------------   -------   ------   ------   -------   ------
Prime (1)          66,990   88,461   93,641    80,035   99,596
Non-Prime (2)          --       --       --        --       --
Total              66,990   88,461   93,641    80,035   99,596

Prime (1)          100.00%  100.00%  100.00%   100.00%  100.00%
Non-Prime(2)           --       --       --        --       --
Total              100.00%  100.00%  100.00%   100.00%  100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime (1)          -29.40%   32.05%    5.86%   -14.53%   24.44%
Non-Prime (2)          --       --       --        --       --
Total              -29.40%   32.05%    5.86%   -14.53%   24.44%

----------
(1)  Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving
     Credit Line junior lien programs.

(2)  Non-Prime - Product originated under the Subprime and Negotiated Conduit
     Asset programs.

WASHINGTON MUTUAL BANK

     General. WAMU is a federal savings association that provides financial services to consumers and commercial clients. WAMU is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At December 31, 2005, Washington Mutual,
Inc. and its subsidiaries had assets of $343.12 billion. WAMU and its affiliates currently operate more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

     The following table shows, for each of the most recent three years, the aggregate principal balance of first lien single-family residential mortgage loans originated by WAMU (or purchased by WAMU from correspondent lenders)
during that year.

                                      S-76

         WAMU'S ORIGINATION OF SINGLE-FAMILY RESIDENTIAL MORTGAGE LOANS
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                   YEAR ENDED DECEMBER 31,
                                                ------------------------------
                                                  2002       2003       2004
                                                --------   --------   --------
Aggregate Principal Balance of Mortgage Loans   $181,028   $363,503   $265,372
Originated by WAMU

     WAMU's Origination Channels. WAMU originates mortgage loans through its retail lending division, which is a network of its own banks and mortgage lending offices; through its ConsumerDirect lending division, which originates mortgage loans to employees of WAMU and their affiliates, originates mortgage loans through the internet and refinances mortgage loans held in WAMU's mortgage loan portfolio; and through its wholesale lending division, which is a network of independent mortgage loan brokers approved by WAMU. For each mortgage loan originated through WAMU's wholesale lending division, a mortgage loan broker submits a loan application package to WAMU for underwriting and funding, and receives a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

     Some of WAMU's correspondent lenders have delegated underwriting approval.
Those correspondent lenders are authorized to underwrite mortgage loans with specified characteristics up to specified loan amounts, and must refer all other mortgage loans to WAMU for underwriting. In the case of mortgage loans underwritten by a correspondent lender, the correspondent lender will represent to WAMU that the mortgage loans have been underwritten in accordance with WAMU's underwriting guidelines. Correspondent lenders without delegated underwriting approval submit loan application packages to WAMU for underwriting and fund each loan only upon approval by WAMU.

BANK OF AMERICA, NATIONAL ASSOCIATION

     Bank of America has been originating mortgage loans in excess of 25 years.

     Bank of America originates mortgage loans (i) directly to consumers; (ii)
indirectly through brokers; and (iii) through other loan originators. Bank of
America's direct-to-consumer originations include mortgage loans made to:

          o    customers applying for a mortgage at one of Bank of America's banking center locations;

          o    customers applying for a Bank of America mortgage via telephone;

          o    customers applying for a mortgage utilizing Bank of America's internet site; and

          o    customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

     Bank of America also originates loans indirectly through its wholesale channel where:

          o    the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

          o    applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

     The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

                                      S-77

     The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the
Issuing Entity, which were originated by Bank of America during the periods indicated:

                                     TWELVE-MONTHS ENDED DECEMBER 31,
                         ----------------------------------------------------
                            2001      2002       2003       2004       2005
                         --------   --------   --------   --------   --------
By Number                 504,048    522,891    792,496    454,683    394,942
By Aggregate Principal   $   76.5   $   88.0   $  131.1   $   87.5   $   86.8
Balance (in Billions)

                                   THE SPONSOR

     The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

     See "The Sponsor, " "Mortgage Purchase Program," "Servicing of the Mortgage
Loans" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans and information regarding certain of the Originators'
prior residential mortgage loan securitizations or prior loan originations is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of the mortgage loan securitizations or Originator portfolios identified on this website is unique, and the characteristics of each securitized mortgage loan pool or Originator portfolio varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations or Originator portfolios described above may have been influenced by factors beyond the
Sponsor's or Originator's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or Originator portfolios is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering. The Originator information referred to above was prepared solely by the applicable Originator.

     The static pool data referred to above relating to securitized pools or
Originator portfolios issued or securitized prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

     The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

                                  THE DEPOSITOR

     The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

     See "The Depositor," "Mortgage Purchase Program" and "The Pooling and
Servicing Agreement" in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

     The Issuing Entity will be a New York common law trust (the "TRUST"), formed on the Closing Date pursuant to the pooling and servicing agreement. The
Mortgage Loans will be deposited by the Depositor into the

                                      S-78

Trust under the pooling and servicing agreement as described in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the
Trustee." The Trust will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Trust will be December 31 of each year.

     The Trust will be administered by the Trustee pursuant to the terms of the pooling and servicing agreement as described under "The Pooling and Servicing
Agreement and the Servicing Agreements" in this prospectus supplement. Prior to an event of default, the Trustee, on behalf of the Trust, is only permitted to take the actions specifically provided in the pooling and servicing agreement.
Under the pooling and servicing agreement, the Trustee on behalf of the Trust will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity.

     The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See "Risk
Factors--Special Power of the FDIC in the Event of Insolvency of the Sponsor
Could Delay or Reduce Distributions on the Certificates" and "--Insolvency of
the Depositor May Delay or Reduce Collections on Mortgage Loans" in the
prospectus.

                                      S-79

                           SERVICING OF MORTGAGE LOANS

     The table below sets forth the percentage of Mortgage Loans in each Loan
Group and in the Mortgage Pool that are serviced by the entities listed below:

SERVICER                      LOAN GROUP 1   LOAN GROUP 2   LOAN GROUP 3   CROSSED GROUP
---------------------------   ------------   ------------   ------------   -------------

Bank of America............       4.34%          0.00%          0.00%           3.16%
GMACM......................       0.35%          0.00%         14.01%           4.08%
National City Mortgage.....      12.82%          0.00%         14.40%          13.25%
PHH Mortgage...............       0.15%          0.00%          0.00%           0.11%
RFC*.......................       5.28%         42.44%          0.00%           3.84%
SunTrust Mortgage..........       0.00%          0.00%          9.11%           2.48%
WAMU.......................      23.17%          0.00%          0.00%          16.86%
Wells Fargo Bank...........      53.88%         57.56%         62.48%          56.22%

----------
* Subserviced by RFC's affilate, Homecomings Financial Network, Inc.

     Bank of America (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a servicing agreement, dated January
31, 2006 (the "BANK OF AMERICA SERVICING AGREEMENT"). GMACM (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a master flow sale and servicing agreement, dated as of August 1, 2003 (as amended from time to time, the "GMACM SERVICING AGREEMENT"). National City Mortgage (in
its capacity as servicer, a "SERVICER") will service the applicable Mortgage
Loans pursuant to a master seller's warranties and servicing agreement, dated as of September 1, 2003 (as amended from time to time, the "NATIONAL CITY SERVICING
AGREEMENT"). PHH Mortgage (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a mortgage loan flow purchase sale and servicing agreement, dated as of August 1, 2005 (as amended from time to time, the "PHH SERVICING AGREEMENT"). RFC (in its capacity as servicer, a
"SERVICER") will service the applicable Mortgage Loans pursuant to a sale and servicing agreement, dated November 1, 2004 (as incorporated into a reference agreement, dated as of July 1, 2005, and as amended from time to time, the "RFC
SERVICING Agreement") and Homecomings will subservice these mortgage loans pursuant to a subservicing agreement with RFC. SunTrust Mortgage (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a flow sale and servicing agreement dated as of February 1, 2004 (as amended from time to time, the "SUNTRUST MORTGAGE SERVICING AGREEMENT"). WAMU
(in its capacity as servicer, a "SERVICER") will service the applicable Mortgage
Loans pursuant to a servicing agreement, dated as of July 1, 2003 (as amended from time to time, and together with the related mortgage loan purchase and sale agreement, dated as of July 1, 2003, as amended from time to time, the "WAMU
SERVICING AGREEMENT"). Wells Fargo Bank (in its capacity as servicer, a
"SERVICER" and collectively with GMACM, National City Mortgage, PHH, RFC,
SunTrust Mortgage and WAMU, the "SERVICERS") will service the applicable
Mortgage Loans pursuant to an amended and restated master seller's warranties and servicing agreement, dated as of December 1, 2005 (as amended from time to time, the "WELLS FARGO SERVICING AGREEMENT" and collectively with the Bank of
America Servicing Agreement, GMACM Servicing Agreement, the National City
Servicing Agreement, the PHH Servicing Agreement, the RFC Servicing Agreement,
the SunTrust Mortgage Servicing Agreement and the WAMU Servicing Agreement, the
"SERVICING AGREEMENTS").

     The Servicers may perform any of their obligations under the Servicing
Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. All of the Mortgage Loans will be master serviced by Wells Fargo Bank, N.A. (in such capacity, the "MASTER
SERVICER") in accordance with the terms of the Pooling and Servicing Agreement.
The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank) under the related Servicing Agreement, the Master
Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells
Fargo Bank in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage
Loans.

                                      S-80

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

     Wells Fargo Bank, N.A., a national banking association, will be the Master
Servicer and Securities Administrator under the Pooling and Servicing Agreement.

     Description of Wells Fargo Bank, N.A. as Master Servicer and Securities
Administrator

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as
Securities Administrator and Master Servicer under the Pooling and Servicing
Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the
Servicers may maintain banking and other commercial relationships with Wells
Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951
and its office for certificate transfer services is located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479.

     Master Servicer

     Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and
Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing
Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The
Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any
Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. As of November
30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

     Securities Administrator

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank
also is responsible for securities administration (in such capacity, the
"SECURITIES ADMINISTRATOR"), which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.
As securities administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Banc of America Funding Corporation,
Mortgage Pass-Through Certificates, Series 2006-1 and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the
Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo
Bank has been engaged in the business of securities administration since June
30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

     Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                      S-81

THE SERVICERS

WELLS FARGO BANK'S SERVICING EXPERIENCE AND PROCEDURES

     Servicing Experience

     Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo &
Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including it predecessors have many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various
Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South
Carolina and other mortgage loan servicing centers.

     Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate
Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate
Loans as well as other types of residential mortgage loans serviced by Wells
Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks or
mortgage loans insured or guaranteed by the Government National Mortgage
Association, Federal Housing Administration or Department of Veterans Affairs)
for each of the different "asset types" set forth in the table:

                                  AS OF                        AS OF                        AS OF
                            DECEMBER 31, 2002            DECEMBER 31, 2003            DECEMBER 31, 2004
                       --------------------------   --------------------------   --------------------------
                                     AGGREGATE                    AGGREGATE                    AGGREGATE
                                     ORIGINAL                     ORIGINAL                     ORIGINAL
                        NO. OF       PRINCIPAL       NO. OF       PRINCIPAL       NO. OF       PRINCIPAL
   ASSET TYPE           LOANS    BALANCE OF LOANS    LOANS    BALANCE OF LOANS    LOANS    BALANCE OF LOANS
   ----------          -------   ----------------   -------   ----------------   -------   ----------------

PRIME 30-YEAR
FIXED-RATE
RELOCATION LOANS         8,502    $ 3,339,280,503     5,203    $ 2,200,149,082     4,592    $ 1,993,196,360
PRIME 30-YEAR
FIXED-RATE
NON-RELOCATION
LOANS                  111,952     38,365,933,781   144,462     47,991,001,967   131,966     44,654,440,320
PRIME 15-YEAR
FIXED-RATE LOANS        14,791      6,119,110,659    34,220     11,433,656,570    34,234     11,365,431,398
PRIME
ADJUSTABLE-RATE
LOANS                   82,971     38,771,551,553   148,671     60,851,059,095   211,796     88,484,583,575

Servicing Procedures

     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the
Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage
Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary

                                      S-82

or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice
Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collector's queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point
Wells Fargo Bank's automated loan servicing system automatically removes the
Mortgage Loan from that collector's queue.

     When a Mortgage Loan appears in a collector's queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells
Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the
Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.
Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged
Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged
Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the
Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

                                      S-83

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information.
Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo
Bank will obtain force-placed insurance at the borrower's expense.

RFC'S SERVICING EXPERIENCE AND PROCEDURES

     RFC Master Servicing Experience. The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by RFC for the past five years, and the annual average number of such loans for the same period. RFC was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

               RFC VOLUME BY OUTSTANDING AVERAGE PRINCIPAL BALANCE

  FIRST LIEN
   MORTGAGES           2001              2002              2003              2004              2005
--------------   ---------------   ---------------   ---------------   ---------------   ----------------

Prime(1)         $51,374,446,489   $43,282,264,857   $33,749,084,171   $32,453,682,854   $ 47,935,800,813
Non-Prime(2)     $16,429,992,363   $24,910,565,613   $39,334,697,127   $50,509,138,736   $ 53,938,083,312
Total            $67,804,438,852   $68,192,830,470   $73,083,781,298   $82,962,821,591   $101,873,884,125

Prime(1)                   75.77%            63.47%            46.18%            39.12%             47.05%
Non-Prime(2)               24.23%            36.53%            53.82%            60.88%             52.95%
Total                     100.00%           100.00%           100.00%           100.00%            100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                   -3.91%           -15.75%           -22.03%            -3.84%             47.71%
Non-Prime(2)               27.94%            51.62%            57.90%            28.41%              6.79%
Total                       2.26%             0.57%             7.17%            13.52%             22.79%

               RFC VOLUME BY OUTSTANDING AVERAGE PRINCIPAL BALANCE

  JUNIOR LIEN
   MORTGAGES           2001            2002             2003             2004             2005
--------------   --------------   --------------   --------------   --------------   --------------

Prime(1)         $3,512,887,567   $4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777
Non-Prime(2)                 --               --               --               --               --
Total            $3,512,887,567   $4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777

Prime (1)                100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime(2)                 --               --               --               --               --
Total                    100.00%          100.00%          100.00%          100.00%          100.00%

  PERCENTAGE
 CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                  13.85%           16.79%            6.40%           17.65%            6.63%
Non-Prime(2)                 --               --               --               --               --
Total                     13.85%           16.79%            6.40%           17.65%            6.63%

                                      S-84

                          RFC VOLUME BY NUMBER OF LOANS

  FIRST LIEN
   MORTGAGES       2001      2002      2003      2004      2005
--------------   -------   -------   -------   -------   -------
Prime (1)        237,946   202,938   168,654   156,745   201,903
Non-Prime (2)    168,058   242,625   341,863   414,639   411,550
Total            406,004   445,563   510,517   571,384   613,453

Prime (1)          58.61%    45.55%    33.04%    27.43%    32.91%
Non-Prime(2)       41.39%    54.45%    66.96%    72.57%    67.09%
Total             100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime (1)          -6.59%   -14.71%   -16.89%    -7.06%    28.81%
Non-Prime (2)      28.76%    44.37%    40.90%    21.29%    -0.74%
Total               5.39%     9.74%    14.58%    11.92%     7.36%

                          RFC VOLUME BY NUMBER OF LOANS

  JUNIOR LIEN
   MORTGAGES       2001      2002      2003      2004      2005
--------------   -------   -------   -------   -------   -------
Prime (1)        104,044   118,773   127,833   147,647   143,713
Non-Prime (2)         --        --        --        --        --
Total            104,044   118,773   127,833   147,647   143,713

Prime (1)         100.00%   100.00%   100.00%   100.00%   100.00%
Non-Prime(2)          --        --        --        --        --
Total             100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime (1)          22.78%    14.16%     7.63%    15.50%    -2.66%
Non-Prime (2)         --        --        --        --        --
Total              22.78%    14.16%     7.63%    15.50%    -2.66%

----------
(1)  Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving
     Credit Line junior lien programs.

(2)  Non-Prime - Product originated under the Subprime and Negotiated Conduit
     Asset programs.

As master servicer, RFC's responsibilities include:

     o    receiving funds from subservicers;

     o    reconciling servicing activity with respect to the mortgage loans;

     o    calculating remittance amounts to certificateholders;

     o    sending remittances to the trustee for distributions to
          certificateholders;

     o    investor and tax reporting;

     o    coordinating loan repurchases;

     o    oversight of all servicing activity, including subservicers;

     o    following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

                                      S-85

          o    approval of loss mitigation strategies;

          o    management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

          o    providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     RFC may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve RFC of any of its responsibilities or liabilities under the related servicing agreement.

     Homecomings Financial Network, Inc. Pursuant to the terms of a subservicing agreement with RFC, Homecomings will subservice substantially all of the
Mortgage Loans for which RFC is the named servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the paragraphs below.

     Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996.
Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American
Custody Corporation to begin servicing subprime mortgage loans, and in 1999
Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings'
total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of the mortgage loans currently serviced by RFC are subserviced by Homecomings. As of December 31,
2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans.
Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified below.

     Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

     The following tables sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-86

          HOMECOMINGS VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE

  FIRST LIEN
   MORTGAGES           2001              2002             2003              2004              2005
--------------   ---------------   ---------------   ---------------   ---------------   ---------------

Prime (1)        $25,532,458,680   $27,343,774,000   $29,954,139,212   $31,943,811,060   $44,570,851,126
Non-Prime (2)    $17,039,860,699   $27,384,763,000   $39,586,900,679   $44,918,413,591   $52,102,835,214
Total            $42,572,319,379   $54,728,537,000   $69,541,039,891   $76,862,224,651   $96,673,686,340

Prime (1)                  59.97%            49.96%            43.07%            41.56%            46.10%
Non-Prime(2)               40.03%            50.04%            56.93%            58.44%            53.90%
Total                     100.00%           100.00%           100.00%           100.00%           100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime (1)                  -6.30%             7.09%             9.55%             6.64%            39.53%
Non-Prime (2)              56.49%            60.71%            44.56%            13.47%            15.99%
Total                      11.62%            28.55%            27.07%            10.53%            25.78%

          HOMECOMINGS VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE

  JUNIOR LIEN
   MORTGAGES          2001              2002            2003             2004             2005
--------------   --------------   --------------   --------------   --------------   --------------

Prime (1)        $8,024,136,313   $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087
Non-Prime (2)                --               --               --               --               --
Total            $8,024,136,313   $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087

Prime (1)                100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime(2)                 --               --               --               --               --
Total                    100.00%          100.00%          100.00%          100.00%          100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime (1)                    NA            -4.94%           -2.95%            2.25%           -1.68%
Non-Prime (2)                --               --               --               --               --
Total                        NA            -4.94%           -2.95%            2.25%           -1.68%

                      HOMECOMINGS VOLUME BY NUMBER OF LOANS

  FIRST LIEN
   MORTGAGES       2001      2002      2003      2004      2005
--------------   -------   -------   -------   -------   -------
Prime (1)        133,632   125,209   143,645   150,297   187,773
Non-Prime (2)    168,185   257,077   341,190   373,473   394,776
Total            301,817   382,286   484,835   523,770   582,549

Prime (1)          44.28%    32.75%    29.63%    28.70%    32.23%
Non-Prime(2)       55.72%    67.25%    70.37%    71.30%    67.77%
Total             100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime (1)          -9.85%    -6.30%    14.72%     4.63%    24.93%
Non-Prime (2)      38.47%    52.85%    32.72%     9.46%     5.70%
Total              11.91%    26.66%    26.83%     8.03%    11.22%

                                      S-87

                      HOMECOMINGS VOLUME BY NUMBER OF LOANS

  JUNIOR LIEN
   MORTGAGES       2001      2002      2003      2004      2005
--------------   -------   -------   -------   -------   -------
Prime (1)        228,946   217,031   211,585   210,778   199,600
Non-Prime (2)         --        --        --        --        --
Total            228,946   217,031   211,585   210,778   199,600

Prime (1)         100.00%   100.00%   100.00%   100.00%   100.00%
Non-Prime(2)          --        --        --        --        --
Total             100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime (1)             NA     -5.20%    -2.51%    -0.38%    -5.30%
Non-Prime (2)         --        --        --        --        --
Total                 NA     -5.20%    -2.51%    -0.38%    -5.30%

----------
(1)  Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving
     Credit Line junior lien programs.

(2)  Non-Prime - Product originated under the Subprime and Negotiated Conduit
     Asset programs.

     Homecomings Subservicing Experience. In its role as subservicer,
Homecomings is generally responsible for the following

          o    communicating with borrowers;

          o    sending monthly remittance statements to borrowers;

          o    collecting payments from borrowers;

          o    recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

          o    accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

          o    accurate and timely accounting and administration of escrow and impound accounts, if applicable;

          o    accurate and timely reporting of negative amortization amounts, if any;

          o    paying escrows for borrowers, if applicable;

          o    calculating and reporting payoffs and liquidations;

          o    maintaining an individual file for each loan; and

          o    maintaining primary mortgage insurance commitments or
               certificates if required, and filing any primary mortgage
               insurance claims.

WAMU'S SERVICING EXPERIENCE AND PROCEDURES

     WAMU has been servicing single-family residential mortgage loans for over
100 years. The single-family residential mortgage loans serviced by WAMU have included, since 2001, sub-prime residential mortgage loans serviced for Long
Beach Mortgage Company, an affiliate of WAMU, or for its securitization trusts.

                                      S-88

     The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WAMU as of the specified date.

            SINGLE-FAMILY RESIDENTIAL MORTGAGE LOANS SERVICED BY WAMU
                          (DOLLAR AMOUNTS IN MILLIONS)

                                        12/31/2003   12/31/2004    9/30/2005
                                        ----------   ----------   ----------
Number of Mortgage Loans Serviced for
Servicer or Its Affiliates (or Their
Securitization Trusts)                     887,586      965,841      971,463
Aggregate Principal Balance             $  200,368   $  238,360   $  255,899
Number of Mortgage Loans Serviced for
Third Parties                            4,351,893    3,832,119    3,618,325
Aggregate Principal Balance             $  495,566   $  445,272   $  436,150

     The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by WAMU as of the specified date.

         SINGLE-FAMILY RESIDENTIAL PRIME MORTGAGE LOANS SERVICED BY WAMU
                          (DOLLAR AMOUNTS IN MILLIONS)

                                        12/31/2003   12/31/2004    9/30/2005
                                        ----------   ----------   ----------
Number of Mortgage Loans Serviced for
Servicer or Its Affiliates (or Their
Securitization Trusts)                     745,600      798,269      764,545
Aggregate Principal Balance             $  180,514   $  213,525   $  221,139
Number of Mortgage Loans Serviced for
Third Parties                            4,351,401    3,820,696    3,594,070
Aggregate Principal Balance             $  495,506   $  444,595   $  434,394

     Servicing Functions. The functions to be performed by WAMU will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration for the mortgage loans it services. WAMU will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin;
Northridge/Chatsworth, California; and Jacksonville, Florida.

     Mortgage Loan Servicing System. In performing its servicing functions, WAMU will use computerized mortgage loan servicing systems that it leases from
Fidelity Information Services, a division of Fidelity National Financial
("FIDELITY"), a third party vendor (collectively, the "FIDELITY SYSTEM"). The
Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WAMU began using the Fidelity
System in 1996. Prior to July 2004, WAMU serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WAMU consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the
Fidelity System.

     WAMU's Third Party Vendors. WAMU expects to outsource to third party vendors the following servicing functions: (i) management of foreclosure actions, (ii) monitoring of mortgagor bankruptcy proceedings, (iii) preservation of properties related to delinquent loans, (iv) processing of primary mortgage insurance claims, (v)

                                      S-89

maintenance, marketing and sale of REO properties, (vi) assuring that hazard insurance coverage is maintained, (vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained,
(viii) tax bill procurement and tracking of delinquent tax payments, (ix)
printing and mailing billing statements and (x) depositing mortgagor payments into a lockbox account. From time to time, WAMU may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

     WAMU has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WAMU will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or WAMU.

     WAMU's Quality Control Procedure. WAMU uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in
Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

     In addition, WAMU conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie Mae,
Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual,
Inc.'s independent accountants in connection with their audit of Washington
Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by WAMU's regulatory authorities may provide additional independent review of WAMU's management controls.

     Both WAMU and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return WAMU to full functionality within 48 hours of a reported system outage. WAMU and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity's back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

     It is WAMU's policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

BANK OF AMERICA'S SERVICING EXPERIENCE AND PROCEDURES

     General

     Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

                              AS OF               AS OF               AS OF
                        DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005
                        -----------------   -----------------   -----------------

By Aggregate Unpaid
Principal Balance (in
Billions)                   $    246.5          $    273.1          $    296.8
By Number                    2,215,425           2,258,581           2,227,378

                                      S-90

     Bank of America has been approved as a mortgagee and seller/servicer by the
Department of Housing and Urban Development, the Veterans Administration, Ginnie
Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

     Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

     Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

     Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

     Bank of America may perform any of its obligations under the Pooling
Agreement through one or more third-party vendors, affiliates or subsidiaries.
Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

     Delinquencies, Losses, Bankruptcies and Recoveries

     Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of
America's policies and procedures to respond to each of these situations.

     Property Damage

     Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

     Collections and Loss Mitigation

     Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

     Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of

                                      S-91

delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i)
obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of
America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

     Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of
May 1 is considered delinquent if a full monthly payment is not received by May
31.

     Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

     Direct mail contact efforts occur during the various stages of delinquency.
Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency,
Bank of America again calls the customer, sends a loss mitigation letter
(setting forth appropriate options to bring the loan current) within the first
15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

     In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

     Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

                                      S-92

     During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances
(including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

     Bankruptcy

     When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv)
motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

     The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

     Foreclosure

     Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a)
conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d)
obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

     Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

     THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

     The certificates (the "CERTIFICATES") will be issued pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") to be dated
January 31, 2006, among the Depositor, the Master Servicer,the Securities
Administrator and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the pooling and servicing agreement and the Certificates. See "The Pooling and Servicing Agreement" in the
prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the pooling and servicing agreement which are incorporated by reference. The Depositor plans to file a final copy of the pooling and servicing agreement with the Securities and Exchange Commission pursuant to a Current
Report on Form 8-K after the Closing Date.

                                      S-93

ASSIGNMENT OF MORTGAGE LOANS

     In connection with the transfer and assignment of the Mortgage Loans to the
Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage
Loan (collectively, the "MORTGAGE FILE"):

          o    the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

          o    the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the
               Trustee as soon as the same is available to the Depositor);

          o    except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

          o    if applicable, any riders or modifications to such Mortgage Note and Mortgage;

     provided, however, that Wells Fargo Bank will retain possession of certain items in the Mortgage File, including, but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the
Mortgage Loans originated by Wells Fargo Bank.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage
Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor and except with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems,
Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage
File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the
Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such
Mortgage Loan.

REPURCHASES OF MORTGAGE LOANS

     The Sponsor acquired the Mortgage Loans from the Originators pursuant to the related Servicing Agreements. Under those Servicing Agreements, the
Originators made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the Sponsor, which will be assigned by the Sponsor to the Depositor, and by the
Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator with respect thereto and such breach materially and adversely affects the value of a
Mortgage Loan or the interest of the purchaser therein, that Originator will be obligated to cure such breach. If the related Originator or the Sponsor, as applicable, does not cure such breach in accordance with the Servicing
Agreements or the Mortgage Loan Purchase Agreement, as the case may be, that
Originator or the Sponsor, as applicable, will be required to either (i)
repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is each servicer of such Mortgage Loan,

                                      S-94

the related Servicing Fee Rate or (ii) other than RFC, PHH and WAMU, substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a
Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

     Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of certificateholders) certain limited representations and warranties as of the
Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor pursuant to the Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing Agreement as described above, the Sponsor will be required to either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the
Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date. Any
Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "DELETED MORTGAGE LOAN." In the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the
Sponsor will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

     An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

          o    have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated
               Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage Loan and held for
               distribution to the certificateholders on the related
               Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT"));

          o    have a Net Mortgage Rate not less than, and not more than 2%
               greater than, that of the Deleted Mortgage Loan;

          o    be of the same type as the Deleted Mortgage Loan;

          o    have a Loan-to-Value Ratio not higher than that of the Deleted
               Mortgage Loan;

          o    have a Credit Score not less than that of the Deleted Mortgage
               Loan;

          o    have a credit grade not lower in quality than that of the Deleted
               Mortgage Loan;

          o    have the same lien priority as the Deleted Mortgage Loan;

          o    have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

          o    comply with all of the applicable representations and warranties in the Servicing Agreements, the mortgage loan purchase agreement and the pooling and servicing agreement as of the date of
               substitution.

     To the extent that any fact, condition or event with respect to a Mortgage
Loan constitutes a breach of both a representation and warranty of an Originator under the applicable Servicing Agreement and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of that Originator under the applicable
Servicing Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable
Originator).

                                      S-95

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a "SERVICER CUSTODIAL ACCOUNT"). With respect to each Servicer, funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month (or if such day is not a business day, the preceding business day) (the "REMITTANCE DATE"), each Servicer will withdraw from the applicable
Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer for deposit in an account established by the
Master Servicer on or prior to the Closing Date (the "MASTER SERVICER CUSTODIAL
ACCOUNT"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

     Not later than the business day prior to each Distribution Date (subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing
Agreement to be deposited into an account established by the Securities
Administrator on or prior to the Closing Date (the "CERTIFICATE ACCOUNT"). For as long as the Securities Administrator is the same as, or an affiliate of, the
Master Servicer, the Master Servicer has until each Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the Securities Administrator.
The Certificate Account will be maintained as a separate trust account by the
Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the
Securities Administrator and for the benefit and risk of the Securities
Administrator in certain eligible investments, as described in the Pooling and
Servicing Agreement, that are scheduled to mature on or prior to the
Distribution Date.

COMPENSATING INTEREST

     When a mortgagor prepays a Mortgage Loan in full between due dates for the
Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a partial prepayment is made on a Mortgage Loan together with the scheduled monthly payment for a month on or after the related due date, the Stated Principal
Balance of the Mortgage Loan is reduced by the amount of the partial prepayment as of that due date, but the principal is not distributed to the related certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such partial prepayment.

     To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

     Pursuant to the applicable Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount equal to the aggregate Prepayment Interest Shortfall for the
Mortgage Loans serviced by such Servicer for such Distribution Date (such amount, "COMPENSATING INTEREST"); provided, however, that Compensating Interest for any Distribution Date payable by RFC will be limited to 1/12th of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans serviced by RFC
(calculated as of the Remittance Date relating to such Distribution Date).

     A "PREPAYMENT INTEREST SHORTFALL" on a Mortgage Loan for any Distribution
Date is equal to the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such
Mortgage Loan over (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayments during the calendar month preceding the month of that Distribution Date.

                                      S-96

     Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See
"Description of the Certificates--Interest" in this prospectus supplement.

ADVANCES

     Subject to the following limitations, each Servicer is required pursuant to the related Servicing Agreement to advance (any such advance, an "ADVANCE")
prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial
Account that do not constitute a portion of the applicable Pool Distribution
Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the
REO Property or Mortgaged Property relating to such Mortgage Loan. An "REO
PROPERTY" is a Mortgaged Property that has been acquired by the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any
Distribution Date, the "DETERMINATION DATE" will be as set forth in the applicable Servicing Agreement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a
Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related
Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loans serviced by such Servicer. In the event a
Servicer fails to make an Advance as required under the related Servicing
Agreement, such failure will constitute an event of default under such agreement and the Master Servicer (or the Trustee, if Wells Fargo Bank, as Servicer, fails to make an Advance) will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

OPTIONAL TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage
Loans and Mortgage Certificates" in the prospectus. In addition, on any
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the
Mortgage Loans as of the Cut-off Date, the Master Servicer will have the right to purchase the Mortgage Loans and any related Trust property. The purchase price will generally be equal to the sum of the unpaid principal balances of the
Mortgage Loans and the fair market value of any related REO Properties held by the Trust together with the amount of any accrued and unpaid interest on the
Mortgage Loans at the applicable mortgage interest rate. However, for so long as the Master Servicer is subject to regulation by the OCC, the FDIC, the Federal
Reserve or the OTS, the Master Servicer may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under "Description of Certificates--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

     In no event will the Trust created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the
Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust.
The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

                                      S-97

THE TRUSTEE

     U.S. Bank National Association, a national banking association, will be the trustee (in such capacity, the "TRUSTEE") under the Pooling and Servicing
Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp served approximately 13.3 million customers, operated 2,396 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at 209 South
LaSalle Street, Suite 300, Chicago, Illinois 60604.

     U.S. Bank has provided corporate trust services since 1924. As of September
30, 2005, U.S. Bank was acting as trustee with respect to over 49,500 issuances of securities with an aggregate outstanding principal balance of approximately
$1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

     As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

     The Trustee will perform administrative functions on behalf of the Trust and for the benefit of the certificateholders pursuant to the terms of the
Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by that Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Pooling and Servicing Agreement.
See "The Pooling and Servicing Agreement and the Servicing Agreements" in this prospectus supplement.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the
Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     The Trustee will hold the Mortgage Files held by it in one of its custodial vaults, which is located in Frederick, Maryland. The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the
Pooling and Servicing Agreement. U.S. Bank National Association uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as Trustee. As of December 31, 2005, U.S. Bank National Association holds approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years. These figures do not include files held in the former Wachovia sites. Such information will be available upon completion of systems conversion, which is expected to occur in
September of 2006.

                                      S-98

     In its capacity as custodian, the Trustee will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the certificateholders.

     See "The Pooling and Servicing Agreement--The Trustee" in the prospectus for more information about the Trustee and its obligations under the Pooling and
Servicing Agreement.

COMPENSATION AND PAYMENT OF EXPENSES OF THE TRANSACTION PARTIES

     The Servicing Fees (the "SERVICING FEE") with respect to a Loan Group are payable out of the interest payments received on each Mortgage Loan in the related Loan Group. The Servicing Fees will accrue on the Stated Principal
Balance of each Mortgage Loan in the related Loan Group as of the due date in the month preceding the month of the related Distribution Date at a rate (the
"SERVICING FEE RATE") equal to, with respect to each Mortgage Loan (other than the Mortgage Loans serviced by RFC), 0.25% per annum. The Servicing Fee Rate with respect to each Mortgage Loan serviced by RFC will be 0.300% or 0.330% per annum (0.08% of which is allocable to RFC, with the balance allocable to its affiliate subservicer, Homecomings).

     The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator
is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the
Securities Administrator from the Securities Administrator's compensation. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Trust. Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts including the fees of any subservicer hired by a Servicer will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described "The Pooling and
Servicing Agreement and the Servicing Agreements--Compensating Interest." In the
event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master Servicer appoints a successor servicer under the pooling and servicing agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees, prepayment premiums and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of the amount by which net Liquidation Proceeds on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest
Rate (such excess, "FORECLOSURE PROFITS"). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "The Pooling and Servicing Agreement--Periodic
Advances and Servicing Advances" in the prospectus.

     Compensation payable to the Trustee for its responsibilities under the
Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Trust. Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust. The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing
Agreement, to any income from investments of funds on deposit in the Master
Servicer Custodial Account. The Securities Administrator, the Master Servicer
and the Trustee are entitled to be reimbursed from and indemnified by the Trust prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the
Pooling and Servicing Agreement.

     The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans--the Servicers,"
and "The Pooling and Servicing Agreement--Certain Matters Regarding the
Depositor, the Sponsor and the Master Servicer."

                                      S-99

VOTING RIGHTS

     Voting rights for certain actions specified in the Pooling and Servicing
Agreement will be allocated as follows:

          o    96% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class 1-A-21, 1-A-26,
               Class X-IO and Class 3-A-R Certificates) and Subordinate
               Certificates based on the outstanding balances of their
               Certificates.

          o    1% of all voting rights will be allocated to the holders of the
               Class 1-A-21 Certificates.

          o    1% of all voting rights will be allocated to the holders of the
               Class 1-A-26 Certificates.

          o    1% of all voting rights will be allocated to the holders of the
               Class X-IO Certificates.

          o    1% of all voting rights will be allocated to the holder of the
               Class 3-A-R Certificate.

     The voting rights allocated to each class will be allocated among the
Certificates of such class based on their Percentage Interests.

     The "PERCENTAGE INTEREST" of a Certificate of a class is the percentage obtained by dividing the initial principal balance (or initial notional amount)
of such Certificate by the initial class balance (or initial notional amount) of such class.

                           DESCRIPTION OF CERTIFICATES

     The Certificates will consist of (i) the forty-one classes of Offered
Certificates listed in the table beginning on page S-5 of this prospectus supplement and (ii) the Class B-4, Class B-5, Class B-6, Class X-B-4, Class
X-B-5 and Class X-B-6 Certificates, which are not offered by this prospectus supplement.

     The Class X-IO Certificates are divided into three interest only Components for purposes of distributing interest: the Class 1-X-IO Component, the Class
2-X-IO Component and the Class 3-X-IO Component. The Class X-PO Certificates are
divided into three principal only Components for purposes of distributing principal: the Class 1-X-PO Component, the Class 2-X-PO Component and the Class
3-X-PO Component. The Components of a class are not severable.

     The Senior Certificates and Components are divided into three Groups.

     The Group 1 Senior Certificates and Components in the aggregate will evidence an initial beneficial ownership of approximately 96.50% in Loan Group
1. The Group 2 Senior Certificates and Components in the aggregate will evidence an initial beneficial ownership of approximately 96.05% in Loan Group 2. The
Group 3 Senior Certificates and Components in the aggregate will evidence an initial beneficial ownership of approximately 96.50% in Loan Group 3. The Class
B Certificates will evidence the remaining initial beneficial ownership interest in Loan Group 2. The Class X-B Certificates will evidence the remaining initial beneficial ownership interest in Loan Group 1 and Loan Group 3. The Class X-PO
Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class 1-A-21, Class 1-A-26 and Class
X-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

     The "FINAL SCHEDULED DISTRIBUTION DATE" for the Offered Certificates will be the Distribution Date in January 2036. The Final Scheduled Distribution Date
represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

                                      S-100

DENOMINATIONS AND FORM

     The Offered Certificates (other than the Class 3-A-R Certificate) will be issuable in book-entry form only (the "BOOK-ENTRY CERTIFICATES"). The Class
3-A-R Certificate will be issued in definitive, fully-registered form (such form, the "DEFINITIVE CERTIFICATES"). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not
intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                              ORIGINAL          MINIMUM      INCREMENTAL
CLASS                                                     CERTIFICATE FORM   DENOMINATION   DENOMINATION
-----                                                     ----------------   ------------   ------------

Senior Certificates (other than Class 3-A-R)...........      Book-Entry       $    1,000         $1
Class 3-A-R............................................      Definitive       $      100        N/A
Class 1-A-21...........................................      Book-Entry       $1,000,000        N/A
Class 1-A-26...........................................      Book-Entry       $1,000,000        N/A
Class X-IO.............................................      Book-Entry       $1,000,000         $1
Classes X-PO, B-1, B-2, B-2, X-B-1, X-B-2 and X-B-3....      Book-Entry       $   25,000         $1

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Securities
Administrator on the 25th day of each month (or, if not a business day, the next business day), commencing in February 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution
Date (the "RECORD DATE").

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a
Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Securities Administrator in Minnesota. If
you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of the
Certificates--Book-entry Form" in the prospectus.

POOL DISTRIBUTION AMOUNT

     The "POOL DISTRIBUTION AMOUNT" for each Loan Group with respect to any
Distribution Date will be determined by reference to amounts received in connection with the Mortgage Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, and will generally be equal to the sum of:

          (a) all scheduled installments of interest (net of the related
     Servicing Fees) and principal due on the Mortgage Loans in such Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

          (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such
     Loan Group, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise
     (collectively, "LIQUIDATION PROCEEDS") during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

                                      S-101

          (c) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of that
     Distribution Date (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates ("PAYAHEADS"));

          (d) amounts received with respect to such Distribution Date as the
     Substitution Adjustment Amount or Purchase Price in respect of any Deleted
     Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust by the Master Servicer as of such
     Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement;
     and

          (e) any amounts required to be paid by an Originator or the Sponsor to the Trust during the prior calendar month with respect to the Mortgage
     Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws
     (the "REIMBURSEMENT AMOUNT"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

     The Pool Distribution Amount for a Loan Group will not include any amounts constituting servicing compensation.

PRIORITY OF DISTRIBUTIONS

     The aggregate amount available for distribution to the Group 1 Senior
Certificates, the Class 1-X-IO Component and the Class 1-X-PO Component on each
Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross Collateralization" below) will be the Pool Distribution
Amount for Loan Group 1. The aggregate amount available for distribution to the
Group 2 Senior Certificates, the Class 2-X-IO Component and the Class 2-X-PO
Component on each Distribution Date will be the Pool Distribution Amount for
Loan Group 2. The aggregate amount available for distribution to the Group 3
Senior Certificates, the Class 3-X-IO Component and the Class 3-X-PO Component
on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross Collateralization" below) will be the Pool
Distribution Amount for Loan Group 3. The Class B Certificates will be entitled to distributions on each Distribution Date from the Pool Distribution Amount for
Loan Group 2, and the Class X-B Certificates will be entitled to distributions on each Distribution Date from the Pool Distribution Amount for Loan Group 1 and
Loan Group 3.

     On each Distribution Date, the Pool Distribution Amount for each Loan Group will be allocated in the following order of priority (the "POOL DISTRIBUTION
AMOUNT ALLOCATION"):

          (a) to each Group of Senior Certificates and related Components, from the applicable Pool Distribution Amount for the related Loan Group, as follows:

               (i) to each class of Senior Certificates and the Component of such Group entitled to receive distributions of interest, to pay interest but, until the applicable Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class
          1-A-22 Certificates may be distributed instead as principal of the
          Class 1-A-20 Certificates as and to the extent described below under
          "--Principal," to pay principal;

               (ii) pro rata (a) to the PO Component of such Group, based on the applicable PO Principal Amount, and (b) to the classes of Senior
          Certificates of such Group entitled to receive distributions of principal, based on the applicable Senior Principal Distribution
          Amount, as described below under "--Principal," to pay principal; and

               (iii) to the PO Component of such Group, to pay any applicable
          Class PO Deferred Amounts to such Component, but only from amounts that would otherwise be distributable on such Distribution Date as principal of, in the case of the Class 1-X-PO Component and Class
          3-X-PO Component, the Class X-B Certificates and, in the case of the
          Class 2-X-PO Component, the Class B Certificates; and

                                      S-102

          (b) subject to any payments described under "--Cross
     Collateralization" below in the case of Loan Group 1 and Loan Group 3, as follows:

               (i) in the case of Loan Group 2, from the remaining Pool
          Distribution Amount for such Loan Group to each class of Class B
          Certificates, first to pay interest and then to pay principal sequentially in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

               (ii) in the case of Loan Group 1 and Loan Group 3 from the sum of the remaining Pool Distribution Amounts for such Loan Groups, to each class of Class X-B Certificates, first to pay interest and then to pay principal sequentially in the order of numerical class designations, beginning with the Class X-B-1 Certificates.

     The Class 3-A-R Certificate will be entitled to any remaining amounts in each REMIC, subject to the limitations set forth below under "--Interest" and
"--Principal."

     Certain amounts otherwise distributable on the Class X-B Certificates may be used to pay classes of Group 1 Senior Certificates and Group 3 Senior
Certificates and the related IO Components, as described under
"--Cross-Collateralization" herein.

INTEREST

     The pass-through rate for each class of interest-bearing Offered
Certificates (other than the Class X-IO Certificates) and each interest-bearing
Component for each Distribution Date is as set forth or described in the table beginning on page S-5 of this prospectus supplement.

     On each Distribution Date, to the extent of the applicable Pool
Distribution Amount, each class of interest-bearing Certificates (other than the
Class X-IO Certificates) and each interest-bearing Component will be entitled to receive interest (as to each such class or component, the "INTEREST DISTRIBUTION
AMOUNT") with respect to the related Interest Accrual Period. The Interest
Distribution Amount for any class of Certificates or interest-bearing Component will be equal to the sum of (i) interest accrued during the related Interest
Accrual Period at the applicable pass-through rate on the related class balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution
Date and not subsequently distributed.

     The Class X-PO Certificates are Principal Only Certificates and will not bear interest.

     The interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of Certificates (other than the Class X-IO
Certificates) and each interest-bearing Component will be reduced by the amount of Net Interest Shortfalls (regardless of to which Loan Group the shortfall is attributable) for such Distribution Date. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act
Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest
Shortfalls will be allocated pro rata among all classes of interest-bearing
Certificates (other than the Class X-IO Certificates) and each interest-bearing
Component, based on the amount of interest accrued on each such class of
Certificates or Component before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation.
With respect to any Distribution Date, the "NON-SUPPORTED INTEREST SHORTFALL" is
the amount by which the aggregate of Prepayment Interest Shortfalls for the
Mortgage Loans for such Distribution Date exceeds the applicable Compensating
Interest for such Distribution Date. See "The Pooling and Servicing Agreement
and the Servicing Agreements--Compensating Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers
Civil Relief Act and Similar Laws" in the prospectus.

     Allocations of the interest portion of Realized Losses on the Mortgage
Loans in a Loan Group first, in the case of Loan Group 1 and Loan Group 3, to the Class X-B Certificates and, in the case of Loan Group 2, the Class B
Certificates, in each case in reverse numerical order, will result from the priority of distributions first to the Senior

                                      S-103

Certificates and Components of the related Group and then to such classes of
Subordinate Certificates, as applicable, in numerical order of the applicable
Pool Distribution Amount Allocation as described above under "--Priority of
Distributions." After any Senior Credit Support Depletion Date, the
interest-bearing Senior Certificates and Components of a related Group will bear the interest portion of any Realized Losses on the Mortgage Loans in such Loan
Group pro rata based on interest accrued.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates and each interest-bearing Component on the basis of the related class balance or notional amount immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, regardless of the actual number of days in the related Interest Accrual Period.

     If on a particular Distribution Date, the amount available on an interest-bearing class of Certificates or Component applied in the order described above under "--Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class or
Component entitled to distributions therefrom, interest will be distributed on each class and Component of equal priority pro rata based on the Interest
Distribution Amount the class or Component would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class or Component on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized
Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     Under certain circumstances, the unpaid interest amounts for the Group 1
Senior Certificates, Group 3 Senior Certificates and related IO Components will be payable from amounts otherwise distributable as principal on the Class X-B
Certificates, in reverse order of their numerical class designations. See
"--Cross-Collateralization" in this prospectus supplement.

     Interest will accrue on each class of interest-bearing Certificates (other than the Class X-IO, Class 1-A-20 and Class 1-A-21 Certificates) and each interest-bearing Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a
"REGULAR INTEREST ACCRUAL PERIOD"). The initial Regular Interest Accrual Period will be deemed to have commenced on January 1, 2006. Interest which accrues on each such class of Certificates or Component during a Regular Interest Accrual
Period will be calculated on the assumption that distributions in reduction of the class balances or reductions in the notional amounts thereof on the
Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on the Class
1-A-20 and Class 1-A-21 Certificates during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR-BASED INTEREST ACCRUAL PERIOD" and, together with a
Regular Interest Accrual Period, an "INTEREST ACCRUAL PERIOD"). The initial
LIBOR-Based Interest Accrual Period will be deemed to have commenced on January
25, 2006.

     The Class 1-A-21, Class 1-A-26 and Class X-IO Certificates are Interest
Only Certificates and have no class balance. The Class 1-X-IO, Class 2-X-IO and
Class 3-X-IO Components are interest only Components and have no component balance. The notional amount of the Class X-IO Certificates is equal to the sum of the Class 1-X-IO Notional Amount, the Class 2-X-IO Notional Amount and the
Class 3-X-IO Notional Amount.

     The "CLASS 1-A-21 NOTIONAL AMOUNT" with respect to each Distribution Date and the Class 1-A-21 Certificates will be equal to the class balance of the
Class 1-A-20 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the 1-A-20 Certificates will result in a proportional reduction of the Class 1-A-21 Notional Amount. See "--Principal and "--Allocation of Losses"
in this prospectus supplement. The Class 1-A-21 Notional Amount with respect to the first Distribution Date will be approximately $28,000,000.

     The "CLASS 1-A-26 NOTIONAL AMOUNT" with respect to each Distribution Date and the Class 1-A-26 Certificates will be equal to the sum of approximately
7.8260857143% of the class balance of the Class 1-A-28 Certificates and approximately 4.3478236752% of the class balance of the Class 1-A-27
Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class

                                      S-104

balance of the Class 1-A-28 Certificates or the Class 1-A-27 Certificates will result in a proportional reduction of the Class 1-A-26 Notional Amount. See
"--Principal and "--Allocation of Losses" in this prospectus supplement. The
Class 1-A-26 Notional Amount with respect to the first Distribution Date will be approximately $3,914,825.

     The "CLASS 1-X-IO NOTIONAL AMOUNT" with respect to each Distribution Date and the Class 1-X-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the
due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the
Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due
date in the month preceding the month of such Distribution Date) minus 5.750%
and (b) the denominator of which is equal to 5.500%. The Class 1-X-IO Notional
Amount with respect to the First Distribution Date will be approximately
$3,484,085.

     The "CLASS 2-X-IO NOTIONAL AMOUNT" with respect to each Distribution Date and the Class 2-X-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the
due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the
Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due
date in the month preceding the month of such Distribution Date) minus 5.500%
and (b) the denominator of which is equal to 5.500%. The Class 2-X-IO Notional
Amount with respect to the First Distribution Date will be approximately
$3,237,156.

     The "CLASS 3-X-IO NOTIONAL AMOUNT" with respect to each Distribution Date and the Class 3-X-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the
due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Group 3 Premium Mortgage Loans (based on the
Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the due
date in the month preceding the month of such Distribution Date) minus 5.500%
and (b) the denominator of which is equal to 5.500%. The Class 3-X-IO Notional
Amount with respect to the First Distribution Date will be approximately
$2,914,243.

     The "CLASS BALANCE" of a class of Certificates (other than Class 1-A-21,
Class 1-A-26, Class X-IO and Class X-PO Certificates) at any time will equal (a)
its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "--Allocation of Losses" below plus (b) in the case of the Class 1-A-22 Certificates, the
Class 1-A-22 Accrual Distribution Amount as described under "--Principal" below, previously added to the class balance of the Class 1-A-22 Certificates. The
Class 1-A-21, 1-A-26 and X-IO Certificates are Interest Only Certificates and
have no class balance. The class balance of the Class X-PO Certificates will equal the sum of the component balances of the PO Components.

     The "COMPONENT BALANCE" of each PO Component at any time will equal its initial component balance less (i) all distributions of principal made to such
Component and (ii) losses allocated to such Component as described under "--
Allocation of Losses" below.

     Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for the Class 1-A-22 Certificates will accrue on such class, but all or a portion of such amount may not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described under "--Principal--Senior Principal Distribution
Amount" below.

     The "ACCRETION TERMINATION DATE" for the Class 1-A-22 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution
Date on which the class balance of the Class 1-A-20 Certificates has been reduced to zero or (ii) the related Senior Credit Support Depletion Date.

     After a Senior Credit Support Depletion Date, for so long as the applicable
Super Senior Support Certificates are outstanding, the amount that would have reduced the class balance of the related class of Super Senior Certificates as a result of the adjustments described under "-- Allocation of Losses" below will instead

                                      S-105

reduce the class balance of such Super Senior Support Certificates. As a result, after such Senior Credit Support Depletion Date, such Super Senior Support
Certificates will bear the principal portion of all Realized Losses allocable to the related class of Super Senior Certificates for so long as such Super Senior
Support Certificates are outstanding. For a description of the Super Senior
Certificates and the Super Senior Support Certificates, see "-- Allocation of
Losses" below.

LIBOR

     The Floating Rate Certificates and Inverse Floating Rate Certificates will bear interest at their respective pass-through rates, which are each based on
LIBOR determined by the Securities Administrator as described below. The
Securities Administrator will determine LIBOR and the respective pass-through rates for the Floating Rate Certificates and Inverse Floating Rate Certificates
for each related Interest Accrual Period (after the first such Interest Accrual
Period) on the second London business day prior to the day on which such
Interest Accrual Period commences (each, a "LIBOR DETERMINATION DATE").

     On each LIBOR Determination Date, the Securities Administrator will determine LIBOR for the succeeding LIBOR-Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for
one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00
a.m. London time on such LIBOR Determination Date. Such Interest Settlement
Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "TELERATE PAGE 3750" means the display designated as page 3750 on the Reuters Telerate Service.

     If on any LIBOR Determination Date the Securities Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or
(ii) the Reserve Interest Rate. The "RESERVE INTEREST RATE" will be the rate per annum which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that
New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the
Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the
Securities Administrator are quoting on such LIBOR Determination Date to leading
European banks.

     If on any LIBOR Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Securities
Administrator is required to determine LIBOR, 4.4900%.

     The establishment of LIBOR on each LIBOR Determination Date by the
Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Floating Rate Certificates and Inverse
Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator at (301) 815-6600.

PRINCIPAL

     On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage
Interests. The Class 1-A-21, Class 1-A-26 and Class X-IO Certificates are
Interest Only Certificates and are not entitled to distributions of principal.

                                      S-106

     All payments and other amounts received in respect of principal of the
Mortgage Loans in a Loan Group will be allocated among (i) the Senior
Certificates and the PO Component of the related Group, based on the applicable
Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts, (ii) in the case of Loan Group 1 and Loan Group 3, the Class X-B
Certificates, based on the applicable Non-PO Percentages of such amounts, and
(iii) in the case of Loan Group 2, the Class B Certificates, based on the applicable Non-PO Percentage of such amounts.

     The "GROUP 1 NON-PO PERCENTAGE" with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.750% (each such Mortgage Loan, a "GROUP 1 DISCOUNT MORTGAGE LOAN") will be equal to the Net
Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.750%. The
Non-PO Percentage with respect to any Group 1 Mortgage Loan with a Net Mortgage
Interest Rate as of the Cut-off Date greater than or equal to 5.750% (each such
Mortgage Loan, a "GROUP 1 PREMIUM MORTGAGE LOAN") will be 100%.

     The "GROUP 2 NON-PO PERCENTAGE" with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a "GROUP 2 DISCOUNT MORTGAGE LOAN") will be equal to the Net
Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.500%. The
Non-PO Percentage with respect to any Group 2 Mortgage Loan with a Net Mortgage
Interest Rate as of the Cut-off Date greater than or equal to 5.500% (each such
Mortgage Loan, a "GROUP 2 PREMIUM MORTGAGE LOAN") will be 100%.

     The "GROUP 3 NON-PO PERCENTAGE" (together with the Group 1 Non-PO
Percentage and the Group 2 Non-PO Percentage, the "NON-PO PERCENTAGES") with respect to any Group 3 Mortgage Loan with a Net Mortgage Interest Rate as of the
Cut-off Date less than 5.500% (each such Mortgage Loan, a "GROUP 3 DISCOUNT
MORTGAGE LOAN" and, together with the Group 1 Discount Mortgage Loans and the
Group 2 Discount Mortgage Loans, the "DISCOUNT MORTGAGE LOANS") will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.500%.
The Non-PO Percentage with respect to any Group 3 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500%
(each such Mortgage Loan, a "GROUP 3 PREMIUM MORTGAGE LOAN" and, together with the Group 1 Premium Mortgage Loans and the Group 2 Premium Mortgage Loans, the
"PREMIUM MORTGAGE LOANS") will be 100%.

     The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO
Percentage with respect to any Premium Mortgage Loan will be zero.

     The "GROUP SUBORDINATE AMOUNT" for any Distribution Date and any Loan Group
is equal to the excess of the Pool Principal Balance (Non-PO Portion) for such
Loan Group over the aggregate class balance of the Senior Certificates of such
Group immediately prior to such date.

     The "NET MORTGAGE INTEREST RATE" of a Mortgage Loan is the excess of its mortgage interest rate over the applicable Servicing Fee Rate.

     The "CLASS 1-A-22 ACCRUAL DISTRIBUTION AMOUNT" with respect to any
Distribution Date will be equal to the amounts allocated but not currently distributable to the Class 1-A-22 Certificates in respect of interest in respect of clause (a)(i) of the definition of Pool Distribution Amount Allocation.

     Non-PO Principal Amount

     On each Distribution Date, the Non-PO Principal Amount for a Loan Group
will be distributed (i) as principal of the Senior Certificates of the related
Group in an amount up to the Senior Principal Distribution Amount for such Loan
Group, (ii) in the case of the Non-PO Principal Amount for Loan Group 1 and Loan
Group 3, as principal of the Class X-B Certificates in an amount up to the aggregate Subordinate Principal Distribution Amount for Loan Group 1 and Loan
Group 3 and (iii) in the case of the Non-PO Principal Amount for Loan Group 2, as principal of the Class B Certificates in an amount up to the Subordinate
Principal Distribution Amount for Loan

                                      S-107

Group 2. The Non-PO Principal Amount for a Loan Group will not be distributed to the PO Component of the related Group.

     The "NON-PO PRINCIPAL AMOUNT" for any Distribution Date and any Loan Group
will equal the sum of the applicable Non-PO Percentage of:

          (a) all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

          (b) the principal portion of the Purchase Price (net of unreimbursed
     Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each
     Mortgage Loan in such Loan Group that was purchased by the Depositor, the
     Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional termination of the Trust by the Master Servicer as described under
     "The Pooling and Servicing Agreement and Servicing Agreements--Optional
     Termination";

          (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received in the calendar month preceding the month of that Distribution Date;

          (d) any Liquidation Proceeds allocable to recoveries of principal of
     Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage
     Loans received during the calendar month preceding the month of that
     Distribution Date;

          (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than
     Foreclosure Profits) allocable to principal received with respect to that
     Mortgage Loan during the calendar month preceding the month of that
     Distribution Date; and

          (f) all full and partial principal prepayments (other than Payaheads)
     by mortgagors on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of that Distribution Date.

     The amounts described in clauses (a) through (d) are referred to as
"SCHEDULED PRINCIPAL PAYMENTS." The amounts described in clauses (e) and (f) are referred to as "UNSCHEDULED PRINCIPAL PAYMENTS."

     Senior Principal Distribution Amount

     With respect to the Group 1 Senior Certificates:

     I. On each Distribution Date occurring prior to the Accretion Termination
Date for the Class 1-A-22 Certificates, the Class 1-A-22 Accrual Distribution
Amount will be allocated, sequentially, as follows:

     first, up to the TAC Principal Amount for such Distribution Date, to the
Class 1-A-20 Certificates, until their class balance has been reduced to zero;
and

     second, to the Class 1-A-22 Certificates, until their class balance has been reduced to zero.

     II. On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 1 remaining after payment of distributions of interest on the Group 1 Senior
Certificates and the Class 1-X-IO Component and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 1 and the
denominator of which is the sum of the PO Principal Amount for Loan Group 1 and
the Senior Principal Distribution Amount for Loan Group 1, will be distributed as principal, sequentially, as follows:

     first, up to the PAC I Principal Amount for such Distribution Date, sequentially, as follows:

                                      S-108

          (a) concurrently, until the class balance of the Class 1-A-25
     Certificates has been reduced to zero, as follows:

               (1) approximately 70.3600826530% to the Class 1-A-25
          Certificates, until their class balance has been reduced to zero; and

               (2) approximately 29.6399173469% to the Class 1-A-28
          Certificates, until their class balance has been reduced to zero;

          (b) concurrently, as follows:

               (1) approximately 60.7103567499% to the Class 1-A-27
          Certificates, until their class balance has been reduced to zero; and

               (2) approximately 39.2896432500% to the Class 1-A-28
          Certificates, until their class balance has been reduced to zero; and

          (c) sequentially, to the Class 1-A-23 Certificates and the Class
     1-A-24 Certificates, in that order, until their respective class balances have been reduced to zero;

     second, concurrently, as follows:

          (a) approximately 39.6218017607%, sequentially, as follows:

               (1) up to the PAC II Principal Amount for such Distribution Date, sequentially, as follows:

                    (i) concurrently, to the Class 1-A-13, Class 1-A-14 and
               Class 1-A-7 Certificates, pro rata, until their class balances have been reduced to zero; and

                    (ii) sequentially, to the Class 1-A-8 Certificates and the
               Class 1-A-9 Certificates, in that order, until their respective class balances have been reduced to zero;

               (2) concurrently, as follows:

                    (i) approximately 8.5844040762%, sequentially, to the Class
               1-A-15, Class 1-A-16 and Class 1-A-17 Certificates, in that order, until their respective class balances have been reduced to zero;

                    (ii) approximately 91.4155959238%, concurrently, to the
               Class 1-A-18, Class 1-A-19 and Class 1-A-10 Certificates, pro
               rata, until their class balances have been reduced to zero; and

               (3) sequentially, to the Class 1-A-11 Certificates and the Class
          1-A-12 Certificates, in that order, until their respective class balances have been reduced to zero;

               (4) concurrently, to the Class 1-A-13, Class 1-A-14 and Class
          1-A-7 Certificates, pro rata, until their class balances have been reduced to zero; and

               (5) sequentially, to the Class 1-A-8 Certificates and the Class
          1-A-9 Certificates, in that order, until their respective class balances have been reduced to zero;

          (b) approximately 27.1382203841%, sequentially, as follows:

               (1) sequentially, to the Class 1-A-1 Certificates and the Class
          1-A-2 Certificates, in that order, until their respective class balances have been reduced to zero;

               (2) concurrently, to the Class 1-A-3, Class 1-A-5 and Class 1-A-6
          Certificates, pro rata, until their class balances have been reduced to zero; and

                                      S-109

               (3) to the Class 1-A-4 Certificates, until their class balance has been reduced to zero; and

          (c) approximately 33.2399778552%, sequentially, as follows:

               (1) to the Class 1-A-20 Certificates, up to the TAC Principal
          Amount for such Distribution Date, to the extent not previously distributed on such Distribution Date;

               (2) to the Class 1-A-22 Certificates, until their class balance has been reduced to zero; and

               (3) to the Class 1-A-20 Certificates, until their class balance has been reduced to zero; and

     third, sequentially, as follows:

          (a) concurrently, until the class balance of the Class 1-A-25
     Certificates has been reduced to zero, as follows:

               (1) approximately 70.3600826530% to the Class 1-A-25
          Certificates, until their class balance has been reduced to zero; and

               (2) approximately 29.6399173469% to the Class 1-A-28
          Certificates, until their class balance has been reduced to zero;

          (b) concurrently, as follows:

               (1) approximately 60.7103567499% to the Class 1-A-27
          Certificates, until their class balance has been reduced to zero; and

               (2) approximately 39.2896432500% to the Class 1-A-28
          Certificates, until their class balance has been reduced to zero; and

          (c) sequentially, to the Class 1-A-23 Certificates and the Class
     1-A-24 Certificates, in that order, until their respective class balances have been reduced to zero.

     With respect to the Group 2 Senior Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior
Principal Distribution Amount for Loan Group 2 for such Distribution Date and
(b) the product of (1) the Pool Distribution Amount for Loan Group 2 remaining after distributions of interest on the Group 2 Senior Certificates and the Class
2-X-IO Component and (2) a fraction, the numerator of which is the Senior
Principal Distribution Amount for Loan Group 2 and the denominator of which is the sum of the PO Principal Amount for Loan Group 2 and the Senior Principal
Distribution Amount for Loan Group 2, will be distributed as principal, concurrently, the Class 2-A-1 Certificates, and to the Class 2-A-2 Certificates,
pro rata, until their class balances have been reduced to zero.

     With respect to the Group 3 Senior Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior
Principal Distribution Amount for Loan Group 3 for such Distribution Date and
(b) the product of (1) the Pool Distribution Amount for Loan Group 3 remaining after distributions of interest on the Group 3 Senior Certificates and the Class
3-X-IO Component and (2) a fraction, the numerator of which is the Senior
Principal Distribution Amount for Loan Group 3 and the denominator of which is the sum of the PO Principal Amount for Loan Group 3 and the Senior Principal
Distribution Amount for Loan Group 3, will be distributed as principal, sequentially, as follows:

     first, to the Class 3-A-R Certificate, until their class balance has been reduced to zero;

     second, concurrently, to the Class 3-A-1 Certificates and the Class 3-A-2
Certificates, pro rata, until their class balances have been reduced to zero.

                                      S-110

     With respect to any of the preceding distribution priorities, if two or more classes of Certificates are paying concurrently but only until the class balances of fewer than all of those classes are reduced to zero, the amount distributable in accordance with any such priority will equal the lesser of (a)
the remaining Senior Principal Distribution Amount available to pay such classes in accordance with such priority and (b) the remaining Senior Principal
Distribution Amount which, when distributed in accordance with such priority, will result in the class balances of the designated class or classes being reduced to zero.

     The preceding distribution priorities for any Group will not apply on any
Distribution Date on or after the related Senior Credit Support Depletion Date.
On each of those Distribution Dates, the amount to be distributed as principal to the applicable Senior Certificates of such Group will be distributed, concurrently, as principal of such classes of Senior Certificates of such Group, pro rata, in accordance with their respective class balances immediately prior to that Distribution Date.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" will be:

          (a) with respect to the Group 1 Senior Certificates and the Group 3
     Senior Certificates, the date on which the aggregate class balance of the
     Class X-B Certificates has been reduced to zero; and

          (b) with respect to the Group 2 Senior Certificates, the date on which the aggregate class balance of the Class B Certificates has been reduced to zero.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group for any
Distribution Date will equal the sum of:

          (a) the Senior Percentage for such Loan Group of the applicable Non-PO
     Percentage of the related Scheduled Principal Payments for that
     Distribution Date; and

          (b) the Senior Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the related Unscheduled Principal Payments for that Distribution Date.

     "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed
Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     The "POOL PRINCIPAL BALANCE" for a Loan Group with respect to any
Distribution Date equals the aggregate Stated Principal Balances of the Mortgage
Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

     The "POOL PRINCIPAL BALANCE (NON-PO PORTION)" for a Loan Group with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan in such Loan Group, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

     The "SENIOR PERCENTAGE" for a Loan Group for any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related
Group immediately prior to such date, divided by (ii) the Pool Principal Balance
(Non-PO Portion) of such Loan Group for such date. The component balance of the
PO Component of a Group will not be used in the calculation of the Senior
Percentage of the related Loan Group.

     The "SUBORDINATE PERCENTAGE" for a Loan Group for any Distribution Date
will equal 100% minus the Senior Percentage for such Loan Group for such date.

                                      S-111

     As of the Cut-off Date, the approximate Senior Percentage and Subordinate
Percentage for each Loan Group are expected to be as follows:

LOAN GROUP        SENIOR PERCENTAGE   SUBORDINATE PERCENTAGE
---------------   -----------------   ----------------------
Loan Group 1...        96.4187%              3.5813%
Loan Group 2...        96.0280%              3.9720%
Loan Group 3...        96.4874%              3.5126%

     The "SENIOR PREPAYMENT PERCENTAGE" for a Loan Group for any Distribution
Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN                SENIOR PREPAYMENT PERCENTAGE
-------------------------------------   ----------------------------------------
February 2006 through January 2011...   100%;
February 2011 through January 2012...   the applicable Senior Percentage, plus
                                        70% of the applicable Subordinate
                                        Percentage;
February 2012 through January 2013...   the applicable Senior Percentage, plus
                                        60% of the applicable Subordinate
                                        Percentage;
February 2013 through January 2014...   the applicable Senior Percentage, plus
                                        40% of the applicable Subordinate
                                        Percentage;
February 2014 through January 2015...   the applicable Senior Percentage, plus
                                        20% of the applicable Subordinate
                                        Percentage; and
February 2015 and thereafter.........   the applicable Senior Percentage;

provided, however, that (1) if on any Distribution Date the percentage equal to
(x) the aggregate class balance of the Group 1 Senior Certificates and the Group
3 Senior Certificates divided by (y) the aggregate Pool Principal Balance
(Non-PO Portion) for Loan Group 1 and Loan Group 3 (such percentage, the
"CROSSED GROUP TOTAL SENIOR PERCENTAGE") exceeds such percentage as of the
Closing Date, then the Senior Prepayment Percentage for each of Loan Group 1 and
Loan Group 3 for such Distribution Date will equal 100% and (2) if on any
Distribution Date the percentage equal to (x) the aggregate class balance of the
Group 2 Senior Certificates divided by (y) the aggregate Pool Principal Balance
(Non-PO Portion) for Loan Group 2 (such percentage, the "GROUP 2 TOTAL SENIOR
PERCENTAGE", with each of such percentage and the Crossed Group Total Senior
Percentage being a "TOTAL SENIOR PERCENTAGE") exceeds such percentage as of the
Closing Date, then the Senior Prepayment Percentage for Loan Group 2 for such
Distribution Date will equal 100%.

     No decrease in the Senior Prepayment Percentage for a Loan Group will occur, however, if as of any Distribution Date as to which any such decrease applied (i) the outstanding principal balance of, in the case of Loan Group 1 and Loan Group 3, all Group 1 Mortgage Loans and Group 3 Mortgage Loans and, in
the case of Loan Group 2, all Group 2 Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and each Mortgage
Loan for which the mortgagor has filed for bankruptcy after the Closing Date)
delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of, in the case of Loan Group 1 and
Loan Group 3, the Class X-B Certificates and, in the case of Loan Group 2, the
Class B Certificates, is equal to or greater than 50%, or (ii) cumulative
Realized Losses with respect to, in the case of the Senior Prepayment
Percentages related to Loan Group 1 and Loan Group 3, the Group 1 Mortgage Loans
and Group 3 Mortgage Loans and, in the case of the Senior Prepayment Percentage related to Loan Group 2, the Group 2 Mortgage Loans exceed the percentages of the aggregate class balance of, in the case of the Senior Prepayment Percentages related to Loan Group 1 and Loan Group 3, the Class X-B Certificates and, in the
case of the Senior Prepayment Percentage related to Loan Group 2, the Class B
Certificates as of the Closing Date (with respect to such Subordinate
Certificates, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") indicated below:

                                      S-112

                                          PERCENTAGE OF
                                            ORIGINAL
                                           SUBORDINATE
DISTRIBUTION DATE OCCURRING IN          PRINCIPAL BALANCE
-------------------------------------   -----------------
February 2011 through January 2012...          30%
February 2012 through January 2013...          35%
February 2013 through January 2014...          40%
February 2014 through January 2015...          45%
February 2015 and thereafter.........          50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior
Certificates of a Group while, in the absence of Realized Losses on the Mortgage
Loans in the related Loan Group and (in the case of the Loan Group 1 and Loan
Group 3) the other such Loan Group, increasing the relative interest in the related Pool Principal Balance or aggregate Pool Principal Balance evidenced by, in the case of the Group 1 Mortgage Loans and the Group 3 Mortgage Loans, the
Class X-B Certificates and, in the case of the Group 2 Mortgage Loans, the Class
B Certificates. Increasing the interest of the Subordinate Certificates relative to that of the applicable Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

     The "SUBORDINATE PREPAYMENT PERCENTAGE" for a Loan Group as of any
Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

     If on any Distribution Date the allocation to any class of Senior
Certificates of a Group then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such
Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

     PAC Principal Amounts

     As used above, the "PAC I PRINCIPAL AMOUNT" for any Distribution Date and
for PAC Group I means the amount, if any, that would reduce the aggregate class balance of PAC Group I to the indicated balance shown in the related table set forth in Appendix C to this prospectus supplement with respect to such
Distribution Date.

     As used above, the "PAC II PRINCIPAL AMOUNT" for any Distribution Date and
for PAC Group II means the amount, if any, that would reduce the aggregate class balance of PAC Group II to the indicated balance shown in the related table set forth in Appendix C to this prospectus supplement with respect to such
Distribution Date.

     As used above, the "TAC PRINCIPAL AMOUNT" for any Distribution Date and for
the TAC Certificates means the amount, if any, that would reduce the class balance of the TAC Certificates to the indicated balance shown in the related table set forth in Appendix C to this prospectus supplement with respect to such
Distribution Date.

     Principal Payment Characteristics of the PAC Certificates, TAC Certificates
and Companion Certificates

     The balances of PAC Group I, PAC Group II and the Class 1-A-20 Certificates
set forth in the tables in Appendix C to this prospectus supplement were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the balances of PAC Group I, PAC Group II and the Class 1-A-20
Certificates would be reduced to the balances indicated in the related table set forth in Appendix C to this prospectus supplement for each Distribution Date if prepayments on the Group 1 Mortgage Loans occur (i) at a constant rate between approximately 100% PSA and approximately 300% PSA for PAC Group I, (ii) at a constant rate between approximately 110% PSA and approximately 200% PSA for PAC
Group II, and (iii) at a constant rate of approximately 301% PSA for the TAC
Certificates. It is highly unlikely, however, that the Group 1 Mortgage Loans will prepay at a constant rate until maturity or that all the Group 1 Mortgage
Loans will prepay at the same rate or that they will have the characteristics assumed. Therefore, there can be no assurance that the balances of PAC Group I,
PAC Group II and

                                      S-113

the TAC Certificates after the payment of principal on any Distribution Date will be equal to the applicable balances for such Distribution Date specified in the related tables set forth in Appendix C to this prospectus supplement.

     The weighted average lives of the PAC Certificates and the TAC Certificates will vary under different prepayment scenarios. If principal prepayments on the
Group 1 Mortgage Loans occur at a constant rate that is slower than approximately 100% PSA with respect to PAC Group I or 110% PSA with respect to
PAC Group II or approximately 301% PSA with respect to the TAC Certificates, the amounts available to make principal payments to PAC Group I, PAC Group II and the TAC Certificates may be insufficient to reduce their respective balances to their respective planned or targeted balances for a Distribution Date. The weighted average lives of the PAC Certificates and the TAC Certificates may therefore be extended. If such principal prepayments on the Group 1 Mortgage
Loans occur at a constant rate that is faster than approximately 300% PSA with respect to PAC Group I, approximately 200% PSA with respect to PAC Group II, or approximately 301% PSA with respect to the TAC Certificates, the weighted average lives of the PAC Certificates and the TAC Certificates may be shortened.

     Because all amounts available for principal payments on any Distribution
Date will be distributed to holders on such Distribution Date, the ability to distribute the PAC I Principal Amount, the PAC II Principal Amount or the TAC
Principal Amount on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Group 1 Mortgage Loans over several Distribution Dates, as might be the case if any principal payments were held for future applications and not distributed monthly.

     The extent to which the planned balances and targeted balances are achieved and the sensitivity of the PAC Certificates and the TAC Certificates to
principal prepayments on the Group 1 Mortgage Loans will depend in part on the period of time during which the classes which support PAC Group I, PAC Group II and the TAC Certificates remain outstanding. All of the Companion Certificates support PAC Group I. The PAC II Companion Certificates support PAC Group II. The
TAC Companion Certificates support the TAC Certificates. On each Distribution
Date, after PAC Group I, PAC Group II and the TAC Certificates have received the
PAC I Principal Amount, the PAC II Principal Amount or the TAC Principal Amount,
respectively, for such Distribution Date, no further principal payments will be made to PAC Group I, PAC Group II or the TAC Certificates until the class balances of the classes supporting PAC Group I, PAC Group II or the TAC
Certificates, respectively, have been reduced to zero. This support is intended to decrease the likelihood that the balance of PAC Group I, PAC Group II or the
TAC Certificates will be reduced below their planned or targeted balance on a given Distribution Date. Once the applicable classes that provide support are no longer outstanding, the related PAC Certificates and TAC Certificates, if outstanding, will become more sensitive to the rate of prepayments on the Group
1 Mortgage Loans, as such classes will receive principal payments that otherwise would have been distributable to the classes which supported them.

     THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES WILL BE EXTREMELY
SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE GROUP 1 MORTGAGE LOANS. SEE
"PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

     There can be no assurance that the balance of PAC Group I, PAC Group II or the TAC Certificates, after payment of principal on any Distribution Date, will equal the indicated balance for such Distribution Date specified in the applicable table set forth in Appendix C to this prospectus supplement.

     Class PO Principal Distribution Amount

     On each Distribution Date, distributions of principal of the PO Component for a Group will be made to the Class X-PO Certificates in an amount with respect to each Group, (in the aggregate for all Loan Groups, the "CLASS PO
PRINCIPAL DISTRIBUTION AMOUNT") equal to the lesser of:

          (a) the applicable PO Principal Amount for the related Loan Group for such Distribution Date; and

          (b) the product of (1) the Pool Distribution Amount for the related
     Loan Group remaining after distributions of interest on the Senior
     Certificates entitled to receive distributions of interest and IO Component of the related Group and (2) a fraction, the numerator of which is the PO
     Principal Amount for such Loan

                                      S-114

     Group and the denominator of which is the sum of the PO Principal Amount for such Loan Group and the Senior Principal Distribution Amount for such
     Loan Group.

     The "PO PRINCIPAL AMOUNT" for any Distribution Date and any Loan Group will equal the sum of the applicable PO Percentage of:

          (a) all monthly payments of principal due on each Discount Mortgage
     Loan in such Loan Group on the related due date;

          (b) the principal portion of the Purchase Price (net of unreimbursed
     Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each
     Discount Mortgage Loan in such Loan Group that was purchased by the
     Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional termination of the Trust by the Master
     Servicer as described under "The Pooling and Servicing Agreement and
     Servicing Agreements--Optional Termination";

          (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group that was a Discount
     Mortgage Loan received in the calendar month preceding the month of that
     Distribution Date;

          (d) any Liquidation Proceeds allocable to recoveries of principal of
     Discount Mortgage Loans in such Loan Group that are not yet Liquidated
     Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

          (e) with respect to each Discount Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds
     (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of that Distribution Date; and

          (f) all full and partial principal prepayments (other than Payaheads)
     by mortgagors on the Discount Mortgage Loans in such Loan Group received during the calendar month preceding the month of that Distribution Date.

     Subordinate Principal Distribution Amount

     On each Distribution Date, each class of Class X-B Certificates and Class B
Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Class X-B
Certificates and Class B Certificates, respectively, that are entitled to receive a principal distribution) of, in the case of the Class X-B Certificates, the Subordinate Principal Distribution Amounts of Loan Group 1 and Loan Group 3
and, in the case of the Class B Certificates, the Subordinate Principal
Distribution Amount of Loan Group 2, to the extent that the remaining Pool
Distribution Amounts from the related Loan Groups are sufficient therefor. With respect to each class of Class X-B Certificates and Class B Certificates, if on
any Distribution Date the Fractional Interest is less than the Fractional
Interest for that class on the Closing Date, no classes of the Class X-B
Certificates and Class B Certificates, respectively, junior to such class will be entitled to receive a principal distribution.

     Distributions of principal on the Class X-B Certificates and Class B
Certificates that are entitled to receive a principal distribution on a
Distribution Date will be made sequentially to each class of Class X-B
Certificates and Class B Certificates, respectively, in the order of their numerical class designations, beginning with the Class X-B-1 Certificates and
Class B-1 Certificates, respectively, until each such class has received its respective pro rata share for the Distribution Date. However, the Class PO
Deferred Amounts related to the Class 1-X-PO Component and the Class 3-X-PO
Component and the Class PO Deferred Amount related to the Class 2-X-PO Component will be paid to the Class X-PO Certificates from amounts otherwise distributable as principal to the Class X-B Certificates and Class B Certificates,
respectively, beginning with the amounts otherwise distributable as principal to the class of the Class X-B Certificates and Class B Certificates, respectively, with the highest numerical designation.

                                      S-115

     The "FRACTIONAL INTEREST" with respect to any Distribution Date and each class of Class X-B Certificates and Class B Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Class X-B Certificates and Class B Certificates, respectively, that have higher numerical class designations than such class, divided by (ii)
the aggregate Pool Principal Balance (Non-PO Portion) for all, in the case of the Class X-B Certificates, Loan Group 1 and Loan Group 3 and, in the case of
Class B Certificates, Loan Group 2, immediately prior to such Distribution Date.

     The approximate Fractional Interests for the Subordinate Certificates on
the Closing Date are expected to be as follows:

        CLASS X-B CERTIFICATES                     CLASS B CERTIFICATES
--------------------------------------   ---------------------------------------
Class X-B-1...................   1.48%   Class B-1......................   1.41%
Class X-B-2...................   0.92%   Class B-2......................   0.80%
Class X-B-3...................   0.56%   Class B-3......................   0.50%
Class X-B-4...................   0.36%   Class B-4......................   0.30%
Class X-B-5...................   0.20%   Class B-5......................   0.15%
Class X-B-6...................   0.00%   Class B-6......................   0.00%

     The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group for any
Distribution Date will equal the sum of:

          (a) the Subordinate Percentage for such Loan Group of the applicable
     Non-PO Percentage of the Scheduled Principal Payments for such Distribution
     Date; and

          (b) the Subordinate Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for such
     Distribution Date.

     Class 3-A-R Certificate

     The Class 3-A-R Certificate will remain outstanding for so long as the
Trust exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 3-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates and the Components of the related Group, (ii) Class PO Deferred Amounts on the PO
Component of the related Group and (iii) interest and principal on the applicable Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

CROSS-COLLATERALIZATION

     On each Distribution Date prior to the Senior Credit Support Depletion Date for Loan Group 1 and Loan Group 3 but on or after the date on which the class balances of the Group 1 Senior Certificates or the Group 3 Senior Certificates
have been reduced to zero, amounts otherwise distributable as principal payments with respect to the related Loan Group on the Class X-B Certificates will be paid as principal to the remaining classes of Senior Certificates of the other such Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group under
"--Principal--Senior Principal Distribution Amount," provided that on such
Distribution Date (a) the Crossed Groups Aggregate Subordinate Percentage for
such Distribution Date is less than twice the initial Crossed Groups Aggregate
Subordinate Percentage or (b) the average outstanding principal balance of the
Group 1 Mortgage Loans and the Group 3 Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, any REO Property and any Mortgage
Loan for which the mortgagor has filed for bankruptcy after the Closing Date)
delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class X-B Certificates is greater than or equal to 50%.

     The "CROSSED GROUP AGGREGATE SUBORDINATE PERCENTAGE" for any Distribution
Date will be the percentage equal to the aggregate class balance of the Class
X-B Certificates divided by the aggregate Pool Principal Balance (Non-PO
Portion) of Loan Group 1 and Loan Group 3.

                                      S-116

     In addition, if on any Distribution Date, after giving effect to the second preceding paragraph, the aggregate class balance of the Group 1 Senior
Certificates or the Group 3 Senior Certificates after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted
Pool Amount (Non-PO Portion) of the related Loan Group (any such Group, the
"UNDERCOLLATERALIZED GROUP" and any such excess, the "UNDERCOLLATERALIZED
AMOUNT"), all amounts otherwise distributable as principal on the Class X-B
Certificates, in reverse order of their numerical designations, will be paid as principal to the Senior Certificates of the Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth under "--Principal--Senior Principal Distribution Amount,"
until the aggregate class balance of the Senior Certificates of the
Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group.

     Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such
Distribution Date) will be paid to the Undercollateralized Group, in accordance with clause (a)(i) in the definition of "Pool Distribution Amount Allocation"
prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class X-B Certificates, in reverse order of their numerical designations.

     The Class PO Deferred Amounts for the Class 1-X-PO Component and Class
3-X-PO Component and the Class PO Deferred Amount for the Class 2-X-PO Component
will be paid from amounts otherwise distributable as principal on the Class X-B
Certificates and the Class B Certificates, respectively, before any payments are made pursuant to the preceding paragraphs.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized
Loss on a Discount Mortgage Loan in a Loan Group will be allocated in reduction of the component balance of the PO Component of the related Group until its component balance is reduced to zero. Such allocation will be effected on each
Distribution Date by reducing the component balance of the PO Component of such
Group if and to the extent that such component balance (after taking into account the amount of all distributions to be made to such Group on such
Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the related
Loan Group for such Distribution Date. The amount of any such Realized Loss allocated to a PO Component will be treated as a "CLASS PO DEFERRED AMOUNT." To the extent funds are available on such Distribution Date or on any future
Distribution Date from amounts that would otherwise be allocable to the
Subordinate Principal Distribution Amounts of Loan Group 1 and Loan Group 3 or
to the Subordinated Principal Distribution Amount of Loan Group 2, the Class PO
Deferred Amounts for the Class 1-X-PO Component and Class 3-X-PO Component and
for the Class 2-X-PO Component, respectively, will be paid on such PO Component prior to distributions of principal on the Class X-B Certificates and the Class
B Certificates, respectively. Payments of such Class PO Deferred Amounts will be made from the principal payable to the applicable Subordinate Certificates beginning with the principal payable to the class of such Subordinate
Certificates with the highest numerical class designation. Any distribution in respect of unpaid Class PO Deferred Amounts for a PO Component will not further reduce the principal balance of such PO Component. The Class PO Deferred Amounts will not bear interest. The class balance of the class of such Subordinate
Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts for the applicable PO Components. Any excess of these Class PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of such Subordinate Certificates to reduce its class balance and so on, as necessary.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized
Loss on a Group 1 Mortgage Loan or a Group 3 Mortgage Loan will be allocated first to the Class X-B Certificates and the applicable Non-PO Percentage of any
Realized Loss on a Group 2 Mortgage Loan will be allocated first to the Class B
Certificates, in the reverse order of their respective numerical class designations (beginning with the class of such Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of such class of Subordinate Certificates has been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances or, in the case of the Class 1-A-22
Certificates, their initial class balance if lower.

     Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of Class X-B Certificates and Class B
Certificates then outstanding with the highest numerical class designation if
and

                                      S-117

to the extent that the aggregate of the class balances of, in the case of the
Class X-B Certificates, all classes of Group 1 Senior Certificates, Group 3
Senior Certificates and Class X-B Certificates and, in the case of Class B
Certificates, all classes of Group 2 Senior Certificates and Class B
Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the aggregate Adjusted Pool Amount
(Non-PO Portion) of Loan Group 1 and Loan Group 3 and the Adjusted Pool Amount
(Non-PO Portion) of Loan Group 2, respectively, for such Distribution Date.

     After a Senior Credit Support Depletion Date, on each Distribution Date, the aggregate class balance of all classes of Senior Certificates of each related Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO
Portion) for such Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of the related Group, pro rata, based on their respective class balances or, in the case of the Class
1-A-22 Certificates, their initial class balance if lower.

     After an applicable Senior Credit Support Depletion Date, the class balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the portion allocated to the related class of
Super Senior Certificates indicated in the following table:

SUPER SENIOR CLASSES   SUPER SENIOR SUPPORT CLASSES
--------------------   ----------------------------
       2-A-1                      2-A-2
       3-A-1                      3-A-2

     In the event an amount is received with respect to a Mortgage Loan in a
Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates (a "RECOVERY"), such Recovery will be distributed to the PO
Component of the related Group in an amount equal to the applicable PO
Percentage of such Recovery; provided that the aggregate amount distributed to any PO Component in respect of Recoveries on any Distribution Date will not exceed the related Class PO Deferred Amount. The remaining portion of any
Recovery not allocated to the PO Component of the related Group will be distributed to the Senior Certificates of such Group and, for a Recovery on a
Group 1 Mortgage Loan or a Group 3 Mortgage Loan, the then-outstanding Class X-B
Certificates or, for a Recovery on a Group 2 Mortgage Loan, the then-outstanding
Class B Certificates in each case in the same manner as Liquidation Proceeds are distributed.

     In general, a "REALIZED LOSS" means (a) with respect to a Liquidated
Mortgage Loan, the amount by which the remaining unpaid principal balance of the
Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

     "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt
Service Reductions or Deficient Valuations. As used in this prospectus supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage
Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the
Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so
long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled
Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all recoverable Liquidation Proceeds have been received.

                                      S-118

     With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT" for a
Loan Group will equal the aggregate unpaid principal balance of the Mortgage
Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan
Group (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the
Certificates on such Distribution Date and all prior Distribution Dates and (ii)
the principal portion of all Realized Losses (other than Debt Service
Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off
Date through the end of the month preceding such Distribution Date.

     With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT (PO
PORTION)" for a Loan Group will equal the sum as to each Mortgage Loan outstanding in such Loan Group as of the Cut-off Date of the product of (A) the
PO Percentage for such Mortgage Loan and (B) the principal balance of such
Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss
(other than a Debt Service Reduction) incurred on such Mortgage Loan from the
Cut-off Date through the end of the month preceding the month in which such
Distribution Date occurs.

     With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT (NON-PO
PORTION)" for a Loan Group will equal the difference between the Adjusted Pool
Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such
Loan Group.

THE YIELD MAINTENANCE AGREEMENT

     The Securities Administrator, on behalf of the Trust, will enter into (i) a yield maintenance agreement with Bank of America, as counterparty (the
"COUNTERPARTY"), which will be primarily for the benefit of the Class 1-A-20
Certificates (the "YIELD MAINTENANCE AGREEMENT"),.

     With respect to any Distribution Date (other than the Distribution Date in
February 2006) prior to and including the Distribution Date in May 2011, if
LIBOR, as calculated for the Interest Accrual Period related to such
Distribution Date, exceeds 4.85% per annum, the Counterparty will be obligated to pay to the Securities Administrator the Yield Maintenance Agreement Payment.
The "YIELD MAINTENANCE AGREEMENT PAYMENT" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and 8.60% exceeds (ii) 4.85% for such Distribution Date, (b) the notional amount set forth for such Distribution Date in the applicable table in Appendix B and
(c) one-twelfth. The Counterparty is required to make any Yield Maintenance
Agreement Payment on the second business day preceding the related Distribution
Date.

     For each Distribution Date prior to and including the Distribution Date in
May 2011, any Yield Maintenance Agreement Payment received by the Securities
Administrator will be used to pay the Yield Maintenance Amount to the Class
1-A-20 Certificates, as described below under "--The Reserve Fund." Amounts received on the Yield Maintenance Agreement will not be available to make distributions on any class of Certificates other than the Class 1-A-20
Certificates.

     The Yield Maintenance Agreement will be subject to early termination upon a failure of the Counterparty to make a Yield Maintenance Agreement Payment when due, after a grace period expires, or upon the occurrence of certain bankruptcy or insolvency events with respect to the Counterparty. The Yield Maintenance
Agreement also will be subject to early termination upon the occurrence of certain termination events set forth therein, including certain events causing it to become unlawful to make or receive a Yield Maintenance Agreement Payment or requiring the Counterparty to pay withholding or other tax amounts to the
Securities Administrator in respect of Yield Maintenance Agreement Payments and certain additional termination events.

     If a Ratings Event occurs and is continuing with respect to the
Counterparty, then the Counterparty will be required to use reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a replacement counterparty, subject to satisfaction of the related Rating Agency
Condition. Unless such a transfer has occurred within twenty Business Days after the occurrence of a Ratings Event, the Counterparty will be required to post collateral to secure its obligations under the Yield Maintenance Agreement. A
"RATINGS EVENT" will occur with respect to the Counterparty if the long-term and short-term senior unsecured deposit ratings of the Counterparty

                                      S-119

cease to be at least A1 and P-1 by Moody's and at least A and F1 by Fitch.
"RATING AGENCY CONDITION" means, with respect to any action taken or to be taken, a condition that is satisfied when Moody's and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such rating agency to the Class 1-A-20
Certificates.

     Any failure by the Counterparty to post such collateral or to transfer its rights and obligations to a replacement will be an additional termination event as to which the Securities Administrator may terminate the Yield Maintenance
Agreement. In addition, it will be an additional termination event, as to which the Counterparty may terminate the Yield Maintenance Agreement, if any amendment or supplement to the pooling and servicing agreement or any other document pertaining to the Class 1-A-20 Certificates is made without the prior written consent of the Counterparty, unless such amendment or supplement would not (i)
adversely affect any of the Counterparty's rights or obligations under the Yield
Maintenance Agreement or (ii) modify the Securities Administrator's obligations, or impair the ability of the Securities Administrator to fully perform any of its obligations, under the Yield Maintenance Agreement.

     Upon an early termination of the Yield Maintenance Agreement, the
Securities Administrator will be required to use reasonable efforts to replace the Yield Maintenance Agreement with one furnished by a replacement counterparty. The Securities Administrator will hold any amount that is paid to it by the Counterparty upon an early termination of the Yield Maintenance
Agreement and will apply such amount to the purchase of the replacement yield maintenance agreement. If any portion of such amount cannot be so used (either because a replacement yield maintenance agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the
Securities Administrator will deposit such portion in the Reserve Fund.

     The Yield Maintenance Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the
Counterparty are limited to those specifically set forth in the Yield
Maintenance Agreement, and the Counterparty may assign its rights and obligations under the Yield Maintenance Agreement to any entity so long as the
Rating Agency Condition is satisfied. The Class 1-A-20 Certificates do not represent obligations of the Counterparty. The holders of the Class 1-A-20
Certificates are not parties to or beneficiaries under the Yield Maintenance
Agreement and will not have any right to proceed directly against the
Counterparty in respect of its obligations under the Yield Maintenance
Agreement.

     The Counterparty

     Bank of America is a national bank and an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

     Bank of America's headquarters and its executive offices are located at 101
South Tryon Street, Charlotte, North Carolina 28255. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the
Department of Housing and Urban Development, the Veterans Administration, the
Government National Mortgage Association, Fannie Mae and Freddie Mac.

     As of the date of this prospectus supplement, the long-term senior unsecured debt of Bank of America, National Association was assigned ratings of
"Aa1" by Moody's, "AA" by Standard & Poor's, a division of The McGraw-Hill
Companies, Inc. and "AA-" by Fitch.

     We believe that Bank of America's maximum probable exposure under the Yield
Maintenance Agreement is less than 10% of the initial class balance of the Class
1-A-20 Certificates.

                                      S-120

THE RESERVE FUND

     Pursuant to the Pooling and Servicing Agreement, the Securities
Administrator will establish a separate trust account (the "RESERVE FUND") for deposit of any Yield Maintenance Agreement Payments that it may receive under the Yield Maintenance Agreement. The Reserve Fund is part of the Trust Fund but will not be an asset of any REMIC.

     On or before each Distribution Date, the Securities Administrator will deposit in the Reserve Fund any Yield Maintenance Agreement Payment for the
related Interest Accrual Period. Such Yield Maintenance Agreement Payment
received on or before a Distribution Date, along with the amount of any Excess
Funds in the applicable Reserve Fund, will be distributed to the Class 1-A-20
Certificates, as applicable, in an amount up to the Yield Maintenance Amount for such Distribution Date.

     If the sum of the Yield Maintenance Agreement Payment and any Excess Funds
in the Reserve Fund is less than the Yield Maintenance Amount for a Distribution
Date (such shortfall, a "YIELD MAINTENANCE AMOUNT SHORTFALL"), the Class 1-A-20
Certificates will not receive an amount equal to the Yield Maintenance Amount on such Distribution Date. However, on future Distribution Dates, if the sum of the
Yield Maintenance Agreement Payment and any Excess Funds in the Reserve Fund
exceeds the Yield Maintenance Amount for such Distribution Date, such excess will be used to pay any Yield Maintenance Amount Shortfalls outstanding from prior Distribution Dates. The Class 1-A-20 Certificates will not be entitled to any interest on a Yield Maintenance Amount Shortfall. Any amounts remaining in the Reserve Fund on the date on which the class balance of the Class 1-A-20
Certificates is reduced to zero (after the payment of the Yield Maintenance
Amount for such date and the amount of any Yield Maintenance Amount Shortfalls from previous Distribution Dates not yet paid), will be distributed to Banc of
America Securities LLC, as provided in the Pooling and Servicing Agreement.

     For any Distribution Date (other than the Distribution Date in February
2006) prior to and including the Distribution Date in May 2011 for which LIBOR exceeds 4.85%, the "YIELD MAINTENANCE AMOUNT" will be an amount equal to the product of (a) the class balance of the Class 1-A-20 Certificates immediately prior to such Distribution Date, (b) the excess of (i) the lesser of (x) LIBOR and (y) 8.60% over (ii) 4.85% and (c) one-twelfth.

     "EXCESS FUNDS" with respect to the Reserve Fund and for any Distribution
Date will equal the amount by which the Yield Maintenance Agreement Payments for prior Distribution Dates and any other amounts deposited in the Reserve Fund exceed the amount actually paid from the Reserve Fund with respect to Yield
Maintenance Amounts for such prior Distribution Dates and Yield Maintenance
Amount Shortfalls for such prior Distribution Dates.

RESTRICTIONS ON TRANSFER OF THE CLASS 3-A-R CERTIFICATE

     The Class 3-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of,
Disqualified Organizations (as defined in the prospectus) and (ii) certain
Pass-Through Entities (as defined in the prospectus) that have Disqualified
Organizations as beneficial owners. No tax will be imposed on a Pass-Through
Entity (other than an "electing large partnership" (as defined in the prospectus)) with respect to the Class 3-A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a
Disqualified Organization or a nominee for a Disqualified Organization.

     The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class 3-A-R Certificate may be transferred to or registered in the name of any person unless:

                                      S-121

          o    the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such
               transferee is not a Disqualified Organization and is not
               purchasing the Class 3-A-R Certificate as an agent for a
               Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

          o    the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

     Further, such affidavit will require the transferee to affirm that it (a)
historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 3-A-R Certificate in excess of cash flows generated thereby, (c)
intends to pay taxes associated with holding the Class 3-A-R Certificate as such taxes become due and (d) will not transfer the Class 3-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     Treasury regulations applicable to REMICs (the "REMIC REGULATIONS")
disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC
(including a residual interest with a positive value at issuance) is a
"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the
Class 3-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given to the
     transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

                                      S-122

               (iii)the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

          (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

               (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The Pooling and Servicing Agreement will not require that transfers of the
Class 3-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 3-A-R
Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

     In addition, the Class 3-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

          o    such person holds the Class 3-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

          o    the transferee delivers to both the transferor and the Securities
               Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated
               thereunder and that such transfer of the Class 3-A-R Certificate will not be disregarded for federal income tax purposes.

     The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR
PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND
VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates" in the prospectus.

     THE CLASS 3-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH PLAN.

                                      S-123

     See "Benefit Plan Considerations" in this prospectus supplement and
"Benefit Plan Considerations" in the prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates and
Components of the related Group and the Subordinate Certificates providing credit support for such Certificates and Components. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by such Subordinate
Certificates (in the reverse order of their numerical designations), and then by the Senior Certificates and the Components of the related Group.

     Net Interest Shortfalls will adversely affect the yields on the Senior
Certificates entitled to distributions of interest and the Subordinate
Certificates. In addition, losses on the Mortgage Loans in a Loan Group generally will be borne first by the Subordinate Certificates providing credit support for the Senior Certificates and Components of the related Group, as described in this prospectus supplement under "Description of the
Certificates--Allocation of Losses." The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage
Loans in the related Loan Group or Loan Groups, on the Discount Mortgage Loans
in the case of the Class X-PO Certificates and on the Premium Mortgage Loans in
the case of the Class X-IO Certificates.

     Except with respect to the Floating Rate Certificates and Inverse Floating
Rate Certificates, the effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

     Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates and the Component of the
related Group entitled to payments of principal and the Subordinate Certificates providing credit support for such Certificates and Components, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered
Certificates entitled to interest payments, and the yield to maturity of Offered
Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related
Loan Group or Loan Groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.
See "Prepayment and Yield Considerations" in the prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

          o    In general, if prevailing mortgage interest rates fall
               significantly below the mortgage interest rates on the Mortgage
               Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

          o    Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of

                                      S-124

principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered
Certificate purchased at a discount, particularly a Class X-PO Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans in the related Loan Group or Loan
Groups (or on the Discount Mortgage Loans in all of the Loan Groups, in the case of the Class X-PO Certificates), will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, particularly a Class
1-A-21, Class 1-A-26 or Class X-IO Certificate (each of which has no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans in the related Loan Group or Loan Groups (or on the Premium Mortgage Loans in all of
the Loan Groups in the case of the Class X-IO Certificates, particularly those
Premium Mortgage Loans with higher mortgage interest rates) will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling and
Servicing Agreement, including any termination. See "The Pooling and Servicing
Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement for a description of the Master Servicer's option to purchase the
Mortgage Loans when the Stated Principal Balance of such Mortgage Loans is less than 1% of the unpaid principal balance of such Mortgage Loans. The Depositor, the Sponsor or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such
Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, such
Servicer generally will be required to enforce "due-on-sale" clauses to the extent permitted by applicable law. However, the applicable Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such
"due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

     As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage for a Loan Group of
the applicable Non-PO Percentage of all related principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior
Certificates of the related Group then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to such Senior Certificates and none (or less than a pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates providing credit support for such Senior Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Floating Rate Certificates should also understand that if
LIBOR is greater than or equal to 4.850% per annum, the pass-through rate will remain at its maximum rate of 5.750% per annum. Investors in the Floating Rate
Certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.
Conversely, investors in the Inverse Floating Rate Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields or may be negative. Investors in the Inverse Floating Rate Certificates should also understand that if LIBOR is greater than or equal to 4.850% per annum, the
Inverse Floating Rate Certificates will accrue interest at the minimum rate of
0.000% per annum. See "--Yield on the Inverse Floating Rate Certificates" below.
However, to minimize the effect of the pass-through rate for the Floating Rate
Certificates

                                      S-125

being subject to a maximum rate of 5.750% per annum, the Floating Rate
Certificates will receive amounts payable under the Yield Maintenance Agreement.
See "Description of the Certificates--The Yield Maintenance Agreement."

     Investors in the Floating Rate Certificates and Inverse Floating Rate
Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate Certificates or Inverse Floating
Rate Certificate.

ASSUMPTIONS RELATING TO TABLES

     The tables beginning on page S-128 (the "Decrement Tables") have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

          (a) each Loan Group consists of the hypothetical mortgage loans presented in Appendix A;

          (b) the initial class balances, initial component balances, notional amounts and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-5;

          (c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

          (d) scheduled payments of principal and interest with respect to the
     Mortgage Loans are received on the applicable due date beginning on
     February 1, 2006;

          (e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in January 2006;

          (f) the Mortgage Loans prepay at the indicated percentages of PSA;

          (g) optional termination of the Trust does not occur;

          (h) no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

          (i) the Certificates are issued on the Closing Date; and

          (j) cash payments on the Certificates are received on the 25th day of each month beginning in February 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the
     Certificates."

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the
Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     Weighted average life of a class of Offered Certificates (other than
Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of such class of Certificates until each dollar in reduction of its class balance is distributed to investors. With respect to each of the Class 1-A-21 Certificates and Class 1-A-26 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of its
Notional Amount occurs. With respect to the Class X-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date

                                      S-126

of issuance of the Offered Certificates until the date on which the aggregate
Stated Principal Balance of the Premium Mortgage Loans in all Loan Groups has
been reduced to zero. The weighted average lives of classes of Offered
Certificates will be influenced by, among other things, the rate at which principal of the applicable Mortgage Loans in the related Loan Group or Loan
Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of
Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of
0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month.
As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of
PSA, i.e., no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The
Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the
Modeling Assumptions described above under "--Assumptions Relating to Tables."
There will likely be discrepancies between the characteristics of the actual
Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amounts in the case of the Interest Only Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered
Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any class of Offered Certificates is not necessarily indicative of the weighted average life of that class of Offered
Certificates which might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a Loan Group will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a Loan Group could produce slower or faster reductions of the class balances or notional amounts than indicated in the Decrement Tables at the various percentages of PSA specified.

     Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered
Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of PSA.

                                      S-127

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                             CLASS 1-A-1                          CLASS 1-A-2
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100     100    100    100    100     100     100    100    100    100
January 25, 2007 .............     100     100     80     59     28     100     100    100    100    100
January 25, 2008 .............     100     100     37      0      0     100     100    100     13      0
January 25, 2009 .............     100     100      0      0      0     100     100     57      0      0
January 25, 2010 .............     100     100      0      0      0     100     100      0      0      0
January 25, 2011 .............     100     100      0      0      0     100     100      0      0      0
January 25, 2012 .............     100     100      0      0      0     100     100      0      0      0
January 25, 2013 .............     100     100      0      0      0     100     100      0      0      0
January 25, 2014 .............     100     100      0      0      0     100     100      0      0      0
January 25, 2015 .............     100      98      0      0      0     100     100      0      0      0
January 25, 2016 .............     100      93      0      0      0     100     100      0      0      0
January 25, 2017 .............     100      86      0      0      0     100     100      0      0      0
January 25, 2018 .............     100      78      0      0      0     100     100      0      0      0
January 25, 2019 .............     100      68      0      0      0     100     100      0      0      0
January 25, 2020 .............     100      58      0      0      0     100     100      0      0      0
January 25, 2021 .............     100      47      0      0      0     100     100      0      0      0
January 25, 2022 .............     100      35      0      0      0     100     100      0      0      0
January 25, 2023 .............     100      23      0      0      0     100     100      0      0      0
January 25, 2024 .............     100      11      0      0      0     100     100      0      0      0
January 25, 2025 .............     100       *      0      0      0     100     100      0      0      0
January 25, 2026 .............     100       0      0      0      0     100      58      0      0      0
January 25, 2027 .............     100       0      0      0      0     100      16      0      0      0
January 25, 2028 .............     100       0      0      0      0     100       0      0      0      0
January 25, 2029 .............     100       0      0      0      0     100       0      0      0      0
January 25, 2030 .............      99       0      0      0      0     100       0      0      0      0
January 25, 2031 .............      69       0      0      0      0     100       0      0      0      0
January 25, 2032 .............      38       0      0      0      0     100       0      0      0      0
January 25, 2033 .............       4       0      0      0      0     100       0      0      0      0
January 25, 2034 .............       0       0      0      0      0       0       0      0      0      0
January 25, 2035 .............       0       0      0      0      0       0       0      0      0      0
January 25, 2036 .............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1) .............   25.62   14.51   1.68   1.10   0.78   27.52   20.22   3.08   1.93   1.36

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-128

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                   CLASSES 1-A-3, 1-A-5 AND 1-A-6                 CLASS 1-A-4
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----    ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100     100    100    100    100     100     100    100    100    100
January 25, 2007 .............     100     100    100    100    100     100     100    100    100    100
January 25, 2008 .............     100     100    100    100      0     100     100    100    100      0
January 25, 2009 .............     100     100    100      0      0     100     100    100      0      0
January 25, 2010 .............     100     100     44      0      0     100     100    100      0      0
January 25, 2011 .............     100     100      0      0      0     100     100     75      0      0
January 25, 2012 .............     100     100      0      0      0     100     100     31      0      0
January 25, 2013 .............     100     100      0      0      0     100     100      7      0      0
January 25, 2014 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2015 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2016 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2017 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2018 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2019 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2020 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2021 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2022 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2023 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2024 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2025 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2026 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2027 .............     100     100      0      0      0     100     100      *      0      0
January 25, 2028 .............     100      83      0      0      0     100     100      *      0      0
January 25, 2029 .............     100      56      0      0      0     100     100      *      0      0
January 25, 2030 .............     100      30      0      0      0     100     100      *      0      0
January 25, 2031 .............     100       5      0      0      0     100     100      *      0      0
January 25, 2032 .............     100       0      0      0      0     100      80      *      0      0
January 25, 2033 .............     100       0      0      0      0     100      57      *      0      0
January 25, 2034 .............      85       0      0      0      0     100      34      *      0      0
January 25, 2035 .............       0       0      0      0      0      78      13      *      0      0
January 25, 2036 .............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1) .............   28.36   23.28   3.97   2.25   1.59   29.29   27.38   5.69   2.66   1.84

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-129

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                     CLASSES 1-A-7, 1-A-13 AND 1-A-14                      CLASS 1-A-8
                                 ----------------------------------------   ----------------------------------------
       DISTRIBUTION DATE           0%    110%   200%   300%   500%   800%     0%    110%   200%   300%   500%   800%
------------------------------   -----   ----   ----   ----   ----   ----   -----   ----   ----   ----   ----   ----

Initial Percentage............     100    100    100    100    100    100     100    100    100    100    100    100
January 25, 2007..............     100     91     91     91     91     91     100    100    100    100    100    100
January 25, 2008..............     100     72     72     72     72      0     100    100    100    100    100      0
January 25, 2009..............     100     48     48     48      0      0     100    100    100    100      0      0
January 25, 2010..............     100     27     27     27      0      0     100    100    100    100      0      0
January 25, 2011..............     100     10     10     10      0      0     100    100    100    100      0      0
January 25, 2012..............     100      0      0      0      0      0     100     93     93     90      0      0
January 25, 2013..............     100      0      0      0      0      0     100     71     71      0      0      0
January 25, 2014..............     100      0      0      0      0      0     100     55     55      0      0      0
January 25, 2015..............     100      0      0      0      0      0     100     13     13      0      0      0
January 25, 2016..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2017..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2018..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2019..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2020..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2021..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2022..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2023..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2024..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2025..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2026..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2027..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2028..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2029..............     100      0      0      0      0      0     100      0      0      0      0      0
January 25, 2030..............      89      0      0      0      0      0     100      0      0      0      0      0
January 25, 2031..............       0      0      0      0      0      0       0      0      0      0      0      0
January 25, 2032..............       0      0      0      0      0      0       0      0      0      0      0      0
January 25, 2033..............       0      0      0      0      0      0       0      0      0      0      0      0
January 25, 2034..............       0      0      0      0      0      0       0      0      0      0      0      0
January 25, 2035..............       0      0      0      0      0      0       0      0      0      0      0      0
January 25, 2036..............       0      0      0      0      0      0       0      0      0      0      0      0
Weighted Average Life
   (in years)(1) .............   24.18   3.01   3.01   3.01   2.24   1.68   24.48   7.86   7.86   6.25   2.77   1.90

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      S-130

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1-A-9                  CLASSES 1-A-10, 1-A-18 AND 1-A-19
                                 ----------------------------------------   ----------------------------------
       DISTRIBUTION DATE          0%     110%   200%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   ----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100    100    100    100    100    100     100     100    100    100    100
January 25, 2007 .............     100    100    100    100    100    100     100     100     87     73     51
January 25, 2008 .............     100    100    100    100    100      0     100     100     59     18      0
January 25, 2009 .............     100    100    100    100      0      0     100     100     28      0      0
January 25, 2010 .............     100    100    100    100      0      0     100     100      5      0      0
January 25, 2011 .............     100    100    100    100      0      0     100     100      0      0      0
January 25, 2012 .............     100    100    100    100      0      0     100     100      0      0      0
January 25, 2013 .............     100    100    100     46      0      0     100     100      0      0      0
January 25, 2014 .............     100    100    100      *      0      0     100     100      0      0      0
January 25, 2015 .............     100    100    100      *      0      0     100     100      0      0      0
January 25, 2016 .............     100     23     23      *      0      0     100     100      0      0      0
January 25, 2017 .............     100      0      0      *      0      0     100     100      0      0      0
January 25, 2018 .............     100      0      0      *      0      0     100     100      0      0      0
January 25, 2019 .............     100      0      0      *      0      0     100      93      0      0      0
January 25, 2020 .............     100      0      0      *      0      0     100      86      0      0      0
January 25, 2021 .............     100      0      0      *      0      0     100      79      0      0      0
January 25, 2022 .............     100      0      0      *      0      0     100      71      0      0      0
January 25, 2023 .............     100      0      0      *      0      0     100      63      0      0      0
January 25, 2024 .............     100      0      0      *      0      0     100      55      0      0      0
January 25, 2025 .............     100      0      0      *      0      0     100      47      0      0      0
January 25, 2026 .............     100      0      0      *      0      0     100      39      0      0      0
January 25, 2027 .............     100      0      0      *      0      0     100      32      0      0      0
January 25, 2028 .............     100      0      0      *      0      0     100      25      0      0      0
January 25, 2029 .............     100      0      0      *      0      0     100      18      0      0      0
January 25, 2030 .............     100      0      0      *      0      0     100      11      0      0      0
January 25, 2031 .............       0      0      0      *      0      0      94       5      0      0      0
January 25, 2032 .............       0      0      0      *      0      0      73       0      0      0      0
January 25, 2033 .............       0      0      0      *      0      0      50       0      0      0      0
January 25, 2034 .............       0      0      0      *      0      0      25       0      0      0      0
January 25, 2035 .............       0      0      0      *      0      0       0       0      0      0      0
January 25, 2036 .............       0      0      0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1) .............   24.66   9.75   9.75   7.06   2.85   1.93   26.97   18.76   2.30   1.41   0.99

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-131

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS 1-A-11                         CLASS 1-A-12
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage............     100     100    100    100    100     100     100    100    100    100
January 25, 2007..............     100     100    100    100    100     100     100    100    100    100
January 25, 2008..............     100     100    100    100      0     100     100    100    100      0
January 25, 2009..............     100     100    100      0      0     100     100    100      0      0
January 25, 2010..............     100     100    100      0      0     100     100    100      0      0
January 25, 2011..............     100     100      0      0      0     100     100     66      0      0
January 25, 2012..............     100     100      0      0      0     100     100      0      0      0
January 25, 2013..............     100     100      0      0      0     100     100      0      0      0
January 25, 2014..............     100     100      0      0      0     100     100      0      0      0
January 25, 2015..............     100     100      0      0      0     100     100      0      0      0
January 25, 2016..............     100     100      0      0      0     100     100      0      0      0
January 25, 2017..............     100     100      0      0      0     100     100      0      0      0
January 25, 2018..............     100     100      0      0      0     100     100      0      0      0
January 25, 2019..............     100     100      0      0      0     100     100      0      0      0
January 25, 2020..............     100     100      0      0      0     100     100      0      0      0
January 25, 2021..............     100     100      0      0      0     100     100      0      0      0
January 25, 2022..............     100     100      0      0      0     100     100      0      0      0
January 25, 2023..............     100     100      0      0      0     100     100      0      0      0
January 25, 2024..............     100     100      0      0      0     100     100      0      0      0
January 25, 2025..............     100     100      0      0      0     100     100      0      0      0
January 25, 2026..............     100     100      0      0      0     100     100      0      0      0
January 25, 2027..............     100     100      0      0      0     100     100      0      0      0
January 25, 2028..............     100     100      0      0      0     100     100      0      0      0
January 25, 2029..............     100     100      0      0      0     100     100      0      0      0
January 25, 2030..............     100     100      0      0      0     100     100      0      0      0
January 25, 2031..............     100     100      0      0      0     100     100      0      0      0
January 25, 2032..............     100      91      0      0      0     100     100      0      0      0
January 25, 2033..............     100       0      0      0      0     100      97      0      0      0
January 25, 2034..............     100       0      0      0      0     100      59      0      0      0
January 25, 2035..............      83       0      0      0      0     100      23      0      0      0
January 25, 2036..............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1)..............   29.09   26.45   4.49   2.36   1.65   29.48   28.30   5.27   2.53   1.75

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      S-132

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS 1-A-15                         CLASS 1-A-16
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage............     100     100    100    100    100     100     100    100    100    100
January 25, 2007..............     100     100     60     18      0     100     100    100    100     54
January 25, 2008..............     100     100      0      0      0     100     100     77      0      0
January 25, 2009..............     100     100      0      0      0     100     100      0      0      0
January 25, 2010..............     100     100      0      0      0     100     100      0      0      0
January 25, 2011..............     100     100      0      0      0     100     100      0      0      0
January 25, 2012..............     100     100      0      0      0     100     100      0      0      0
January 25, 2013..............     100     100      0      0      0     100     100      0      0      0
January 25, 2014..............     100     100      0      0      0     100     100      0      0      0
January 25, 2015..............     100     100      0      0      0     100     100      0      0      0
January 25, 2016..............     100     100      0      0      0     100     100      0      0      0
January 25, 2017..............     100     100      0      0      0     100     100      0      0      0
January 25, 2018..............     100     100      0      0      0     100     100      0      0      0
January 25, 2019..............     100      80      0      0      0     100     100      0      0      0
January 25, 2020..............     100      59      0      0      0     100     100      0      0      0
January 25, 2021..............     100      36      0      0      0     100     100      0      0      0
January 25, 2022..............     100      12      0      0      0     100     100      0      0      0
January 25, 2023..............     100       0      0      0      0     100      88      0      0      0
January 25, 2024..............     100       0      0      0      0     100      64      0      0      0
January 25, 2025..............     100       0      0      0      0     100      40      0      0      0
January 25, 2026..............     100       0      0      0      0     100      17      0      0      0
January 25, 2027..............     100       0      0      0      0     100       0      0      0      0
January 25, 2028..............     100       0      0      0      0     100       0      0      0      0
January 25, 2029..............     100       0      0      0      0     100       0      0      0      0
January 25, 2030..............     100       0      0      0      0     100       0      0      0      0
January 25, 2031..............      83       0      0      0      0     100       0      0      0      0
January 25, 2032..............      18       0      0      0      0     100       0      0      0      0
January 25, 2033..............       0       0      0      0      0      49       0      0      0      0
January 25, 2034..............       0       0      0      0      0       0       0      0      0      0
January 25, 2035..............       0       0      0      0      0       0       0      0      0      0
January 25, 2036..............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1)..............   25.54   14.37   1.11   0.72   0.50   27.01   18.62   2.30   1.48   1.04

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      S-133

               PERCENTAGE OF INITIAL CLASS BALANCE(1) OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS 1-A-17                   CLASSES 1-A-20 AND 1-A-21
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100     100    100    100    100     100     100    100    100    100
January 25, 2007 .............     100     100    100    100    100      99      99     88     87     69
January 25, 2008 .............     100     100    100     54      0      99      99     64     41      0
January 25, 2009 .............     100     100     83      0      0      98      98     36      0      0
January 25, 2010 .............     100     100     15      0      0      98      98     16      0      0
January 25, 2011 .............     100     100      0      0      0      97      97      2      0      0
January 25, 2012 .............     100     100      0      0      0      96      96      0      0      0
January 25, 2013 .............     100     100      0      0      0      95      95      0      0      0
January 25, 2014 .............     100     100      0      0      0      95      95      0      0      0
January 25, 2015 .............     100     100      0      0      0      94      93      0      0      0
January 25, 2016 .............     100     100      0      0      0      93      89      0      0      0
January 25, 2017 .............     100     100      0      0      0      92      84      0      0      0
January 25, 2018 .............     100     100      0      0      0      91      78      0      0      0
January 25, 2019 .............     100     100      0      0      0      90      72      0      0      0
January 25, 2020 .............     100     100      0      0      0      88      65      0      0      0
January 25, 2021 .............     100     100      0      0      0      87      57      0      0      0
January 25, 2022 .............     100     100      0      0      0      86      50      0      0      0
January 25, 2023 .............     100     100      0      0      0      85      42      0      0      0
January 25, 2024 .............     100     100      0      0      0      83      34      0      0      0
January 25, 2025 .............     100     100      0      0      0      82      26      0      0      0
January 25, 2026 .............     100     100      0      0      0      80      18      0      0      0
January 25, 2027 .............     100      95      0      0      0      78      10      0      0      0
January 25, 2028 .............     100      74      0      0      0      76       3      0      0      0
January 25, 2029 .............     100      54      0      0      0      74       0      0      0      0
January 25, 2030 .............     100      34      0      0      0      72       0      0      0      0
January 25, 2031 .............     100      16      0      0      0      53       0      0      0      0
January 25, 2032 .............     100       0      0      0      0      33       0      0      0      0
January 25, 2033 .............     100       0      0      0      0      12       0      0      0      0
January 25, 2034 .............      75       0      0      0      0       0       0      0      0      0
January 25, 2035 .............       0       0      0      0      0       0       0      0      0      0
January 25, 2036 .............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(2) .............   28.35   23.27   3.50   2.05   1.43   22.75   15.49   2.58   1.80   1.27

----------
(1)  With respect to the Class 1-A-21 Certificates, percentages are expressed as percentages of the initial notional amount.

(2)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

                                      S-134

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS 1-A-22                         CLASS 1-A-23
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage............     100     100    100    100    100     100     100    100    100    100
January 25, 2007..............     106     106    106      0      0     100     100    100    100    100
January 25, 2008..............     112     112    112      0      0     100     100    100    100    100
January 25, 2009..............     119     119    119      0      0     100     100    100    100    100
January 25, 2010..............     126     126    126      0      0     100     100    100    100     46
January 25, 2011..............     133     133    133      0      0     100     100    100     91     10
January 25, 2012..............     141     141     62      0      0     100     100    100     56      0
January 25, 2013..............     149     149     15      0      0     100     100    100     32      0
January 25, 2014..............     158     158      *      0      0     100      93     93     17      0
January 25, 2015..............     168     168      *      0      0     100      72     72      7      0
January 25, 2016..............     177     177      *      0      0     100      55     55      1      0
January 25, 2017..............     188     188      *      0      0     100      42     42      0      0
January 25, 2018..............     199     199      *      0      0     100      31     31      0      0
January 25, 2019..............     211     211      *      0      0     100      22     22      0      0
January 25, 2020..............     223     223      *      0      0     100      15     15      0      0
January 25, 2021..............     236     236      *      0      0     100      10     10      0      0
January 25, 2022..............     250     250      *      0      0     100       5      5      0      0
January 25, 2023..............     265     265      *      0      0     100       1      1      0      0
January 25, 2024..............     281     281      *      0      0     100       0      0      0      0
January 25, 2025..............     297     297      *      0      0     100       0      0      0      0
January 25, 2026..............     315     315      *      0      0      86       0      0      0      0
January 25, 2027..............     334     334      *      0      0      64       0      0      0      0
January 25, 2028..............     353     353      *      0      0      40       0      0      0      0
January 25, 2029..............     374     323      *      0      0      15       0      0      0      0
January 25, 2030..............     396     267      *      0      0       0       0      0      0      0
January 25, 2031..............     420     214      *      0      0       0       0      0      0      0
January 25, 2032..............     444     163      *      0      0       0       0      0      0      0
January 25, 2033..............     471     115      *      0      0       0       0      0      0      0
January 25, 2034..............     385      70      *      0      0       0       0      0      0      0
January 25, 2035..............     159      27      *      0      0       0       0      0      0      0
January 25, 2036..............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1)..............   28.66   25.80   6.09   0.58   0.31   21.57   10.99   10.99  6.58   4.07

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-135

               PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                             CLASS 1-A-24                       CLASS 1-A-25
                                 ------------------------------------   --------------------------------
       DISTRIBUTION DATE           0%     100%    300%    500%   800%    0%    100%   300%   500%   800%
------------------------------   -----   -----   -----   -----   ----   ----   ----   ----   ----   ----

Initial Percentage............     100     100     100     100    100    100    100    100    100    100
January 25, 2007..............     100     100     100     100    100     96     88     88     88     88
January 25, 2008..............     100     100     100     100    100     91     65     65     65     57
January 25, 2009..............     100     100     100     100    100     86     37     37     29      0
January 25, 2010..............     100     100     100     100    100     81     10     10      0      0
January 25, 2011..............     100     100     100     100    100     75      0      0      0      0
January 25, 2012..............     100     100     100     100     48     70      0      0      0      0
January 25, 2013..............     100     100     100     100      0     63      0      0      0      0
January 25, 2014..............     100     100     100     100      0     57      0      0      0      0
January 25, 2015..............     100     100     100     100      0     50      0      0      0      0
January 25, 2016..............     100     100     100     100      0     42      0      0      0      0
January 25, 2017..............     100     100     100      76      0     33      0      0      0      0
January 25, 2018..............     100     100     100      52      0     24      0      0      0      0
January 25, 2019..............     100     100     100      35      0     14      0      0      0      0
January 25, 2020..............     100     100     100      24      0      3      0      0      0      0
January 25, 2021..............     100     100     100      16      0      0      0      0      0      0
January 25, 2022..............     100     100     100      11      0      0      0      0      0      0
January 25, 2023..............     100     100     100       7      0      0      0      0      0      0
January 25, 2024..............     100      85      85       5      0      0      0      0      0      0
January 25, 2025..............     100      66      66       3      0      0      0      0      0      0
January 25, 2026..............     100      50      50       2      0      0      0      0      0      0
January 25, 2027..............     100      38      38       1      0      0      0      0      0      0
January 25, 2028..............     100      28      28       1      0      0      0      0      0      0
January 25, 2029..............     100      21      21       1      0      0      0      0      0      0
January 25, 2030..............      15      15      15       *      0      0      0      0      0      0
January 25, 2031..............      10      10      10       *      0      0      0      0      0      0
January 25, 2032..............       7       7       7       *      0      0      0      0      0      0
January 25, 2033..............       4       4       4       *      0      0      0      0      0      0
January 25, 2034..............       2       2       2       *      0      0      0      0      0      0
January 25, 2035..............       1       1       1       *      0      0      0      0      0      0
January 25, 2036..............       0       0       0       0      0      0      0      0      0      0
Weighted Average Life
   (in years)(1)..............   24.14   20.80   20.80   12.86   6.07   8.37   2.50   2.50   2.30   1.86

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-136

               PERCENTAGE OF INITIAL CLASS BALANCE(1) OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS 1-A-26                        CLASS 1-A-27
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%    100%   300%   500%   800%     0%    100%   300%   500%   800%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100    100    100
January 25, 2007..............      98     96     96     96     96     100    100    100    100    100
January 25, 2008..............      97     88     88     88     85     100    100    100    100    100
January 25, 2009..............      95     78     78     75     13     100    100    100    100     21
January 25, 2010..............      93     68     68     33      0     100    100    100     51      0
January 25, 2011..............      91     51     51      0      0     100     79     79      0      0
January 25, 2012..............      89     31     31      0      0     100     48     48      0      0
January 25, 2013..............      87     12     12      0      0     100     19     19      0      0
January 25, 2014..............      85      0      0      0      0     100      0      0      0      0
January 25, 2015..............      82      0      0      0      0     100      0      0      0      0
January 25, 2016..............      80      0      0      0      0     100      0      0      0      0
January 25, 2017..............      77      0      0      0      0     100      0      0      0      0
January 25, 2018..............      73      0      0      0      0     100      0      0      0      0
January 25, 2019..............      70      0      0      0      0     100      0      0      0      0
January 25, 2020..............      66      0      0      0      0     100      0      0      0      0
January 25, 2021..............      58      0      0      0      0      89      0      0      0      0
January 25, 2022..............      46      0      0      0      0      71      0      0      0      0
January 25, 2023..............      33      0      0      0      0      51      0      0      0      0
January 25, 2024..............      19      0      0      0      0      30      0      0      0      0
January 25, 2025..............       5      0      0      0      0       8      0      0      0      0
January 25, 2026..............       0      0      0      0      0       0      0      0      0      0
January 25, 2027..............       0      0      0      0      0       0      0      0      0      0
January 25, 2028..............       0      0      0      0      0       0      0      0      0      0
January 25, 2029..............       0      0      0      0      0       0      0      0      0      0
January 25, 2030..............       0      0      0      0      0       0      0      0      0      0
January 25, 2031..............       0      0      0      0      0       0      0      0      0      0
January 25, 2032..............       0      0      0      0      0       0      0      0      0      0
January 25, 2033..............       0      0      0      0      0       0      0      0      0      0
January 25, 2034..............       0      0      0      0      0       0      0      0      0      0
January 25, 2035..............       0      0      0      0      0       0      0      0      0      0
January 25, 2036..............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years)(2)..............   13.99   4.77   4.77   3.45   2.47   17.01   5.99   5.99   4.07   2.80

----------
(1)  With respect to the Class 1-A-26 Certificates, percentages are expressed as percentages of the initial notional amount.

(2)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

                                      S-137

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS 1-A-28                   CLASSES 2-A-1 AND 2-A-2
                                 ---------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%    100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100    100    100    100    100     100     100    100    100    100
January 25, 2007 .............      98     94     94     94     94     100      98     94     90     84
January 25, 2008 .............      96     83     83     83     78     100      94     81     70     53
January 25, 2009 .............      93     68     68     65     10     100      88     66     48     26
January 25, 2010 .............      90     55     55     25      0     100      82     53     32     12
January 25, 2011 .............      88     40     40      0      0     100      77     43     21      4
January 25, 2012 .............      85     24     24      0      0     100      72     35     14      1
January 25, 2013 .............      82      9      9      0      0     100      68     28      9      0
January 25, 2014 .............      78      0      0      0      0     100      64     23      6      0
January 25, 2015 .............      75      0      0      0      0     100      60     19      4      0
January 25, 2016 .............      71      0      0      0      0      99      56     15      3      0
January 25, 2017 .............      67      0      0      0      0      97      51     12      2      0
January 25, 2018 .............      62      0      0      0      0      94      47     10      1      0
January 25, 2019 .............      57      0      0      0      0      91      42      8      1      0
January 25, 2020 .............      52      0      0      0      0      87      38      6      1      0
January 25, 2021 .............      45      0      0      0      0      84      35      5      *      0
January 25, 2022 .............      35      0      0      0      0      80      31      4      *      0
January 25, 2023 .............      25      0      0      0      0      76      28      3      *      0
January 25, 2024 .............      15      0      0      0      0      72      25      2      *      0
January 25, 2025 .............       4      0      0      0      0      68      22      2      *      0
January 25, 2026 .............       0      0      0      0      0      63      19      1      *      0
January 25, 2027 .............       0      0      0      0      0      58      17      1      *      0
January 25, 2028 .............       0      0      0      0      0      53      14      1      *      0
January 25, 2029 .............       0      0      0      0      0      47      12      1      *      0
January 25, 2030 .............       0      0      0      0      0      42      10      *      *      0
January 25, 2031 .............       0      0      0      0      0      35       8      *      *      0
January 25, 2032 .............       0      0      0      0      0      29       6      *      *      0
January 25, 2033 .............       0      0      0      0      0      22       4      *      *      0
January 25, 2034 .............       0      0      0      0      0      14       3      *      *      0
January 25, 2035 .............       0      0      0      0      0       6       1      *      *      0
January 25, 2036 .............       0      0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(1) .............   12.69   4.25   4.25   3.19   2.33   21.70   12.23   5.66   3.56   2.32

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-138

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                       CLASSES 3-A-1 AND 3-A-2                   CLASS 3-A-R
                                 ----------------------------------   --------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%    0%    100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........     100     100    100    100    100    100    100    100    100    100
January 25, 2007 .............     100      98     94     90     84    100      0      0      0      0
January 25, 2008 .............     100      94     81     70     54    100      0      0      0      0
January 25, 2009 .............     100      88     66     48     26    100      0      0      0      0
January 25, 2010 .............     100      82     54     32     12    100      0      0      0      0
January 25, 2011 .............     100      77     43     22      4    100      0      0      0      0
January 25, 2012 .............     100      72     35     14      1    100      0      0      0      0
January 25, 2013 .............     100      68     28     10      0    100      0      0      0      0
January 25, 2014 .............     100      64     23      6      0    100      0      0      0      0
January 25, 2015 .............     100      60     19      4      0    100      0      0      0      0
January 25, 2016 .............      99      56     15      3      0      0      0      0      0      0
January 25, 2017 .............      97      51     12      2      0      0      0      0      0      0
January 25, 2018 .............      94      47     10      1      0      0      0      0      0      0
January 25, 2019 .............      91      42      8      1      0      0      0      0      0      0
January 25, 2020 .............      87      38      6      1      0      0      0      0      0      0
January 25, 2021 .............      84      35      5      *      0      0      0      0      0      0
January 25, 2022 .............      80      31      4      *      0      0      0      0      0      0
January 25, 2023 .............      76      28      3      *      0      0      0      0      0      0
January 25, 2024 .............      72      25      2      *      0      0      0      0      0      0
January 25, 2025 .............      68      22      2      *      0      0      0      0      0      0
January 25, 2026 .............      63      19      1      *      0      0      0      0      0      0
January 25, 2027 .............      58      17      1      *      0      0      0      0      0      0
January 25, 2028 .............      53      14      1      *      0      0      0      0      0      0
January 25, 2029 .............      47      12      1      *      0      0      0      0      0      0
January 25, 2030 .............      41      10      *      *      0      0      0      0      0      0
January 25, 2031 .............      35       8      *      *      0      0      0      0      0      0
January 25, 2032 .............      29       6      *      *      0      0      0      0      0      0
January 25, 2033 .............      22       4      *      *      0      0      0      0      0      0
January 25, 2034 .............      14       3      *      *      0      0      0      0      0      0
January 25, 2035 .............       6       1      *      *      0      0      0      0      0      0
January 25, 2036 .............       0       0      0      0      0      0      0      0      0      0
Weighted Average Life
   (in years)(1) .............   21.69   12.24   5.68   3.58   2.34   9.74   0.07   0.07   0.07   0.07

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-139

               PERCENTAGE OF INITIAL CLASS BALANCE(1) OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                             CLASS X-IO                           CLASS X-PO
                                 ----------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     100%   300%   500%   800%     0%     100%   300%   500%   800%
------------------------------   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100     100    100    100    100     100     100    100    100    100
January 25, 2007 .............     100      98     94     90     85      99      97     93     89     84
January 25, 2008 .............      99      93     82     71     56      98      92     80     69     54
January 25, 2009 .............      99      87     67     50     29      97      86     65     48     28
January 25, 2010 .............      99      82     55     35     15      96      80     53     33     14
January 25, 2011 .............      98      77     45     24      8      95      74     43     23      7
January 25, 2012 .............      98      72     36     17      4      94      69     35     16      4
January 25, 2013 .............      97      67     30     12      2      92      64     28     11      2
January 25, 2014 .............      97      63     24      8      1      91      59     23      8      1
January 25, 2015 .............      96      59     20      6      1      89      54     18      5      1
January 25, 2016 .............      95      55     16      4      *      88      50     15      4      *
January 25, 2017 .............      93      50     13      3      *      86      46     12      2      *
January 25, 2018 .............      90      46     10      2      *      83      42      9      2      *
January 25, 2019 .............      87      42      8      1      *      81      38      7      1      *
January 25, 2020 .............      84      38      6      1      *      78      35      6      1      *
January 25, 2021 .............      81      34      5      1      *      75      32      5      1      *
January 25, 2022 .............      78      31      4      *      *      72      28      4      *      *
January 25, 2023 .............      74      27      3      *      *      68      25      3      *      *
January 25, 2024 .............      70      24      2      *      *      64      22      2      *      *
January 25, 2025 .............      66      22      2      *      *      60      20      2      *      *
January 25, 2026 .............      61      19      1      *      *      56      17      1      *      *
January 25, 2027 .............      57      16      1      *      *      52      15      1      *      *
January 25, 2028 .............      52      14      1      *      *      47      13      1      *      *
January 25, 2029 .............      46      12      1      *      *      42      11      1      *      *
January 25, 2030 .............      41      10      *      *      *      37       9      *      *      *
January 25, 2031 .............      34       8      *      *      *      31       7      *      *      *
January 25, 2032 .............      28       6      *      *      *      25       5      *      *      *
January 25, 2033 .............      21       4      *      *      *      19       4      *      *      *
January 25, 2034 .............      14       3      *      *      *      12       2      *      *      *
January 25, 2035 .............       6       1      *      *      *       5       1      *      *      0
January 25, 2036 .............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years)(2) .............   21.14   12.11   5.80   3.77   2.53   19.84   11.49   5.60   3.66   2.47

----------
(1)  With respect to the Class X-IO Certificates, percentages are expressed as percentages of the initial notional amount.

(2)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*    Less than 0.5% but greater than zero.

                                      S-140

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                       CLASSES B-1, B-2 AND B-3                    CLASS X-B-1
                                 -----------------------------------   -----------------------------------
       DISTRIBUTION DATE           0%     100%    300%   500%   800%     0%     100%    300%   500%   800%
------------------------------   -----   -----   -----   ----   ----   -----   -----   -----   ----   ----

Initial Percentage ...........     100     100     100    100    100     100     100     100    100    100
January 25, 2007 .............     100     100     100    100    100      99      99      99     99     99
January 25, 2008 .............     100     100     100    100    100      98      98      98     98     98
January 25, 2009 .............     100     100     100    100    100      98      98      98     98     98
January 25, 2010 .............     100     100     100    100    100      97      97      97     97     97
January 25, 2011 .............     100     100     100    100    100      96      96      96     96     96
January 25, 2012 .............     100      98      94     90     82      95      93      89     85     78
January 25, 2013 .............     100      96      87     78     53      94      90      82     73     56
January 25, 2014 .............     100      92      77     63     28      93      85      72     58     29
January 25, 2015 .............     100      88      66     47     14      91      80      60     43     15
January 25, 2016 .............      99      82      54     33      7      90      74      49     30      8
January 25, 2017 .............      97      75      43     22      4      88      68      39     20      4
January 25, 2018 .............      94      68      34     15      2      85      62      31     14      2
January 25, 2019 .............      91      62      27     10      1      83      57      25      9      1
January 25, 2020 .............      87      56      21      7      *      80      52      20      6      *
January 25, 2021 .............      84      51      17      5      *      77      47      15      4      *
January 25, 2022 .............      80      46      13      3      *      74      42      12      3      *
January 25, 2023 .............      76      41      10      2      *      70      38       9      2      *
January 25, 2024 .............      72      36       8      1      *      66      33       7      1      *
January 25, 2025 .............      68      32       6      1      *      62      29       6      1      *
January 25, 2026 .............      63      28       5      1      *      58      26       4      1      *
January 25, 2027 .............      58      24       4      *      *      53      22       3      *      *
January 25, 2028 .............      53      21       3      *      *      49      19       2      *      *
January 25, 2029 .............      47      18       2      *      *      43      16       2      *      *
January 25, 2030 .............      42      14       1      *      *      38      13       1      *      *
January 25, 2031 .............      35      12       1      *      *      32      11       1      *      *
January 25, 2032 .............      29       9       1      *      *      26       8       1      *      *
January 25, 2033 .............      22       6       *      *      *      20       6       *      *      *
January 25, 2034 .............      14       4       *      *      *      13       3       *      *      *
January 25, 2035 .............       6       2       *      *      *       5       1       *      *      *
January 25, 2036 .............       0       0       0      0      0       0       0       0      0      0
Weighted Average Life
   (in years)(1) .............   21.70   16.13   11.26   9.31   7.45   20.25   15.16   10.71   8.92   7.32

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-141

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                       CLASSES X-B-2 AND X-B-3
                                 -----------------------------------
       DISTRIBUTION DATE           0%     100%    300%   500%   800%
------------------------------   -----   -----   -----   ----   ----
Initial Percentage ...........     100     100     100    100    100
January 25, 2007 .............      99      99      99     99     99
January 25, 2008 .............      99      98      98     98     98
January 25, 2009 .............      98      98      98     98     98
January 25, 2010 .............      97      97      97     97     97
January 25, 2011 .............      96      96      96     96     96
January 25, 2012 .............      95      93      89     85     78
January 25, 2013 .............      94      90      82     73     56
January 25, 2014 .............      93      85      72     58     29
January 25, 2015 .............      91      80      60     43     15
January 25, 2016 .............      90      74      49     30      8
January 25, 2017 .............      88      68      39     20      4
January 25, 2018 .............      85      62      31     14      2
January 25, 2019 .............      83      57      25      9      1
January 25, 2020 .............      80      52      20      6      *
January 25, 2021 .............      77      47      15      4      *
January 25, 2022 .............      74      42      12      3      *
January 25, 2023 .............      70      38       9      2      *
January 25, 2024 .............      66      33       7      1      *
January 25, 2025 .............      62      29       6      1      *
January 25, 2026 .............      58      26       4      1      *
January 25, 2027 .............      53      22       3      *      *
January 25, 2028 .............      49      19       2      *      *
January 25, 2029 .............      43      16       2      *      *
January 25, 2030 .............      38      13       1      *      *
January 25, 2031 .............      32      11       1      *      *
January 25, 2032 .............      26       8       1      *      *
January 25, 2033 .............      20       6       *      *      *
January 25, 2034 .............      13       3       *      *      *
January 25, 2035 .............       6       1       *      *      *
January 25, 2036 .............       0       0       0      0      0
Weighted Average Life
   (in years)(1) .............   20.28   15.16   10.71   8.92   7.32

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5% but greater than zero.

                                      S-142

YIELD ON THE INVERSE FLOATING RATE CERTIFICATES

     The Inverse Floating Rate Certificates are Interest Only Certificates and,
as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

     The significance of the effects of prepayment on the applicable Mortgage
Loans and changes in LIBOR on the Inverse Floating Rate Certificates is
illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of the Inverse Floating Rate Certificates under different constant percentages of PSA and rates of LIBOR. The yields of such Certificates set forth in the following table were calculated using the
Modeling Assumptions and the additional assumptions that (i) on the first LIBOR
Determination Date and on each LIBOR Determination Date thereafter, LIBOR will be as indicated and (ii) the Inverse Floating Rate Certificates are purchased on the Closing Date at an assumed purchase price equal to 0.5625% of their initial class balance plus accrued interest from January 25, 2006 to (but not including)
the Closing Date.

     As indicated in the following table, investors in the Inverse Floating Rate
Certificates, which are Interest Only Certificates and have no class balance, should carefully consider the risk that a rapid rate of prepayment on the Group
1 Mortgage Loans could result in the failure of investors in the Inverse
Floating Rate Certificates to fully recover their initial investment. In addition, the yield to investors in the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR. Increases in LIBOR may have a negative effect on the yield to investors in Inverse Floating Rate
Certificates.

     It is not likely that the Group 1 Mortgage Loans will prepay at a constant rate until maturity, that all of the Group 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Group 1 Mortgage Loans will prepay at any of the rates shown in the table below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that your pre-tax yield on the Inverse Floating Rate Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase an Inverse
Floating Rate Certificate.

        SENSITIVITY OF THE CLASS 1-A-21 CERTIFICATES TO CHANGES IN LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                PERCENTAGE OF PSA
                                 -----------------------------------------------
LIBOR                               0%       100%      300%      500%      800%
------------------------------   -------   -------   -------   -------   -------

0.00000%......................   2268.28%  2268.28%  2201.00%  2198.78%  2170.73%
1.49000%......................   1239.17   1239.17   1193.45   1190.01   1160.45
2.99000%......................    520.60    520.60    489.65    482.78    450.17
4.49000%......................     72.22     72.20     38.09     13.82    (25.05)
4.74000%......................     20.04     19.02    (31.82)   (66.48)       **
4.85000% and above............        **        **        **        **        **

----------
**   Equal to or less than (100.00).

     The yields set forth in the preceding table were calculated by (i)
determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certificates would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Inverse Floating Rate Certificates indicated above plus accrued interest from January 25, 2006 to (but not including) the Closing
Date and (ii) converting such monthly rates to corporate bond equivalent rates.
Such calculation does not take into account variations that may occur in the interest rates at which you may be able to

                                      S-143

reinvest funds received as payments of interest on the Inverse Floating Rate
Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS 1-A-26 CERTIFICATES

     The Class 1-A-26 Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the
Mortgage Loans.

     The significance of the effects of prepayments on the Group 1 Mortgage
Loans on the Class 1-A-26 Certificates is illustrated in the following table, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1-A-26 Certificates under different constant percentages of
PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 1-A-26 Certificates are purchased on the
Closing Date at an assumed purchase price equal to 18.50% of their initial notional amount plus accrued interest from January 1, 2006 to (but not including) the Closing Date and that the initial notional amounts of the Class
1-A-26 Certificates applicable to the Distribution Date in February 2006 will be approximately $3,914,825.

     As indicated in the following table, investors in the Class 1-A-26
Certificates, which are Interest Only Certificates and have no class balance, should carefully consider the risk that a rapid rate of prepayment on the Group
1 Mortgage Loans could result in the failure of investors in the Class 1-A-26
Certificates to fully recover their initial investment.

     It is not likely that the Group 1 Mortgage Loans will prepay at a constant rate until maturity, that all of the Group 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Group 1 Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a
Class 1-A-26 Certificate and your pre-tax yield on the Class 1-A-26 Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-A-26
Certificate.

           SENSITIVITY OF THE CLASS 1-A-26 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                           PERCENTAGE OF PSA
                                 -------------------------------------
                                   0%     100%    300%   500%    800%
                                 -----   -----   -----   ----   ------
Class 1-A-26 Certificates.....   30.00%  14.88%  14.88%  2.59%  (19.18%)

     The yields set forth in the preceding table were calculated by (i)
determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-26 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class 1-A-26 Certificates indicated above and (ii)
converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest of the Class 1-A-26 Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-26 Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS X-IO CERTIFICATES

     The Class X-IO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the
Mortgage Loans.

     The significance of the effects of prepayments on the Premium Mortgage
Loans on the Class X-IO Certificates is illustrated in the following table, which shows the pre-tax yield (on a corporate bond equivalent basis)

                                      S-144

to the holders of Class X-IO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class X-IO Certificates are purchased on the
Closing Date at an assumed purchase price equal to 16.50% of their initial notional amount plus accrued interest from January 1, 2006 to (but not including) the Closing Date and that the initial notional amount of the Class
X-IO Certificates applicable to the Distribution Date in February 2006 will be approximately $9,635,484.

     The interest accrued on each Distribution Date on the Class X-IO
Certificates is based on the interest accrued on such Distribution Date on three
Components: the Class 1-X-IO Component, the Class 2-X-IO Component and the Class
3-X-IO Component. Because the interest accrued on each Distribution Date on each of the IO Components is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the related Loan Group multiplied by a fraction, the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Premium Mortgage Loans in such Loan Group minus
5.75% for Loan Group 1, 5.50% for Loan Group 2 and 5.50% for Loan Group 3 and
the denominator of which is equal to 5.50% for Loan Group 1, 5.50% for Loan
Group 2 and 5.50% for Loan Group 3, the yield to maturity on the Class X-IO
Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on such Premium Mortgage Loans. The Premium
Mortgage Loans in each Loan Group generally will have higher mortgage interest rates than the other Mortgage Loans in such Loan Group. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the
Premium Mortgage Loans in each Loan Group may prepay at a faster rate than the other Mortgage Loans in such Loan Group, resulting in a lower yield on the Class
X-IO Certificates than would be the case if the Premium Mortgage Loans in each
Loan Group prepaid at the same rate as the other Mortgage Loans in each Loan
Group. An investor in the Class X-IO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments
(including prepayments) could result in the failure of such investor to fully recover its initial investment.

     It is not likely that the Premium Mortgage Loans will prepay at a constant rate until maturity, that all of the Premium Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Premium Mortgage Loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a
Class X-IO Certificate and your pre-tax yield on the Class X-IO Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class X-IO Certificate.

            SENSITIVITY OF THE CLASS X-IO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                           PERCENTAGE OF PSA
                                 -------------------------------------
                                   0%     100%    300%   500%    800%
                                 -----   -----   -----   ----   -----
Class X-IO Certificates.......   34.30%  29.16%  18.60%  7.64%  (9.56%)

     The yields set forth in the preceding table were calculated by (i)
determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class X-IO Certificates indicated above and (ii)
converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest of the Class X-IO Certificates and consequently does not purport to reflect the return on any investment in the Class X-IO Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS X-PO CERTIFICATES

     The Class X-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the
Mortgage Loans. As a result, the Class X-PO Certificates will be offered at a substantial discount to their original class balance.

                                      S-145

     The significance of the effects of prepayments on the Class X-PO
Certificates is illustrated in the following table which shows the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class X-PO
Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class X-PO Certificates are purchased on the Closing Date at an assumed purchase price equal to 71.50% of their original class balance.

     As indicated in the following table, because the Class X-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans, the yield to maturity on the Class X-PO
Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans in the related
Loan Groups.

     It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the table below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by holders of the Class X-PO Certificates and there can be no assurance that your pre-tax yield on your Class X-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class X-PO Certificate.

            SENSITIVITY OF THE CLASS X-PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                          PERCENTAGE OF PSA
                                 ----------------------------------
                                  0%    100%   300%    500%    800%
                                 ----   ----   ----   -----   -----
Class X-PO Certificates.......   1.74%  3.20%  6.80%  10.33%  15.18%

     The yields set forth in the preceding table were calculated by (i)
determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-PO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class X-PO Certificates indicated above and (ii)
converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class X-PO Certificates and consequently does not purport to reflect the return on any investment in the Class X-PO Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS 3-A-R CERTIFICATE

     The after-tax rate of return to the holder of the Class 3-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 3-A-R Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable thereon during any such period.
In addition, the present value of the tax liabilities with respect to your Class
3-A-R Certificate may substantially exceed the present value of expected distributions on your Class 3-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class
3-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class
3-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     If you own the Class 3-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 3-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                      S-146

YIELD ON THE SUBORDINATE CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinate
Certificates in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the applicable Mortgage Loans in the related
Loan Group or Loan Groups. If the actual rate and severity of losses on such
Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on such Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Non-PO Percentage of Realized Losses on the Mortgage Loans in a
Loan Group will be allocated to reduce the class balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under
"Description of the Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class X-B Certificates or the Class B Certificates will result in a reduction in the class balance of the class of related Subordinate
Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate class balance of the Certificates of the related Group or Groups, following all distributions and the allocation of
Realized Losses on a Distribution Date, exceeds the sum of the Adjusted Pool
Amount (Non-PO Portion) of the applicable Loan Group or Loan Groups. As a result of such reductions, less interest will accrue on that class of such Subordinate
Certificates than otherwise would be the case. The yield to maturity of the
Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates entitled to receive payments of principal, Net Interest Shortfalls, other cash shortfalls in the applicable Pool Distribution Amounts, distribution of funds to holders of the Class X-PO Certificates in respect of the related PO Components otherwise available for distribution on such Subordinate Certificates to the extent of reimbursement for Class PO Deferred Amounts and, in the case of the Class X-B
Certificates, distribution of funds to the Group 1 Senior Certificates, Group 3
Senior Certificates and related IO Components as a result of cross-collateralization otherwise available for distribution on the Class X-B
Certificates. See "Description of the Certificates--Allocation of Losses" in
this prospectus supplement.

     If on any Distribution Date, the Fractional Interest for any class of
Subordinate Certificates is less than its original Fractional Interest, principal distributions on the related Subordinate Certificates will be allocated solely to that class and all other classes of such Subordinate
Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of such Subordinate
Certificates receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of related Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

YIELD CONSIDERATIONS ON THE CLASS X-B-2, CLASS X-B-3, CLASS B-2 AND CLASS B-3
CERTIFICATES

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100%
SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at
0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes no defaults.
SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X-B-2, Class X-B-3, Class B-2 and Class B-3 Certificates
to various rates of prepayment and varying levels of Realized Losses on the applicable Mortgage Loans in the related Loan Group or Loan Groups. The tables set forth below are

                                      S-147

based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to such Mortgage
Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25%
or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in the Mortgage Pool, as indicated in the tables below (referred to as a "LOSS
SEVERITY PERCENTAGE"), will occur at the time of liquidation and (ii) the Class
X-B-2, Class X-B-3, Class B-2 and Class B-3 Certificates are purchased on the
Closing Date at assumed purchase prices equal to 95.8750%, 93.5000%, 93.5000%
and 90.7500%, in each case, of their class balance plus accrued interest from
January 1, 2006 to (but not including) the Closing Date.

     It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized
Losses on such Mortgage Loans will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity
Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity on the Class X-B-2, Class X-B-3, Class B-2 and Class
B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

     The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X-B-2, Class X-B-3, Class B-2 and
Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class X-B-2, Class X-B-3, Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from January 1, 2006 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class X-B-2, Class X-B-3, Class B-2 and Class B-3
Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class X-B-2, Class X-B-3, Class B-2 and Class
B-3 Certificates when reinvestment rates are considered.

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-2
                 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                 PERCENTAGE OF PSA
                                  SEVERITY    ---------------------------------------
PERCENTAGE OF SDA                PERCENTAGE     0%      100%     300%     500%   800%
------------------------------   ----------   ------   ------   ------   -----   ----

0%............................        0%        6.09%    6.20%    6.37%   6.48%  6.64%
50%...........................       25%        6.05     6.22     6.37    6.48   6.64
50%...........................       50%        4.15     6.06     6.37    6.48   6.63
75%...........................       25%        6.03     6.18     6.37    6.48   6.64
75%...........................       50%      (23.82)    0.76     6.27    6.48   6.63
100%..........................       25%        4.25     6.10     6.37    6.48   6.64
100%..........................       50%      (39.54)  (32.24)    1.49    6.48   6.63
150%..........................       25%      (22.93)    1.05     6.36    6.48   6.63
150%..........................       50%      (60.86)  (56.15)  (42.54)  (1.96)  6.62

                                      S-148

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-3
                 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                   PERCENTAGE OF PSA
                                  SEVERITY    ------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE     0%      100%     300%     500%     800%
------------------------------   ----------   ------   ------   ------   ------   ------

0%............................        0%        6.35%    6.51%    6.75%    6.91%    7.15%
50%...........................       25%        6.14     6.42     6.76     6.91     7.15
50%...........................       50%      (30.92)  (17.88)    5.59     6.91     7.14
75%...........................       25%       (1.91)    4.31     6.76     6.92     7.15
75%...........................       50%      (51.50)  (46.27)  (28.49)    4.20     7.14
100%..........................       25%      (30.62)  (15.33)    5.70     6.92     7.15
100%..........................       50%      (67.33)  (63.20)  (52.11)   (9.30)    7.13
150%..........................       25%      (51.23)  (45.97)  (25.81)    4.39     7.15
150%..........................       50%      (90.54)  (87.88)  (81.28)  (71.49)  (10.03)

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in Loan Group 2, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans in Loan Group 2 as of the Cut-off Date.

                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP 2

                                    LOSS              PERCENTAGE OF PSA
                                  SEVERITY    --------------------------------
PERCENTAGE OF SDA                PERCENTAGE    0%    100%   300%   500%   800%
------------------------------   ----------   ----   ----   ----   ----   ----
50%...........................       25%      0.52%  0.41%  0.27%  0.19%  0.12%
50%...........................       50%      1.03   0.81   0.54   0.38   0.24
75%...........................       25%      0.77   0.61   0.41   0.29   0.18
75%...........................       50%      1.54   1.21   0.81   0.57   0.36
100%..........................       25%      1.02   0.81   0.54   0.38   0.24
100%..........................       50%      2.05   1.61   1.08   0.76   0.49
150%..........................       25%      1.52   1.20   0.80   0.57   0.36
150%..........................       50%      3.04   2.40   1.61   1.14   0.73

          SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS X-B-2
                 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                 PERCENTAGE OF PSA
                                  SEVERITY    --------------------------------------
PERCENTAGE OF SDA                PERCENTAGE     0%      100%     300%    500%   800%
------------------------------   ----------   ------   ------   ------   ----   ----

0%............................        0%        6.09%    6.16%    6.26%  6.32%  6.41%
50%...........................       25%        6.05     6.17     6.26   6.32   6.41
50%...........................       50%        5.47     6.10     6.26   6.32   6.41
75%...........................       25%        6.04     6.15     6.26   6.32   6.41
75%...........................       50%      (12.59)    2.89     6.26   6.32   6.41
100%..........................       25%        5.55     6.11     6.26   6.32   6.41
100%..........................       50%      (35.24)  (26.85)    3.67   6.32   6.40
150%..........................       25%      (10.26)    3.09     6.26   6.32   6.41
150%..........................       50%      (56.36)  (51.40)  (36.28)  1.30   6.40

                                      S-149

          SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS X-B-3
                 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                  PERCENTAGE OF PSA
                                  SEVERITY    -----------------------------------------
PERCENTAGE OF SDA                PERCENTAGE      0%     100%     300%     500%     800%
------------------------------   ----------   ------   ------   ------   ------   -----

0%............................        0%        6.32%    6.43%    6.59%    6.70%   6.85%
50%...........................       25%        6.23     6.39     6.60     6.71    6.85
50%...........................       50%      (23.16)    1.26     6.59     6.71    6.84
75%...........................       25%        3.16     5.86     6.60     6.70    6.85
75%...........................       50%      (44.72)  (38.74)   (1.30)    6.46    6.84
100%..........................       25%      (22.66)    1.46     6.59     6.71    6.85
100%..........................       50%      (60.08)  (55.47)  (42.40)   (1.74)   6.83
150%..........................       25%      (44.43)  (38.35)   (1.01)    6.58    6.84
150%..........................       50%      (83.25)  (80.23)  (72.37)  (60.10)  (1.17)

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group 1 Mortgage Loans and Group 3 Mortgage Loans,
expressed as a percentage of the aggregate outstanding principal balance of such
Mortgage Loans as of the Cut-off Date.

                 AGGREGATE REALIZED LOSSES FOR THE CROSSED GROUP

                                    LOSS              PERCENTAGE OF PSA
                                  SEVERITY    --------------------------------
PERCENTAGE OF SDA                PERCENTAGE    0%    100%   300%   500%   800%
------------------------------   ----------   ----   ----   ----   ----   ----
50%...........................       25%      0.50%  0.39%  0.26%  0.19%  0.12%
50%...........................       50%      0.99   0.78   0.53   0.37   0.24
75%...........................       25%      0.74   0.58   0.39   0.28   0.18
75%...........................       50%      1.48   1.17   0.79   0.56   0.36
100%..........................       25%      0.98   0.78   0.52   0.37   0.24
100%..........................       50%      1.97   1.55   1.05   0.74   0.48
150%..........................       25%      1.46   1.16   0.78   0.55   0.36
150%..........................       50%      2.92   2.31   1.56   1.11   0.71

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses on the applicable Mortgage
Loans in the related Loan Group or Loan Groups under a variety of scenarios. If you are purchasing Class X-B-2, Class X-B-3, Class B-2 or Class B-3 Certificates
you should fully consider the risk that Realized Losses on such Mortgage Loans could result in the failure to fully recover your investment.

                                 CREDIT SUPPORT

     The rights of holders of each class of Subordinate Certificates to receive distributions of principal and interest are subordinated to such rights of holders of the Senior Certificates of the related Group or Groups, the related interest-bearing components and the holders of each class of related Subordinate
Certificates with a lower numerical class designation. For example, the holders of the Class X-B-2 Certificates and the Class B-2 Certificates will not receive principal or interest on a Distribution Date until the holders of the Group 1
Senior Certificates, Group 3 Senior Certificates, related interest-bearing components and Class X-B-1 Certificates and the holders of the Group 2 Senior
Certificates, related interest-bearing component and Class B-1 Certificates, respectively, have received the amounts to which they are entitled on that
Distribution Date. The subordination described above is intended to increase the likelihood of receipt by holders of the Senior Certificates and the holders of the Subordinate Certificates with lower numerical class designations of the amounts to which they are entitled on any Distribution Date and to provide those holders with protection against Realized Losses on the applicable Mortgage Loans in the Related Loan Group or Loan Groups.

                                      S-150

     The Senior Certificates of a Group will receive 100% of the Non-PO
Percentage of principal prepayments received with respect to the Mortgage Loans in the related Loan Group until the fifth anniversary of the first Distribution
Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Senior Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any
Distribution Date on which the credit support provided by the Class X-B
Certificates to the Group 1 Senior Certificates and the Group 3 Senior
Certificates or the credit support provided by the Class B Certificates to the
Group 2 Senior Certificates is less than that initially provided, the Senior
Certificates of the related Group or Groups will be entitled to receive 100% of the Non-PO Percentage of principal prepayments received with respect to the
Mortgage Loans in the related Loan Group or Loan Groups. See "Description of
Certificates--Principal" in this prospectus supplement.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase of the Mortgage Loans from the Sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat the Trust as one or more separate "real estate mortgage investment conduits" (consisting of an "UPPER-TIER REMIC," and one or more "LOWER-TIER REMICS" and each, a "REMIC") for federal income tax purposes under the Code.

          o    The Certificates (other than the Class X-IO, Class X-PO and Class
               3-A-R Certificates) and each Component will be designated as
               "regular interests" in the Upper-Tier REMIC. All the Certificates
               (other than the Class 3-A-R Certificate) are "REGULAR
               CERTIFICATES" for purposes of the following discussion.

          o    The Class 3-A-R Certificate will be designated as the sole class of "residual interests" in each REMIC.

     Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and
Servicing Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates" in the prospectus.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the
Regular Certificates must be reported under an accrual method of accounting.

     Although not free from doubt, the Class X-IO and Class X-PO Certificates each should be treated as a single debt instrument having cash flows equal to the cash flows of the related Components. The Interest Only Certificates and
Principal Only Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" in the
prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of
Certificates should consult their own tax advisors

                                      S-151

regarding the possibility of making an election to amortize such premium. See
"Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 300% PSA. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

          o    the Regular Certificates will be treated as assets described in
               Section 7701(a)(19)(C) of the Code;

          o    the Regular Certificates will be treated as "real estate assets"
               within the meaning of Section 856(c)(4)(A) of the Code; and

          o    interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Status of REMIC Certificates" in the prospectus.

RESIDUAL CERTIFICATE

     If you hold the Class 3-A-R Certificate, you must include the taxable income of each REMIC, in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class
3-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each REMIC. The Holder of the Class 3-A-R Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

     You should consider carefully the tax consequences of any investment in the
Class 3-A-R Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax
Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 3-A-R
Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark
to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the
REMIC Pool--Prohibited Transactions" in the prospectus.

BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered
Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the
Code) properly, or, under certain circumstances, fail to provide the Securities
Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income
Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Backup
Withholding" in the prospectus.

     The Securities Administrator, on behalf of the Trustee, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the

                                      S-152

Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates (other than the
Class 3-A-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Securities Administrator. (The Securities Administrator,
however, will respond to requests for necessary information to enable
Participants and certain other persons to complete their reports.) See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Reporting Requirements" in the prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to ERISA, the Code or any federal, state or local law ("SIMILAR LAW") which is similar to ERISA or the Code (collectively, a "BENEFIT PLAN") should carefully review with its legal advisors whether the purchase or holding of an Offered
Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan
Considerations" in the prospectus.

     The U.S. Department of Labor has extended to Banc of America Securities LLC
("BANC OF AMERICA SECURITIES") an administrative exemption (the "EXEMPTION")
from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The
Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations" in the prospectus.

     The Exemption may cover the acquisition and holding of the Offered
Certificates (other than the Class 3-A-R Certificate) by the Benefit Plans to which it applies and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

     Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each
Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the
Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The Class 3-A-R Certificate may not be purchased by or transferred to a
Benefit Plan or a person acting on behalf of or investing assets of a Benefit
Plan. See "Description of Certificates--Restrictions on Transfer of the Class
3-A-R Certificate" in this prospectus supplement.

                                      S-153

                          REPORTS TO CERTIFICATEHOLDERS

     The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information as set forth in the pooling and servicing agreement in accordance with Item 1121 of Regulation AB (17 C.F.R. Section 229.1121), as
described under "Description of Certificates--Reports to Certificateholders" in
the prospectus. In addition, the Master Servicer, each Servicer and certain other parties to the pooling and servicing agreement will furnish to the
Securities Administrator, and the Securities Administrator will furnish to the
Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. Sections
229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance" in the prospectus.

     Copies of these statements and reports will be filed on Forms 10-D and 10-K with the Securities and Exchange Commission through its EDGAR system located at
http://www.sec.gov under the name of the Issuing Entity for so long as the
Issuing Entity is subject to the reporting requirement of the Securities
Exchange Act of 1934, as amended.

     The Securities Administrator will make the statement described in the prospectus under "Description of Certificates--Reports to Certificateholders"
available to certificateholders and the other parties to the Pooling and
Servicing Agreement via the Securities Administrator's internet website. The
Securities Administrator will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing
Entity available through its website promptly after they are filed with the
Securities and Exchange Commission. The Securities Administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, Banc of America Securities LLC (the "UNDERWRITER") and the
Sponsor, the Depositor has agreed to sell to the Underwriter, and the
Underwriter has agreed to purchase from the Depositor, all of the Offered
Certificates. Proceeds to the Depositor from the sale of the Offered
Certificates are expected to be approximately 98.747% of the initial balance of those Certificates plus accrued interest, before deducting expenses estimated at approximately $587,744 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the
Offered Certificates paid to the Depositor and the proceeds from the sale of the
Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

                                      S-154

                                  LEGAL MATTERS

     The validity of and certain federal income tax matters relating to the
Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

                               CERTIFICATE RATINGS

     At their issuance, each class of Offered Certificates is required to receive from Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings
("FITCH") at least the rating set forth in the table beginning on page S-5 of this prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and
Servicing Agreement.

     Moody's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. Moody's and Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the
Mortgage Loans.

     Moody's and Fitch's ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Moody's and Fitch's ratings on the Principal Only Certificates only address the return of the principal balance of such Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors. Moody's and Fitch's rating on the
Residual Certificate does not address the likelihood of a return to investors other than to the extent of the principal balance and interest at the pass-through rate thereon. In addition, Moody's and Fitch's ratings on the
Offered Certificates do not address the likelihood of the payment of any Yield
Maintenance Amounts.

     The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of
Offered Certificates may be lower than the ratings assigned by Moody's and
Fitch.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     In addition, Moody's and Fitch will monitor the initial ratings of the offered certificates for so long as the Offered Certificates remain outstanding.

                                      S-155

                             INDEX TO DEFINED TERMS

Accretion Termination Date..............................................   S-105
Adjusted Pool Amount....................................................   S-119
Adjusted Pool Amount (Non-PO Portion)...................................   S-119
Adjusted Pool Amount (PO Portion).......................................   S-119
Advance.................................................................    S-97
Banc of America Securities..............................................   S-153
Bank of America.........................................................    S-10
Bank of America Servicing Agreement.....................................    S-80
Bankruptcy Losses.......................................................   S-118
BBA.....................................................................   S-106
Benefit Plan............................................................   S-153
Book-Entry Certificates.................................................   S-101
Certificate Account.....................................................    S-96
Certificates............................................................    S-93
Class 1-A-21 Notional Amount............................................   S-104
Class 1-A-22 Accrual Distribution Amount................................   S-107
Class 1-A-26 Notional Amount............................................   S-104
Class 1-X-IO Notional Amount............................................   S-105
Class 2-X-IO Notional Amount............................................   S-105
Class 3-X-IO Notional Amount............................................   S-105
class balance...........................................................   S-105
Class PO Deferred Amount................................................   S-117
Class PO Principal Distribution Amount..................................   S-114
Code....................................................................    S-20
Compensating Interest...................................................    S-96
component balance.......................................................   S-105
Component Certificates..................................................     S-9
Components..............................................................     S-9
contract underwriters...................................................    S-63
Correspondents..........................................................    S-73
Counterparty............................................................   S-119
Credit Scores...........................................................    S-33
Crossed Group...........................................................    S-10
Crossed Group Aggregate Subordinate Percentage..........................   S-116
Crossed Group Mortgage Loans............................................    S-10
Crossed Group Total Senior Percentage...................................   S-112
Debt Service Reduction..................................................   S-118
Decrement Tables........................................................   S-126
Deficient Valuation.....................................................   S-118
Definitive Certificates.................................................   S-101
Delegated Underwriting..................................................    S-74
Deleted Mortgage Loan...................................................    S-95
Determination Date......................................................    S-97
Discount Mortgage Loans.................................................    S-17
Distribution Date.......................................................   S-101
Eligible Substitute Mortgage Loan.......................................    S-95
ERISA...................................................................    S-20
Excess Funds............................................................   S-121
Exemption...............................................................   S-153
FICO Score..............................................................    S-62
Fidelity................................................................    S-89
Fidelity System.........................................................    S-89
Final Scheduled Distribution Date.......................................   S-100

                                      S-156

Fitch...................................................................   S-155
Floating Rate Certificates..............................................     S-9
Foreclosure Profits.....................................................    S-99
Fractional Interest.....................................................   S-116
GMACM...................................................................    S-10
GMACM Servicing Agreement...............................................    S-80
Group...................................................................    S-10
Group 1.................................................................    S-10
Group 1 Discount Mortgage Loan..........................................   S-107
Group 1 Mortgage Loans..................................................    S-10
Group 1 Non-PO Percentage...............................................   S-107
Group 1 Premium Mortgage Loan...........................................   S-107
Group 1 Senior Certificates and Components..............................     S-9
Group 2.................................................................    S-10
Group 2 Discount Mortgage Loan..........................................   S-107
Group 2 Mortgage Loans..................................................    S-10
Group 2 Non-PO Percentage...............................................   S-107
Group 2 Premium Mortgage Loan...........................................   S-107
Group 2 Senior Certificates and Components..............................     S-9
Group 2 Total Senior Percentage.........................................   S-112
Group 3.................................................................    S-10
Group 3 Discount Mortgage Loan..........................................   S-107
Group 3 Mortgage Loans..................................................    S-10
Group 3 Non-PO Percentages..............................................   S-107
Group 3 Premium Mortgage Loan...........................................   S-107
Group 3 Senior Certificates and Components..............................     S-9
Group Subordinate Amount................................................   S-107
Home Asset Management(SM) Account Loan..................................    S-64
Homecomings.............................................................    S-13
Interest Accrual Period.................................................   S-104
Interest Distribution Amount............................................   S-103
Interest Only Certificates..............................................     S-9
Interest Only Mortgage Loans............................................    S-33
Interest Settlement Rate................................................   S-106
Inverse Floating Rate Certificates......................................     S-9
IO Components...........................................................     S-9
IRA.....................................................................   S-153
Joint Ventures..........................................................    S-73
LIBOR...................................................................     S-6
LIBOR Determination Date................................................   S-106
LIBOR-Based Interest Accrual Period.....................................   S-104
Liquidated Mortgage Loan................................................   S-118
Liquidation Proceeds....................................................   S-101
Loan Stores.............................................................    S-73
Loan-to-Value Ratio.....................................................    S-33
Loss Severity Percentage................................................   S-148
Lower-Tier REMIC........................................................   S-151
Master Servicer.........................................................    S-80
Master Servicer Custodial Account.......................................    S-96
MERS....................................................................    S-94
Modeling Assumptions....................................................   S-126
Moody's.................................................................   S-155
Mortgage File...........................................................    S-94
Mortgage Loan Purchase Agreement........................................    S-32
Mortgage Loans..........................................................    S-32
Mortgage Pool...........................................................    S-32

                                      S-157

Mortgage Score..........................................................    S-62
National City Mortgage..................................................    S-10
National City Servicing Agreement.......................................    S-80
Net Interest Shortfall..................................................   S-103
Net Mortgage Interest Rate..............................................   S-107
Non-Offered Certificates................................................     S-9
Non-PO Percentages......................................................   S-107
Non-PO Principal Amount.................................................   S-108
Non-Supported Interest Shortfall........................................   S-103
Offered Certificates....................................................     S-9
Original Subordinate Principal Balance..................................   S-112
Originators.............................................................    S-10
PAC Certificates........................................................     S-9
PAC Group I.............................................................     S-9
PAC Group II............................................................     S-9
PAC I Principal Amount..................................................   S-113
PAC II Principal Amount.................................................   S-113
Payaheads...............................................................   S-102
Percentage Interest.....................................................   S-100
PHH Mortgage............................................................    S-10
PHH Servicing Agreement.................................................    S-80
PO Components...........................................................     S-9
PO Percentage...........................................................   S-107
PO Principal Amount.....................................................   S-115
Pool Distribution Amount................................................   S-101
Pool Distribution Amount Allocation.....................................   S-102
Pool Principal Balance..................................................   S-111
Pool Principal Balance (Non-PO Portion).................................   S-111
Pooling and Servicing Agreement.........................................    S-93
Premium Mortgage Loans..................................................    S-17
Prepayment Interest Shortfall...........................................    S-96
Prime 15-Year Fixed-Rate Loans..........................................    S-72
Prime 30-Year Fixed-Rate Non-Relocation Loans...........................    S-72
Prime 30-Year Fixed-Rate Relocation Loans...............................    S-72
Prime Adjustable-Rate Loans.............................................    S-72
Principal Only Certificates.............................................     S-9
PSA.....................................................................   S-127
Purchase Price..........................................................    S-94
Rating Agency Condition.................................................   S-120
Ratings Event...........................................................   S-119
Realized Loss...........................................................   S-118
Record Date.............................................................   S-101
Recovery................................................................   S-118
Regular Certificates....................................................   S-151
Regular Interest Accrual Period.........................................   S-104
Reimbursement Amount....................................................   S-102
Relief Act Reduction....................................................   S-103
REMIC...................................................................   S-151
REMIC Regulations.......................................................   S-122
Remittance Date.........................................................    S-96
REO Property............................................................    S-97
Reserve Fund............................................................   S-121
Reserve Interest Rate...................................................   S-106
Residual Certificate....................................................     S-9
RFC.....................................................................    S-10
RFC Servicing Agreement.................................................    S-80

                                      S-158

Scheduled Principal Payments............................................   S-108
SDA.....................................................................   S-147
Securities Administrator................................................    S-81
Senior Certificates.....................................................     S-9
Senior Credit Support Depletion Date....................................   S-111
Senior Percentage.......................................................   S-111
Senior Prepayment Percentage............................................   S-112
Senior Principal Distribution Amount....................................   S-111
Servicer Custodial Account..............................................    S-96
Servicers...............................................................    S-80
Servicing Agreements....................................................    S-80
Servicing Fee...........................................................    S-99
Servicing Fee Rate......................................................    S-99
Similar Law.............................................................   S-153
SMMEA...................................................................    S-20
Stated Principal Balance................................................   S-111
Subordinate Certificates................................................     S-9
Subordinate Percentage..................................................   S-111
Subordinate Prepayment Percentage.......................................   S-113
Subordinate Principal Distribution Amount...............................   S-116
Substitution Adjustment Amount..........................................    S-95
SunTrust Mortgage Servicing Agreement...................................    S-80
Super Senior Certificates...............................................     S-9
Super Senior Support Certificates.......................................     S-9
TAC Principal Amount....................................................   S-113
Telerate page 3750......................................................   S-106
Total Senior Percentage.................................................   S-112
Trust...................................................................    S-78
Trustee.................................................................    S-98
U.S. Person.............................................................   S-123
Undercollateralized Amount..............................................   S-117
Undercollateralized Group...............................................   S-117
Underwriter.............................................................   S-154
Unscheduled Principal Payments..........................................   S-108
Upper-Tier REMIC........................................................   S-151
VRU.....................................................................    S-83
WAMU Servicing Agreement................................................    S-80
Wells Fargo Bank........................................................    S-10
Wells Fargo Servicing Agreement.........................................    S-80
Yield Maintenance Agreement.............................................   S-119
Yield Maintenance Agreement Payment.....................................   S-119
Yield Maintenance Amount................................................   S-121
Yield Maintenance Amount Shortfall......................................   S-121

                                      S-159

                                   APPENDIX A:
                           HYPOTHETICAL MORTGAGE LOANS

                                CURRENT                        ORIGINAL
                 UNPAID         MORTGAGE                     AMORTIZATION                        ORIGINAL
               PRINCIPAL     INTEREST RATE   ORIGINAL TERM       TERM                      INTEREST ONLY PERIOD   SERVICING FEE
LOAN GROUP    BALANCE ($)         (%)          (MONTHS)        (MONTHS)     AGE (MONTHS)        (MONTHS)             RATE (%)
----------   -------------   -------------   -------------   ------------   ------------   --------------------   -------------

     1          997,591.89       5.000            360             360             2                  0             0.2500000000
     1        1,492,910.20       5.125            360             360             4                  0             0.2500000000
     1        1,989,499.75       5.250            360             360             5                  0             0.2500000000
     1        2,458,370.65       5.375            360             360             3                  0             0.2500000000
     1        6,201,724.32       5.500            360             360             4                  0             0.2500000000
     1       12,272,725.62       5.625            360             360             3                  0             0.2500000000
     1       24,637,923.66       5.750            360             360             3                  0             0.2500000000
     1       67,470,742.12       5.875            356             356             3                  0             0.2500000000
     1       41,322,603.13       6.000            360             360             2                  0             0.2500000000
     1       25,422,662.14       6.125            356             356             3                  0             0.2500000000
     1       15,458,837.31       6.250            360             360             2                  0             0.2500000000
     1        4,104,869.06       6.375            360             360             2                  0             0.2500000000
     1        4,898,909.96       6.500            360             360             2                  0             0.2500000000
     1        3,665,988.82       6.625            360             360             3                  0             0.2500000000
     1        1,244,697.09       6.875            360             360             3                  0             0.2500000000
     1          159,736.92       7.000            360             360             2                  0             0.2500000000
     1        1,628,000.00       5.625            360             240             3                120             0.2929975430
     1        4,736,979.31       5.750            360             240             4                120             0.2974521811
     1        4,499,850.00       5.875            360             240             4                120             0.3206192429
     1          410,000.00       5.890            360             240             5                120             0.2500000000
     1          385,459.19       5.990            360             240             5                120             0.3300000000
     1        2,735,390.87       6.000            360             240             3                120             0.3214747102
     1        2,207,592.45       6.125            360             240             3                120             0.3182587024
     1          838,500.00       6.250            360             240             3                120             0.3300000000
     1        2,272,999.56       6.500            360             240             2                120             0.2663308435
     1          837,000.00       6.625            360             240             3                120             0.2927240143
     1          393,700.00       6.750            360             240             2                120             0.2500000000
     1        1,323,200.00       6.875            360             240             2                120             0.2500000000
     1       12,267,960.24       5.750            360             180             2                180             0.2500000000
     1        7,559,170.88       5.875            360             180             2                180             0.2500000000
     1        5,280,236.51       6.000            360             180             2                180             0.2500000000
     1        2,538,203.60       6.125            360             180             2                180             0.2500000000
     1        3,114,623.90       6.250            360             180             2                180             0.2500000000
     1          500,000.00       6.375            360             180             2                180             0.2500000000
     2          998,088.31       5.250            360             240             5                120             0.3300000000

                                       A-1

                                CURRENT                        ORIGINAL
                 UNPAID         MORTGAGE                     AMORTIZATION                        ORIGINAL
               PRINCIPAL     INTEREST RATE   ORIGINAL TERM       TERM                      INTEREST ONLY PERIOD   SERVICING FEE
LOAN GROUP    BALANCE ($)         (%)          (MONTHS)        (MONTHS)     AGE (MONTHS)        (MONTHS)             RATE (%)
----------   -------------   -------------   -------------   ------------   ------------   --------------------   -------------

     2          395,500.00       5.375            360             240             5                120             0.2500000000
     2        3,567,960.00       5.500            360             240             4                120             0.3070746309
     2        5,553,385.45       5.625            360             240             3                120             0.2733515215
     2       20,125,833.79       5.750            360             240             3                120             0.2865506466
     2       37,609,222.06       5.875            360             240             3                120             0.2908805740
     2        1,439,900.00       5.990            360             240             4                120             0.3300000000
     2       22,269,263.48       6.000            360             240             3                120             0.2760717881
     2       13,788,161.96       6.125            360             240             3                120             0.2720262964
     2        6,799,639.93       6.250            360             240             2                120             0.2678444252
     2        1,542,988.97       6.375            360             240             3                120             0.2962219693
     2          513,599.91       6.500            360             240             2                120             0.2500000000
     3          450,000.00       5.375            360             240             2                120             0.2500000000
     3        4,700,957.31       5.500            360             240             3                120             0.2500000000
     3        4,288,709.23       5.625            360             240             3                120             0.2500000000
     3       20,220,105.22       5.750            360             240             3                120             0.2500000000
     3       27,657,624.27       5.875            360             240             3                120             0.2500000000
     3       31,709,146.35       6.000            360             240             3                120             0.2500000000
     3        7,591,012.03       6.125            360             240             3                120             0.2500000000
     3        3,594,437.63       6.250            360             240             4                120             0.2500000000

                                       A-2

                                   APPENDIX B:

                  YIELD MAINTENANCE AGREEMENT NOTIONAL AMOUNTS

                                     YIELD MAINTENANCE
       DISTRIBUTION DATE         AGREEMENT NOTIONAL AMOUNT
------------------------------   -------------------------
February 25, 2006.............         $28,000,000.00
March 25, 2006................         $27,885,510.00
April 25, 2006................         $27,742,034.00
May 25, 2006..................         $27,569,676.00
June 25, 2006.................         $27,368,598.00
July 25, 2006.................         $27,139,023.00
August 25, 2006...............         $26,881,232.00
September 25, 2006............         $26,595,566.00
October 25, 2006..............         $26,282,424.00
November 25, 2006.............         $25,942,263.00
December 25, 2006.............         $25,575,599.00
January 25, 2007..............         $25,183,002.00
February 25, 2007.............         $24,765,100.00
March 25, 2007................         $24,322,576.00
April 25, 2007................         $23,856,164.00
May 25, 2007..................         $23,366,652.00
June 25, 2007.................         $22,854,877.00
July 25, 2007.................         $22,321,724.00
August 25, 2007...............         $21,768,127.00
September 25, 2007............         $21,195,061.00
October 25, 2007..............         $20,603,546.00
November 25, 2007.............         $19,994,641.00
December 25, 2007.............         $19,369,441.00
January 25, 2008..............         $18,729,079.00
February 25, 2008.............         $18,074,717.00
March 25, 2008................         $17,407,549.00
April 25, 2008................         $16,729,045.00
May 25, 2008..................         $16,040,615.00
June 25, 2008.................         $15,357,784.00
July 25, 2008.................         $14,691,218.00
August 25, 2008...............         $14,041,330.00
September 25, 2008............         $13,407,808.00
October 25, 2008..............         $12,790,347.00
November 25, 2008.............         $12,188,647.00
December 25, 2008.............         $11,602,415.00
January 25, 2009..............         $11,031,358.00
February 25, 2009.............         $10,475,194.00
March 25, 2009................         $ 9,933,641.00
April 25, 2009................         $ 9,406,425.00
May 25, 2009..................         $ 8,893,276.00
June 25, 2009.................         $ 8,393,927.00
July 25, 2009.................         $ 7,908,117.00
August 25, 2009...............         $ 7,435,590.00
September 25, 2009............         $ 6,976,093.00
October 25, 2009..............         $ 6,529,379.00
November 25, 2009.............         $ 6,095,204.00
December 25, 2009.............         $ 5,673,328.00
January 25, 2010..............         $ 5,263,517.00

                                       B-1

                                     YIELD MAINTENANCE
       DISTRIBUTION DATE         AGREEMENT NOTIONAL AMOUNT
------------------------------   -------------------------
February 25, 2010.............         $4,865,538.00
March 25, 2010................         $4,479,165.00
April 25, 2010................         $4,104,174.00
May 25, 2010..................         $3,740,346.00
June 25, 2010.................         $3,387,465.00
July 25, 2010.................         $3,045,320.00
August 25, 2010...............         $2,713,702.00
September 25, 2010............         $2,392,406.00
October 25, 2010..............         $2,081,231.00
November 25, 2010.............         $1,779,980.00
December 25, 2010.............         $1,488,458.00
January 25, 2011..............         $1,206,475.00
February 25, 2011.............         $  933,843.00
March 25, 2011................         $  679,930.00
April 25, 2011................         $  434,918.00
May 25, 2011..................         $  198,630.00

                                       B-2

                                   APPENDIX C:

                           PRINCIPAL BALANCE SCHEDULES

DISTRIBUTION DATE                  PAC GROUP I      PAC GROUP II     TAC GROUP
------------------------------   ---------------   -------------   -------------

Initial Balance...............   $159,784,000.00   $4,191,000.00   $28,000,000.00
February 25, 2006.............    159,414,408.91    4,184,589.16    27,878,605.88
March 25, 2006................    159,000,381.03    4,176,449.39    27,727,724.59
April 25, 2006................    158,542,037.64    4,166,586.35    27,547,468.87
May 25, 2006..................    158,039,522.90    4,155,007.56    27,338,011.65
June 25, 2006.................    157,493,003.83    4,141,722.42    27,099,586.30
July 25, 2006.................    156,902,670.25    4,126,742.16    26,832,486.51
August 25, 2006...............    156,268,734.66    4,110,079.91    26,537,066.18
September 25, 2006............    155,591,432.19    4,091,750.60    26,213,739.00
October 25, 2006..............    154,871,020.44    4,071,771.02    25,862,978.02
November 25, 2006.............    154,107,779.36    4,050,159.77    25,485,314.89
December 25, 2006.............    153,302,011.10    4,026,937.26    25,081,339.00
January 25, 2007..............    152,454,039.80    4,002,125.67    24,651,696.53
February 25, 2007.............    151,564,211.42    3,975,748.96    24,197,089.18
March 25, 2007................    150,632,893.52    3,947,832.81    23,718,272.85
April 25, 2007................    149,660,475.02    3,918,404.60    23,216,056.10
May 25, 2007..................    148,647,365.94    3,887,493.42    22,691,298.52
June 25, 2007.................    147,593,997.12    3,855,129.99    22,144,908.86
July 25, 2007.................    146,500,819.97    3,821,346.65    21,577,843.03
August 25, 2007...............    145,368,306.09    3,786,177.33    20,991,102.02
September 25, 2007............    144,196,947.02    3,749,657.47    20,385,729.61
October 25, 2007..............    142,987,253.85    3,711,824.04    19,762,809.95
November 25, 2007.............    141,739,756.85    3,672,715.47    19,123,465.05
December 25, 2007.............    140,455,005.13    3,632,371.57    18,468,852.15
January 25, 2008..............    139,133,566.21    3,590,833.54    17,800,160.90
February 25, 2008.............    137,776,025.62    3,548,143.90    17,118,610.57
March 25, 2008................    136,383,388.07    3,504,362.02    16,425,700.92
April 25, 2008................    134,958,806.76    3,459,630.83    15,724,287.01
May 25, 2008..................    133,525,319.25    3,414,862.49    15,029,669.62
June 25, 2008.................    132,099,344.10    3,370,698.96    14,352,327.52
July 25, 2008.................    130,680,843.09    3,327,135.19    13,691,938.24
August 25, 2008...............    129,269,778.21    3,284,166.16    13,048,184.87
September 25, 2008............    127,866,111.65    3,241,786.89    12,420,755.97
October 25, 2008..............    126,469,805.76    3,199,992.46    11,809,345.44
November 25, 2008.............    125,080,823.14    3,158,777.96    11,213,652.45
December 25, 2008.............    123,699,126.54    3,118,138.51    10,633,381.35
January 25, 2009..............    122,324,678.92    3,078,069.29    10,068,241.61
February 25, 2009.............    120,957,443.45    3,038,565.50     9,517,947.66
March 25, 2009................    119,597,383.46    2,999,622.37     8,982,218.91
April 25, 2009................    118,244,462.49    2,961,235.20     8,460,779.56
May 25, 2009..................    116,898,644.27    2,923,399.27     7,953,358.60
June 25, 2009.................    115,559,892.71    2,886,109.93     7,459,689.69
July 25, 2009.................    114,228,171.92    2,849,362.57     6,979,511.10
August 25, 2009...............    112,903,446.18    2,813,152.58     6,512,565.61
September 25, 2009............    111,585,679.97    2,777,475.42     6,058,600.45
October 25, 2009..............    110,274,837.96    2,742,326.55     5,617,367.22
November 25, 2009.............    108,970,884.98    2,707,701.50     5,188,621.83
December 25, 2009.............    107,673,786.07    2,673,595.81     4,772,124.40
January 25, 2010..............    106,383,506.43    2,640,005.04     4,367,639.23
February 25, 2010.............    105,100,011.46    2,606,924.82     3,974,934.67
March 25, 2010................    103,823,266.73    2,574,350.78     3,593,783.12

                                       C-1

DISTRIBUTION DATE                  PAC GROUP I     PAC GROUP II      TAC GROUP
------------------------------   ---------------   -------------   -------------
April 25, 2010................   $102,553,237.99   $2,542,278.59   $3,223,960.90
May 25, 2010..................    101,289,891.18    2,510,703.95    2,865,248.22
June 25, 2010.................    100,033,192.39    2,479,622.62    2,517,429.11
July 25, 2010.................     98,783,107.91    2,449,030.35    2,180,291.37
August 25, 2010...............     97,539,604.21    2,418,922.94    1,853,626.44
September 25, 2010............     96,302,647.93    2,389,296.22    1,537,229.43
October 25, 2010..............     95,072,205.86    2,360,146.06    1,230,899.00
November 25, 2010.............     93,848,244.99    2,331,468.34      934,437.31
December 25, 2010.............     92,630,732.48    2,303,258.99      647,649.97
January 25, 2011..............     91,419,635.66    2,275,513.96      370,345.97
February 25, 2011.............     90,228,510.49    2,248,784.84      112,278.50
March 25, 2011................     89,043,682.96    2,222,508.91              --
April 25, 2011................     87,865,120.77    2,196,682.22              --
May 25, 2011..................     86,692,791.80    2,171,300.84              --
June 25, 2011.................     85,526,664.09    2,146,360.86              --
July 25, 2011.................     84,366,705.83    2,121,858.41              --
August 25, 2011...............     83,212,885.39    2,097,789.67              --
September 25, 2011............     82,065,171.30    2,074,150.80              --
October 25, 2011..............     80,923,532.26    2,050,938.03              --
November 25, 2011.............     79,787,937.12    2,028,147.60              --
December 25, 2011.............     78,658,354.89    2,005,775.78              --
January 25, 2012..............     77,534,754.76    1,983,818.87              --
February 25, 2012.............     76,421,487.28    1,962,448.68              --
March 25, 2012................     75,314,113.77    1,941,484.28              --
April 25, 2012................     74,212,603.90    1,920,922.08              --
May 25, 2012..................     73,116,927.49    1,900,758.48              --
June 25, 2012.................     72,027,054.54    1,880,989.92              --
July 25, 2012.................     70,942,955.17    1,861,612.88              --
August 25, 2012...............     69,864,599.69    1,842,623.84              --
September 25, 2012............     68,791,958.55    1,824,019.34              --
October 25, 2012..............     67,725,002.33    1,805,795.91              --
November 25, 2012.............     66,663,701.80    1,787,950.14              --
December 25, 2012.............     65,608,027.86    1,770,478.61              --
January 25, 2013..............     64,557,951.57    1,753,377.95              --
February 25, 2013.............     63,521,857.93    1,736,972.46              --
March 25, 2013................     62,491,238.09    1,720,926.64              --
April 25, 2013................     61,466,063.72    1,705,237.22              --
May 25, 2013..................     60,446,306.65    1,689,900.95              --
June 25, 2013.................     59,431,938.83    1,674,914.62              --
July 25, 2013.................     58,422,932.40    1,660,275.03              --
August 25, 2013...............     57,419,259.60    1,645,979.01              --
September 25, 2013............     56,420,892.83    1,632,023.41              --
October 25, 2013..............     55,427,804.64    1,618,405.11              --
November 25, 2013.............     54,439,967.72    1,605,120.99              --
December 25, 2013.............     53,457,354.89    1,592,168.00              --
January 25, 2014..............     52,479,939.12    1,579,543.07              --
February 25, 2014.............     51,521,629.61    1,565,176.25              --
March 25, 2014................     50,580,259.22    1,546,420.11              --
April 25, 2014................     49,655,535.03    1,523,377.39              --
May 25, 2014..................     48,747,169.10    1,496,148.92              --
June 25, 2014.................     47,854,878.40    1,464,833.69              --
July 25, 2014.................     46,978,384.72    1,429,528.83              --
August 25, 2014...............     46,117,414.61    1,390,329.66              --
September 25, 2014............     45,271,699.24    1,347,329.77              --
October 25, 2014..............     44,440,974.42    1,300,620.96              --

                                       C-2

DISTRIBUTION DATE                  PAC GROUP I     PAC GROUP II   TAC GROUP
------------------------------   --------------   -------------   ---------
November 25, 2014.............   $43,624,980.41   $1,250,293.34          --
December 25, 2014.............    42,823,461.93    1,196,435.34          --
January 25, 2015..............    42,036,168.06    1,139,133.72          --
February 25, 2015.............    41,280,700.61    1,074,613.02          --
March 25, 2015................    40,538,385.23    1,007,005.52          --
April 25, 2015................    39,808,997.41      936,388.06          --
May 25, 2015..................    39,092,316.46      862,836.05          --
June 25, 2015.................    38,388,125.37      787,649.32          --
July 25, 2015.................    37,696,210.81      711,619.54          --
August 25, 2015...............    37,016,363.04      634,785.69          --
September 25, 2015............    36,348,112.55      557,087.80          --
October 25, 2015..............    35,688,512.21      477,537.31          --
November 25, 2015.............    35,037,783.75      396,299.14          --
December 25, 2015.............    34,397,254.69      313,953.93          --
January 25, 2016..............    33,767,990.09      230,996.97          --
February 25, 2016.............    33,149,796.46      147,462.48          --
March 25, 2016................    32,542,483.57       63,383.82          --
April 25, 2016................    31,945,864.41              --          --
May 25, 2016..................    31,359,755.13              --          --
June 25, 2016.................    30,783,975.02              --          --
July 25, 2016.................    30,218,346.40              --          --
August 25, 2016...............    29,662,694.62              --          --
September 25, 2016............    29,116,847.96              --          --
October 25, 2016..............    28,580,637.65              --          --
November 25, 2016.............    28,053,897.74              --          --
December 25, 2016.............    27,536,465.13              --          --
January 25, 2017..............    27,028,179.46              --          --
February 25, 2017.............    26,528,883.09              --          --
March 25, 2017................    26,038,421.06              --          --
April 25, 2017................    25,556,641.05              --          --
May 25, 2017..................    25,083,393.29              --          --
June 25, 2017.................    24,618,530.59              --          --
July 25, 2017.................    24,161,908.24              --          --
August 25, 2017...............    23,713,383.97              --          --
September 25, 2017............    23,272,817.96              --          --
October 25, 2017..............    22,840,072.73              --          --
November 25, 2017.............    22,415,013.17              --          --
December 25, 2017.............    21,997,506.43              --          --
January 25, 2018..............    21,587,421.94              --          --
February 25, 2018.............    21,184,631.34              --          --
March 25, 2018................    20,789,008.46              --          --
April 25, 2018................    20,400,429.26              --          --
May 25, 2018..................    20,018,771.82              --          --
June 25, 2018.................    19,643,916.29              --          --
July 25, 2018.................    19,275,744.86              --          --
August 25, 2018...............    18,914,141.72              --          --
September 25, 2018............    18,558,993.05              --          --
October 25, 2018..............    18,210,186.93              --          --
November 25, 2018.............    17,867,613.38              --          --
December 25, 2018.............    17,531,164.28              --          --
January 25, 2019..............    17,200,733.35              --          --
February 25, 2019.............    16,876,216.12              --          --
March 25, 2019................    16,557,509.90              --          --
April 25, 2019................    16,244,513.75              --          --
May 25, 2019..................    15,937,128.45              --          --

                                       C-3

DISTRIBUTION DATE                  PAC GROUP I     PAC GROUP II   TAC GROUP
------------------------------   --------------   -------------   ---------
June 25, 2019.................   $15,635,256.48              --          --
July 25, 2019.................    15,338,801.97              --          --
August 25, 2019...............    15,047,670.70              --          --
September 25, 2019............    14,761,770.04              --          --
October 25, 2019..............    14,481,008.95              --          --
November 25, 2019.............    14,205,297.94              --          --
December 25, 2019.............    13,934,549.05              --          --
January 25, 2020..............    13,668,675.84              --          --
February 25, 2020.............    13,407,593.30              --          --
March 25, 2020................    13,151,217.92              --          --
April 25, 2020................    12,899,467.60              --          --
May 25, 2020..................    12,652,261.62              --          --
June 25, 2020.................    12,409,520.68              --          --
July 25, 2020.................    12,171,166.81              --          --
August 25, 2020...............    11,937,123.37              --          --
September 25, 2020............    11,707,315.05              --          --
October 25, 2020..............    11,481,667.82              --          --
November 25, 2020.............    11,260,108.91              --          --
December 25, 2020.............    11,036,539.05              --          --
January 25, 2021..............    10,817,084.21              --          --
February 25, 2021.............    10,601,671.73              --          --
March 25, 2021................    10,390,230.21              --          --
April 25, 2021................    10,182,689.47              --          --
May 25, 2021..................     9,978,980.53              --          --
June 25, 2021.................     9,779,035.63              --          --
July 25, 2021.................     9,582,788.14              --          --
August 25, 2021...............     9,390,172.60              --          --
September 25, 2021............     9,201,124.69              --          --
October 25, 2021..............     9,015,581.17              --          --
November 25, 2021.............     8,833,479.92              --          --
December 25, 2021.............     8,654,759.87              --          --
January 25, 2022..............     8,479,361.03              --          --
February 25, 2022.............     8,307,224.42              --          --
March 25, 2022................     8,138,292.10              --          --
April 25, 2022................     7,972,507.11              --          --
May 25, 2022..................     7,809,813.50              --          --
June 25, 2022.................     7,650,156.26              --          --
July 25, 2022.................     7,493,481.37              --          --
August 25, 2022...............     7,339,735.70              --          --
September 25, 2022............     7,188,867.07              --          --
October 25, 2022..............     7,040,824.19              --          --
November 25, 2022.............     6,895,556.68              --          --
December 25, 2022.............     6,753,015.00              --          --
January 25, 2023..............     6,613,150.49              --          --
February 25, 2023.............     6,475,915.33              --          --
March 25, 2023................     6,341,262.53              --          --
April 25, 2023................     6,209,145.91              --          --
May 25, 2023..................     6,079,520.10              --          --
June 25, 2023.................     5,952,340.51              --          --
July 25, 2023.................     5,827,563.33              --          --
August 25, 2023...............     5,705,145.51              --          --
September 25, 2023............     5,585,044.74              --          --
October 25, 2023..............     5,467,219.45              --          --
November 25, 2023.............     5,351,628.80              --          --
December 25, 2023.............     5,238,232.67              --          --

                                       C-4

DISTRIBUTION DATE                 PAC GROUP I    PAC GROUP II   TAC GROUP
------------------------------   -------------   ------------   ---------
January 25, 2024..............   $5,126,991.60        --            --
February 25, 2024.............    5,017,866.85        --            --
March 25, 2024................    4,910,820.35        --            --
April 25, 2024................    4,805,814.68        --            --
May 25, 2024..................    4,702,813.09        --            --
June 25, 2024.................    4,601,779.46        --            --
July 25, 2024.................    4,502,678.29        --            --
August 25, 2024...............    4,405,474.72        --            --
September 25, 2024............    4,310,134.49        --            --
October 25, 2024..............    4,216,623.94        --            --
November 25, 2024.............    4,124,909.98        --            --
December 25, 2024.............    4,034,960.13        --            --
January 25, 2025..............    3,946,742.44        --            --
February 25, 2025.............    3,860,225.56        --            --
March 25, 2025................    3,775,378.66        --            --
April 25, 2025................    3,692,171.46        --            --
May 25, 2025..................    3,610,574.19        --            --
June 25, 2025.................    3,530,557.64        --            --
July 25, 2025.................    3,452,093.08        --            --
August 25, 2025...............    3,375,152.29        --            --
September 25, 2025............    3,299,707.55        --            --
October 25, 2025..............    3,225,731.63        --            --
November 25, 2025.............    3,153,197.76        --            --
December 25, 2025.............    3,082,079.67        --            --
January 25, 2026..............    3,012,351.51        --            --
February 25, 2026.............    2,943,987.93        --            --
March 25, 2026................    2,876,963.98        --            --
April 25, 2026................    2,811,255.19        --            --
May 25, 2026..................    2,746,837.49        --            --
June 25, 2026.................    2,683,687.25        --            --
July 25, 2026.................    2,621,781.24        --            --
August 25, 2026...............    2,561,096.67        --            --
September 25, 2026............    2,501,611.11        --            --
October 25, 2026..............    2,443,302.56        --            --
November 25, 2026.............    2,386,149.39        --            --
December 25, 2026.............    2,330,130.36        --            --
January 25, 2027..............    2,275,224.59        --            --
February 25, 2027.............    2,221,411.59        --            --
March 25, 2027................    2,168,671.22        --            --
April 25, 2027................    2,116,983.69        --            --
May 25, 2027..................    2,066,329.58        --            --
June 25, 2027.................    2,016,689.79        --            --
July 25, 2027.................    1,968,045.57        --            --
August 25, 2027...............    1,920,378.49        --            --
September 25, 2027............    1,873,670.48        --            --
October 25, 2027..............    1,827,903.75        --            --
November 25, 2027.............    1,783,060.85        --            --
December 25, 2027.............    1,739,124.63        --            --
January 25, 2028..............    1,696,078.24        --            --
February 25, 2028.............    1,653,905.15        --            --
March 25, 2028................    1,612,589.09        --            --
April 25, 2028................    1,572,114.10        --            --
May 25, 2028..................    1,532,464.52        --            --
June 25, 2028.................    1,493,624.93        --            --
July 25, 2028.................    1,455,580.22        --            --

                                       C-5

DISTRIBUTION DATE                 PAC GROUP I    PAC GROUP II   TAC GROUP
------------------------------   -------------   ------------   ---------
August 25, 2028...............   $1,418,315.52        --            --
September 25, 2028............    1,381,816.25        --            --
October 25, 2028..............    1,346,068.07        --            --
November 25, 2028.............    1,311,056.91        --            --
December 25, 2028.............    1,276,768.94        --            --
January 25, 2029..............    1,243,190.59        --            --
February 25, 2029.............    1,210,308.51        --            --
March 25, 2029................    1,178,109.61        --            --
April 25, 2029................    1,146,581.03        --            --
May 25, 2029..................    1,115,710.14        --            --
June 25, 2029.................    1,085,484.52        --            --
July 25, 2029.................    1,055,892.00        --            --
August 25, 2029...............    1,026,920.60        --            --
September 25, 2029............      998,558.57        --            --
October 25, 2029..............      970,794.38        --            --
November 25, 2029.............      943,616.69        --            --
December 25, 2029.............      917,014.37        --            --
January 25, 2030..............      890,976.48        --            --
February 25, 2030.............      865,492.29        --            --
March 25, 2030................      840,551.27        --            --
April 25, 2030................      816,143.06        --            --
May 25, 2030..................      792,257.50        --            --
June 25, 2030.................      768,884.59        --            --
July 25, 2030.................      746,014.56        --            --
August 25, 2030...............      723,637.76        --            --
September 25, 2030............      701,744.74        --            --
October 25, 2030..............      680,326.23        --            --
November 25, 2030.............      659,373.12        --            --
December 25, 2030.............      638,876.44        --            --
January 25, 2031..............      618,827.43        --            --
February 25, 2031.............      599,217.45        --            --
March 25, 2031................      580,038.03        --            --
April 25, 2031................      561,280.86        --            --
May 25, 2031..................      542,937.76        --            --
June 25, 2031.................      525,000.72        --            --
July 25, 2031.................      507,461.87        --            --
August 25, 2031...............      490,313.48        --            --
September 25, 2031............      473,547.96        --            --
October 25, 2031..............      457,157.86        --            --
November 25, 2031.............      441,135.86        --            --
December 25, 2031.............      425,474.78        --            --
January 25, 2032..............      410,167.58        --            --
February 25, 2032.............      395,207.32        --            --
March 25, 2032................      380,587.22        --            --
April 25, 2032................      366,300.61        --            --
May 25, 2032..................      352,340.93        --            --
June 25, 2032.................      338,701.75        --            --
July 25, 2032.................      325,376.77        --            --
August 25, 2032...............      312,359.78        --            --
September 25, 2032............      299,644.71        --            --
October 25, 2032..............      287,225.58        --            --
November 25, 2032.............      275,096.54        --            --
December 25, 2032.............      263,251.83        --            --
January 25, 2033..............      251,685.80        --            --
February 25, 2033.............      240,392.90        --            --

                                       C-6

DISTRIBUTION DATE                PAC GROUP I   PAC GROUP II   TAC GROUP
------------------------------   -----------   ------------   ---------
March 25, 2033................   $229,367.71        --            --
April 25, 2033................    218,604.87        --            --
May 25, 2033..................    208,099.15        --            --
June 25, 2033.................    197,845.40        --            --
July 25, 2033.................    187,838.56        --            --
August 25, 2033...............    178,073.69        --            --
September 25, 2033............    168,545.91        --            --
October 25, 2033..............    159,250.45        --            --
November 25, 2033.............    150,182.62        --            --
December 25, 2033.............    141,337.83        --            --
January 25, 2034..............    132,711.56        --            --
February 25, 2034.............    124,299.38        --            --
March 25, 2034................    116,096.94        --            --
April 25, 2034................    108,099.97        --            --
May 25, 2034..................    100,304.29        --            --
June 25, 2034.................     92,705.79        --            --
July 25, 2034.................     85,300.43        --            --
August 25, 2034...............     78,084.26        --            --
September 25, 2034............     71,053.40        --            --
October 25, 2034..............     64,204.03        --            --
November 25, 2034.............     57,532.41        --            --
December 25, 2034.............     51,034.88        --            --
January 25, 2035..............     44,707.83        --            --
February 25, 2035.............     38,547.74        --            --
March 25, 2035................     32,551.13        --            --
April 25, 2035................     26,714.61        --            --
May 25, 2035..................     21,034.83        --            --
June 25, 2035.................     15,508.53        --            --
July 25, 2035.................     11,836.50        --            --
August 25, 2035...............      8,263.98        --            --
September 25, 2035............      4,833.22        --            --
October 25, 2035..............      1,792.39        --            --
November 25, 2035.............            --        --            --

                                       C-7

                                   PROSPECTUS

                       BANC OF AMERICA FUNDING CORPORATION
                                    DEPOSITOR

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                                     SPONSOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                                   ----------

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS
PROSPECTUS.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other entity.

The certificates of each series will represent interests in the related issuing entity only and will not be obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.

--------------------------------------------------------------------------------

EACH ISSUING ENTITY --

o    will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

o    will own either:

     o    one or more pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

     o    mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

EACH POOL OF MORTGAGE LOANS --

o    will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

o    will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

o    will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

EACH SERIES OF CERTIFICATES --

o    will represent interests in the related issuing entity;

o    may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

o    may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

o    will be paid only from the assets of the related issuing entity.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ________________
                                JANUARY 27, 2006

                                                                            PAGE
                                                                            ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

   Limited Source of Payments - No Recourse to Depositor, Sponsor, Master
      Servicer or Trustee ...............................................      7
   Limited Liquidity for Certificates May Affect Your Ability to Resell
      Certificates ......................................................      7
   Certain Certificates May Not Be Appropriate For Individual Investors .      8
   Credit Enhancement is Limited in Amount and Coverage .................      8
   The Ratings of Your Certificates May Be Lowered or Withdrawn Which May
      Adversely Affect the Liquidity or Market Value of Your Certificates      9
   Real Estate Market Conditions May Affect Mortgage Loan Performance ...      9
   Geographic Concentration May Increase Rates of Loss and Delinquency ..     10

   Yields of Certificates Sensitive to Rate and Timing of Principal
      Prepayment ........................................................     11
   Timing of Prepayments on the Mortgage Loans May Result in Interest
      Shortfalls on the Certificates ....................................     12
   Exercise of Rights Under Special Servicing Agreements May Be Adverse
      to Other Certificateholders .......................................     12
   Special Powers of the FDIC in the Event of Insolvency of the Sponsor
      Could Delay or Reduce Distributions on the Certificates ...........     13
   Insolvency of the Depositor May Delay or Reduce Collections on
      Mortgage Loans ....................................................     14
   Owners of Book-Entry Certificates are Not Entitled to Exercise Rights
      of Holders of Certificates ........................................     14
   Book-Entry System for Certain Classes of Certificates May Decrease
      Liquidity and Delay Payment .......................................     15
   Cash Flow Agreements are Subject to Counterparty Risk ................     15
   Amounts Received from an Auction and a Related Swap Agreement May Be
      Insufficient to Assure Completion of the Auction ..................     15
   Servicing Transfer Following Event of Default May Result in Payment
      Delays or Losses ..................................................     16
   Effects of Failure to Comply With Consumer Protection Laws ...........     16
   Increased Risk of Loss If Delinquent Mortgage Loans are Assets of a

                                        i

                                                                            PAGE
                                                                            ----

   Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted

   Fixed Retained Yield, Servicing Compensation and Payment of Expenses .     67
   Evidence as to Compliance ............................................     68
   Certain Matters Regarding the Depositor, the Sponsor and the Master

   Termination; Repurchase of Mortgage Loans and Mortgage Certificates ..     71

   Anti-Deficiency Legislation, the Bankruptcy Code and Other

   Federal Income Tax Consequences for Certificates as to Which No

                                       ii

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

     o    the principal balances and/or interest rates of each class;

     o    the timing and priority of interest and principal payments;

     o    statistical and other information about the mortgage loans;

     o    information about credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR THE TERMS OF
YOUR SERIES OF CERTIFICATES.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you.
The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 120 of this prospectus.

     The depositor's principal executive offices are located at 214 North Tryon
Street, Charlotte, North Carolina 28255 and the depositor's phone number is
(704) 386-2400.

                                       iii

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT, BUT DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF
     CERTIFICATES, PLEASE READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
     PROSPECTUS SUPPLEMENT CAREFULLY.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THE TERMS OF THE
     CERTIFICATES AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE
     CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE
     ACCOMPANYING PROSPECTUS SUPPLEMENT.

RELEVANT PARTIES

ISSUING ENTITY

     Each series of mortgage pass-through certificates will be issued by a separate common law trust. Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement to be entered into among the depositor and the master servicer or one or more servicers and the trustee specified in the applicable prospectus supplement.

DEPOSITOR

     Banc of America Funding Corporation will serve as the depositor for each series of certificates. The depositor is an indirect subsidiary of Bank of
America Corporation. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

SPONSOR

     Bank of America, National Association will serve as the sponsor for each series of certificates. The depositor will acquire the collateral that will serve as security for a series from the sponsor. The sponsor is an affiliate of the depositor and may be an affiliate of a servicer.

SERVICER(S)

     The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

MASTER SERVICER

     The related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, the sponsor, a servicer and/or an
originator.

TRUSTEE

     A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator or other entity may perform certain of the duties of the trustee.

ISSUING ENTITY ASSETS

     Each trust will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

     o    mortgage loans, or mortgage-backed securities or mortgage certificates that are secured by mortgage loans;

     o    any real estate acquired through foreclosure of a mortgage loan;

     o    any credit enhancement device described in this prospectus; and

     o    amounts on deposit in the servicer custodial accounts, master servicer custodial account or distribution account maintained for the trust.

     If specified in the related prospectus supplement, the master servicer or another party may

--------------------------------------------------------------------------------

                                        1

--------------------------------------------------------------------------------

retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

     The related prospectus supplement will specify the cut-off date after which the trust is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

MORTGAGE LOANS

     Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

     The mortgage loans in each trust estate:

     o    will be secured by first liens on fee simple or leasehold interests in one- to four-family properties;

     o    may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

     o    may be secured by second homes or investor properties;

     o    may be loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal Housing Authority or partially guaranteed by the Veterans' Administration; and

     o    will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     See "The Pooling and Servicing Agreement--Fixed Retained Yield, Servicing
Compensation and Payment of Expenses" for a description of fixed retained yield.
See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage Loans--Condominiums,"
"--Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives, and leaseholds, respectively.

     A trust may include one or more of the following types of mortgage loans:

     o    fixed-rate loans;

     o    adjustable-rate loans;

     o    interest only mortgage loans;

     o    graduated payment loans;

     o    subsidy loans;

     o    buy-down loans; and

     o    balloon loans.

     The mortgage loans will be:

     o    acquired by the depositor from the sponsor;

     o    originated or acquired by the sponsor; and

     o    underwritten to the standards described in this prospectus and the applicable prospectus supplement.

     See "Mortgage Purchase Program" for a description of the Depositor's purchase program for mortgage loans and "The Sponsor" for a description of the sponsor.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans and other property included in a trust.

MORTGAGE CERTIFICATES

     The mortgage certificates in a trust may include:

     o    Fannie Mae mortgage pass-through certificates;

     o    Freddie Mac mortgage pass-through certificates;

     o    Ginnie Mae mortgage pass-through certificates; or

--------------------------------------------------------------------------------

                                        2

--------------------------------------------------------------------------------

     o    Private mortgage pass-through certificates or mortgage-backed debt securities.

     Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage certificates for a series in detail including the underlying collateral and any credit enhancement for the mortgage certificates.

THE CERTIFICATES

     Each certificate of a series will represent an ownership interest in a trust or in specified monthly payments with respect to that trust. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements described in this prospectus.

INTEREST DISTRIBUTIONS

     For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of
Certificates--Distributions--Interest."

     Interest will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding class balance or notional amount.

PRINCIPAL DISTRIBUTIONS

     For a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of
Certificates--Distributions--Principal."

DISTRIBUTION DATES

     Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

     Distributions on certificates may be made monthly, quarterly or semi-annually, as specified in the prospectus supplement.

RECORD DATES

     Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

SUBORDINATION

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

     Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

     o    the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

     o    the right of the senior certificateholders to receive future distributions on the mortgage loans that would otherwise have been payable to the subordinate certificateholders;

--------------------------------------------------------------------------------

                                        3

--------------------------------------------------------------------------------

     o    the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans; and/or

     o    any other method specified in the related prospectus supplement.

     However, subordination does not provide full assurance that there will be no losses on the senior certificates.

OTHER TYPES OF CREDIT ENHANCEMENT

     If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of one or more of the following types of credit enhancement:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

     See  "Credit Enhancement."

ADVANCES OF DELINQUENT PAYMENTS

     If specified in the related prospectus supplement, the servicers may be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement, unless determined to be non-recoverable.

     If specified in the related prospectus supplements, the master servicer, the trustee or another entity may be required to make advances from its own funds if the servicers fail to do so, unless the master servicer, the trustee or such other entity, as the case may be, determines that it will not be able to recover those amounts from future payments on the mortgage loan. Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

     See "The Pooling and Servicing Agreement--Periodic Advances and Servicing
Advances."

FORMS OF CERTIFICATES

     The certificates will be issued either:

     o    in book-entry form through the facilities of DTC; or

     o    in definitive, fully-registered, certificated form.

     If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in the book-entry certificates, except under extraordinary circumstances. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations including Clearstream and Euroclear. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights relating to your book-entry certificates generally may be exercised only through DTC and its participating organizations including Clearstream and Euroclear.

     See "Description of the Certificates--Book-entry Form."

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                                        4

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OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series, the depositor or another party specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans. Any purchase must be made in the manner and at the price specified under "The Pooling and Servicing
Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates."

     If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

     Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

     See "Prepayment and Yield Considerations."

TAX STATUS

     The treatment of the certificates for federal income tax purposes will depend on:

     o    whether one or more REMIC elections are made for a series of certificates;

     o    if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

     o    whether the certificates are interests in a trust treated as a grantor trust

     If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

     See "Federal Income Tax Consequences."

BENEFIT PLAN CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or other retirement plan or arrangement subject to Title I of
ERISA, Section 4975 of the Internal Revenue Code or similar law, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

     Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, the sponsor, any servicers or the master servicer to additional obligations.

     See "Benefit Plan Considerations."

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

     See "Legal Investment Considerations" in this prospectus.

RATING

     Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     o    A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

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                                        5

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     o    Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

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                                        6

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SPONSOR, MASTER SERVICER
OR TRUSTEE

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o    the mortgage loans or mortgage certificates included in the related trust will be the sole source of payments on the certificates of a series;

     o    the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, any originator, the master servicer, the trustee or any of their affiliates; and

     o    except to the extent described in the related prospectus supplement, neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any originator, the master servicer, the trustee, any of their affiliates or any other person.

     Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

LIMITED LIQUIDITY FOR CERTIFICATES MAY AFFECT YOUR ABILITY TO RESELL
CERTIFICATES

     The liquidity of your certificates may be limited. You should consider that:

     o    a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the certificates of any series;

     o    the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be obligated to do so; and

     o    unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

     As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

                                        7

CERTAIN CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, certain certificates of a series may not be an appropriate investment for you.
This may be the case because, among other things:

     o    if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

     o    the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o    you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

     o    a secondary market for the certificates may not develop or provide you with liquidity of investment; and

     o    you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

     Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

                                        8

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

See "Credit Enhancement."

     Regardless of the form of credit enhancement provided:

     o    the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

     o    the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

     If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

     None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

     See "Credit Enhancement."

THE RATINGS OF YOUR CERTIFICATES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY
AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR CERTIFICATES

     It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s)
of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.
Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligations to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates.
If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

REAL ESTATE MARKET CONDITIONS MAY AFFECT MORTGAGE LOAN PERFORMANCE

     An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

     Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor, if the residential real

                                       9

estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans in a trust and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

     If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Estates--The
Mortgage Loans."

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

     The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region.
Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing
Agreement--Insurance Policies," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing
Agreement--Insurance Policies."

     The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust.

     See the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series.

GENERAL ECONOMIC CONDITIONS MAY INCREASE RISK OF LOSS

     Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties)
may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

COLLATERAL SECURING COOPERATIVE LOANS MAY DIMINISH IN VALUE

     If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the

                                       10

form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage, and its consequent inability to make such final payment, could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

LEASEHOLDS MAY BE SUBJECT TO DEFAULT RISK ON THE UNDERLYING LEASE

     If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, as described under "The Trust Estates--The Mortgage Loans,"
such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

YIELDS OF CERTIFICATES SENSITIVE TO RATE AND TIMING OF PRINCIPAL PREPAYMENT

     The yield on the certificates of each series will depend in part on the rate and timing of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

     o    the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate and timing of prepayments on the related mortgage loans; and

     o    the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate and timing of prepayments of specified mortgage loans than other classes of certificates.

     The rate and timing of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

     o    prevailing mortgage market interest rates;

     o    local and national economic conditions;

     o    homeowner mobility; and

     o    the ability of the borrower to obtain refinancing.

     If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate lower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable

                                       11

prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

     If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

     If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ON
THE CERTIFICATES

     When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i)
the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under
"Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

EXERCISE OF RIGHTS UNDER SPECIAL SERVICING AGREEMENTS MAY BE ADVERSE TO OTHER
CERTIFICATEHOLDERS

     The pooling and servicing agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

                                       12

SPECIAL POWERS OF THE FDIC IN THE EVENT OF INSOLVENCY OF THE SPONSOR COULD DELAY
OR REDUCE DISTRIBUTIONS ON THE CERTIFICATES

     The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC.
If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

     o    require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

     o    request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

     o    if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor's ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans; or

     o    prevent the appointment of a successor servicer; or

     o    alter the terms on which the sponsor continues to service the mortgage loans, including the amount or the priority of the fees paid to the sponsor as servicer.

     If the FDIC were to take any of those actions, distributions on the certificates could be accelerated, delayed or reduced and you may suffer losses.

     By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor.
Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation"
condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

     If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of

                                       13

conservatorship or receivership and the date of repudiation. As a result, you may suffer losses. The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the certificates could be accelerated, delayed or reduced.

     If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

     Certain banking laws and regulations may apply not only to the sponsor but to its subsidiaries as well. Arguments can also be made that the FDIC's rights and powers extend to the depositor, the sponsor and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of the certificate holders under the transaction documents. If the FDIC were to take this position, delays or reductions on payments to certificate holders could occur.

INSOLVENCY OF THE DEPOSITOR MAY DELAY OR REDUCE COLLECTIONS ON MORTGAGE LOANS

     Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, rather than the depositor's stockholders, in connection with the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

     If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

OWNERS OF BOOK-ENTRY CERTIFICATES ARE NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS
OF CERTIFICATES

     If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust
Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as
"certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust
Company and its participating organizations. See "Description of
Certificates--Book-entry Form."

                                       14

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES OF CERTIFICATES MAY DECREASE LIQUIDITY AND
DELAY PAYMENT

     Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect
DTC participants:

     o    your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

     o    you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for
          DTC, rather than directly to you; and

     o    you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

     See "Description of the Certificates--Book-entry Form."

CASH FLOW AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK

     The assets of a trust may include agreements, if specified in the related prospectus supplement, such as swap, cap, floor or similar agreements which will require a counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the certificates will be subject to the credit risk of the provider of the agreement.

     In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

AMOUNTS RECEIVED FROM AN AUCTION AND A RELATED SWAP AGREEMENT MAY BE
INSUFFICIENT TO ASSURE COMPLETION OF THE AUCTION

     If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates.
Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or a pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class or portion of a class of auction certificates are accepted, or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

                                       15

     See "Description of the Certificates--Mandatory Auction of the Auction
Certificates" in this prospectus.

SERVICING TRANSFER FOLLOWING EVENT OF DEFAULT MAY RESULT IN PAYMENT DELAYS OR
LOSSES

     Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitlted to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     o    regulate interest rates and other charges;

     o    require certain disclosures;

     o    require licensing of mortgage loan originators;

     o    limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

     o    prohibit discriminatory or predatory lending practices;

     o    require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

     o    regulate the use of consumer credit information; and

     o    regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     o    may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o    could subject a servicer to damages and administrative sanctions.

     The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations.

                                       16

INCREASED RISK OF LOSS IF DELINQUENT MORTGAGE LOANS ARE ASSETS OF A TRUST

     A portion of the mortgage loans in a trust may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, the related credit enhancement for those series of certificates may not cover the related losses.

                                THE TRUST ESTATES

GENERAL

     The assets underlying each series of certificates (each, a "TRUST ESTATE")
will be held by the trustee named in the related prospectus supplement (the
"TRUSTEE") for the benefit of the related certificateholders. Each Trust Estate will consist of a mortgage pool comprised of mortgage loans (the "MORTGAGE
LOANS") and/or mortgage-backed securities (the "MORTGAGE CERTIFICATES" and, together with the Mortgage Loans, the "MORTGAGE ASSETS") together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

     The certificates will be entitled to payment from the assets of the related
Trust Estate and will not be entitled to payments in respect of the assets of any other Trust Estate established by the depositor, Banc of America Funding
Corporation.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates. If specific information respecting the Mortgage
Assets is not known at the closing date for a series of certificates, more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the closing date and to be filed with the Securities and Exchange Commission within fifteen days after the closing date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the certificates.

     The Trust Estate will not include the portion of interest on the Mortgage
Loans which constitutes the Fixed Retained Yield, if any. See "The Pooling and
Servicing Agreement--Fixed Retained Yield, Servicing Compensation and Payment of
Expenses."

THE MORTGAGE LOANS

   GENERAL

     The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     The Mortgage Loans in a Trust Estate will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the Mortgage
Loans to be included in a Trust Estate will be described in the related prospectus supplement and will be one of the following types of mortgage loans:

          a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully amortizing
     Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the pooling and servicing agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted
     Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate

                                       17

     containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

          b. Adjustable-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate, fully amortizing
     Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related mortgage interest rate which generally adjusts initially either one, three or six months, or one, three, five, seven or ten years, subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the
     Mortgage Loan to equal the sum of a fixed margin set forth in the related mortgage note (the "GROSS MARGIN") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage
     Loans in the related Trust Estate. The index will be one of the following:
     one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short- and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and
     California), MTA (a one-year average of the monthly average yields of U.S.
     treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any mortgage interest rate.

     If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third adjustment date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the
Trust Estate.

     If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 40 years and flexible payment options ("OPTION ARM MORTGAGE LOANS").
The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year's minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a certain percentage specified in the applicable prospectus supplement, in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment
("DEFERRED INTEREST") will be added to the principal balance of the Mortgage
Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

                                       18

          c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans having an original term to maturity of not more than 40 years with a mortgage interest rate which is either fixed or adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only for a period specified in the applicable prospectus supplement and monthly payments of principal and interest after the interest only period sufficient to fully amortize the Mortgage Loans over their remaining terms to maturity ("INTEREST ONLY MORTGAGE LOANS").

          d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed rate, graduated payment
     Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage interest rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "GRADUATED PAY MORTGAGE LOANS," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii) "TIERED PAYMENT MORTGAGE LOANS,"
     pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account (usually funded by a home builder or family member)
     established at closing and (iii) "GROWING EQUITY MORTGAGE LOANS," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

          e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("SUBSIDY LOANS") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment ("SUBSIDY PAYMENTS") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("SUBSIDY ACCOUNT") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy
     Loan and for all other obligations provided for in the related mortgage note and Mortgage Loan.

     Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the mortgage interest rates specified in the related mortgage notes. Generally, under a graduated program, the subsidized rate for a Mortgage
Loan will increase approximately one percentage point per year until it equals the full mortgage interest rate. For example, if the initial subsidized interest rate is five percentage points below the mortgage interest rate in year one, the subsidized rate will increase to four percentage points below the mortgage interest rate in year two, and likewise until year six, when the subsidized rate will equal the mortgage interest rate. Where the subsidy agreements relating to
Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages
(generally one percentage point to two percentage points) below the mortgage interest rates for specified periods, generally not in excess of ten years.
Subsidy Loans are also offered pursuant to combination fixed/graduated programs.
The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related mortgage interest rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the mortgage interest rate.

     Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii)
the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the "due on sale"
clause contained in the mortgage, or (iv) the commencement of

                                       19

foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the mortgage interest rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust
Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the originator in determining certain expense to income ratios utilized in underwriting a Subsidy Loan.

          f. Buy Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy down plans ("BUY DOWN LOANS") under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis)
     and, if specified in the applicable prospectus supplement, placed in a custodial account (the "BUY DOWN FUND") by the related Servicer. If the mortgagor on a Buy Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy Down
     Loan will be reduced by the amounts remaining in the Buy Down Fund for the
     Buy Down Loan, and these amounts will be deposited in the Servicer
     Custodial Account or the Distribution Account, net of any amounts paid relating to the Buy Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

          g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity ("BALLOON LOANS") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "BALLOON PERIOD"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the
     Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield
     Considerations" herein.

     Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related mortgaged property. The appraised value is either:

     (i)  the lesser of:

          (a)  the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

          (b)  the sales price for the property,

     except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value determined in an appraisal obtained at the time of refinancing; or

     (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

                                       20

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

     Each prospectus supplement for a series representing interests in a Trust
Estate that consists of Mortgage Loans will contain information, as of the
Cut-off Date and to the extent known to the Depositor, with respect to the
Mortgage Loans contained in the Trust Estate, including:

     o    the number of Mortgage Loans;

     o    the geographic distribution of the Mortgage Loans;

     o    the aggregate principal balance of the Mortgage Loans;

     o    the types of dwelling constituting the mortgaged properties;

     o    the longest and shortest scheduled term to maturity;

     o    the maximum principal balance of the Mortgage Loans;

     o    the maximum loan-to-value ratio of the Mortgage Loans at origination or other date specified in the related prospectus supplement;

     o    the maximum and minimum interest rates on the Mortgage Loans; and

     o    the aggregate principal balance of nonowner-occupied mortgaged properties.

   SINGLE FAMILY AND COOPERATIVE LOANS

     Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties or other Mortgage
Loans specified in the related prospectus supplement. If so specified, the
Mortgage Loans may include cooperative loans secured by security interests in stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "COOPERATIVES," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

     The mortgaged properties relating to single family mortgage loans will consist of:

     o    detached or semi-detached one-family dwelling units;

     o    two- to four-family dwelling units;

     o    townhouses;

     o    rowhouses;

     o    individual condominium units, including condominium hotels, where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space;

     o    individual units in planned unit developments; and

     o    certain other dwelling units.

                                       21

     The mortgaged properties may include:

     o    vacation homes;

     o    second homes;

     o    investment properties;

     o    leasehold interests; and

     o    manufactured housing.

     In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain
Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

   SUBSTITUTION OF MORTGAGE LOANS

     Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties relating to any original Mortgage Loan or if the documentation relating to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Estate.

MORTGAGE CERTIFICATES

     A Trust Estate that contains Mortgage Certificates will have either Ginnie
Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates, Private
Certificates or a combination of any of those types of Mortgage Certificates.
The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated sellers.

     All of the Mortgage Certificates will be registered in the name of the
Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates and
of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool. Ginnie Mae,
Freddie Mac, Fannie Mae or the issuer of a particular series of Private
Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust
Estate (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those Mortgage
Certificates.

   GINNIE MAE

     Ginnie Mae is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g)
of Title III of the National Housing Act of 1934, as

                                       22

amended (the "HOUSING ACT"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA LOANS") insured or guaranteed by the United
States Federal Housing Administration (the "FHA") under the Housing Act or Title
V of the Housing Act of 1949, or by the United States Department of Veteran
Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d)
of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

   GINNIE MAE CERTIFICATES

     All of the Ginnie Mae Certificates (the "GINNIE MAE CERTIFICATES") will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie
Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae
Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. At least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

     Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that Ginnie Mae
Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of the mortgage loan.

     The Ginnie Mae Certificates included in a Trust Estate may be issued under either or both of the Ginnie Mae I program ("GINNIE MAE I CERTIFICATES") and the
Ginnie Mae II program ("GINNIE MAE II CERTIFICATES"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate
(except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate. Mortgages underlying a particular Ginnie
Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II
Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae II Certificate.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae
Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie
Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by the servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Estate is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

                                       23

     As described above, the Ginnie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

   FREDDIE MAC

     Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as
amended (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

   FREDDIE MAC CERTIFICATES

     Freddie Mac Certificates ("FREDDIE MAC CERTIFICATES") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac.
Mortgage loans underlying the Freddie Mac Certificates included in a Trust
Estate will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve
Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a
Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the
Freddie Mac Certificate is held.

     Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii)
payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac
Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of

                                       24

scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

     Freddie Mac Certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Freddie Mac Certificates included in a Trust
Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

   FANNIE MAE

     Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter
Act, as amended. Fannie Mae was originally established in 1938 as a United
States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

   FANNIE MAE CERTIFICATES

     Fannie Mae Certificates ("FANNIE MAE CERTIFICATES") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Fannie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

   PRIVATE CERTIFICATES

     Private Certificates ("PRIVATE CERTIFICATES") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage
Loans (the "UNDERLYING LOANS") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all of those distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale

                                       25

(nor an affiliate thereof at any time during the three preceding months);
provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
Certificates themselves will not be so insured or guaranteed. The seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC
AGREEMENT") with the trustee under that PC Agreement (the "PC TRUSTEE"). The PC
Trustee or its agent, or a custodian, will possess the mortgage loans underlying those Private Certificates. The mortgage loans underlying the Private
Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC SERVICER").

     The sponsor of the Private Certificates (the "PC SPONSOR") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the
Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the
Private Certificates may be guaranteed by an agency or instrumentality of the
United States, the Private Certificates themselves will not be so guaranteed.

     The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be with or through affiliates.

     The prospectus supplement for a series for which the Trust Estate includes
Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement)
to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

     o    the aggregate approximate principal amount and type of the Private
          Certificates to be included in the Trust Estate;

     o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

          o    the payment features of the underlying mortgage loans;

          o    the approximate aggregate principal balance, if known, of
               underlying mortgage loans insured or guaranteed by a governmental entity;

          o    the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

          o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o    the maximum original term-to-stated maturity of the Private
          Certificates;

     o    the weighted average term-to-stated maturity of the Private
          Certificates;

     o    the pass-through or certificate rate of the Private Certificates;

     o    the weighted average pass-through or certificate rate of the Private
          Certificates;

     o    the PC Sponsor, the PC Trustee and the PC Servicer;

                                       26

     o    certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private
          Certificates or to the Private Certificates themselves;

     o    the terms on which the underlying mortgage loans for the Private
          Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates;
          and

     o    the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

DISTRIBUTION ACCOUNT

     The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "DISTRIBUTION ACCOUNT") for the benefit of the
Trustee and holders of the Certificates of that series for receipt of:

     o    each distribution or monthly payment, as the case may be, made to the
          Trustee with respect to the Mortgage Assets;

     o    the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

     o    the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

     o    the reinvestment income, if any.

     The pooling and servicing agreement for a series may authorize the Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Code Section 860G(a)(5) in the case of
REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated the commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the Distribution Account generally will belong to the Trustee.

                           DESCRIPTION OF CERTIFICATES

     Each series of certificates (the "CERTIFICATES") will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Sponsor (if so provided in the related prospectus supplement), the Trustee (and, if applicable, a securities administrator or other entity identified in the related prospectus supplement) and a Master Servicer or one or more Servicers. A form of pooling and servicing agreement is filed as an exhibit to the Registration
Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

GENERAL

     The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Estate of assets consisting primarily of Mortgage
Assets. The Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related

                                       27

prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Estate created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Estate established by the
Depositor. The Certificates will not represent obligations of the Depositor, the
Master Servicer, the Trustee or any affiliate of those parties. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

     Each series of Certificates will be issued in one or more classes. Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Estate. A series of
Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

     o    prior to one or more other classes;

     o    after the occurrence of specified events;

     o    in accordance with a schedule or formula;

     o    on the basis of collections from designated portions of the Mortgage
          Assets in the related Trust Estate; or

     o    on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

DEFINITIVE FORM

     Certificates of a series that are issued in fully-registered, certificated form are referred to as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of
Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive
Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

     In the event that an election or multiple elections are made to treat the
Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive
Certificate. No legal or beneficial interest in all or any portion of any
"residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (1) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest.
Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax

                                       28

Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates----Tax--Related Restrictions on Transfer of Residual
Certificates."

BOOK-ENTRY FORM

     Persons acquiring beneficial ownership interests ("BENEFICIAL OWNERS") in the Certificates issued in book-entry form (the "BOOK-ENTRY CERTIFICATES") will hold their Certificates through DTC in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of those systems (the
"PARTICIPANTS"), or indirectly through organizations which are participants in those systems (the "INDIRECT PARTICIPANTS"). Each class of the Book-Entry
Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series.
No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a
Definitive Certificate representing that person's interest in the Book-Entry
Certificate, except as set forth below. Unless and until Definitive Certificates are issued warder the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the
Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry
Certificates, refer to distributions, notices, reports and statements to DTC or
Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.
Clearstream and Euroclear will hold omnibus positions on behalf of their
Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. Citibank will act as depositary for Clearstream and
JPMorgan Chase Bank, National Association will act as depositary for Euroclear
(in those capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold beneficial interest in the
Book-Entry Certificates in minimum denominations of $1,000.

     The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), .under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry
Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and
Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the

                                       29

Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing
Certificateholders.

     Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant
Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax
Documentation Requirements" below and "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors" and "--Backup Withholding."

     Transfers between Participants will occur in accordance with the Rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time).
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant
Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A, of the Securities Exchange
Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cede & Co. International and
Deutsche Boerse Clearing.

     Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates
Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

                                       30

     The Euroclear System was created in 1968 to hold securities for its
Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law.
These terms and conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear
Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC 's normal procedures.
Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial
Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to
Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates
Taxation of Certain Foreign Investors" and "--Backup Withholding." Because DTC
can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry
Certificates, may be limited due to the lack of physical certificates for their
Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase
Certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive
Certificates are issued, DTC will take any action the holders of the Book-Entry
Certificates are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the
Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry
Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to

                                       31

discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as
Certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC
Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor
Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry
Certificates may be impaired.

   SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading; between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When
Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC
Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the
Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

                                       32

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry
Certificates were credited to their accounts. However, interest on the
Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Book-Entry
Certificates to the respective European Depositary for the benefit of
Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry
Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i, e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase
Book-Entry Certificates from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Book-Entry Certificates in the U.S. from a DTC
     Participant no later than one day prior to settlement, which would give the
     Book-Entry Certificates sufficient time to be reflected in their
     Clearstream or Euroclear account in order to settle the sale side of the trade; or

                                       33

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial
Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of
Code Section 7701(a)(30) (a "NON-U.S. HOLDER") holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING
AGENT") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

          (i) from a Non-U.S. Holder that is classified as a corporation for
     U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form
     W-8BEN (or any successor form);

          (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Certificates is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          (iii) from a Non-U.S. Holder that is classified as a partnership for
     U.S. federal income tax purposes, a duly completed and executed IRS Form
     W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

          (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the
     Beneficial Owner of Book-Entry Certificates):

          (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1 (e)(5)(ii) of the U.S. Treasury regulations (a
     "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY
     (or any successor or substitute form):

          (1) stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

          (2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section
     1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

          (3) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

          (4) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in
     Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
     regulations; or

          (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

          (1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

          (2) certifying that the non-Qualified Intermediary is not acting for its own account,

                                       34

          (3) certifying that the non-Qualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary's beneficial owners, and

          (4) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
     regulations; or

          (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Certificates, either an IRS Form W-8BEN or W-8IMY; any
     Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. Persons, holding
Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

          (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S.
     Holder;

          (b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

          (c) can be treated as a "exempt recipient" within the meaning of
     Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding, that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of
Book-Entry Certificates.

DISTRIBUTIONS

     Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement (each, a "DISTRIBUTION DATE"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

     The Trustee will distribute principal of and interest on the Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Estate for a series, remittances on the Mortgage Loans by the Master
Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) from those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect

                                       35

of other credit enhancement are required to be deposited directly into the
Distribution Account. These funds will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of that series on the next Distribution Date. See
"The Trust Estates--Distribution Account" and "The Pooling and Servicing
Agreement--Payments on Mortgage Loans."

   INTEREST

     Interest will accrue on the aggregate certificate principal balance (or, in the case of IO Certificates, the aggregate notional amount) of each class of
Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) during each interest accrual period specified in the related prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that
Distribution Date (or, in the case of the first Distribution Date, from the closing date for the series of Certificates) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of
Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the
Distribution Dates specified in the related prospectus supplement until the class certificate balance of that class is reduced to zero or, in the case of
Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those Certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The notional amount of a Notional Amount Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Trustee will begin distributing interest on each class of Accrual
Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class certificate balance of each class of Accrual Certificates. Any class of
Accrual Certificates then will accrue interest on its outstanding class certificate balance as adjusted. For a description of Accrual Certificates, see
"--Categories of Classes of Certificates."

   PRINCIPAL

     The class certificate balance of any class of Certificates entitled to distributions of principal will be the original class certificate balance of that class of Certificates specified in the prospectus supplement, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of
Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each
Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a series (except for IO Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial aggregate certificate balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                       36

                                 PRINCIPAL TYPES

CATEGORIES OF CLASSES            DEFINITIONS
------------------------------   -----------------------------------------------
ACCRETION DIRECTED               A class of Certificates that receives principal
CERTIFICATES                     payments from amounts that otherwise would be
                                 distributed as interest on specified Accrual
                                 Certificates. These principal payments may be
                                 in lieu of or in addition to principal payments
                                 from principal receipts on the Mortgage Assets
                                 or other assets of the Trust Estate for the
                                 related series.

COMPANION CERTIFICATES OR        A class of Certificates that receives principal
SUPPORT CERTIFICATES             payments on a Distribution Date only if
                                 scheduled payments have been made on specified
                                 Planned Amortization Certificates, Targeted
                                 Amortization Certificates and/or Scheduled
                                 Amortization Certificates.

COMPONENT CERTIFICATES           A class of Certificates consisting of two or
                                 more specified components, as described in the
                                 applicable prospectus supplement. The
                                 components of a class of Component Certificates
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class and do not represent several
                                 interests. Each component of a class of
                                 Component Certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

LOCKOUT CERTIFICATES             A class of Senior Certificates that is locked
                                 out of or is designed not to participate in or
                                 to participate to a limited extent in, for a
                                 specified period, the receipt of (1) principal
                                 prepayments on the Mortgage Loans that are
                                 allocated disproportionately to the classes of
                                 Senior Certificates of the series as a group
                                 under a "shifting interest" structure and/or
                                 (2) scheduled principal payments on the
                                 Mortgage Loans that are allocated to the
                                 classes of Senior Certificates of the series as
                                 a group. A class of Lockout Certificates
                                 typically will not receive distributions of
                                 principal prepayments and/or scheduled
                                 principal payments, as applicable, for a period
                                 of several years, during which time all or a
                                 portion of the principal payments that it would
                                 otherwise receive in the absence of a "lockout"
                                 structure will be distributed in reduction of
                                 the principal balances of other Senior
                                 Certificates. Lockout Certificates are designed
                                 to minimize their weighted average life
                                 volatility during the lockout period.

NOTIONAL AMOUNT CERTIFICATES     A class of Certificates having no principal
                                 balance and bearing interest on a notional
                                 amount. The notional amount is a hypothetical
                                 amount used for calculating interest
                                 distributions.

PASS-THROUGH CERTIFICATES        A class of Senior Certificates that receives a
                                 specified percentage of the principal payments
                                 that are distributable to the Senior
                                 Certificates or a group of Senior Certificates,
                                 other than any Ratio Strip Certificates, in the
                                 aggregate on a Distribution Date and that is
                                 not a class of Sequential Pay Certificates.

                                       37

PLANNED AMORTIZATION             A class of Certificates that is designed to
CERTIFICATES OR PAC              receive principal payments using a
CERTIFICATES                     predetermined principal balance schedule
                                 derived by assuming two constant prepayment
                                 rates for the underlying Mortgage Assets. These
                                 two rates are the endpoints for the
                                 "structuring range" for the class of Planned
                                 Amortization Certificates. The Planned
                                 Amortization Certificates in any series may be
                                 subdivided into different categories such as
                                 Planned Amortization Certificates I or PAC I
                                 Certificates, Planned Amortization Certificates
                                 II or PAC II Certificates and so forth which
                                 are derived using different structuring ranges.
                                 A class of PAC Certificates is designed to
                                 provide protection against prepayments
                                 occurring at a constant rate within the
                                 structuring range.

RATIO STRIP CERTIFICATES         A class of Certificates that receives a
                                 constant proportion, or "ratio strip," of the
                                 principal payments on some or all of the
                                 Mortgage Assets.

SCHEDULED AMORTIZATION           A class of Certificates that is designed to
CERTIFICATES                     receive principal payments using a
                                 predetermined principal balance schedule but is
                                 not designated as a class of Planned
                                 Amortization Certificates or Targeted
                                 Amortization Certificates. The schedule is
                                 derived by assuming either two constant
                                 prepayment rates or a single constant
                                 prepayment rate for the Mortgage Assets. In the
                                 case of two constant rates, these two rates are
                                 the endpoints for the "structuring range" for
                                 the class of Scheduled Amortization
                                 Certificates and the range generally is
                                 narrower than that for a class of Planned
                                 Amortization Certificates. Typically, the
                                 Support Certificates for the applicable series
                                 of Certificates generally will represent a
                                 smaller percentage of a class of Scheduled
                                 Amortization Certificates than the Support
                                 Certificates generally would represent in
                                 relation to a Planned Amortization Certificate
                                 or a Targeted Amortization Certificate. A
                                 Scheduled Amortization Certificate generally is
                                 less sensitive to prepayments than a Support
                                 Certificate, but is more sensitive than a class
                                 of Planned Amortization Certificates or
                                 Targeted Amortization Certificates.

SENIOR CERTIFICATES              A class of Certificates that is entitled to
                                 receive payments of principal and interest on
                                 each Distribution Date prior to the classes of
                                 Subordinate Certificates.

                                       38

SEQUENTIAL PAY CERTIFICATES      A class of Certificates that receives principal
                                 payments in a prescribed sequence, that does
                                 not have a predetermined principal balance
                                 schedule and that, in most cases, is entitled
                                 to receive payments of principal continuously
                                 from the first Distribution Date on which they
                                 receive principal until they are retired. A
                                 class of Sequential Pay Certificates may
                                 receive payments of principal concurrently with
                                 one or more other classes of Sequential Pay
                                 Certificates. A single class that is entitled
                                 to receive principal payments before or after
                                 all other classes in the same series of
                                 Certificates may be identified as a Sequential
                                 Pay Certificate.

SUBORDINATE CERTIFICATES         A class of Certificates that receives payments
                                 of principal and interest on each Distribution
                                 Date only after the Senior Certificates and
                                 classes of Subordinate Certificates with higher
                                 priority of distributions have received their
                                 full principal and interest entitlements.

SUPER SENIOR CERTIFICATES        A class of Senior Certificates that will not
                                 bear its share of certain losses, after the
                                 Subordinate Certificates are no longer
                                 outstanding, for so long as one or more
                                 specified classes of Senior Certificates are
                                 outstanding.

SUPER SENIOR SUPPORT             A class of Senior Certificates that bears
CERTIFICATES                     certain losses that otherwise would have been
                                 allocated to a class of Super Senior
                                 Certificates.

TARGETED AMORTIZATION            A class of Certificates that receives principal
CERTIFICATES OR TAC              payments using a predetermined principal
CERTIFICATES                     balance schedule derived by assuming a single
                                 constant prepayment rate for the Mortgage
                                 Assets. A class of TAC Certificates is designed
                                 to provide some protection against prepayments
                                 at a rate exceeding the assumed constant
                                 prepayment used to derive the principal balance
                                 schedule for that class.

                                 INTEREST TYPES

Categories of Classes            DEFINITIONS
------------------------------   -----------------------------------------------
ACCRUAL CERTIFICATES             A class of Certificates that accretes the
                                 amount of accrued interest otherwise
                                 distributable on the class, which amount will
                                 be added to the principal balance of the class
                                 on each applicable Distribution Date. The
                                 accretion may continue until some specified
                                 event has occurred or until the class of
                                 Accrual Certificates is retired.

FIXED-RATE CERTIFICATES          A class of Certificates with an interest rate
                                 that is fixed throughout the life of the class.

FLOATING-RATE CERTIFICATES       A class of Certificates with an interest rate
                                 that resets periodically based upon a
                                 designated index and that varies directly with
                                 changes in the index.

                                       39

INTEREST-ONLY CERTIFICATES OR    A class of Certificates that receives some or
IO CERTIFICATES                  all of the interest payments made on the
                                 Mortgage Assets and little or no principal.
                                 Interest-Only Certificates have either a
                                 nominal principal balance or a notional amount.
                                 A nominal principal balance represents actual
                                 principal that will be paid on the
                                 Certificates. It is referred to as nominal
                                 since it is extremely small compared to other
                                 classes. A notional amount is an amount used as
                                 a reference to calculate the amount of interest
                                 due on a class of Interest-Only Certificates
                                 that is not entitled to any distributions in
                                 respect of principal.

INVERSE FLOATING-RATE            A class with an interest rate that resets
CERTIFICATES                     periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index. The interest rate for a class of Inverse
                                 Floating-Rate Certificates typically will vary
                                 inversely with changes in the interest rate on
                                 a class of Floating-Rate Certificates in the
                                 same series.

PRINCIPAL-ONLY CERTIFICATES OR   A class of Certificates that does not bear
PO CERTIFICATES                  interest and is entitled to receive only
                                 distributions in respect of principal.

STEP COUPON CERTIFICATES         A class of Certificates with a fixed interest
                                 rate that is reduced to a lower fixed rate
                                 after a specified period of time. The
                                 difference between the initial interest rate
                                 and the lower interest rate will be supported
                                 by a reserve fund established on the closing
                                 date for that series of Certificates.

VARIABLE RATE CERTIFICATES       A class of Certificates with an interest rate
                                 that resets periodically and is calculated by
                                 reference to the rate or rates of interest
                                 applicable to the Mortgage Assets or another
                                 class or classes of Certificates..

RESIDUAL CERTIFICATES

     A series of REMIC Certificates will include a class of Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that
Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate principal balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Estate and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Estate. Some or all of the Residual Certificates of a
series may be offered by this prospectus and the related prospectus supplement;
if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of
Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual
Certificates, will be set forth in the related prospectus supplement. If
Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of that series in transactions exempt from registration under the
Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Estate.

                                       40

MANDATORY AUCTION OF CERTIFICATES

     If specified in the prospectus supplement for a series, one or more classes of Certificates ("AUCTION CERTIFICATES") may be subject to a mandatory auction.
Prior to a Distribution Date specified in the applicable prospectus supplement
(the "AUCTION DISTRIBUTION DATE"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the "AUCTION
ADMINISTRATOR"), will solicit bids for the purchase of each class of Auction
Certificates then outstanding from third-party investors.

     On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "PAR
PRICE") equal to the related class balance, plus, if applicable, accrued interest on that class balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date.

     The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a class of Auction Certificates in the auction. If all or a portion of a class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or a portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

     If the counterparty defaults on its obligations under the swap agreement, no Certificates of a class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a class of Auction Certificates, only a portion of the Certificates of such class will be transferred to the successful bidders on the Auction
Distribution Date. If only a portion of a class is transferred, each holder of such class will transfer only a pro rata portion of its Certificates on the
Auction Distribution Date.

     See "Risk Factors--Amounts Received from the Auction and the Swap Agreement
May Be Insufficient to Assure Completion of the Auction" in this prospectus.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the Master
Servicer or the Trustee will make available to each Certificateholder of record of the related series a statement setting forth, if applicable to that series of
Certificates, among other things:

          (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments, and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

          (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

          (iii) the class balance of each class of Certificates after giving effect to the distribution of principal on the Distribution Date;

          (iv) the amount of servicing compensation with respect to the related
     Trust Estate and any other customary information as is required to enable
     Certificateholders to prepare their tax returns;

          (v) the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

                                       41

          (vi) the amount of Advances included in the distribution on the
     Distribution Date, the aggregate amount of Advances outstanding as of the close of business on the Distribution Date and the amount of Advances reimbursed since the previous Distribution Date;

          (vii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement;

               (a) the amounts so distributed under the form of credit
          enhancement on the applicable Distribution Date; and

               (b) the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (viii) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments.;

          (ix) the Pass-Through Rate (if any) for each class of Certificates;

          (x) for any Mortgage Loan that became and REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

          (xi) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the
     Determination Date preceding the Distribution Date;

          (xii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xiii) any expenses or indemnification amounts paid by the related
     Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

          (xiv) the number and total principal balance of the Mortgage Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

          (xv) any material modifications, extensions or waivers to Mortgage
     Loan terms, fees, penalties or payments since the previous Distribution
     Date or cumulatively since the closing date for that series of
     Certificates;

          (xvi) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants; and

          (xvii) the number and aggregate principal amounts of Mortgage Loans
     (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy),
     (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the
     Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of
Certificates may include additional or other information of a similar nature to that specified above.

                                       42

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each certificateholder of record at any time during that calendar year a report:

     o    as to the aggregate of amounts reported pursuant to clauses (i) and
          (ii) for that calendar year or, if a person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

     o    other customary information as is necessary or desirable for certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related
Trust Estate. Credit enhancement may be only in the form of any one or more of the following:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Estates. If applicable, the related prospectus supplement will identify the Trust Estates to which the credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified Trust Estates.

                                       43

     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R.
Section 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurancy policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

SUBORDINATION

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of that series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage
Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior
Certificates and subordinate Certificates through a cross-collateralization mechanism or otherwise.

     As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o    otherwise, as specified in the related prospectus supplement.

LIMITED GUARANTEE

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on

                                       44

the payments made on the Mortgage Loans or principal payment rate on the
Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or
Certificates specified in the applicable prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guarantee insurance policy will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement.
If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

LETTER OF CREDIT

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement.
Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more classes of Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

MORTGAGE POOL INSURANCE POLICY

     If specified in the prospectus supplement relating to a series of
Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "The Pooling and Servicing
Agreement--Primary Mortgage Insurance," the Master Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

     As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable mortgage interest rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted
Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

                                       45

     Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

     A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller, or other persons involved in the origination or the Mortgage Loan, failure to construct a Mortgaged Property in accordance with plans and specifications, or bankruptcy, unless, as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master
Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancement.

SPECIAL HAZARD INSURANCE POLICY

     Any insurance policy covering special hazard losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the Mortgaged Property securing the
Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged
Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage interest rate to the date of claim settlement and certain expenses incurred by the related Servicer or the Master Servicer, as the case may be, with respect to the related Mortgaged Property.

     If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above, reduced by the net proceeds of

                                       46

the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount, less any net proceeds from the sale of the Mortgaged
Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard mortgage insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain
Advances will not affect the total insurance proceeds paid to
Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

MORTGAGOR BANKRUPTCY BOND

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by the court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement.

RESERVE FUND

     If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related
Mortgage Loans, as specified in the applicable prospectus supplement.

     If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution
Date, amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

     If specified in the prospectus supplement, any reinvestment income or other gain from investments in eligible investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                       47

CROSS-COLLATERALIZATION

     If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate classes of Certificates. In this case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to certain classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which that class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross-collateralization feature will describe its specific operation.

OVERCOLLATERALIZATION

     If specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related
Mortgage Loans, or group of Mortgage Loans, over the class balance of the related class or classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

EXCESS INTEREST

     If specified in the applicable prospectus supplement, the Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of Certificates and to reimburse certain classes of
Certificates for losses and certain shortfalls that they experienced previously.

CASH FLOW AGREEMENTS

     If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of
Certificates (each, a "CASH FLOW AGREEMENT"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation
AB (17 C.F.R. Section 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. Section 229.301) or (b)
greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. Section
229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if
any, relating to a series of Certificates will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

     Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the

                                       48

ultimate return of principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related class or classes of
Certificates as specified in the applicable prospectus supplement.

     Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield on one or more classes of
Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations.
Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI,
MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess, multiplied by a notional amount or the class certificate balance or balances of one or more classes of Certificates, multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of Certificates and will be paid to the class or classes of Certificates as specified in the related prospectus supplement.

     Swap Agreements. If specified in the related prospectus supplement, the
Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more classes of Certificates. Under the swap agreement, the
Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty, and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime
Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

     If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding class certificate balance of the applicable class or classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding class certificate balance of the applicable class or classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s).
See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May
Be Insufficient to Assure Completion of the Auction" and "--Mandatory Auction of
Certificates" in this prospectus.

FRAUD WAIVER

     If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of that fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Sponsor for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

FHA INSURANCE OR VA GUARANTEE

     The Housing Act authorizes various FHA mortgage insurance programs. If so specified in the related prospectus supplement, some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the
Housing Act. Under Section 203(b), the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by the FHA under Section
234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed

                                       49

specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, the FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any
FHA insurance relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to
30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of
Certificates will be described in the accompanying prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Estate. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

                                       50

FACTORS AFFECTING PREPAYMENT

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

     The Mortgage Loans may be partially or fully repaid at any time. Fixed-rate
Mortgage Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related mortgaged property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related mortgaged property.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage
Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the
Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

EFFECT OF PRINCIPAL PREPAYMENTS

     When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and
(ii) all or a portion of the Master Servicer's servicing compensation for that
Distribution Date, as specified in the applicable prospectus supplement. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial certificate balance of each class expected to be outstanding after each of the dates shown in each table.
Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model.
It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

     The rate of principal prepayments on pools of mortgage loans underlying the
Mortgage Certificates and on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the

                                       51

Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage
Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or
Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage
Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors'
net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates. It should be noted that
Certificates of a series may evidence an interest in a Trust Estate with
Mortgage Loans with different mortgage interest rates.

     Prepayments may also result from the enforcement of any "due-on-sale"
provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the Mortgage
Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The
Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the
Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, that exercise is permitted for substantially all the mortgage loans which contain those clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. See the related prospectus supplement for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The Sponsor, Originator or Depositor, as specified in the related prospectus supplement, will be obligated, under the circumstances specified in
"The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the
Trustee," to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Estate under the limited conditions specified in the prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets in the
Trust Estate) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A).
See "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage
Loans and Mortgage Certificates." Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

SCHEDULED DELAYS IN DISTRIBUTIONS

     Upon the issuance of Certificates of a series offered by this prospectus and the applicable prospectus supplement, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off
Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the Distribution Date in the month in which that due date occurs.

                                   THE SPONSOR

     Bank of America, National Association ("BANK OF AMERICA") will serve as sponsor (the "SPONSOR") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial, market, retail, and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision, and examination of the OCC.

                                       52

     Bank of America and its affiliates have been active in the securitization market since inception, and Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

     The Depositor's securitization program principally is used by Bank of
America to finance fully amortizing prime mortgage loans secured by first liens on one- to four-family residential properties acquired from third parties. The
Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. Bank of America currently does not rely on securitization as a material funding source.

     Bank of America serves as the Sponsor, and may serve as a Servicer, in the
Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC serves as an underwriter for the
Depositor's securitization program, is an affiliate of Bank of America, and assists Bank of America and the Depositor in connection with the selection of mortgage loans, including the Mortgage Loans, for various transactions. See
"Plan of Distribution."

     Bank of America's headquarters and its executive offices are located at 101
South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 386-5478. Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans
Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

     See "The Mortgage Purchase Program" for information regarding Bank of
America's procedures for acquiring mortgage loans similar to the Mortgage Loans.

                                  THE DEPOSITOR

     Banc of America Funding Corporation (formerly known as NationsBanc
Montgomery Funding Corp.), a Delaware corporation (the "DEPOSITOR"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of
America Corporation. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

     The Depositor will have limited obligations and rights under each pooling and servicing agreement after the closing date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties.

     The Depositor maintains its principal office at 214 North Tryon Street,
Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                       53

                                 USE OF PROCEEDS

     The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

     o    to purchase the Mortgage Assets related to that series; or

     o    to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the
          Mortgage Assets and issuing the Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

                            MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Estate. The related prospectus supplement will contain information regarding the origination of the
Mortgage Loans.

     The Depositor will purchase Mortgage Loans either directly or indirectly from approved originators, which may be the Sponsor, other affiliates of the
Depositor, the Master Servicer or a Servicer. The Depositor has approved (or will approve) individual institutions as eligible Originators by applying certain criteria, including the Originator's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Originators that, while not meeting the generally applicable criteria, have been reviewed by the
Depositor and found to be acceptable as Originators of Mortgage Loans.

     If any originator or group of affiliated originators originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type.

     Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

     Certain states where the mortgaged properties may be located are
"anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states
(including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                                       54

                         SERVICING OF THE MORTGAGE LOANS

     The servicing of the Mortgage Loans in the Trust underlying a series of
Certificates will be performed by one or more Servicers, which may include the
Sponsor or its affiliates. A master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master
Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

     The following is a summary of the material servicing provisions of the pooling and servicing agreements. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The pooling and servicing agreement for each series will be filed with the Commission following the date of initial issuance of the related
Certificates.

THE MASTER SERVICER

     The Master Servicer generally will be responsible under each applicable pooling and servicing agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The
Servicers" and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading "The Pooling and Servicing Agreement--Periodic Advances and
Servicing Advances," if those amounts are not advanced by a Servicer. The Master
Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any pooling and servicing agreement. The Master Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

THE SERVICERS

     With respect to any series, one or more Servicers (each, a "Servicer")
specified in the applicable prospectus supplement, which may include the
Sponsor, will provide certain customary servicing functions for the Mortgage
Loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying
Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

     The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans

                                       55

in the applicable Trust. In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R.
Section 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. Section
229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on
Form 8-K.

     The Trustee, or if so provided in the applicable pooling and servicing agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable pooling and servicing agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master
Servicer's nor the Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the
Servicer under the applicable pooling and servicing agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a
Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

     The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer's obligations and duties under the pooling and servicing agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under "The Pooling and Servicing
Agreement--Rights Upon Event of Default" below.

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the
Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no
Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or Underlying
Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the pooling and servicing agreement or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or
Underlying Servicing Agreement. In addition, the pooling and servicing agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate Certificate of a series before being allocated to the related
Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various classes of Certificates or in another manner specified in the applicable prospectus supplement.

                                       56

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the
Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the Servicer desires to be released from its obligations under the pooling and servicing agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the pooling and servicing agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any
Rating Agency. The Servicer will be released from its obligations under the pooling and servicing agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

     In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar provisions will apply to each Servicer under the Underlying Servicing
Agreements.

                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus.
When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and
Exchange Commission as part of the registration statement of which this prospectus is a part.

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

   ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Estate to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement
(the "CUT-OFF DATE"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage
Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each
Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

     The Depositor will deliver or cause to be delivered to the Trustee or a custodian, as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian under the pooling and servicing agreement.

     Despite the requirements to deliver certain documents, a Trust Estate may include Mortgage Loans where the original mortgage note is not delivered to the
Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage
Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus

                                       57

supplement) will be required to agree to repurchase, or substitute for, each
Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of
Certificates.

     In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the
Trustee will be required to be prepared or delivered. Instead, the Master
Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any Mortgage Loans that are cooperative loans, the
Depositor will generally be required to cause to be delivered to the Trustee;

     o    the stock certificate;

     o    the stock power executed in blank;

     o    the executed proprietary lease;

     o    the executed recognition agreement;

     o    the executed assignment of recognition agreement, if any;

     o    an executed financing statement with evidence of recording thereon;

     o    the executed financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in form suitable for recordation);
          and

     o    any other document specified in the related prospectus supplement.

     The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

     The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the
Certificates. If any document is found by the Trustee or custodian not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Sponsor or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master
Servicer with respect to that Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates--
Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for a defect in a mortgage loan document.

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     Any restrictions on substitution or repurchase with respect to a series of
Certificates will be set forth in the related prospectus supplement.

   ASSIGNMENT OF MORTGAGE CERTIFICATES

     The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage
Certificate in the manner described in the related prospectus supplement. The
Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

REPRESENTATIONS AND WARRANTIES

     As further described below, the Sponsor will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the
Sponsor and the Depositor. Under certain circumstances the Sponsor may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of those representations or warranties. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Sponsor in the mortgage loan sale agreement.

     The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

     o    the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

     o    at the time of transfer the Sponsor had good title to the Mortgage
          Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

     o    as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

     o    a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and that policy or other evidence of title is valid and remains in full force and effect;

     o    if a primary mortgage insurance policy is required with respect to a
          Mortgage Loan, the policy is valid and remains in full force and effect as of the closing date for that series of Certificates;

     o    as of the closing date for that series of Certificates, each Mortgage
          Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related mortgaged property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

          o    liens for current real property taxes and special assessments;

          o    covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, those exceptions appearing of record being
               acceptable to mortgage lending institutions generally or
               specifically reflected in the mortgage originator's appraisal;
               and

          o    other matters to which like properties are commonly subject
               (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

     o    as of the closing date for that series of Certificates, each mortgaged property is free of damage and is in good repair, ordinary wear and tear excepted; and

                                       59

     o    any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

     If the Sponsor (or other party specified in the prospectus supplement)
discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage
Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Sponsor (or other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for that Mortgage Loan or repurchase the related Mortgage Loan, or any mortgaged property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the
Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds.

SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement may permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of
Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the pooling and servicing agreement may permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

PAYMENTS ON MORTGAGE LOANS

     Pursuant to the applicable pooling and servicing agreement or the
Underlying Servicing Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the
"SERVICER CUSTODIAL ACCOUNT") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an
"ELIGIBLE CUSTODIAL ACCOUNT") and other than in the case of a Servicer Custodial
Account established by the Sponsor as Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established by the Sponsor as Servicer will serve as a unitary Servicer
Custodial Account both for the particular series and for other series of
Certificates as well as other Mortgage Loans serviced by the Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

     Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the
Rating Agencies ("ELIGIBLE INVESTMENTS") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

     Each Servicer will be required to remit to the Trustee for deposit to the
Distribution Account for each series of Certificates on the date the
Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable
Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "MASTER
SERVICER CUSTODIAL ACCOUNT") or, if

                                       60

there is no Master Servicer, to remit to the Trustee for deposit in the
Distribution Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable
Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b)
amounts held for future distribution):

          (i) all payments on account of principal, including prepayments, and interest;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("LIQUIDATION PROCEEDS") less, to the extent permitted under the applicable pooling and servicing agreement or Underlying Servicing
     Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable pooling and servicing agreement or Underlying Servicing
     Agreement;

          (iv) all Periodic Advances made by the Servicer;

          (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

          (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the pooling and servicing agreement or the Underlying Servicing Agreement; and

          (vii) all other amounts required to be deposited to the Distribution
     Account pursuant to the applicable pooling and servicing agreement or the
     Underlying Servicing Agreement.

     Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the
Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

     Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement or
Underlying Servicing Agreement:

          (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

          (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made;

          (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable
     Advances were made;

          (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

                                       61

          (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "Servicing of the Mortgage Loans--The
     Servicers";

          (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master
     Servicer all amounts received after the date of repurchase or purchase;

          (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein;
     and

          (viii) to clear and terminate the Servicer Custodial Account.

     If there is a Master Servicer for a series of Certificates, the Master
Servicer will be permitted by the pooling and servicing agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable pooling and servicing agreement. The Master Servicer or Trustee will be required to deposit in the Distribution Account any Periodic Advances made by the Master Servicer or
Trustee, as applicable, in the event of a Servicer default not later than the
Distribution Date on which the Periodic Advances are required to be distributed.
All other amounts deposited in the Master Servicer Custodial Account (other than
Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable pooling and servicing agreement, interest on amounts in the
Master Servicer Custodial Account) are required to be remitted by the Master
Servicer to the Trustee for deposit in the Distribution Account not later than the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Distribution Account and remit to Certificateholders all amounts constituting the available funds for that Distribution Date.

     If a Servicer, the Master Servicer or the Trustee deposits in the
Distribution Account for a series any amount not required to be deposited, the
Trustee may at any time withdraw the amount from the Distribution Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Distribution Account may be invested in
Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Distribution Account, then the Eligible Investment may mature not later than the next Distribution Date).
In the event that one or more elections has been made to treat the Trust Estate
(or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on
"prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding.
All income and gain realized from any investment of funds in the Distribution
Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Distribution
Account will be deposited by the Trustee out of its own funds to the
Distribution Account immediately as realized.

     The Trustee is permitted, from time to time, to make withdrawals from the
Distribution Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement:

          (i) to pay itself the applicable trustee fee and to pay to the owner thereof any Fixed Retained Yield;

          (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under "--The
     Trustee";

          (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Distribution Account (all of this interest or income to be withdrawn not later than the next Distribution
     Date);

                                       62

          (iv) to withdraw from the Distribution Account any amount deposited in that account that was not required to be deposited therein; and

          (v) to clear and terminate the Distribution Account.

     The Trustee will be authorized to appoint a paying agent (the "PAYING
AGENT") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

     The Trustee will cause any Paying Agent to execute and deliver to the
Trustee an instrument in which the Paying Agent agrees with the Trustee that the
Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of
Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable pooling and servicing agreement.

PERIODIC ADVANCES AND SERVICING ADVANCES

     Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "PERIODIC ADVANCE") and (ii) other advances of cash ("SERVICING ADVANCES" and, collectively with Periodic Advances, "ADVANCES")
to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

     Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable available funds for that Distribution Date. The obligation to make an
Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the Mortgage
Loan unless the Servicer determines, based on its estimation of the value of the
Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed
Advances and anticipated disposition expenses, that the advance (a
"NONRECOVERABLE ADVANCE") would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the Mortgage Loan or otherwise. An "REO PROPERTY" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

     The failure of a Servicer to make any required Periodic Advances or
Servicing Advances under an Underlying Servicing Agreement or a pooling and servicing agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer, if any, or the
Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing
Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the
Master Servicer or Trustee fails to make a required advance.

     Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account, Master
Servicer Custodial Account or the Distribution Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the
Trustee

                                       63

will be entitled to reimbursement from funds in the applicable Servicer
Custodial Account, the Master Servicer Custodial Account or the Distribution
Account prior to the distribution of payments to the Certificateholders to the extent provided in the Underlying Servicing Agreement or pooling and servicing agreement.

     Any Periodic Advances made by a Servicer, the Master Servicer or the
Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series.
However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the
Trust Estate for any Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each Servicer will be required by the related Underlying Servicing
Agreement or pooling and servicing agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the pooling and servicing agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the
Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer, if any, and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

     Under each Underlying Servicing Agreement or the pooling and servicing agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "ESCROW ACCOUNT") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise.
Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of
Certificates, covering loss occasioned by the failure to escrow amounts.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or pooling and servicing agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the
Mortgage Loan under the "due-on-sale" clause in the Mortgage Note, if any, unless it is not exercisable under applicable law or if the exercise would result in loss of insurance coverage relating to the Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and the Servicer, if applicable, has not obtained the Master
Servicer's consent to the exercise of the clause. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the mortgage interest rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

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     Each Underlying Servicing Agreement and pooling and servicing agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged
Property securing the Mortgage Loans.

     Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each
Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the
Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the mortgage interest rate and the payment terms of the related
Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the
Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

     In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i)
that the foreclosure or restoration will increase the proceeds to
Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a
Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer
Custodial Account an amount equal to all costs and expenses incurred by it.

     No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations." If a Servicer does not foreclose on a
Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the
Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

     The Servicer may foreclose against property securing a defaulted Mortgage
Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see
"Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the
Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or the pooling and servicing agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the
Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

     With respect to a Trust Estate (or any segregated pool of assets within a
Trust Estate) as to which one or more REMIC elections has been made, if the
Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged
Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the
Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or pooling and servicing agreement)
unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust
Estate to be subject to the tax on "prohibited transactions" imposed by Code
Section 860F(a)(1) or cause any REMIC to fail to qualify as

                                       65

a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section
860G(c)(2), respectively. In general, this would preclude the holding of the
Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal
Income Tax Consequences."

INSURANCE POLICIES

     Each Servicer will generally be required to cause to be maintained for each
Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a
"STANDARD HAZARD INSURANCE POLICY"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard
Hazard Insurance Policy in an amount that is at least equal to the lesser of
100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below.
Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Distribution
Account by the applicable Servicer.

     The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

     In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the pooling and servicing agreement, as applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of
Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

     Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard
Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each
Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance
Policy or flood insurance, had it been maintained.

     Any losses incurred relating to Mortgage Loans due to uninsured risks
(including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

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PRIMARY MORTGAGE INSURANCE

     If specified in the related prospectus supplement, a Mortgage Loan secured by a mortgaged property having an loan-to-value ratio in excess of 80% may have a primary mortgage insurance policy insuring against default on all or a specified portion of the principal amount thereof in excess of that percentage of the value of the mortgaged property, as specified in the related prospectus supplement.

     Evidence of each primary mortgage insurance policy will be provided to the
Trustee simultaneously with the transfer to the Trustee of the related Mortgage
Loan. Each Servicer, on behalf of the Trust Estate, is required to present claims to the insurer under any primary mortgage insurance policy or mortgage pool insurance policy and to take the reasonable steps that are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by each Servicer on behalf of the Trust Estate will be deposited in the Servicer
Custodial Account for distribution as set forth above. Each Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

RECOVERIES UNDER PRIMARY MORTGAGE INSURANCE POLICIES

     Each Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the mortgaged property specified in the related prospectus supplement. Each Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

     Each Servicer, on behalf of the Trust Estate, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted
Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, each Servicer will not be required to expend its own funds to restore the damaged property unless the applicable Servicer determines:

     o    that restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses; and

     o    that those expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, each Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Servicer with respect to that Mortgage
Loan and expenses incurred by the Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     "FIXED RETAINED YIELD" for any Mortgage Loan is that portion, if any, of interest at the mortgage interest rate that is not included in the related Trust
Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of
Mortgage Loans attached as an exhibit to the applicable pooling and servicing agreement. If the Sponsor or the Depositor retains Fixed Retained Yield, the
Sponsor, if it is the Servicer, may deduct the Fixed Retained Yield from mortgagor payments as received and retain or remit the Fixed Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the
Fixed Retained Yield in the Master Servicer Custodial Account or

                                       67

Distribution Account, and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a
Mortgage Loan (whether paid by the mortgagor or received as Liquidation
Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed
Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

     For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the pooling and servicing agreement. A Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the
Servicer Custodial Account for the series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan. The Servicing Fee or the range of Servicing
Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement.
Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure Profits or otherwise will be retained by the Servicers.

     Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums.
The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any
Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related
Mortgaged Property) and of certain losses against which it is indemnified by the
Trust Estate as described above under "Servicing of the Mortgage Loans--The
Servicers."

     As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related
Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

     Each Servicer and Master Servicer will deliver annually to the Trustee or
Master Servicer, as applicable, on or before the date specified in the applicable pooling and servicing agreement or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master
Servicer's activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or Underlying Servicing
Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master
Servicer has fulfilled all its obligations under the applicable pooling and servicing agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an
"ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. Section
229.1122) and that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

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     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     o    a statement that a registered public accounting firm has issued an
          Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SPONSOR AND THE MASTER SERVICER

     The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the Master
Servicer may not resign from its obligations and duties as Master Servicer, except upon a determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that none of the
Depositor, the Master Servicer or the Sponsor, or any directors, officers, employees or agents of any of them will be under any liability to the Trust
Estate or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the
Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Sponsor, the Master
Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific
Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Sponsor or the Master
Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Sponsor or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the
Depositor, the Sponsor and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate, and the
Depositor, the Sponsor and the Master Servicer will be entitled to be reimbursed from the Master Servicer Custodial Account or Servicer Custodial Account, as
applicable.

EVENTS OF DEFAULT

     Events of default by the Master Servicer or a Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

     o    any failure by the Master Servicer or, if a Servicer has executed the pooling and servicing agreement, that Servicer, to deposit amounts in the Distribution Account, Master Servicer Custodial Account or
          Servicer Custodial Account, as applicable, in the amount and manner provided in the pooling and servicing agreement so as to enable the
          Trustee to distribute to Certificateholders any required payment
          (other than Periodic Advances) which continues unremedied for a specified time period;

                                       69

     o    any failure by the Master Servicer or a Servicer that has executed the pooling and servicing agreement duly to observe or perform in any material respects any other of its covenants or agreements in the
          Certificates or the pooling and servicing agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the Master Servicer or Servicer by the
          Trustee or the Depositor, or, if specified in the pooling and servicing agreement, to the Master Servicer or the Servicer and the
          Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby;

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or a Servicer that has executed the pooling and servicing agreement indicating insolvency, reorganization or inability to pay its obligations; and

     o    the failure of the Master Servicer or a Servicer to remit any Periodic
          Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distributed Date.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of
Certificates evidencing not less than 51% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master
Servicer or Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master
Servicer or Servicer; provided, however, that the appointment not adversely affect the rating then assigned to any class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the pooling and servicing agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. Pending any appointment, the Trustee is obligated to act as successor Master Servicer or Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer or Servicer under the pooling and servicing agreement. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

ENFORCEMENT

     No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the
Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the
Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

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AMENDMENT

     The pooling and servicing agreement for each series may be amended by the
Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee, without notice to or the consent of any certificateholder to, among other things:

     o    cure any ambiguity or mistake;

     o    correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

     o    comply with any requirements imposed by the Code or any tax regulation; or

     o    make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement;

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

     Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the
Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 22/3% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series.
However, no amendment of this type may:

     o    reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

     o    with respect to any series of Certificates, reduce the percentage of
          Certificates the holders of which are required to consent to any amendment without the consent of the holders of all outstanding
          Certificates of the series.

LIST OF CERTIFICATEHOLDERS

     If the Trustee is not the certificate registrar for a series of
Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

     The obligations of the Depositor, the Sponsor (if a party thereto), the
Master Servicer, the Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

     o    the maturity or other liquidation of the last Mortgage Loan or
          Mortgage Certificate in the related Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan; and

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     o    the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Estate created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For each series of Certificates, the Trustee will give written notice of termination of the pooling and servicing agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at an office or agency appointed by the Depositor and specified in the notice of termination. The termination of the Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

     The pooling and servicing agreement for each series may permit the Master
Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans in the applicable group or groups plus the fair market value of any related mortgaged properties acquired upon foreclosure of the related Mortgage Loans, together with accrued and unpaid interest at the applicable mortgage interest rate on the related Mortgage Loans.
However, if the pooling and servicing agreement for a series permits the
Depositor to exercise the purchase option, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the
Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. The exercise of this right will effect early retirement of the Certificates of that series, but the Master
Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all
Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

     Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

     The holders of the Residual Certificates of a series of REMIC Certificates may have the option to purchase the remaining Mortgage Assets included in the
Trust Estate. This option will be exercisable, in the case of holders of
Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the
Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

     o    will be part of a "qualified liquidation" as defined in Code Section
          860F(a)(4)(A);

     o    will not cause the REMIC to be treated as an association taxable as a corporation; and

     o    will not otherwise subject the REMIC to tax.

     For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

     The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Originator, any Master Servicer, any Servicer and/or any
subservicer. With respect to certain series of Certificates, a securities administrator or other entity specified in

                                       72

the related prospectus supplement may perform certain duties and functions normally performed by the Trustee. Any securities administrator or other such entity will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement. Any securities administrator or other such entity will have obligations and rights similar to the Trustee as described herein.

     The Trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the
Distribution Account; (ii) calculation of the amounts payable to certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans to the limited extent described under "The Pooling and Servicing Agreement--Periodic
Advances and Servicing Advances," if those amounts are not advanced by a
Servicer or the Master Servicer.

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) the pooling and servicing agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under the pooling and servicing agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the pooling and servicing agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer, Master Servicer or securities administrator and (c) arising out of the transfer of any Certificate not in compliance with ERISA.

     The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the pooling and servicing agreement or for any other expenses.
If, however, one or more REMIC elections have been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the
Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the pooling and servicing agreement to the extent permitted by Treasury regulations Section
1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

     The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the
Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the pooling and servicing agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the
Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any
State, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable rating agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.

     Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related
Trust. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the

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Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the
Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the mortgaged property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor
(similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

CONDOMINIUMS

     Certain of the Mortgage Loans may be loans secured by condominium units.
The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

COOPERATIVES

     Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the
Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

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     The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     See "Risk Factors--Collateral Securing Cooperative Loans May Diminish in
Value" in this prospectus.

FORECLOSURE

   MORTGAGES AND DEEDS OF TRUST

     Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.
After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale.
However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be

                                       75

reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See "--Anti-Deficiency
Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

   COOPERATIVES

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

     Recognition agreements also provide that upon a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and
the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders" below.

   LEASEHOLDS

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and

                                       76

mortgages may not contain the other protection discussed in the next paragraph.
Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

     In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11
U.S.C.) (the "BANKRUPTCY CODE"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS ON
LENDERS

     Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

                                       77

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

     o    Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

     o    Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

     o    Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter
11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under
Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound"
to the real property, such as appliances, machinery, or furniture.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy).

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Under several recently decided cases, the terms of this type of loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage
Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

TEXAS HOME EQUITY LOANS

     Generally, any "cash-out" refinance or other non-purchase money transaction
(except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of
Texas and its implementing statutes and regulations (the "TEXAS HOME EQUITY
LAWS"). The Texas Home Equity Laws provide for:

     o    certain disclosure requirements,

     o    caps on allowable fees,

     o    required loan closing procedures and

     o    certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a
Mortgage Loan unenforceable and/or the lien on a mortgaged property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity
Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans.
If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

     o    refuse to allow foreclosure to proceed,

                                       79

     o    declare the lien on a mortgaged property to be void, and/or

     o    require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan.

Title insurance generally available on those Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"DUE-ON-SALE" CLAUSES

     The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. Court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982,
Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the
"GARN ACT") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale"
clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder.
"Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly,
"due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration,
respectively.

     The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("WINDOW
PERIOD LOANS") which were originated by non-federal lenders and made or assumed in certain states ("WINDOW PERIOD STATES") during the period, prior to October
15, 1982, in which that state prohibited the enforcement of "due-on-sale"
clauses by constitutional provision, statute or statewide court decision (the
"WINDOW PERIOD"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas,
California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and
Washington. Under the Garn Act, unless a Window Period State took action by
October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States
(Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

     By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi)
a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder.
Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and
Yield Considerations."

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the
Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April
1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Currently, fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

HOMEOWNERS PROTECTION ACT OF 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR LAWS

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of their Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that the
Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to

                                       81

collect full amounts of interest on certain of the Mortgage Loans in a Trust
Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged
Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the
Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

     o    emissions of air pollutants;

     o    discharges of wastewater or storm water;

     o    generation, transport, storage or disposal of hazardous waste or hazardous substances;

     o    operation, closure and removal of underground storage tanks;

     o    removal and disposal of asbestos-containing materials; and/or

     o    management of electrical or other equipment containing polychlorinated biphenyls.

     Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.
Generally all subsequent liens on a property are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to these liens. In the latter states, the security interest of the
Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

     Under the federal Comprehensive Environmental Response Compensation and
Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial.
CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

                                       82

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender like a Trust Estate. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management"
of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person
"who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA
SECURED-CREDITOR EXEMPTION"). This exemption for holders of a security interest like a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA
SECURED-CREDITOR EXEMPTION")for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing an underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under
CERCLA, a lender may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the RCRA Secured-Creditor Exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA Secured-Creditor Exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the
Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection
Act of 1996 (the "ASSET CONSERVATION ACT") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset
Conservation Act more clearly defined the kinds of "participation in management"
that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA
Secured-Creditor Exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Estate and occasion a loss to a Trust Estate and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state

                                       83

laws which may impose liability on "owners or operators" but do not incorporate the CERCLA Secured-Creditor Exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

     o    the environmental condition of a mortgaged property;

     o    the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

     o    any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a mortgaged property;

     o    the impact on certificateholders of any environmental condition or presence of any substance on or near a mortgaged property; or

     o    the compliance of any mortgaged property with any environmental laws.

     In addition, no agent, person or entity otherwise affiliated with the
Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any Mortgaged Property. See "The Trust
Estates--The Mortgage Loans" and "--'Due-on-Sale' Clauses" above.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the pooling and servicing agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

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                           BENEFIT PLAN CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code Section 4975 impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

     For purposes of this discussion, employee benefit plans and arrangements to which both Title I of ERISA and the Code apply are referred to as "ERISA PLANS."
An individual retirement account established under Code Section 408 (an "IRA")
is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively,
"NON-ERISA PLANS"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of Code Section 4975. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "EXEMPT PLANS") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of Code Section 4975. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law.
Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as
"BENEFIT PLANS."

     Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as U.S. Department of Labor ("DOL") Prohibited Transaction Class
Exemption ("PTCE") 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion relating to Benefit Plans in the prospectus supplement relating to a series of Certificates.

CERTAIN ERISA AND CODE REQUIREMENTS

   GENERAL

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments
(including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

   PARTIES IN INTEREST/DISQUALIFIED PERSONS

     The provisions of Section 406 of ERISA (and corresponding provisions of
Code Section 4975) prohibit certain transactions involving the assets of an
ERISA Plan and persons who have certain specified relationships to the ERISA
Plan (so-called "parties in interest" within the meaning of ERISA or
"disqualified persons" within the meaning of the Code). The Depositor, an
Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or certain of their affiliates might be or might become "parties in interest" or
"disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of ERISA and Code
Section 4975 unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan
(including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets

                                       85

for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, an Originator, the Sponsor, a Master Servicer, a
Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

   DELEGATION OF FIDUCIARY DUTY

     If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Estate, an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation under
ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the
Trust Estate might be deemed to constitute prohibited transactions under ERISA and Code Section 4975. Neither ERISA nor the Code define the term "plan assets."

     The DOL has published regulations (the "DOL REGULATIONS") concerning whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and Code Section 4975, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

     Certain exceptions are provided in the DOL Regulations whereby an investing
ERISA Plan's assets would be deemed merely to include its interest in the
Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Estate. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL
Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by
"benefit plan investors," which term is defined to include ERISA Plans,
Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     The Regulations provide that where an ERISA Plan acquires a "guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The
Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates, Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a Trust Estate underlying a series of Certificates. Accordingly, even if a "guaranteed governmental mortgage pool certificates" included in a Trust Estate were deemed to be assets of Plan investors, the mortgage loans underlying those "guaranteed governmental mortgage pool certificates" would not be treated as plan assets of those ERISA Plans.
Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion relating to Benefit Plans in the related prospectus supplement before purchasing any those Certificates.

   APPLICABILITY TO NON-ERISA PLANS

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons,"
prohibited transactions, delegation of fiduciary duty and plan assets applies to
Non-ERISA Plans as well as ERISA Plans.

ERISA ADMINISTRATIVE EXEMPTIONS

   INDIVIDUAL ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "UNDERWRITER'S EXEMPTION") from certain of the prohibited transaction provisions of ERISA and Code

                                       86

Section 4975. These Underwriter's Exemptions are broader in some respects than
PTCE 83-1, which is discussed below. These Underwriter's Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

     Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

     o    the acquisition of the Certificates by an ERISA Plan is on terms
          (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill
          Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S")
          or Fitch Ratings, Inc. ("FITCH");

     o    the Trustee must not be an affiliate of any other member of the
          Restricted Group (as described below) other than an underwriter;

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates;
          the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any
          Servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses; and

     o    the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Commission under the Securities Act of 1933, as amended.

     The Trust Estate must also meet the following requirements:

     o    the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

     o    certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the ERISA Plan's acquisition of the
          Certificates; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

     Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

     (a)  The rights and interests evidenced by the certificates acquired by
          ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

     (b)  The certificates acquired by ERISA Plans must have received a rating from S&P, Moody's or Fitch at the time of the acquisition that is in one of the two highest generic rating categories; and

     (c)  The loan-to-value ratio (where the loan amount equals the sum of (i)
          the outstanding principal balance due under any obligation which is held by the issuing entity and (ii) the outstanding principal

                                       87

          balance(s) of any other obligation(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral) of the loans does not exceed 125%.

     Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold
Certificates in a Trust Estate as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Estate; provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which
          ERISA Plans have invested is acquired by persons independent of the
          Restricted Group and at least 50% of the aggregate interest in the
          Trust Estate is acquired by persons independent of the Restricted
          Group;

     o    the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the
          Trust Estate;

     o    the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     An Underwriter's Exemption does not apply to ERISA Plans sponsored by the
Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to
Mortgage Assets included in the Trust Estate constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of those parties (collectively, the "RESTRICTED GROUP").

     The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's Exemption should apply.

   OTHER EXEMPTIONS

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, PTCE 83-1 for Certain Transactions
Involving Mortgage Pool Investment Trusts. PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not the transactions would otherwise be prohibited under ERISA or Code Section 4975.

     The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust
Estate.

                                       88

     However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

     o    Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Estate or only of a specified percentage of future principal payments from a Trust Estate;

     o    Residual Certificates;

     o    Certificates evidencing ownership interests in a Trust Estate that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

     o    Subordinate Certificates;

     o    Certificates evidencing ownership interests in a Trust Estate containing Mortgage Certificates; or

     o    Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Servicer Custodial Account, Master
          Servicer Custodial Account or Distribution Account.

     PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

          (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

          (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The system of insurance or protection referred to in clause (i) above must provide protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

NON-ERISA PLANS AND EXEMPT PLANS

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of Code Section 4975, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511 through
515 and Code Section 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject

                                       89

to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that the transfer will not subject the Trustee, the Depositor, the Master
Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS
INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL
INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR LEGAL COUNSEL REGARDING THE
CONSEQUENCES UNDER ERISA, THE CODE AND OTHER APPLICABLE LAW OF THEIR ACQUISITION
AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE
APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL
REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR
ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                         LEGAL INVESTMENT CONSIDERATIONS

     If so specified in the related prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of Offered Certificates which will qualify as
"mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a
Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("NON-SMMEA CERTIFICATES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico)
whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C.Section 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R.Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the

                                       90

meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R.
Section 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any
Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" of the Federal Financial Institutions
Examination Council, which has been adopted by the Board of Governors of the
Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and
the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.
This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities
(including mortgage pass-through securities and mortgage-derivative products)
used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the
Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the advice of Orrick, Herrington &
Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP as to
the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any
Securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP,
Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Orrick, Herrington & Sutcliffe
LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP. The opinion stated above and the opinions

                                       91

specifically identified as such in the following discussion are the only opinions that Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft
LLP or Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as
amended (the "CODE") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

     The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable
Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary, or those opinions, to exculpate them from the asserted penalties.
Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State Tax
Considerations."

     For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of
Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the
Fixed Retained Yield. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

   GENERAL

     With respect to a series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust Estate as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Estate or a portion or portions of a
Trust Estate as to which one or more REMIC elections will be made will be referred to as a "REMIC POOL" For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as
"REMIC CERTIFICATES" and will consist of one or more classes of "REGULAR
CERTIFICATES" and one class of "RESIDUAL CERTIFICATES" in the case of each REMIC
Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Orrick, Herrington &
Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular
Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to
"REMIC" or "REMIC POOL" in this prospectus shall be deemed to refer to each
REMIC Pool.

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   STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the
REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual
Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC
Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the
Mortgage Loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment.

     Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . .
residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC
Certificates held by a regulated investment company will not constitute
"Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

   QUALIFICATION AS A REMIC

     For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The
REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations"
or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the
Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i)
in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery). A
Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

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     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of that reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

     In addition to requirements described above, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the
Startup Day and that is designated as a residual interest. An interest in a
REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.
Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the
Conference Committee Report to the Tax Reform Act of 1986 (the "1986 ACT")
indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

   GENERAL

     In general, interest, Original Issue Discount, and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "REGULAR CERTIFICATEHOLDER"), and principal payments

                                       94

on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

   ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "ORIGINAL ISSUE DISCOUNT" within the meaning of Code Section
1273(a). Holders of any class of Regular Certificates having Original Issue
Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations (the "OID
REGULATIONS") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the
Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID
Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to this discussion and the appropriate method for reporting interest and Original Issue Discount for the
Regular Certificates.

     Each Regular Certificate (except to the extent described below for a
Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "NON-PRO RATA CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. The total amount of Original
Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular
Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular
Certificate always includes the original principal amount of the Regular
Certificate, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular
Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the
Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

     Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular
Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION")
and the anticipated reinvestment rate, if any, relating to the Regular
Certificates. The Prepayment Assumption with respect to a series of Regular
Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and that income will be capital gain if the Regular
Certificate is held as a capital asset. Under the OID Regulations, however,
Regular Certificateholders may elect to accrue all de minimis Original Issue
Discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method"
below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original
Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original
Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of Original Issue
Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount
accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the
Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the
Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original
Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of Original Issue
Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of Original Issue
Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the Mortgage Loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular
Certificates can result in both a change in the priority of principal payments for certain classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

     In the case of a Non-Pro Rata Certificate, it is anticipated that the
Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the Original Issue Discount accruing on each Non-Pro
Rata Certificate in a full accrual period would be its allocable share of the
Original Issue Discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining

                                       96

unaccrued Original Issue Discount allocable to the Certificate (or to the portion) will accrue at the time of that distribution, and (b) the accrual of
Original Issue Discount allocable to each remaining Certificate of that class
(or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The
Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of
Original Issue Discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

   ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue
Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

   VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuing entity or a related party or (ii) unique to the circumstances of the issuing entity or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or
"back-loaded" within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular
Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID
Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a

                                       97

REMIC. Accordingly, it is anticipated that the Trustee will treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

     The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on
Mortgage Loans as having qualified stated interest, except if initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis
Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage
Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these Regular Certificates.

   MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue
Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. That purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. This market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until those regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with Original Issue Discount, in the ratio of Original Issue
Discount accrued for the relevant period to the sum of the Original Issue
Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. That purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. That purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of that interest expense in any taxable year generally will not exceed the accrued market discount on the
Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

                                       98

     By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if that market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate
(determined as described above in the third paragraph under "--Original Issue
Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original
Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure
92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated
redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal
Revenue Service. The Conference Committee Report to the 1986 Act indicates a
Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, Original Issue
Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the
Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

   TREATMENT OF LOSSES

     Regular Certificateholders will be required to report income on Regular
Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or

                                       99

becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any of their Regular
Certificates becoming wholly or partially worthless, and that, in general,
Regular Certificateholders that are not corporations and do not hold the Regular
Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless.
Although the matter is not free from doubt, non-corporate Regular
Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of
Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount this may have the effect of creating "negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal
Revenue Service may take the position that losses attributable to accrued
Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

   SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any
Original Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,
(ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its
Regular Certificate. In addition, gain or loss recognized from the sale of a
Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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TAXATION OF RESIDUAL CERTIFICATES

   TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and Original Issue
Discount expense on the Regular Certificates, servicing fees on the Mortgage
Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates.
When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular
Certificates are made. Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC
Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual
Certificates.

                                      101

   BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Certificate as of the close of the quarter (or time of disposition of the
Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related
REMIC, determined based on actual distributions projected as remaining to be made on those interests under the applicable prepayment assumption. If the
Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

     Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not provide for that outcome. See "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage
Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to
Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue

                                       102

Discount income on Regular Certificates as described above under "--Taxation of
Regular Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Market Discount. The REMIC Pool will have market discount income on the
Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage
Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in
Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess.
As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under
"--Taxation of Regular Certificates--Premium," a person that holds a Mortgage
Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on those
Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the
Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

   LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual
Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificate (if it were a debt instrument) on the Startup Day under Code Section
1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S.
Persons (as defined below under "--Tax-Related Restrictions on Transfer of
Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain
Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its

                                       103

shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for that Residual
Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment
Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified
Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the
Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a
Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by that Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an Electing Large Partnership" holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code
Section 860E(c). An exception to this tax, otherwise available to a Pass-Through
Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH
ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "ELECTING LARGE PARTNERSHIP"
means any partnership having more than 100 members during the

                                       104

preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.
Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a
Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the
Trustee may charge a fee for computing and providing this information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii)
the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

     (a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

          (1)  the present value of any consideration given to the transferee to acquire the residual interest;

          (2)  the present value of the expected future distributions on the residual interest; and

          (3)  the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

                                       105

     (b)  (1)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (2)  the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

          (3)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The pooling and servicing agreement will not require that transfers of the Residual Certificates meet requirement (iv)
above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a Foreign Person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S.
PERSON" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations)
created or organized in or under the laws of the United States, any state or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of the
Residual Holder in its Residual Certificate at the time of the sale or exchange.
In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income if any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the
Residual Holder has an adjusted

                                       106

basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under
Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section
582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   MARK-TO-MARKET REGULATIONS

     The Internal Revenue Service has issued final regulations (the
"MARK-TO-MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.
This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

   TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

   PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the
Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

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   CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in
Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

   NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

   LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash
(other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

   ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The
Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the
Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual
Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

   LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation on certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it

                                       108

holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability.
Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of those expenses generally will be allocable to the Residual
Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual
Certificates for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

   TAXATION OF CERTAIN FOREIGN INVESTORS

   REGULAR CERTIFICATES

     Interest, including Original Issue Discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation
(described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section
1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or
IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS
Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certificate. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and
W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term
"intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

   RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Holders may qualify as

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"portfolio interest," subject to the conditions described in "--Regular
Certificates" above, but only if (i) the Mortgage Loans were issued after July
18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust
Estate (as to which a separate REMIC election will be made), to which the
Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate)
to the extent of that portion of REMIC taxable income that constitutes an
"excess inclusion." See "--Taxation of Residual Certificates-- Limitations on
Offset or Exemption of REMIC Income" above. If the amounts paid to Residual
Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the
non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have
Original Issue Discount. See "--Taxation of Residual Certificates--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."
Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

   BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions,
Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section
1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

   REPORTING REQUIREMENTS

     Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the
Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of
Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue
Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request this information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q,
Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of
Regular Certificates and filed annually

                                       110

with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of
REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
IS MADE

   GENERAL

     If no election is made to treat a Trust Estate (or a segregated pool of assets in the Trust Estate) with respect to a series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the
Certificates of a series, and where those Certificates are not designated as
Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the
Mortgage Loans, subject to the discussion below under "--Recharacterization of
Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on the Mortgage Loans, Original
Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all administrative and other expenses of the Trust
Estate, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of
Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees."

   TAX STATUS

     Each of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft
LLP and Hunton & Williams LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

          (i) A Certificate owned by a "domestic building and loan association"
     within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . .
     . residential real property" within the meaning of Code Section
     7701(a)(19)(C)(v), provided that the real property securing the Mortgage
     Loans represented by that Certificate is of the type described in that section of the Code.

          (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent the assets of the related Trust Estate consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property"
     to that extent within the meaning of Code Section 856(c)(3)(B).

                                       111

          (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent the assets of the related Trust Estate consist of "qualified mortgages"
     within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

   PREMIUM AND DISCOUNT

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

   PREMIUM

     The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

   ORIGINAL ISSUE DISCOUNT

     The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped
Certificates" below regarding Original Issue Discount on Stripped Certificates.

     Original Issue Discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Generally, no Prepayment Assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of
Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue
Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

   MARKET DISCOUNT

     Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the
Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount,"
except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the

                                       112

Mortgage Loans, unless the constant yield method is elected. Generally, no
Prepayment Assumption will be assumed for purposes of that accrual.

   RECHARACTERIZATION OF SERVICING FEES

     If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal
Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("EXCESS SERVICING") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Master
Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the
Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the
Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master
Servicer, or as including this portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   SALE OR EXCHANGE OF CERTIFICATES

     Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

                                       113

   STRIPPED CERTIFICATES

   GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion,
Certificates that are subject to those rules will be referred to as "STRIPPED
CERTIFICATES." The Certificates will be subject to those rules if (i) the
Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the
Mortgage Loans if it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see
"--Recharacterization of Servicing Fees" above), and (iii) a class of
Certificates issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the
Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of
Servicing Fees." Although not free from doubt, for purposes of reporting to
Stripped Certificateholders, the servicing fees will be allocated to the
Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a
Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue
Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. Although it is possible that computations with respect to
Stripped Certificates could be made in one of the ways described below under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations,"
the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped
Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular

                                       114

Certificates--Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

   STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage
Loans and interest on the Mortgage Loans qualify for that treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax
Status" above.

   TAXATION OF STRIPPED CERTIFICATES

     Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an Original Issue
Discount for Federal income tax purposes. Original Issue Discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986
Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped
Certificate to the Stripped Certificateholder, presumably under the Prepayment
Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of
Original Issue Discount will be either accelerated or decelerated and the amount of the Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities like as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped
Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular

                                       115

Certificates." If a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were Original Issue Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped
Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the
Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage
Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

   REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during that year, the information (prepared on the basis described above)
as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of Original Issue
Discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of
Original Issue Discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the Original Issue Discount information with the Internal Revenue Service.
If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

   REPORTABLE TRANSACTIONS

     Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable

                                       116

transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the
Certificates.

   TAXATION OF CERTAIN FOREIGN INVESTORS

     If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("FOREIGN PERSONS") generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued Original Issue
Discount recognized by the certificateholder on the sale or exchange of a
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain
Foreign Investors--Regular Certificates."

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates are being offered by this prospectus and the applicable prospectus supplement through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the Certificates.

     The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

     o    by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

     o    by placements by the Depositor with institutional investors through dealers;

     o    by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates;
          and

     o    by inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the
          Depositor or an affiliate of the Depositor may act as the depositor.
          In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

     If underwriters are used in a sale of any Certificates, these Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of

                                       117

commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the
Securities Act of 1933, as amended.

     The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If specified in the prospectus supplement relating to a series of
Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.
That purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the
Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the manner specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing
Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates will be an "underwriter"
within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer will be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of each series of
Certificates for the purchase of the Mortgage Assets serving as security for those Certificates.

                              FINANCIAL INFORMATION

     A new Trust will be formed by the Depositor for each series of
Certificates. As a result, no Trust will engage in any business activity or have any assets or obligations prior to the issuance of the related series of
Certificates. Accordingly, no financial statements for any Trust will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The legality of, and certain federal income tax matters related to, the
Certificates of a series will be passed upon for the Depositor by Orrick,
Herrington & Sutcliffe LLP, Washington, D.C., Cadwalader, Wickersham & Taft LLP,
New York, New York or Hunton &Williams LLP, Charlotte, North Carolina, as
specified in the related prospectus supplement.

                                       118

                                     RATING

     The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                          REPORTS TO CERTIFICATEHOLDERS

     The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "Description of Certificates--Reports to Certificateholders." Copies of
these statements will be filed within 15 days of each related Distribution Date with the Commission through its EDGAR system located at http://www.sec.gov under the name of the Trust as an exhibit to the Trust's monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function, for a series of
Certificates (generally the Trustee and the Servicer (any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under
"The Pooling and Servicing Agreement--Evidence as to Compliance." Copies of
these statements and reports will be filed with the SEC under the name of the
Trust as an exhibit to the Trust's annual statement on Form 10-K for each series of Certificates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission (the "COMMISSION") allows the
Depositor to "incorporate by reference" information it files with the
Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future annual, monthly and current Commission reports filed by or on behalf of the issuing Entity until the Depositor terminates the offering of the related
Certificates.

     At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More
Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     The Depositor has filed a registration statement relating to the
Certificates with the Commission. This prospectus is part of the registration statement, but the registration statement contains additional information.

     Copies of the registration statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports, on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "PERIODIC REPORTS"), may be read and copied at the
Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C.
20549. Information concerning the operation of the Commission's Public Reference
Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet Web site at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor,
0000934377. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. The Depositor has filed the registration statement, including all exhibits,

                                       119

through the EDGAR system and therefore those materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.
Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Funding Corporation, 214 North Tryon Street,
Charlotte, North Carolina 28255, Attention: Secretary, telephone number (704)
386-2400.

     Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee's website on the same day they are filed through the EDGAR system as described in the related prospectus supplement.

     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific
Internet address where the information is posted.

                                       120

                                 INDEX OF TERMS

                                                                            PAGE
                                                                            ----
1986 Act ................................................................     94
Accretion Directed Certificates .........................................     37
Accrual Certificates ....................................................     39
Advances ................................................................     63
Assessment of Compliance ................................................     68
Asset Conservation Act ..................................................     83
Attestation Report ......................................................     69
Auction Administrator ...................................................     41
Auction Certificates ....................................................     41
Auction Distribution Date ...............................................     41
Balloon Loans ...........................................................     20
Balloon Period ..........................................................     20
Bank of America .........................................................     52
Bankruptcy Code .........................................................     77
Beneficial Owners .......................................................     29
Benefit Plans ...........................................................     85
Book-Entry Certificates .................................................     29
Buy Down Fund ...........................................................     20
Buy Down Loans ..........................................................     20
Cash Flow Agreement .....................................................     48
CERCLA ..................................................................     82
CERCLA Secured-Creditor Exemption .......................................     83
Certificates ............................................................     27
Code ....................................................................     92
Commission ..............................................................    119
Companion Certificates ..................................................     37
Component Certificates ..................................................     37
Cooperatives ............................................................     21
Cut-Off Date ............................................................     57
Deferred Interest .......................................................     18
Definitive Certificates .................................................     28
Depositor ...............................................................     53
Disqualified Organization ...............................................    104
Distribution Account ....................................................     27
Distribution Date .......................................................     35
DOL .....................................................................     85
DOL Regulations .........................................................     86
Due-on-Sale .............................................................     80
Electing Large Partnership ..............................................    104
Eligible Custodial Account ..............................................     60
Eligible Investments ....................................................     60
ERISA ...................................................................     85
ERISA Plans .............................................................     85
Escrow Account ..........................................................     64
Euroclear Operator ......................................................     31
European Depositaries ...................................................     29
Exempt Plans ............................................................     85
Fannie Mae Certificates .................................................     25
FHA .....................................................................     23
FHA Loans ...............................................................     23
Financial Intermediary ..................................................     29
Fitch ...................................................................     87
Fixed Retained Yield ....................................................     67
Fixed-Rate Certificates .................................................     39
Floating-Rate Certificates ..............................................     39
Foreign Persons .........................................................    117
Freddie Mac Act .........................................................     24
Freddie Mac Certificates ................................................     24
Garn Act ................................................................     80
Ginnie Mae Certificates .................................................     23
Ginnie Mae I Certificates ...............................................     23
Ginnie Mae II Certificates ..............................................     23
Graduated Pay Mortgage Loans ............................................     19
Gross Margin ............................................................     18
Growing Equity Mortgage Loans ...........................................     19
HOPA ....................................................................     81
Housing Act .............................................................     23
HUD .....................................................................     22
Indirect Participants ...................................................     29
Interest Only Mortgage Loans ............................................     19
Interest-Only Certificates ..............................................     40
Inverse Floating-Rate Certificates ......................................     40
IO Certificates .........................................................     40
IRA .....................................................................     85
Liquidation Proceeds ....................................................     61
Lockout Certificates ....................................................     37
Mark-to-Market Regulations ..............................................    107
Master Servicer .........................................................     55
Master Servicer Custodial Account .......................................     60
MERS ....................................................................     58
Moody's .................................................................     87
Mortgage Assets .........................................................     17
Mortgage Certificates ...................................................     17
Mortgage Loans ..........................................................     17
NCUA ....................................................................     91
Non-ERISA Plans .........................................................     85
Non-Pro Rata Certificate ................................................     95
Nonrecoverable Advance ..................................................     63
Non-SMMEA Certificates ..................................................     90
Non-U.S. Holder .........................................................     34
Notional Amount Certificates ............................................     37
OCC .....................................................................     52
OID Regulations .........................................................     95
Option ARM Mortgage Loans ...............................................     18
Original Issue Discount .................................................     95
PAC Certificates ........................................................     38
PAC I ...................................................................     38
PAC II ..................................................................     38
Par Price ...............................................................     41
Participants ............................................................     29
Pass-Through Certificates ...............................................     37
Pass-through Entity .....................................................    104
Paying Agent ............................................................     63
PC Agreement ............................................................     26
PC Servicer .............................................................     26
PC Sponsor ..............................................................     26

                                       121

PC Trustee ..............................................................     26
Periodic Advance ........................................................     63
Periodic Reports ........................................................    119
Planned Amortization Certificates .......................................     38
PO Certificates .........................................................     40
Prepayment Assumption ...................................................     96
Principal-Only Certificates .............................................     40
Private Certificates ....................................................     25
PTCE ....................................................................     85
Qualified Intermediary ..................................................     34
Ratio Strip Certificates ................................................     38
RCRA ....................................................................     83
RCRA Secured-Creditor Exemption .........................................     83
Regular Certificateholder ...............................................     94
Regular Certificates ....................................................     92
Relevant Depositary .....................................................     29
Relief Act ..............................................................     81
REMIC ...................................................................     92
REMIC Certificates ......................................................     92
REMIC Pool ..............................................................     92
REO Property ............................................................     63
Residual Certificates ...................................................     92
Residual Holders ........................................................    101
Restricted Group ........................................................     88
Rules ...................................................................     29
S&P .....................................................................     87
Scheduled Amortization Certificates .....................................     38
Senior Certificates .....................................................     38
Sequential Pay Certificates .............................................     39
Servicer ................................................................     55
Servicer Custodial Account ..............................................     60
Servicing Advances ......................................................     63
SMMEA ...................................................................     90
Sponsor .................................................................     52
Standard Hazard Insurance Policy ........................................     66
Startup Day .............................................................     93
Step Coupon Certificates ................................................     40
Stripped Certificateholder ..............................................    115
Stripped Certificates ...................................................    114
Subordinate Certificates ................................................     39
Subsidy Account .........................................................     19
Subsidy Loans ...........................................................     19
Subsidy Payments ........................................................     19
Super Senior Certificates ...............................................     39
Super Senior Support Certificates .......................................     39
Support Certificates ....................................................     37
TAC Certificates ........................................................     39
Targeted Amortization Certificates ......................................     39
Texas Home Equity Laws ..................................................     79
Tiered Payment Mortgage Loans ...........................................     19
Title V .................................................................     81
Trust Estate ............................................................     17
Trustee .................................................................     17
U.S. Person .............................................................    106
U.S. Withholding Agent ..................................................     34
UCC .....................................................................     76
Underlying Loans ........................................................     25
Underlying Servicing Agreement ..........................................     55
Underwriter's Exemption .................................................     86
VA ......................................................................     23
Variable Rate Certificates ..............................................     40
Window Period ...........................................................     80
Window Period Loans .....................................................     80
Window Period States ....................................................     80

                                      122

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                             [BANK OF AMERICA LOGO]

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                     BANK OF AMERICA, NATIONAL ASSOCIATION
                                    SPONSOR

                      BANC OF AMERICA FUNDING 2006-1 TRUST
                                 ISSUING ENTITY

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                                  $479,549,013
                                 (APPROXIMATE)

                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2006-1

                         -----------------------------

                             PROSPECTUS SUPPLEMENT

                         -----------------------------

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and
Exchange Commission. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                         BANC OF AMERICA SECURITIES LLC
                                JANUARY 30, 2006